EXHIBIT 10.4
AGREEMENT REGARDING PURCHASE OF PARTNERSHIP INTERESTS
BY AND BETWEEN
CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., as seller
AND
HOMBURG HOLDINGS (U.S.) INC., as purchaser
Dated as of March 26, 2007
Premises:

Pennsboro Commons	Spring Meadow
Enola, PA	Wyomissing, PA

Fieldstone Marketplace	Ayr Town Center
New Bedford, MA	McConnellsburg, PA

Stone Hedge Square	Aston Center
Carlisle, PA	Aston, PA

Meadows Marketplace	Scott Town Center
Hershey, PA	Bloomsburg, PA

Parkway Plaza
Mechanicsburg, PA

i

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EXHIBITS

A-1 – A-9:	Land
B:	Form of Amended and Restated Limited Partnership Agreement
C-1 – C-2:	Pre-Homburg Property Owner Agreements
D:	Form of Management Agreement
E:	Allotted Consideration
F:	Form of Escrow Agreement
G:	Form of Assignment and Assumption Agreement
H:	Form of Title Affidavit
I:	Deposit Allocation
SCHEDULES
1: Property Owners
2: Service Contracts
3: Leases
4: Tenant Improvements
5: Litigation
6: Current Loan Documents
7: Base Rental Income
8: Material Tenant Defaults

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AGREEMENT REGARDING PURCHASE OF PARTNERSHIP INTERESTS
     AGREEMENT REGARDING PURCHASE OF PARTNERSHIP INTERESTS (this “Agreement”), made as of the 26th day of March, 2007, by and between CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership (“Cedar”) and HOMBURG HOLDINGS (U.S.) INC., a Colorado corporation (“Homburg”).
W I T N E S S E T H :
     WHEREAS, each Existing Cedar Property Owner (as hereinafter defined) owns a one hundred percent (100%) fee simple interest in the applicable Existing Cedar Property (as hereinafter defined), as more particularly set forth on Schedule 1 attached hereto;
     WHEREAS, Cedar directly or indirectly owns and controls each of the Existing Cedar Property Owners;
     WHEREAS, pursuant to the applicable Purchase Contracts (as hereinafter defined), Cedar is under contract to purchase the Contract Properties in accordance with the respective terms and conditions set forth therein;
     WHEREAS, subject to the terms of Section 2(a) of this Agreement, prior to the applicable Closing Date (as hereinafter defined), at the request of Homburg, Cedar has agreed to (a) cause the Conversion of each of the Existing Cedar Property Owners and (b) form the Contract Property Owners (as hereinafter defined) as limited partnerships for purposes of taking title to the applicable Contract Properties in accordance with the terms of the applicable Purchase Contracts (each, a “Formation” and collectively, the “Formations”). Each Existing Cedar Property Owner (after the applicable Conversion) and each Contract Property Owner (once formed) shall be comprised of (x) Cedar, or its wholly-owned subsidiary limited liability company, as determined by Cedar, having a ninety-nine percent (99%) limited partnership interest and (y) a Cedar GP (as hereinafter defined) having a one percent (1%) general partnership interest;
     WHEREAS, in exchange for the Consideration (as hereinafter defined) and subject to the terms and conditions hereinafter set forth, on the applicable Closing Date, Cedar has agreed to transfer eighty percent (80%) of the aggregate limited partnership interests in each Property Owner (the “Interests”) to Homburg in accordance with the terms of this Agreement, and in each such case, the respective Percentage Interests (as hereinafter defined) of Cedar shall be adjusted as provided herein;
     WHEREAS, subject to the terms and conditions hereinafter set forth, Homburg has agreed to pay the Allotted Consideration (as hereinafter defined) in exchange for the Interests on the applicable Closing Date, and thereby receive its respective Percentage Interest in each of the Property Owners; and
     WHEREAS, from and after the applicable Closing, Homburg may elect pursuant to the terms and provisions of the applicable Amended and Restated Partnership Agreement to assign up to seventy five percent (75%) of the Interests (i.e. sixty percent (60%) of the aggregate partnership interests) in each Property Owner to a Delaware limited partnership (“HP”)

comprised of one or more Non-U.S. Persons as limited partners and HPBV (as hereinafter defined) or an affiliate thereof, as general partner, as more particularly set forth in the applicable Amended and Restated Partnership Agreement (the “Syndication”).
     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cedar and Homburg hereby agree as follows:
     1. Certain Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
          Additional Title Objections: As defined in Section 23(b).
          Agreement: As defined in the Preamble.
          Allotted Consideration: As defined in Section 2(c).
          Allotted Deposit: As defined in Section 3.
          Amended and Restated Partnership Agreement(s): Collectively or singularly, as applicable, the Amended and Restated Limited Partnership Agreement of each of the Property Owners, to be entered into by and among the applicable Cedar Partners and Homburg, in substantially the form attached hereto as Exhibit B.
          Assignment and Assumption Agreement: As defined in Section 15(a).
          Assumption Consents: As defined in Section 10(c).
          Aston Center Loan: As defined in Section 11(a).
          Aston Center Loan Documents: As defined in Section 11(a).
          Ayr Town Center Loan: As defined in Section 11(a).
          Ayr Town Center Loan Documents: As defined in Section 11(a).
          Base Rental Income: As defined in Section 2(d).
          Board Consent: As defined in Section 40.
          Buildings: With respect to each parcel of Land, all buildings, structures (surface and subsurface), installations and other improvements located thereon.
          Business Day: Any day, other than a Saturday or Sunday, on which commercial banks in the State of New York are not required or authorized to be closed for business.
          Cedar: As defined in the Preamble.

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          Cedar Deliveries: As defined in Section 15(a).
          Cedar GP(s): Affiliate(s) of Cedar designated by Cedar to serve as the general partner of each Property Owner following the Conversions and Formations, as applicable.
          Cedar Partners: With respect to each Property Owner, (x) the applicable Cedar GP and (y) Cedar, or its wholly-owned subsidiary limited liability company, as determined by Cedar.
          Cedar Related Parties: Cedar and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Cedar’s behalf or otherwise related to or affiliated with Cedar.
          Closing: The closing of a Transaction contemplated hereby.
          Closing Date: As defined in Section 4.
          Closing Date Rental Income: As defined in Section 2(d).
          Closing Date Representations: As defined in Section 15(a).
          Commission: The United States Securities and Exchange Commission.
          Consent Deadline: As defined in Section 40.
          Consideration: As defined in Section 2(c).
          Contract Properties: Collectively or individually, as applicable, the following Properties: (i) Spring Meadow Shopping Center, located in Wyomissing, Pennsylvania; (ii) Ayr Town Center, located in McConnellsburg, Pennsylvania; (iii) Aston Center, located in Aston, Pennsylvania; (iv) Scott Town Center, located in Bloomsburg, Pennsylvania; and (v) Parkway Plaza, located in Mechanicsburg, Pennsylvania.
          Contract Property Owners: Individually and collectively, as applicable, the to-be-formed entities identified in Schedule 1 attached hereto, each as owner of the Contract Property indicated opposite its name following the applicable Purchase Contract Closing; provided, however, that the names of such entities may be modified, in the discretion of Cedar, prior to such Purchase Contract Closing with notice thereof to Homburg. Notwithstanding the foregoing, in the event that, pursuant to any amendment of the Purchase Contracts, Cedar shall purchase all of the direct or indirect interests in one or more of the sellers under the Purchase Contracts rather than purchase the fee interests in the applicable Contract Property(ies), then the term “Contract Property Owners” (or “Property Owner” as and to the extent the context in which such term is used describes one or more Contract Property Owners) as used throughout this Agreement, including, but not limited to, Section 11(a) and Section 17 hereof, shall be deemed to mean the applicable seller under the Purchase Contract from and after the date that Cedar shall have acquired the beneficial interests therein at the applicable Purchase Contract Closing.

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          Contract Transactions: Individually or collectively, as applicable, the Closing of the transfer of the Interests related to one or more of the Contract Properties to Homburg in accordance with the terms of this Agreement.
          Conversion: The conversion of an entity to a limited partnership.
          CSCI: Cedar Shopping Centers, Inc., a Maryland corporation, and any successors thereto.
          Current Lenders: Collectively, the mortgage lenders under each of the Current Loans.
          Current Loan Documents: Collectively, the Pennsboro Loan Documents, the Fieldstone Marketplace Loan Documents, the Meadows Marketplace Loan Documents, the Aston Center Loan Documents, the Ayr Town Center Loan Documents, the Scott Town Center Loan Documents and the Spring Meadow Loan Documents.
          Current Loans: Collectively, the Pennsboro Loan, the Fieldstone Marketplace Loan, the Meadows Marketplace Loan, the Aston Center Loan, the Ayr Town Center Loan, the Scott Town Center Loan and the Spring Meadow Loan.
          Default Notice: As defined in Section 22(c).
          Defaulting Party: As defined in Section 22(c).
          Defeasance Notice: As defined in Section 10(d).
          Defeased Current Loan: As defined in Section 10(d).
          Deposit: As defined in Section 3.
          Due Diligence Period: As defined in Section 6.
          Equity Sale: As defined in Section 14(b).
          Equity Sale Amendment: As defined in Section 14(b).
          Executive Order 13224: Executive Order 13224–Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, issued by OFAC.
          Existing Cedar Properties: Collectively or individually, as applicable, the following Properties: (i) Pennsboro Commons, located in Enola, Pennsylvania, (ii) Fieldstone Marketplace, located in New Bedford, Massachusetts, (iii) Stone Hedge Square, located in Carlisle, Pennsylvania and (iv) Meadows Marketplace, located in Hershey, Pennsylvania.

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          Existing Cedar Property Owner(s): Individually and collectively, as applicable, the entities identified in Schedule 1 attached hereto, each as owner of the Existing Cedar Property indicated opposite its name.
          Existing Cedar Property Transactions: Individually or collectively, as applicable, the Closing of the transfer of the Interests related to one or more of the Existing Cedar Properties to Homburg in accordance with the terms of this Agreement.
          Extension Period: As defined in Section 10(b).
          Fieldstone Marketplace Loan: As defined in Section 11(a).
          Fieldstone Marketplace Loan Documents: As defined in Section 11(a).
          First Scheduled Closing Date: As defined in Section 4.
          Formation or Formations: As defined in the Recitals.
          Governmental Authority: Any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial, local or any quasi-governmental entity.
          HP: As defined in the Recitals.
          HPBV: Homburg Participaties B.V., a Netherlands limited liability company.
          Homburg: As defined in the Preamble.
          Homburg Deliveries: As defined in Section 15(b).
          Homburg Related Party: As defined in Section 15(a).
          Homburg Representatives: The directors, officers, employees, affiliates, partners, members, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors of Homburg.
          Information: As defined in Section 8(e).
          Interests: As defined in the Recitals.
          Investigations: As defined in Section 6.
          Land: As applicable, that certain parcel of land located in (i) Enola, Pennsylvania, (ii) New Bedford, Massachusetts, (iii) Carlisle, Pennsylvania, (iv) Hershey, Pennsylvania, (v) Wyomissing, Pennsylvania, (vi) McConnellsburg, Pennsylvania, (vii) Aston, Pennsylvania, (viii) Bloomsburg, Pennsylvania and (ix) Mechanicsburg, Pennsylvania, all as more particularly described in Exhibits A-1 through A-9 hereof, respectively.

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          Leases: With respect to each Property, (i) the leases described on Schedule 3 attached hereto and made a part hereof (collectively, the “Lease Exhibit”) with respect to such Property, (ii) the leases entered into by any Property Owner in accordance with Section 14(a) hereof and (iii) prior to any Purchase Contract Closing, the leases entered into by the seller under the applicable Purchase Contract and, as and to the extent provided for in Section 14(a) hereof, approved by Homburg in accordance with such Section 14(a).
          Loan Approval Deadline: As defined in Section 10(b).
          Loan Approvals: As defined in Section 10(a).
          Loan Estoppel Statement: As defined in Section 10(a).
          Management Agreements: With respect to each Property, the Property Management Agreement to be entered into at the applicable Closing between the applicable Property Owner and Manager for the management and leasing of such Property, the form of which is attached hereto as Exhibit D.
          Manager: Cedar or an affiliate of Cedar, as determined by Cedar (provided such affiliate is directly or indirectly wholly-owned by Cedar or CSCI and generally manages the other properties directly or indirectly owned by Cedar).
          Mandatory Cure Item: As defined in Section 23(c).
          Marketing Fee: As defined in Section 42.
          Meadows Marketplace Loan: As defined in Section 11(a).
          Meadows Marketplace Loan Documents: As defined in Section 11(a).
          Net Consideration: As defined in Section 2(c).
          New Parkway Plaza Application: As defined in Section 14(d).
          New Parkway Plaza Loan: As defined in Section 14(d).
          New Parkway Plaza Loan Documents: As defined in Section 14(d).
          New Stone Hedge Application: As defined in Section 14(e).
          New Stone Hedge Loan: As defined in Section 14(e).
          New Stone Hedge Loan Documents: As defined in Section 14(e).
          Non-Defaulting Party: As defined in Section 22(c).
          Non-U.S. Person: A Person that is not a “U.S. Person” as defined in Regulation S of the Securities Act of 1933, as amended.

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          OFAC: The Office of Foreign Assets Control of the United States Department of the Treasury.
          OFAC Lists: As defined in Section 12(a).
          Outside Closing Date: As defined in Section 4.
          Parkway Plaza Property: The Property known as Parkway Plaza, located in Mechanicsburg, Pennsylvania.
          Pennsboro Loan: As defined in Section 11(a).
          Pennsboro Loan Documents: As defined in Section 11(a).
          Percentage Interest: The respective partnership interest of the Cedar Partners and Homburg in the Property Owners from and after the applicable Closing Date as follows: (x) the percentage interest of each Cedar GP shall be one percent (1%) and the percentage interest of Cedar (or its wholly-owned subsidiary limited liability company, as determined by Cedar) shall be nineteen percent (19%) and (y) the percentage interest of Homburg shall be eighty percent (80%).
          Permitted Exceptions: With respect to each Property (unless otherwise provided herein): (i) any state of facts that an accurate survey may show; (ii) as applicable, subject to the rights of Homburg pursuant to Section 10 hereof, any Current Loan Documents and, subject to any approval rights of Homburg pursuant to Section 14 hereof, the New Parkway Plaza Loan Documents and the New Stone Hedge Loan Documents; (iii) with respect to the Existing Cedar Properties, those matters specifically set forth on Schedule B of the current Title Policy of the applicable Existing Cedar Property Owner other than any Mandatory Cure Items (it being agreed, however, that the classification of any mortgage, deed of trust, assignment of leases and rents, financing statement, or other loan document set forth on Schedule B of a current Title Policy as a Permitted Exception shall be governed by clause (ii) above); (iii) all laws, ordinances, rules and regulations of the United States, the Commonwealth in which the Property is located, or any Governmental Authority, as the same may now exist or may be hereafter modified, supplemented or promulgated; (iv) all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement; (v) any other matter or thing affecting title to such Property that Homburg shall have agreed or be deemed to have agreed to waive as a Title Objection or Additional Title Objection; (vi) all violations of laws, ordinances, orders, requirements or regulations of any Governmental Authority and existing on the applicable Closing Date, whether or not noted in the records of or issued by any Governmental Authority; (vi) all utility easements and (vii) all other matters of record which do prohibit or materially and adversely interfere with the present use or operation of the applicable Property, or materially and adversely affect the value of the applicable Property.
          Person: An individual, partnership, joint venture, corporation, trust or other entity.

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          Personal Property: With respect to each Property, all right, title and interest of the applicable Property Owner, if any, in and to the fixtures, equipment and other personal property owned by such Property Owner and attached or appurtenant to the applicable Property.
          Pre-Homburg Property Owner Agreements: Prior to the respective Conversions, the limited liability company agreement of each Existing Cedar Property Owner identified on Exhibit C-1 attached hereto and following the respective Conversions and Formations but prior to the applicable Closing Date, the limited partnership agreement of each Property Owner in substantially the form attached hereto as Exhibit C-2; provided, however, that if a Purchase Contract Closing shall close simultaneous with a Contract Closing hereunder, then no Pre-Homburg Property Owner Agreement will have been executed in connection therewith (it being the intention of the parties that the applicable Amended and Restated Partnership Agreement will be modified to reflect the same as the initial partnership agreement of the applicable Property Owner).
          Property or Properties: Individually or collectively, as applicable, those certain real properties commonly known as (i) Pennsboro Commons, located in Enola, Pennsylvania, (ii) Fieldstone Marketplace, located in New Bedford, Massachusetts, (iii) Stone Hedge Square, located in Carlisle, Pennsylvania, (iv) Meadows Marketplace, located in Hershey, Pennsylvania, (v) Spring Meadow, located in Wyomissing, Pennsylvania, (vi) Ayr Town Center, located in McConnellsburg, Pennsylvania, (vii) Aston Center, located in Aston, Pennsylvania, (viii) Scott Town Center, located in Bloomsburg, Pennsylvania, and (ix) Parkway Plaza, located in Mechanicsburg, Pennsylvania, as more particularly described in Exhibits A-1 through A-9 attached hereto, respectively, together with all of the Buildings located or to be developed thereon, and also together with all rights related thereto, including, without limitation, the Land, the Personal Property and all easements for ingress, egress, parking, utility service and other appurtenances thereto.
          Property Owner or Property Owners: Individually or collectively, as applicable, the Existing Cedar Property Owners and, after the applicable Purchase Contract Closings, the Contract Property Owners.
          Purchase Contract or Purchase Contracts: Individually or collectively, as applicable, that certain (i) Agreement for the Sale of Real Estate, dated as of December 11, 2006, made by and between Cedar, as buyer, and Wyomissing Center, LLC, as seller, with respect to the Property known as Spring Meadow, located in Wyomissing, Pennsylvania, (ii) Agreement for the Sale of Real Estate, dated as of December 11, 2006, made by and between Cedar, as buyer, and McConnellsburg Center, LLC, as seller, with respect to the Property known as Ayr Town Center, located in McConnellsburg, Pennsylvania, (iii) Agreement for the Sale of Real Estate, dated as of December 11, 2006, made by and between Cedar, as buyer, and Aston Center, LLC, as seller, with respect to the Property known as Aston Center, located in Aston, Pennsylvania, (iv) Agreement for the Sale of Real Estate, dated as of December 11, 2006, made by and between Cedar, as buyer, and Bloomsburg Center, LLC, as seller, with respect to the Property known as Scott Town Center, located in Bloomsburg, Pennsylvania, as amended by letter amendment dated January 8, 2007 and (v) Agreement for the Sale of Real Estate, dated as of December 11, 2006, made by and between Cedar, as buyer, and Caldwell Development, Inc.,

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as seller, with respect to the Property known as Parkway Plaza, located in Mechanicsburg, Pennsylvania, as amended by letter amendment dated January 8, 2007.
          Purchase Contract Closing: As defined in Section 6.
          Remaining Scheduled Closing Date(s): As defined in Section 4.
          Rental Income: With respect to each Property, the rental income generated pursuant to the applicable Leases.
          Rental Income Shortfall Amount: As defined in Section 2(d).
          Scheduled Closing Date(s): As defined in Section 4.
          Scott Town Center Loan: As defined in Section 11(a).
          Scott Town Center Loan Documents: As defined in Section 11(a).
          Securities Act. The Securities Act of 1933, as amended.
          Settlement Statement: As defined in Section 15(a).
          Service Contracts: With respect to each Property, (i) the contracts described on Schedule 2 attached hereto and made a part hereof, (ii) Terminable Service Contracts, (iii) contracts entered into by any Property Owner in accordance with Section 14 hereof and (iv) prior to any Purchase Contract Closing, contracts entered into by the seller under the applicable Purchase Contract.
          Spring Meadow Loan: As defined in Section 11(a).
          Spring Meadow Loan Documents: As defined in Section 11(a).
          Stone Hedge Line of Credit: The revolving line of credit from Bank of America encumbering, inter alia, the Stone Hedge Property as of the date hereof.
          Stone Hedge Property: The Existing Cedar Property known as Stone Hedge Square, located in Carlisle, Pennsylvania.
          Subject Interests: As defined in Section 10(b).
          Subject Lease: As defined in Section 2(d).
          Subject Property: As defined in Section 10(b).
          Subject Transaction(s): As defined in Section 10(b).
          Syndication: As defined in the Recitals.

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          Tenant Estoppels: As defined in Section 14(f).
          Tenant Improvements: As defined in Section 17(f).
          Terminable Service Contracts: With respect to any Property, contracts entered into in the ordinary course of business which are cancelable on sixty (60) days notice or less without premium or penalty.
          Termination Notice: As defined in Section 9.
          Title Company: LandAmerica Financial Group, Inc., Two Grand Central Tower 140 East 45th Street, 22nd Floor, New York, NY 10017, Attention: Robert Fitzgerald.
          Title Objections: As defined in Section 23(a).
          Title Reports: As defined in Section 23(a).
          Title Objection Letter: As defined in Section 23(a).
          Title Objection Response: As defined in Section 23(a).
          Transaction(s): Individually and collectively, as applicable, the Existing Cedar Property Transactions and the Contract Transactions.
          Transfer Taxes: As defined in Section 5(a).
          Unpermitted Exception: As defined in Section 23(a).
          Update Certificate: As defined in Section 15(a).
     2. Conversions and Formations; Consideration; Rental Income Shortfall Amount.
          (a) Prior to the Closing of a Transaction, Cedar shall cause the Conversion or Formation, as the case may be, of the applicable Property Owner to occur. Notwithstanding the foregoing, in the event that Cedar shall purchase all of the direct or indirect interests in one or more of the sellers under the Purchase Contracts pursuant to an Equity Sale Amendment (i.e. instead of purchasing the fee interests in the applicable Contract Property(ies)), then in lieu of causing the Formation of the applicable Property Owner, Cedar shall, contemporaneously with or subsequent to the applicable Purchase Contract Closing but prior to the Closing of the applicable Contract Transaction, cause the Conversion of the seller entity so acquired by Cedar.
          (b) On the Closing Date applicable to each Transaction, Cedar shall cause, as applicable, the subject Interests to be transferred to Homburg. From and after the applicable Closing Date, no Cedar Entity shall have any continuing obligations with respect to the subject Interests or Properties as transferor or seller thereof other than as expressly provided in this Agreement.

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          (c) The aggregate consideration payable by Homburg to Cedar on the Closing Dates for the Interests shall be $135,560,000 (the “Consideration”) as allocated to each Property as set forth in the applicable pro forma price schedule attached hereto as Exhibit E (the “Allotted Consideration”). The Allotted Consideration shall be (i) reduced for each Transaction by eighty percent (80%) of the outstanding principal amount as of the Closing Date of the Current Loan applicable thereto (or, if applicable, the New Parkway Plaza Loan or the New Stone Hedge Loan) and (ii) adjusted pursuant to the express terms of this Agreement (the Allotted Consideration, as so reduced and adjusted, the “Net Consideration”). Each of Cedar and Homburg (and their respective direct and indirect partners, members, owners, beneficiaries, investors, and shareholders) agree to allocate the Consideration as determined for U.S. federal income tax purposes (which shall include all capitalizable costs incurred in connection with the transactions hereunder) among the Properties for all purposes (including, without limitation, accounting, financial reporting and federal and applicable state and local income tax purposes) on the basis of Section 1060 of the Internal Revenue Code, as amended, and in a manner consistent with Exhibit E, as such allocation may be amended from time to time pursuant to the next sentence. The allocation of the Consideration shall be amended to reflect any adjustment to the Consideration. The Net Consideration shall be payable as follows:
               (i) Homburg shall pay the applicable Net Consideration to Cedar, and in consideration therefor, Homburg shall be admitted as a limited partner of the applicable Property Owners; and
               (ii) Homburg shall pay the Net Consideration to Cedar by wire transfer of immediately available federal funds to an account or accounts designated by Cedar.
          (d) As of the applicable Closing Date, in the event that a tenant at any Existing Cedar Property shall have terminated or otherwise be in default of making required rental payments under its lease (such lease being, a “Subject Lease”) and as a result, the annualized Rental Income of such Existing Cedar Property as of the applicable Closing Date (the “Closing Date Rental Income”) shall be less than the annualized Rental Income for such Existing Cedar Property (such difference being the “Rental Income Shortfall Amount”) as reflected on Schedule 7 attached hereto (the “Base Rental Income”), then Cedar shall pay to the applicable Property Owner (as constituted from and after the Closing Date), as and when the same would otherwise be required to be paid in accordance with the terms of the applicable Subject Lease, the rent attributable to the Rental Income Shortfall Amount (to the extent such rent is not otherwise received by the Property Owner). For purposes herein, the Closing Date Rental Income shall be determined by Cedar using the same methodology as used to determine the Base Rental Income and identified in Schedule 7. Notwithstanding the foregoing, the Rental Income Shortfall Amount shall be automatically adjusted downward as follows: (i) upon the date that any terminated Subject Lease was to have expired by its terms, the Rental Income Shortfall Amount shall be permanently reduced by an amount equal to the amount attributed to the Subject Lease in calculating the Rental Income Shortfall Amount pursuant to this Section 2(d) (it being the intent that from and after such date, Cedar’s obligation under this Section 2(d) with respect to the Subject Lease shall terminate), (ii) upon such date as (x) one or more replacement tenants shall have commenced the payment of rent pursuant to one or more replacement leases of the premises (or any part thereof) at the Existing Cedar Property that was

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originally leased pursuant to a terminated Subject Lease (provided such replacement lease(s) has a term substantially equal or greater to the term of the Subject Lease) or (y) one or more tenants shall have commenced the payment of rent pursuant to one or more new leases of space (or any part thereof) at the Existing Cedar Property that is noted as vacant on Schedule 7 attached hereto (provided that such new lease shall have an initial term of at least two (2) years), the Rental Income Shortfall Amount shall be permanently reduced by an amount equal to the aggregate rent being paid by such replacement or other tenant pursuant to such replacement lease(s) or new lease(s), as the case may be, for the first year of such replacement lease(s) or new lease(s), as applicable (provided that the rent for the first year of such replacement lease(s) or new lease(s) does not exceed the rent for any subsequent year of such lease(s) and provided further, that the amount by which the Rental Income Shortfall Amount shall be reduced shall be grossed up to reflect any “free rent” granted to the applicable tenant pursuant to its lease during the subject time period), and (iii) upon such date as any defaulting tenant under a Subject Lease shall recommence the payment of rent under such Subject Lease, the Rental Income Shortfall Amount shall be permanently reduced by an amount equal to the amount attributed to such Subject Lease in calculating the Rental Income Shortfall Amount pursuant to this Section 2(d) (it being the intent that from and after such date, Cedar’s obligation under this Section 2(d) with respect to the Subject Lease shall terminate). For avoidance of doubt, the parties hereby acknowledge that the Rental Income Shortfall Amount, whether or not previously reduced pursuant to the terms of this Section 2(d), shall never be adjusted upwards (only downwards) even if, for example, but without limitation, the Rental Income of the applicable Existing Cedar Property shall be reduced to a level below the Closing Date Rental Income for any reason.
     The provisions of this Section 2 shall survive the Closings.
     3. Deposit. Within two (2) Business Days after the date this Agreement is executed and delivered by Cedar and Homburg, Homburg shall deposit with the Title Company, as escrowee, by wire transfer of immediately available federal funds to an account designated by the Title Company, the sum of Five Hundred Thousand Dollars ($500,000) (together with all interest thereon, the “Deposit”), as allocated to each Property as set forth in Exhibit I attached hereto (the “Allotted Deposit”). The Deposit shall be held by the Title Company pursuant to the escrow agreement attached hereto as Exhibit F. If Homburg shall fail to deposit the Deposit with the Title Company within two (2) Business Days after the date this Agreement shall be executed and delivered by Cedar and Homburg, at Cedar’s election exercised by delivery of written notice to Homburg following such two (2) Business Day period but prior to receipt of the Deposit, this Agreement shall be null, void ab initio and of no force or effect. At the Closing of each Transaction, the applicable Allotted Deposit shall be applied in partial payment of the applicable Allotted Consideration required to be made by Homburg at such Closing.
     4. Closing. The closing (each a “Closing”) of the Transactions shall occur in stages. The first Closing shall include at least four (4) Transactions and shall occur at 10:00 a.m. (Eastern time) on the date that is fifteen (15) days after the satisfaction (or waiver) of the last of all conditions precedent for at least four (4) Transactions (the “First Scheduled Closing Date”). Each of the remaining Transactions with respect to which all conditions precedent thereto have been satisfied or waived by the party entitled to do so, shall occur on the date that is fifteen (15) days after the satisfaction (or waiver) of the last of all such conditions precedent for the

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applicable Transaction (each, a “Remaining Scheduled Closing Date”; together with the First Scheduled Closing Date, the “Scheduled Closing Date(s)”); provided, however, that Homburg shall have the right to adjourn a particular Scheduled Closing Date not more than two (2) times to a Business Day that is not later than June 29, 2007 by delivery of written notice to Cedar on or prior to the original Scheduled Closing Date of the adjourned Scheduled Closing Date. Without limitation to the foregoing, the parties agree to use commercially reasonable efforts to close as many of the Transactions on the same date as practicable. Notwithstanding the foregoing but subject to the right of Cedar to adjourn the Closing of one or more Transactions pursuant to Section 10(b) or Section 23 hereof, in the event that all of the conditions precedent with respect to any Transaction shall not have been satisfied or waived by the party entitled to do so by September 28, 2007 (the “Outside Closing Date”), then this Agreement shall automatically terminate on such Outside Closing Date as to such Transaction and the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration, whereupon the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to such Transaction (except for any obligation expressly provided to survive a termination of this Agreement). The Closings shall occur at the offices of the Title Company through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Cedar and Homburg (the date on which any Closing shall occur being herein referred to as a “Closing Date”). Each Closing shall constitute approval by each of Cedar and Homburg of all matters to which such party has a right of approval and a waiver of all conditions precedent related to the applicable Transaction. For the avoidance of doubt, nothing contained in this Section 4 shall be construed to limit the rights of Cedar pursuant to Section 41 hereinbelow respecting the closing of the purchase and sale of any Contract Property pursuant to the applicable Purchase Agreement.
     5. Closing Costs. Costs in connection with each of the Transactions shall be allocated as follows:
          (a) With respect to the Existing Cedar Property Transactions only:
               (i) the applicable Cedar Partners and Homburg shall pay their respective Percentage Interests of, as applicable, the following costs and expenses: (A) any and all state and local recording charges and fees, if any, (B) all of the costs, expenses and charges in connection with the Loan Approvals, including, without limitation, all application fees, processing fees, assumption fees, attorneys’ fees, consultants’ fees and costs and expenses associated with survey updates, record searches, title examinations and updated mortgagee title insurance policies (including endorsements thereto), if any, required by any Current Lender, (C) any escrow fees charged by the Title Company, (D) any and all state and local deed taxes, real property transfer taxes and similar taxes (collectively, “Transfer Taxes”) due and payable in connection with the Existing Cedar Property Transactions involving the Existing Cedar Property located in the Commonwealth of Massachusetts, (E) with respect to the Existing Cedar Property Transaction involving the Stone Hedge Property, all of the reasonable costs, expenses and charges incurred in connection with the release of the Stone Hedge Property from the Stone Hedge Line of Credit and (F) as applicable, all costs and expenses associated with the Conversions, including, without limitation, legal and filing fees and disbursements.

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Notwithstanding the foregoing or anything to the contrary contained herein, with respect to Transfer Taxes due and payable in connection with the Existing Cedar Property Transactions involving the Existing Cedar Properties located in the Commonwealth of Pennsylvania, each of Homburg and the applicable Cedar Partners shall be responsible for fifty percent (50%) of the amount thereof.
               (ii) Subject to the last sentence of Section 5(b)(ii), the applicable Cedar Partners and Homburg shall pay their respective Percentage Interests of all costs and expenses associated with (A) record searches, title examinations and updated owner title insurance policies (including endorsements thereto), if any, desired by Homburg and not by any Current Lender or any lender under the New Stone Hedge Loan, (B) any title insurance policy and/or endorsements insuring or otherwise providing coverage to, Homburg as a partner of any Existing Cedar Property Owner and (C) obtaining updates to the surveys of the Existing Cedar Properties as and to the extent desired by Homburg and not by any Current Lender or any lender under the New Stone Hedge Loan.
          (b) With respect to the Contract Transactions only:
               (i) Homburg shall pay or reimburse Cedar for, as applicable, Homburg’s Percentage Interests of, as applicable, all costs and expenses paid by Cedar or its affiliates in connection with the Formations (including, without limitation, legal and filing fees and disbursements), the acquisition of the Contract Properties or, if applicable, all of the direct or indirect interests in the sellers under the Purchase Contracts pursuant to the terms of the applicable Purchase Contract (other than the gross purchase price payable by Cedar pursuant to the applicable Purchase Contract, for which Cedar shall receive from Homburg the applicable Allotted Consideration payable pursuant to Section 2(c) above) and in connection with the acquisition by Homburg of the applicable Interests at the Closing of each Contract Transaction, including, but not limited to, the following: (A) any and all state and local recording charges and fees, (B) all costs and expenses associated with record searches, title examinations and updated owner title insurance policies (including endorsements thereto), (C) the costs associated with obtaining updates to the surveys of the Contract Properties, (D) all of the costs, expenses and charges in connection with the obtainment of the applicable Loan Approvals, including, without limitation, costs and expenses associated with record searches, title examinations and updated mortgagee title insurance policies (including endorsements thereto), if any, required by any Current Lender, (E) the assumption by the Contract Property Owners of, or subject to Section 10(d) below, the defeasance of, any existing financing encumbering the applicable Contract Property, including, without limitation, the Assumption Consents and all application fees, processing fees, assumption fees, defeasance costs, attorneys’ fees, consultants’ fees and title insurance fees, (F) any closing escrow fees, (G) any and all Transfer Taxes due and payable in connection with the transactions contemplated by the applicable Purchase Contract, (H) all third party costs incurred in connection with the preparation of any third party reports respecting the applicable Contract Property or the condition thereof (e.g., environmental, engineering and lease abstracting) and (I) all legal and accounting fees and disbursements incurred by Cedar in connection with the transactions contemplated by the applicable Purchase Contract. In addition, in the event that Cedar shall purchase all of the direct or indirect interests in one or more of the sellers under the Purchase Contracts pursuant to an amendment thereto, Homburg shall pay or

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reimburse Cedar for Homburg’s Percentage Interests of all costs and expenses paid by Cedar or its affiliates in connection with the applicable Conversion(s) (including, without limitation, legal and filing fees and disbursements). To the extent any of the foregoing costs or expenses shall be paid by Homburg in the form of a reimbursement to Cedar, Cedar agrees to deliver copies of paid receipts, settlement statements or other reasonable evidence to Homburg verifying the amount thereof. Notwithstanding the foregoing or anything to the contrary contained herein, with respect to Transfer Taxes due and payable in connection with the Contract Transactions (each of which involves a Contract Property located in the Commonwealth of Pennsylvania), each of Homburg and the applicable Cedar Partners shall be responsible for fifty percent (50%) of the amount thereof.
               (ii) Subject to the last sentence of this Section 5(b)(ii), the applicable Cedar Partners and Homburg shall pay their respective Percentage Interests of all costs and expenses associated with (A) additional record searches, additional title examinations and updates of the owner title insurance policies (including endorsements thereto) as and to the extent such additional searches, examinations and/or updated policies are desired by Homburg and not by any Current Lender or the Lender under the New Parkway Plaza Loan, (B) any title insurance policy and/or endorsements insuring or otherwise providing coverage to, Homburg as a partner of any Contract Property Owner and (C) obtaining updates to the surveys of the Contract Properties, as and to the extent such updated surveys are desired by Homburg and not by any Current Lender or the Lender under the New Parkway Plaza Loan. Notwithstanding anything herein to the contrary, if the aggregate amount payable by the Cedar Partners under Section 5(a)(ii) and this Section 5(b)(ii) shall exceed $10,000, Homburg shall be responsible for all amounts in excess of $10,000.
               (iii) Notwithstanding anything to the contrary contained herein, if, for any reason (except as otherwise expressly provided in this Section 5(b)(iii)), a Purchase Contract Closing and the Closing of the applicable Contract Transaction shall not occur simultaneously, then Homburg shall be responsible for one hundred percent (100%) of all costs and expenses incurred by Homburg, Cedar and the Property Owners as a result of such separate closings (i.e. notwithstanding the fact that similar costs may have been initially paid in connection with a Purchase Contract Closing and Homburg shall be required to reimburse Cedar for its Percentage Interests thereof pursuant to Section 5(b)(i) above). Notwithstanding the foregoing, if a Purchase Contract Closing shall occur and the Closing of the applicable Contract Transaction shall not have occurred contemporaneously therewith solely by reason of (i) the breach by Cedar of its obligations under this Agreement and provided that Homburg shall have otherwise been ready, willing and able to close such Contract Transaction contemporaneously with the applicable Purchase Contract Closing, then Cedar shall be responsible for one hundred percent (100%) of all costs and expenses incurred by Homburg, Cedar and the Property Owners as a result of such separate closings or (ii) the failure of one or more conditions precedent to the obligation of Homburg to close such Contract Transaction contemporaneously with the applicable Purchase Contract Closing (other than by reason of any breach described in clause (i) above), then the applicable Cedar Partners and Homburg shall be responsible for their respective Percentage Interests of all costs and expenses incurred by Homburg, Cedar and the Property Owners as a result of such separate closings. The parties agree to use good faith efforts to coordinate a

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Purchase Contract Closing and the Closing of the applicable Contract Transaction such that the same shall occur contemporaneously.
          (c) In addition, Homburg hereby agrees to pay to Cedar, in its capacity as Manager, at the applicable Closing and as more particularly set forth in the applicable Management Agreement, its Percentage Interest of any Leasing Commission (as defined in the Management Agreement) payable to Cedar with respect to any Leases or renewals thereof entered into by and between a tenant at a Property and the applicable Property Owner at any time between the date hereof and the applicable Closing Date and with respect to which Lease or renewal thereof, the tenant thereunder has paid its first month’s rent on or prior to the applicable Closing Date.
          (d) Except as set forth in clause (I) of Section 5(b)(i) and Section 37 below, each party shall pay the cost of the fees and disbursements of its attorneys in connection with this Agreement.
          The provisions of this Section 5 shall survive the Closings.
     6. Due Diligence Reviews. Homburg shall have until 5:00 p.m. (Eastern time) on April 25, 2007, TIME BEING OF THE ESSENCE (the period of time commencing upon the date hereof and continuing through and including such time on such date being herein called the “Due Diligence Period”), within which to complete its due diligence examinations of the Properties (the “Investigations”), which Investigations shall at all times be subject to Homburg’s compliance with the provisions of this Section 6 and Section 7 hereof. Any entry upon any Property and all Investigations shall be made or performed during Cedar’s normal business hours and at the sole risk and expense of Homburg, and shall not interfere with the activities on or about any Property, its tenants and their employees and invitees. During the Due Diligence Period, Cedar shall provide Homburg with reasonable access to the Existing Cedar Properties and, subject to the terms of this Section 6, the Contract Properties upon reasonable advance notice for the sole purpose of performing the Investigations with respect thereto. In connection with the foregoing, Homburg shall:
          (a) promptly repair any damage to the Properties resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Properties used for such Investigations so that the Properties shall be substantially in the same condition that they existed in prior to such Investigations;
          (b) fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;
          (c) permit Cedar to have a representative present during all Investigations undertaken hereunder;
          (d) take all actions and implement all protections reasonably necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Properties in connection with the Investigations, pose no threat to the safety or

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health of persons or the environment, and cause no damage to the Properties or other property of Cedar or other persons;
          (e) furnish to Cedar, at no cost or expense to Cedar, copies of all studies and reports relating to the Investigations which Homburg shall obtain with respect to the Properties or the Interests promptly after Homburg’s receipt of same;
          (f) with respect to each Property, maintain or cause to be maintained, at Homburg’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $2,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $2,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Homburg, Cedar, CSCI and, with respect to the Existing Cedar Properties, the applicable Existing Cedar Property Owners and, with respect to the Contract Properties, such parties as shall be required pursuant to the terms of the applicable Purchase Contracts, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Homburg and/or the entry of the Homburg Representatives upon the Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Homburg and/or the Homburg Representatives, all of which insurance shall be on an “occurrence form” and otherwise in such forms acceptable to Cedar and with an insurance company acceptable to Cedar, and deliver a copy of such insurance policy to Cedar prior to the first entry on the Property;
          (g) not permit the Investigations or any other activities undertaken by Homburg or the Homburg Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Homburg shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and
          (h) without limiting the foregoing, in no event shall Homburg or the Homburg Representatives, without the prior written consent of Cedar (provided, however, that Cedar agrees not to unreasonably withhold consent to any request made pursuant to clause (x) below): (x) make any intrusive physical testing (environmental, structural or otherwise) at any Property (such as soil borings, water samplings or the like) or (y) contact any tenant of any Property.
     Notwithstanding the foregoing, prior to the closing of the purchase and sale of any Contract Property or, if applicable, the direct or indirect interests in any seller under any Purchase Contract pursuant to the applicable Purchase Contract (a “Purchase Contract Closing”) and provided that such Purchase Contract shall then be in full force and effect, then Homburg shall be permitted to perform (at its sole cost and expense) the same due diligence examinations of the Contract Properties as Cedar shall be permitted to perform thereunder, as and to the extent permitted pursuant to the terms of such Purchase Contract. In the event that any Purchase Contract shall have terminated or the same shall not or shall no longer permit any due diligence examinations of the Contract Properties, then under no circumstances shall this Agreement be construed to provide or grant Homburg with any special right of entry or other

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investigative rights or privileges with respect to any of the Contract Properties. Homburg acknowledges and agrees that any and all due diligence investigations that Homburg desires to perform with respect to the Contract Properties shall be coordinated through and approved by Cedar (such consent not to be unreasonably withheld), pursuant to written requests made by Homburg to Cedar, it being acknowledged and agreed however, that Cedar shall not be required to incur any cost or expense in connection therewith. To the extent not previously provided, Cedar agrees to furnish to Homburg promptly following the date hereof, copies of all existing third party studies and reports relating to any investigations undertaken by Cedar or any Cedar Related Party with respect to the Contract Properties pursuant to the applicable Purchase Contracts and, promptly after Cedar’s receipt of the same, Cedar agrees to furnish to Homburg copies of any such third party studies and reports received by Cedar after the date hereof. The provisions of this Section 6 shall survive the Closings and/or any termination of this Agreement.
     7. Indemnification. Homburg shall indemnify, defend and hold harmless the Cedar Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements and costs of enforcement of the indemnification obligation hereunder), suffered or incurred by Cedar or any Cedar Related Party, including without limitation, pursuant to any Purchase Contract, and arising out of or in connection with (i) the entry by Homburg and/or the Homburg Representatives upon any of the Properties (whether conducted prior to or after the date hereof), (ii) any Investigations or other activities conducted thereon by Homburg or the Homburg Representatives, (iii) any liens or encumbrances filed or recorded against any Property as a consequence of their due diligence investigations, including, without limitation, the Investigations and/or (iv) any and all other activities undertaken by Homburg or the Homburg Representatives with respect to the Properties and/or the Interests. The foregoing obligation to indemnify, defend and hold harmless shall not include any claims, demands, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, attorneys’ fees and disbursements) that result solely from the mere discovery, by Homburg or the Homburg Representatives, of existing conditions on any Property during investigations conducted pursuant to, and in accordance with, the terms of this Agreement.
     The provisions of this Section 7 shall survive the Closings and/or any termination of this Agreement.
     8. Property Information and Confidentiality. All Information provided to Homburg, whether prior to or after the date hereof, shall be subject to the following terms and conditions:
          (a) Except as expressly provided otherwise in this Agreement, neither Cedar nor any Cedar Related Party makes any representation or warranty as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Homburg hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted.
          (b) Homburg agrees that neither Homburg nor the Homburg Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association the Information, or any other knowledge or

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information acquired by Homburg or the Homburg Representatives from Cedar, any Cedar Related Party or by Homburg’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by Homburg or the Homburg Representatives. Without Cedar’s prior written consent, Homburg shall not disclose and Homburg shall direct the Homburg Representatives not to disclose to any person, entity or association or any of the terms, conditions or other facts with respect to this Agreement or the Purchase Contracts, including, without limitation, the status hereof or thereof. Notwithstanding the foregoing but subject to the terms of the Purchase Contracts, Homburg may disclose such of the Information and its other reports, studies, documents and other matters generated by it and the terms of this Agreement (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Cedar), (ii) as Homburg deems necessary or desirable to the Homburg Representatives in connection with Homburg’s Investigation and the transactions contemplated hereby provided that those to whom such Information is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof and/or the Purchase Contracts, as applicable and (iii) subject to the immediately succeeding sentence, as contained in sales materials distributed to potential investors in HP. Prior to any Syndication, Homburg shall offer Cedar the opportunity to timely review and, subject to any Netherlands regulatory requirements, approve all descriptive materials published and disseminated with respect to references to Cedar or any parent or subsidiary thereof (other than the Property Owners) and its or their organizational and/or financial operations, structure or history, such approval not to be unreasonably withheld, conditioned or delayed, and shall offer Cedar the opportunity to timely review all materials published and disseminated with respect to any Property Owner and the interests therein, the Properties and the transactions contemplated by this Agreement and the Amended and Restated Partnership Agreements. The review and approval by Cedar of any materials published and disseminated as aforesaid shall in no way subject Cedar to any liability hereunder or otherwise, it being agreed that Homburg shall defend, indemnify and hold each of the Cedar Related Parties harmless of, from and against any and all losses, claims, liabilities, damages, costs, charges and expenses (including, without limitation, reasonable legal fees and the cost of enforcement of the indemnification obligation hereunder) arising out of or in connection with any Syndication. Notwithstanding anything to the contrary contained herein, Homburg hereby covenants and agrees to comply with any and all confidentiality provisions set forth in the Purchase Contracts.
          (c) Homburg shall indemnify and hold harmless Cedar and the Cedar Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements and costs of enforcement of the indemnification obligation hereunder but excluding any special or consequential damages) suffered or incurred by Cedar or any Cedar Related Party and arising out of or in connection with a breach by Homburg or the Homburg Representatives of the provisions of this Section 8.
          (d) Homburg and the Homburg Representatives shall use reasonable care to maintain in good condition all of the Information furnished or made available to Homburg and/or the Homburg Representatives. In the event this Agreement is terminated, Homburg and the Homburg Representatives shall promptly destroy all originals and copies of the Information in the possession of Homburg and the Homburg Representatives (except to the extent such

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Information pertains to a Transaction that shall have closed). Likewise, if this Agreement is terminated as to one Transaction only in accordance with the terms of this Agreement, then Homburg and the Homburg Representatives shall promptly destroy all originals and copies of the Information pertaining to such Transaction (e.g., the applicable Property(ies) and Interests) in the possession of Homburg and the Homburg Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, in the event that a Purchase Contract shall terminate for any reason, Homburg shall deliver to Cedar promptly upon demand, all originals and copies of the Information in the possession of Homburg and the Homburg Representatives relating to the applicable Contract Property.
          (e) As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents in any way relating to the Properties and/or the Interests, the operation thereof or the sale thereof, including, without limitation, the Purchase Contracts, all leases and contracts furnished to Homburg or the Homburg Representatives by Cedar or any Cedar Related Party or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, whether prior to or after the date hereof and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Homburg or the Homburg Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Properties and/or the Interests.
          (f) In addition to any other remedies available to Cedar, Cedar shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Homburg and/or the Homburg Representatives in order to enforce the provisions of this Section 8.
          (g) Notwithstanding any terms or conditions in this Agreement to the contrary, no conditions of confidentiality within the meaning of IRC §6111(d) or the Treasury Regulations promulgated under IRC Sec. 6011 are intended, and the parties hereto are expressly authorized to disclose every U.S. federal income tax aspect of any transaction covered by this Agreement with any and all persons, without limitation of any kind.
     The provisions of this Section 8 shall survive the Closings and/or any termination of this Agreement.
     9. Termination Right. If, on or before the expiration of the Due Diligence Period, based upon the Investigations and/or the Information, Homburg shall determine that it no longer intends to acquire the Property for any reason, then Homburg shall have the right to terminate this Agreement by delivery of written notice to Cedar on or before 5:00 p.m. (Eastern time) on the date that the Due Diligence Period shall expire (such notice being herein called the “Termination Notice”), whereupon the Deposit shall be promptly returned to Homburg, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement). In the event that Homburg shall fail to deliver the Termination Notice to Cedar on or before 5:00 p.m. (Eastern time) on the date that the Due

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Diligence Period shall expire, Homburg shall be deemed to have agreed that the foregoing matters are acceptable to Homburg and that it intends to proceed with all of the transactions contemplated by this Agreement (and, thereafter, Homburg shall have no further right to terminate this Agreement pursuant to this Section 9).
     10. Lender Approval.
          (a) With respect to each of the Transactions other than the Transactions involving the Stone Hedge Property and the Parkway Plaza Property, Cedar shall use commercially reasonable efforts to obtain from the Current Lenders their respective written approval or agreement, in a form reasonably acceptable to Homburg of (i) the Conversions, if applicable, and the transfer of the applicable Interests as contemplated under this Agreement, (ii) the applicable Amended and Restated Partnership Agreements, (iii) the applicable Management Agreement and (iv) the Syndication (including the applicable Current Lender’s agreement that the Syndication shall not constitute a default under the applicable Current Loan Documents) (collectively, with any other related approvals required pursuant to the applicable Loan Documents the “Loan Approvals”). Notwithstanding the foregoing, the refusal of a Current Lender to pre-approve or otherwise permit without the consent of Lender a transfer of partnership interest from Cedar to Homburg or HPBV (or any affiliate of either of the foregoing) shall not be grounds for Homburg to withhold its consent to a Loan Approval. Cedar shall request that the documents evidencing a Loan Approval contain a statement from the Current Lender identifying, in writing, the outstanding principal balance and interest rate of the applicable Current Loan and whether, to Current Lender’s knowledge, any default exists under the applicable Current Loan Documents (the “Loan Estoppel Statement”). Cedar and Homburg agree to use commercially reasonable efforts to cooperate with each other in connection with the foregoing (including, without limitation, promptly furnishing to the Current Lenders all information and documents (financial and otherwise) which may be required under the Current Loan Documents or otherwise reasonably requested by the Current Lenders). For avoidance of doubt, failure by Cedar to obtain (x) any Loan Approval in the manner provided herein shall not constitute a default by Cedar under this Agreement, but shall constitute the mere failure of a condition precedent as more particularly set forth in Section 16 below and/or (y) any Loan Estoppel Statement in the manner provided herein shall constitute neither a default by Cedar under this Agreement nor the failure of a condition precedent to the obligation of any party to close hereunder.
          (b) If, with respect to one (1) or more of the applicable Properties (each, a “Subject Property”), necessary Loan Approvals shall not have been obtained by Cedar and Homburg prior to 5:00 P.M. (Eastern time) on June 29, 2007 (the “Loan Approval Deadline”), then Cedar shall have the right, in its sole and absolute discretion, exercisable by delivery of written notice to Homburg to either (x) extend the Loan Approval Deadline with respect to the Subject Property(ies) by a period not to exceed, in the aggregate, thirty (30) days (the “Extension Period”) and, if necessary, extend the Closing of the related Transaction(s) (the “Subject Transaction(s)”) in connection therewith, or (y) remove the Interests associated with the Subject Property(ies) (the “Subject Interests”) from the Interests being conveyed pursuant to this Agreement, in which case this Agreement shall terminate as to the Subject Transaction and the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be

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reduced by the amount of the applicable Allotted Consideration, whereupon the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to the Subject Interests, the Subject Property and the Subject Transaction (except for any obligation expressly provided to survive a termination of this Agreement). If Cedar shall make an election under clause (x) of this Section 10(b), then the following shall apply:
               (i) The parties shall proceed with the Closing of any other Transaction that is not a Subject Transaction in accordance with the terms of this Agreement.
               (ii) If Cedar does not obtain any or all outstanding Loan Approval(s) by the expiration of the Extension Period, then this Agreement shall automatically terminate with respect to the Subject Transaction only, in which case the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration, and the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to the Subject Interests, the Subject Property and the Subject Transaction, except for any obligation expressly provided to survive a termination of this Agreement.
          (c) The parties hereby acknowledge that none of Cedar, the Property Owners or any of their respective affiliates are the current borrowers under the Current Loans encumbering the Contract Properties and that pursuant to the respective Purchase Contracts, Cedar has applied to the applicable Current Lenders for their consent to the assumption by the Contract Property Owners (other than the Contract Property Owner for the Parkway Plaza Property) of the applicable Current Loans (the “Assumption Consents”). The parties further acknowledge and agree that Cedar intends to seek the Loan Approvals respecting the Contract Properties other than the Parkway Plaza Property contemporaneously with the Assumption Consents; provided, however, that if a Current Lender shall render an Assumption Consent but shall not render a Loan Approval, then, at Cedar’s election, following notice from Cedar to Homburg thereof, (x) Cedar shall be permitted to close the purchase and sale of the related Contract Property in accordance with the applicable Purchase Contract and assume the applicable Current Loan without any participation, then or at a later date, with Homburg and (y) this Agreement shall automatically terminate as to the applicable Contract Transaction and the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration and the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to the applicable Interests and the applicable Contract Property (except for any obligation expressly provided to survive a termination of this Agreement).
          (d) In the event that Cedar shall be unable to secure an Assumption Consent with respect to any of the Contract Properties (other than the Parkway Plaza Property, with respect to which the parties acknowledge that the existing mortgage loan encumbering the same is intended to be defeased prior to the applicable Purchase Contract Closing) and as a result, Cedar shall elect to cause the defeasance of the applicable Current Loan (the “Defeased Current Loan”) pursuant to the terms of the applicable Purchase Contract, Cedar shall notify Homburg in writing thereof (the “Defeasance Notice”), which notice shall include an estimate by Cedar, in its reasonable determination, of the cost of such defeasance. Within ten (10) Business Days after

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the receipt of a Defeasance Notice, Homburg shall have the option, in its sole discretion, to terminate this Agreement with respect to the Contract Transaction involving the Defeased Current Loan only, in which case the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration, and the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to such Contract Property and the Interests related thereto, except for any obligation expressly provided to survive a termination of this Agreement. If Homburg shall not terminate this Agreement as to a Contract Transaction involving a Defeased Current Loan within such ten (10) Business Day period, the parties shall proceed to the Closing of such Contract Transaction in accordance with the terms hereof and Homburg shall be responsible for its Percentage Interest of any and all defeasance costs incurred in connection therewith as set forth in Section 5(b)(i) above.
     11. Representations and Warranties of Cedar.
          (a) Cedar hereby makes the following representations and warranties to Homburg as of the date of this Agreement (except as otherwise provided):
               (i) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed by Cedar and, as applicable, the Cedar GPs will be duly authorized, executed and delivered by and binding upon Cedar and the Cedar GPs, as applicable, as of the Closing Date. As of the Closing Date, this Agreement will constitute the legal, valid and binding obligations of Cedar and shall be enforceable against Cedar in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditor’s rights generally and (ii) general principles of equity. Cedar is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware and, as of the Closing Date, will be duly authorized and qualified to do all things required of it under this Agreement and all agreements, instruments and documents herein provided to be executed by Cedar. On the applicable Closing Date, each of the Cedar GPs will be a limited liability company, duly formed and validly existing and in good standing under the laws of the State of Delaware, and duly authorized and qualified to do all things required of it under this Agreement. Each of the Existing Cedar Property Owners is on the date hereof, a limited liability company, duly formed and validly existing and in good standing under the laws of the State or Commonwealth of its formation and is in good standing under the laws of the Commonwealth in which the applicable Existing Cedar Property is located. On the applicable Closing Date, each of the Property Owners will be a limited partnership, duly formed and validly existing and in good standing under the laws of the State of Delaware and in good standing in the Commonwealth in which the applicable Property is located.
               (ii) Pre-Homburg Property Owner Agreements; Assets. Annexed hereto as Exhibit C-1 and made a part hereof is a true and complete list (in all material respects) of the Pre-Homburg Property Owner Agreements of each Existing Cedar Property Owner as modified and/or amended through the date hereof, true and correct copies (in all material respects) of which have been delivered to Homburg. As of the date hereof, the Pre-Homburg Property Owner Agreements of each Existing Cedar Property Owner, as listed in Exhibit C-1, are in full force and effect and have not been modified, supplemented or amended. Prior to the

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applicable Closing Date, each of the Pre-Homburg Property Owner Agreements will have been executed or amended and restated, as the case may be, in substantially the form of the Pre-Homburg Property Owner Agreement attached hereto as Exhibit C-2 to reflect the Conversion or the Formation, as applicable; provided, however, that if a Purchase Contract Closing shall close simultaneous with a Contract Closing hereunder, then no Pre-Homburg Property Owner Agreement will have been executed in connection therewith, it being the intention of the parties that the applicable Amended and Restated Partnership Agreement will be modified to reflect the same as the initial partnership agreement of the applicable Property Owner. Since its inception, no Property Owner has or will have owned, as applicable, assets other than the applicable Property or engaged in any business other than the ownership and operation of the applicable Property.
               (iii) Interests. As of the date hereof, Cedar owns, directly or indirectly, all of the Interests in each Existing Cedar Property Owner free of all security interests, liens, encumbrances and pledges. Immediately prior to each Closing, the applicable (x) Cedar GP shall own its one percent (1%) general partnership interest in the respective Property Owner and (y) Cedar (or its wholly-owned subsidiary limited liability company, as determined by Cedar) shall own its ninety-nine percent (99%) limited partnership interests in the respective Property Owner, free of all security interests, liens, encumbrances and pledges. There are no outstanding options, subscriptions, warrants or calls outstanding with respect to the Interests.
               (iv) Conflicts. Neither the entry into nor the performance of this Agreement by Cedar will (i) violate or result in a material breach under, or constitute a material default under, any corporate charter, certificate of incorporation, by-law, partnership agreement, indenture, contract, permit, judgment, decree or order to which Cedar or any Property Owner (as and to the extent the same has been formed) is a party or by which Cedar or any Property Owner (as and to the extent the same has been formed) is bound, or (ii) except with respect to the Loan Approvals, require the consent of any third party other than as has already been obtained or is otherwise specifically set forth herein (e.g. the Board Consent).
               (v) Taxes. All tax returns that have been required to be filed with respect to the business, operations and assets of each Property Owner (as and to the extent the same has been formed) have been timely filed. All taxes, charges, fees, levies or other assessments, including, without limitation, income, real and personal property taxes, imposed by any Governmental Authority having jurisdiction that are due and payable as of the applicable Closing Date with respect to the business, operations and assets of the applicable Property Owner, have been paid or shall be paid as of the applicable Closing Date. There are no pending audits with respect to taxes payable by the Property Owners (as and to the extent the same have been formed). As of the date hereof and the Closing Date, each Property Owner (as and to the extent the same have been formed) is currently and shall continue to be, classified as a disregarded entity for federal income tax purposes.
               (vi) Leases. Cedar has no knowledge of any leases, licenses or other occupancy agreements to which any Property Owner is a party affecting any portion of the applicable Property which will be in force on the applicable Closing Date other than the Leases. To Cedar’s knowledge, as of the date of this Agreement (x) the Leases are in full force and effect

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and have not been amended except as set forth in the Lease Exhibit, and (y) the Lease Exhibit is true and correct in all material respects. To the knowledge of Cedar with respect to the Existing Cedar Properties only, true and complete (in all material respects) copies of the Leases have been provided to Homburg. As of the date hereof, (A) except as noted on Schedule 8, Cedar has no knowledge of any material default by any party to any Lease encumbering any Existing Cedar Property that remains uncured and (B) Cedar has not received written notice from any seller under any Purchase Contract that any party to any Lease encumbering a Contract Property is in material default thereunder, which default remains uncured.
               (vii) Service Contracts. Cedar has no knowledge of any service or equipment leasing contracts to which any Property Owner is a party affecting any portion of the applicable Property which will be in force on the applicable Closing Date other than the Service Contracts. To the knowledge of Cedar with respect to the Existing Cedar Properties only, as of the date of this Agreement (x) all of the material Service Contracts are in full force and effect and (y) true and complete (in all material respects) copies of the Service Contracts listed on Schedule 2 have been (or will be) delivered to Homburg. As of the date hereof, (A) Cedar has no knowledge of any material default by any party to any Service Contract applicable to any Existing Cedar Property that remains uncured and (B) Cedar has not received written notice from any seller under any Purchase Contract that any party to any Service Contract affecting a Contract Property is in material default thereunder, which default remains uncured.
               (viii) Employees. As of the date hereof and the applicable Closing Date, the Property Owners have no and shall not have any, employees.
               (ix) Litigation. To Cedar’s knowledge and except as set forth in Schedule 5 attached hereto, there is no material pending or threatened litigation against any Existing Cedar Property or against any Existing Cedar Property Owner other than claims made in the ordinary course of the business of owning and operating the Existing Cedar Properties and the Existing Cedar Property Owners, as applicable. To the knowledge of Cedar and except as set forth in Schedule 5 attached hereto, there is no material pending or threatened litigation against any Contract Property or against any Contract Property Owner other than claims made in the ordinary course of the business of owning and operating the Contract Properties and the Contract Property Owners, as applicable.
               (x) No Insolvency. Neither Cedar nor any Property Owner (as and to the extent the same as been formed) is or shall be on the Closing Date, a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.
               (xi) Non-Foreign Person. Neither Cedar nor any Property Owner (as and to the extent the same as been formed) is or shall be as of the Closing Date, a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended.
               (xii) Pennsboro Loan. The Property commonly known as Pennsboro Commons, located in Enola, Pennsylvania is currently encumbered by a mortgage loan in the original principal amount of $11,540,000 made by KeyBank National Association (the “Pennsboro Loan”) to the applicable Existing Cedar Property Owner. To the knowledge of Cedar, as of the date of this Agreement (x) the documents and instruments identified on Schedule

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6 attached hereto constitute all of the material documents and instruments delivered in connection with the Pennsboro Loan (the “Pennsboro Loan Documents”), true and complete (in all material respects) copies of which have been (or will be within ten (10) Business Days of the date hereof) delivered to Homburg; (y) the Pennsboro Loan Documents are in full force and effect and have not been amended except as set forth on Schedule 6 attached hereto, and (z) the applicable Existing Cedar Property Owner is not in material default of, and has not received written notice from the applicable Current Lender of any uncured default under, any of such Existing Cedar Property Owner’s material obligations under the Pennsboro Loan Documents. To the knowledge of Cedar, as of the applicable Closing Date, the applicable Existing Cedar Property Owner will not be in material default of, and will not have received written notice from the applicable Current Lender of any uncured default under, any of such Existing Cedar Property Owner’s material obligations under the Pennsboro Loan Documents and the outstanding principal amount of the Pennsboro Loan set forth on the Settlement Statement shall be the true and correct outstanding principal amount of the Pennsboro Loan as of the Closing Date.
               (xiii) Fieldstone Marketplace Loan. The Property commonly known as Fieldstone Marketplace, located in New Bedford, Massachusetts is currently encumbered by a mortgage loan in the original principal amount of $19,000,000 made by Lehman Brothers Bank, FSB (the “Fieldstone Marketplace Loan”) to Fieldstone WP Associates, LLC, a Delaware limited liability company, as borrower’s interest has been assigned to and assumed by, the applicable Existing Cedar Property Owner. To the knowledge of Cedar, as of the date of this Agreement (x) the documents and instruments identified on Schedule 6 attached hereto constitute all of the material documents and instruments delivered in connection with the Fieldstone Marketplace Loan (the “Fieldstone Marketplace Loan Documents”), true and complete (in all material respects) copies of which have been (or will be within ten (10) Business Days of the date hereof) delivered to Homburg; (y) the Fieldstone Marketplace Loan Documents are in full force and effect and have not been amended except as set forth on Schedule 6, and (z) the applicable Existing Cedar Property Owner is not in material default of, and has not received written notice from the applicable Current Lender of any uncured default under, any of such Existing Cedar Property Owner’s material obligations under the Fieldstone Marketplace Loan Documents. To the knowledge of Cedar, as of the applicable Closing Date, the applicable Existing Cedar Property Owner will not be in material default of, and will not have received written notice from the applicable Current Lender of any uncured default under, any of such Existing Cedar Property Owner’s material obligations under the Fieldstone Marketplace Loan Documents and the outstanding principal amount of the Fieldstone Marketplace Loan set forth on the Settlement Statement shall be the true and correct outstanding principal amount of the Fieldstone Marketplace Loan as of the Closing Date.
               (xiv) Intentionally Deleted.
               (xv) Meadows Marketplace Loan. The Property commonly known as Meadows Marketplace, located in Hershey, Pennsylvania is currently encumbered by a mortgage loan in the original principal amount of $10,775,000.00 made by KeyBank National Association (the “Meadows Marketplace Loan”) to the applicable Existing Cedar Property Owner. To the knowledge of Cedar, as of the date of this Agreement (x) the documents and instruments identified on Schedule 6 attached hereto constitute all of the material documents and instruments

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delivered in connection with the Meadows Marketplace Loan (the “Meadows Marketplace Loan Documents”), true and complete (in all material respects) copies of which have been (or will be within ten (10) Business Days of the date hereof) delivered to Homburg; (y) the Meadows Marketplace Loan Documents are in full force and effect and have not been amended except as set forth on Schedule 6 and (z) the applicable Existing Cedar Property Owner is not in material default of, and has not received written notice from the applicable Current Lender of any uncured default under, any of such Existing Cedar Property Owner’s material obligations under the Meadows Marketplace Loan Documents. To the knowledge of Cedar, as of the applicable Closing Date, the applicable Existing Cedar Property Owner will not be in material default of, and will not have received written notice from the applicable Current Lender of any uncured default under, any of such Existing Cedar Property Owner’s material obligations under the Meadows Marketplace Loan Documents and the outstanding principal amount of the Meadows Marketplace Loan set forth on the Settlement Statement shall be the true and correct outstanding principal amount of the Meadows Marketplace Loan as of the Closing Date.
               (xvi) Ayr Town Center Loan. To the knowledge of Cedar, the Property commonly known as Ayr Town Center, located in McConnellsburg, Pennsylvania is currently encumbered by a mortgage loan in the original principal amount of $7,650,000.00 made by Citigroup Global Markets Realty Corp. (the “Ayr Town Center Loan”) to the seller under the applicable Purchase Contract, as borrower. To the knowledge of Cedar, as of the date of this Agreement (x) the documents and instruments identified on Schedule 6 attached hereto constitute all of the material documents and instruments delivered in connection with the Ayr Town Center Loan (the “Ayr Town Center Loan Documents”); (y) the Ayr Town Center Loan Documents are in full force and effect and have not been amended except as set forth on Schedule 6; and (z) Cedar has not received written notice from the seller under the applicable Purchase Contract that the borrower under the Ayr Town Center Loan Documents is in material default thereunder, which default remains uncured. To the knowledge of Cedar, as of the Closing Date, the applicable Contract Property Owner will not have received written notice from the lender under the Ayr Town Center Loan Documents that such Contract Property Owner is in material default thereunder, which default remains uncured.
               (xvii) Aston Center Loan. To the knowledge of Cedar, the Property commonly known as Aston Center, located in Aston, Pennsylvania is currently encumbered by a mortgage loan in the original principal amount of $13,250,000.00 made by Citigroup Global Markets Realty Corp. (the “Aston Center Loan”) to the seller under the applicable Purchase Contract, as borrower. To the knowledge of Cedar, as of the date of this Agreement (x) the documents and instruments identified on Schedule 6 attached hereto constitute all of the material documents and instruments delivered in connection with the Aston Center Loan (the “Aston Center Loan Documents”); (y) the Aston Center Loan Documents are in full force and effect and have not been amended except as set forth on Schedule 6; and (z) Cedar has not received written notice from the seller under the applicable Purchase Contract that the borrower under the Aston Center Loan Documents is in material default thereunder, which default remains uncured. To the knowledge of Cedar, as of the Closing Date, the applicable Contract Property Owner will not have received written notice from the lender under the Aston Center Loan Documents that such Contract Property Owner is in material default thereunder, which default remains uncured.

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               (xviii) Scott Town Center Loan. To the knowledge of Cedar, the Property commonly known as Scott Town Center, located in Bloomsburg, Pennsylvania is currently encumbered by a mortgage loan in the original principal amount of $9,500,000.00 made by Citigroup Global Markets Realty Corp. (the “Scott Town Center Loan”) to the seller under the applicable Purchase Contract, as borrower. To the knowledge of Cedar, as of the date of this Agreement (x) the documents and instruments identified on Schedule 6 attached hereto constitute all of the material documents and instruments delivered in connection with the Scott Town Center Loan (the “Scott Town Center Loan Documents”); (y) the Scott Town Center Loan Documents are in full force and effect and have not been amended except as set forth on Schedule 6; and (z) Cedar has not received written notice from the seller under the applicable Purchase Contract that the borrower under the Scott Town Center Loan Documents is in material default thereunder, which default remains uncured. To the knowledge of Cedar, as of the Closing Date, the applicable Contract Property Owner will not have received written notice from the lender under the Scott Town Center Loan Documents that such Contract Property Owner is in material default thereunder, which default remains uncured.
               (xix) Spring Meadow Loan. To the knowledge of Cedar, the Property commonly known as Spring Meadow, located in Wyomissing, Pennsylvania is currently encumbered by a mortgage loan in the original principal amount of $13,400,000.00 made by Citigroup Global Markets Realty Corp. (the “Spring Meadow Loan”) to the seller under the applicable Purchase Contract, as borrower. To the knowledge of Cedar, as of the date of this Agreement (x) the documents and instruments identified on Schedule 6 attached hereto constitute all of the material documents and instruments delivered in connection with the Spring Meadow Loan (the “Spring Meadow Loan Documents”); (y) the Spring Meadow Loan Documents are in full force and effect and have not been amended except as set forth on Schedule 6; and (z) Cedar has not received written notice from the seller under the applicable Purchase Contract that the borrower under the Spring Meadow Loan Documents is in material default thereunder, which default remains uncured. To the knowledge of Cedar, as of the Closing Date, the applicable Contract Property Owner will not have received written notice from the lender under the Spring Meadow Loan Documents that such Contract Property Owner is in material default thereunder, which default remains uncured.
               (xx) Current Loan Documents. Other than in connection with the New Stone Hedge Loan and the New Parkway Plaza Loan, as and to the extent in effect as of the applicable Closing Date, no Property Owner has entered into any loan documents secured in whole or in part by the applicable Property that will be binding on such Property Owner after the applicable Closing Date other than the Current Loan Documents.
               (xxi) Purchase Contracts. Prior to the date hereof, Cedar has delivered to Homburg, copies of the Purchase Contracts, which are true, correct and complete in all material respects. As of the date hereof, none of the Purchase Contracts has been modified, amended, supplemented, canceled or terminated except as otherwise provided herein. Cedar has not heretofore assigned or in any manner encumbered or otherwise transferred its interests in any Purchase Contract to any other person or entity. To the knowledge of Cedar, as of the date of this Agreement (x) the Purchase Contracts are in full force and effect, (y) Cedar has not given or received written notice to or from the seller under any Purchase Contract of any uncured default

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of any material obligations thereunder and (z) each of the representations and warranties made by the applicable seller under each Purchase Contract is true and correct in all material respects.
               (xxii) Notices of Condemnation, Violations. To the knowledge of Cedar, as of the date hereof, neither Cedar nor any Existing Cedar Property Owner has received written notice from any Governmental Authority of (a) any notice of condemnation of all or any part of the Existing Cedar Properties or (b) any violations by any Existing Cedar Property Owner of any zoning ordinance, law or other legal requirement relating to the ownership of the Existing Cedar Properties, which have not been corrected in all material respects and which have a material adverse effect on the value, use or operation of such Existing Cedar Property.
          Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event that Cedar shall purchase all of the direct or indirect interests in one or more of the sellers under the Purchase Contracts rather than purchase the fee interests in the related the Contract Property(ies), then each of the representations and warranties made by Cedar herein that shall relate to the Contract Property Owners shall, in addition to any other limitation or qualification applicable thereto, be further limited to the knowledge of Cedar and relate only to periods from and after the date that Cedar shall have acquired such interests (i.e. the applicable Purchase Contract Closing).
          (b) Knowledge of Cedar. References to the “knowledge” of Cedar or words of similar import shall refer only to (i) the knowledge of Cedar of information actually and specifically set forth in written materials physically located in the files and property records maintained by Cedar at its office and (ii) the current actual (as opposed to implied or constructive) knowledge of Leo S. Ullman and Brenda Walker and shall not be construed, by imputation or otherwise, to refer to the knowledge of Cedar or any parent, subsidiary or affiliate of Cedar or to any other officer, agent, manager, representative or employee of Cedar or to impose upon Leo S. Ullman or Brenda Walker any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, neither Leo S. Ullman nor Brenda Walker shall have any personal liability hereunder.
          (c) Knowledge of Homburg. Notwithstanding anything to the contrary contained in this Agreement, with respect to each Transaction, (i) if any of the representations or warranties of Cedar contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or Cedar is in material breach or default of any of its obligations under this Agreement that survive a Closing, and Homburg nonetheless close such Transaction hereunder, then none of the Cedar Partners shall have any liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such Closing) in the event that either (x) on or prior to the applicable Closing, Homburg shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was contained in any of the Information and (ii) to the extent the copies of the Leases, the Service Contracts, any estoppel certificates or any other such Information furnished to or otherwise obtained by Homburg prior to the applicable Closing contain provisions or information that are inconsistent

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with the foregoing representations and warranties, none of the Cedar Partners shall have any liability or obligation respecting such inconsistent representations or warranties (and Homburg shall have no cause of action with respect thereto), and such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Leases, Service Contracts and other Information.
          (d) DISCLAIMER OF REPRESENTATIONS. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE TRANSFER OF THE INTERESTS AND THE PROPERTIES HEREUNDER IS AND WILL BE MADE ON AN “AS IS” ,”WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTIES, THE PHYSICAL CONDITION OF THE PROPERTIES (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTIES (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTIES OR THE PROPERTY OWNERS WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTIES), THE FINANCIAL CONDITION OF THE PROPERTIES, THE PROPERTY OWNERS OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTIES, THE PROPERTY OWNERS, THE INTERESTS OR ANY PART THEREOF. HOMBURG ACKNOWLEDGES THAT PRIOR TO THE EXPIRATION OF THE DILIGENCE PERIOD HOMBURG WILL HAVE EXAMINED, REVIEWED AND INSPECTED ALL MATTERS WHICH IN THE JUDGMENT OF HOMBURG BEAR UPON THE PROPERTIES, THE INTERESTS AND THEIR VALUE AND SUITABILITY. EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT: (A) HOMBURG WILL ACQUIRE THE INTERESTS (INCLUDING AN INDIRECT INTEREST IN THE PROPERTIES) SOLELY ON THE BASIS OF THEIR OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND (B) WITHOUT LIMITING THE FOREGOING, HOMBURG WAIVES ANY RIGHT THEY OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM CEDAR IN CONNECTION WITH THE CONDITION OF THE PROPERTIES AND THE INTERESTS, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT. THE PROVISIONS OF THIS SECTION 11(d) SHALL SURVIVE THE CLOSING.
          (e) Survival of Representations and Warranties of Cedar. Notwithstanding anything to the contrary contained in this Agreement, all representations and warranties of Cedar contained in this Section 11 with respect to each Transaction and the related Existing Cedar Property, Property Owner, Interests, Purchase Contract (if applicable) and Cedar Partners shall survive the Closing of such Transaction for a period of one (1) year (except that the representations and warranties of Cedar contained in Section 11(a)(i)-(iv) shall survive the Closing of the applicable Transaction for a period of two (2) years and the representations and

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warranties of Cedar contained in Section 11(a)(v) shall survive the Closing until the expiration of the applicable statute of limitations). This Section 11(e) shall survive the Closings.
     12. Representations and Warranties of Homburg.
          (a) Homburg does hereby make the following representations and warranties to Cedar:
               (i) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed by Homburg have been or by Closing will be, duly authorized, executed and delivered by and are binding upon Homburg. As of the Closing Date, this Agreement will constitute the legal, valid and binding obligations of Homburg and shall be enforceable against Homburg in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditor’s rights generally and (ii) general principles of equity. Homburg is a corporation, duly organized and validly existing and in good standing under the laws of the state of Colorado, and is duly authorized and qualified to do all things required of it under this Agreement and all agreements, instruments and documents herein provided to be executed by Homburg.
               (ii) Litigation. To the knowledge of Homburg, there is no material pending or threatened litigation action against Homburg.
               (iii) No Insolvency. Homburg is not and as of the applicable Closing Date, Homburg will not be, a debtor in any state, federal or foreign insolvency, bankruptcy, receivership proceeding.
               (iv) OFAC. Neither Homburg nor any member, partner or shareholder of Homburg, nor to the knowledge of Homburg, any Person with actual authority to direct the actions of Homburg nor, to the knowledge of Homburg any other Persons holding any legal or beneficial interest whatsoever in Homburg (A) are named on any list of Persons and governments issued by OFAC pursuant to Executive Order 13224, as in effect on the date hereof, or any similar list known to Homburg or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (B) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the Persons referred to or described in the OFAC Lists, or (C) has knowingly conducted business with or knowingly engaged in any transaction with any Person named on any of the OFAC Lists or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to the knowledge of Homburg, otherwise associated with any of the Persons referred to or described in the OFAC Lists.
               (v) Conflicts. Neither the entry into nor the performance of this Agreement by Homburg will (i) violate or result in a material breach under, or constitute a material default under, any corporate charter, certificate of incorporation, by-law, partnership agreement, indenture, contract, permit, judgment, decree or order to which Homburg is a party or by which Homburg is bound, or (ii) except with respect to the Loan Approvals, require the

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consent of any third party other than as has already been obtained or is otherwise specifically set forth herein.
     13. Investment Representations, Etc.
          (a) Cedar, for itself and for each Cedar Partner, and Homburg, each represents and warrants to the other and each Property Owner, that (i) it is an “accredited investor” as that term is defined in the Securities Act and was not formed solely for the purpose of purchasing the Interests; (ii) as applicable, the Interests have been or are being acquired by it pursuant to the Amended and Restated Partnership Agreements as an investment for its own account with no intention of distributing or reselling such Interests in any transaction that would be in violation of the securities laws of the United States or of any state, subject however, to the rights of such purchasers at all times to sell or otherwise dispose of all or any part of the Interests under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and, subject, nevertheless, to the disposition of such purchaser’s property being at all times within its control; (iii) it (A) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Interests, (B) has had the opportunity to ask questions of and receive answers concerning such Property Owner and its investment in the Interests and to obtain any information necessary to verify the information obtained by it, and (C) is able to bear the economic risks of such investment; and (iv) it has full power and authority to own or acquire the Interests to be acquired by it as set forth herein and in the Amended and Restated Partnership Agreements.
          (b) Cedar, for itself and for each Cedar Partner, and Homburg each acknowledges that: (i) the offering of the Interests has not been, and will not be, registered with the Commission under and pursuant to the Securities Act; (ii) the Interests have not been qualified for sale in any state under applicable state securities or Blue Sky Laws; (iii) in purchasing the Interests it must bear the economic risks of the investment for an indefinite period of time because the Interests cannot be sold unless the offering of such Interests is subsequently registered under that Securities Act or an exemption from such registration is available; (iv) with respect to the tax and other legal consequences of an investment in the Interests, it is relying solely upon advice of its own tax and legal advisors; and (v) the Amended and Restated Partnership Agreements and any other evidence of ownership of Interests will bear a legend reflecting the unregistered and restricted nature of the Interests; provided, however the foregoing Sections 13(a) and 13(b) are subject to and do not derogate from the reliance by each of Homburg and Cedar on the truth and accuracy of the express representations, warranties and covenants of the other in this Agreement or any of the closing documents executed and delivered by the other in connection with a Closing.
          (c) Cedar and Homburg each agrees that: (i) it will not dispose of any of the Interests without registration under the Securities Act unless and until the proposed sale or transfer of the Interests is exempt from the registration requirements of the Securities Act, as evidenced (if desired by such Property Owner) by a written opinion of counsel of recognized standing in Securities Law, provided no such opinion shall be required to be delivered in connection with the Syndication.

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          (d) The provisions of this Section 13 shall survive the Closings.
     14. Interim Covenants of Cedar.
          (a) With respect to each of the Existing Cedar Properties, Cedar shall cause each of the Existing Cedar Property Owners to operate its Existing Cedar Property in substantially the same manner as prior hereto pursuant to its normal course of business until the applicable Closing Date; provided, however that, without the prior consent of Homburg, Cedar shall not (except to the extent expressly provided herein):
               (i) refinance any of the Current Loans or amend, modify or terminate in any material respect any of the Current Loan Documents, which termination, modification or amendment could reasonably be expected to have a material adverse impact on the applicable Property Owner; or
               (ii) enter into, terminate, modify or amend, or waive in writing or otherwise in any material respect, any Lease for an area in excess of twenty-five percent (25%) of the aggregate rentable square feet of the improvements located on the applicable Existing Cedar Property, which termination, modification or amendment, could reasonably be expected to have a material adverse impact on the applicable Property Owner.
To the extent that a Purchase Contract shall provide Cedar with approval rights with respect to the entering into, modification, amendment or termination of any Leases or Current Loan Documents affecting any Contract Property, Cedar shall not exercise such approval rights without the prior consent of Homburg; provided, however, that Cedar shall only be required to seek such consent of Homburg if the circumstances are such that, had the subject Property been an Existing Cedar Property instead of a Contract Property, Cedar would have been required to obtain the consent of Homburg pursuant to this Section 14(a). The failure of Homburg to consent or not consent to any action proposed by Cedar under this Section 14(a) within five (5) Business Days after notice from Cedar shall be deemed consent by Homburg to such proposed action. At such time as any Purchase Contract Closing shall have occurred and the applicable Contract Property Owner shall have acquired title to the applicable Contract Property, the covenants of Cedar with respect to the Existing Cedar Property Owners contained in this Section 14(a) shall be applicable to each such Contract Property Owner.
          (b) Following request therefor, Cedar agrees to keep Homburg informed of the status of the Purchase Contracts and provide Homburg with materials related thereto that are readily available to Cedar; provided, however, that Cedar shall, in any event, promptly deliver to Homburg copies of any written notice of closing date adjournment or default given or received by Cedar with respect to a Purchase Contract and notify Homburg of the occurrence of any Purchase Contract Closing and/or the modification, amendment, assignment or termination of any Purchase Contract, as applicable. In addition, Cedar shall promptly provide Homburg with copies of any written notice delivered to Cedar by a seller under any Purchase Contract respecting any defaults by such seller under any of the Current Loan Documents encumbering the applicable Contract Property. Notwithstanding the foregoing, Cedar shall provide to Homburg for its prior written approval, not to be unreasonably withheld, conditioned or delayed, a true and correct copy (in all material respects) of any proposed amendment or modification (an

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“Equity Sale Amendment”) to any of the Purchase Contracts, which amendment or modification provides for the purchase and sale by Cedar of the direct or indirect interests in any of the sellers thereunder in lieu of purchasing the fee interests in applicable Contract Property(ies) (an “Equity Sale”). The failure of Homburg to give or withhold its consent to any such proposed amendment or modification within five (5) Business Days after delivery thereof to Homburg shall be deemed Homburg’s consent thereto. Cedar shall provide to Homburg, promptly following Cedar’s receipt thereof, copies of all books and records, balance sheets, general ledgers and tax returns of the sellers under the Purchase Contracts and any other financial information regarding such sellers and/or any Person providing an indemnity or guaranty with respect to a proposed Equity Sale as Homburg shall reasonably request from time to time and which shall be in the possession of Cedar. If as a result of Homburg’s review of such information or any other matter deemed relevant by Homburg with respect to any proposed Equity Sale(s), Homburg determines, in its reasonable discretion, it does not wish for Cedar to proceed with such Equity Sale(s), then Homburg shall have the right, on notice to Cedar given at least ten (10) days prior to the closing date under the applicable Purchase Contract(s), to direct Cedar to not to proceed with an Equity Sale, whereupon such Purchase Contract(s) shall continue in full force and effect as though unmodified by such Equity Sale Amendment(s), provided that Cedar may, in its sole determination, elect to proceed with such Equity Sale, in which event Homburg shall have the right to terminate this Agreement as to the applicable Transaction(s) by written notice to Cedar within one (1) Business Day following receipt of notice from Cedar of its election to proceed with such Equity Sale, upon which Termination the applicable Allotted Deposit(s) shall be refunded to Homburg, the Consideration shall be reduced by an amount equal to the applicable Allotted Consideration and the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to such Transaction(s) (except for any obligation expressly provided to survive a termination of this Agreement).
          (c) Following the date hereof, Cedar agrees to use commercially reasonable efforts to cause the release of the Stone Hedge Property from the lien of the Stone Hedge Line of Credit.
          (d) Prior to the Closing of the Contract Transaction involving the Parkway Plaza Property, Cedar shall use commercially reasonable efforts to cause the applicable Property Owner to finance the Parkway Plaza Property with a mortgage loan secured by such Property on such commercially reasonable terms as Cedar shall determine (the “New Parkway Plaza Loan”). Promptly upon receipt thereof, Cedar agrees to deliver a copy of either the loan application or commitment received from the applicable lender in connection with the New Parkway Plaza Loan (the “New Parkway Plaza Application”) to Homburg for its review and approval, not to be unreasonably withheld or conditioned. Likewise, prior to entering into the loan documents and instruments evidencing the New Parkway Plaza Loan (the “New Parkway Plaza Loan Documents”), Cedar agrees to deliver copies of the same to Homburg for its review and approval, not to be unreasonably withheld or conditioned; provided, however, that Homburg shall have no right to disapprove the New Parkway Plaza Loan Documents unless the same materially and adversely conflict with the terms of the New Parkway Plaza Application. In the event that Homburg shall fail to deliver written approval or disapproval of the terms of either the New Parkway Plaza Application or the New Parkway Plaza Loan Documents within five (5) Business Days after receipt thereof, Homburg shall be deemed to have approved the same. If, in

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accordance with the terms of this Section 14(d), Homburg shall disapprove of the terms of either the New Parkway Plaza Application or the New Parkway Plaza Loan Documents, Cedar shall have the option, in its sole direction, to either (i) cause the New Parkway Plaza Application or the New Parkway Plaza Loan Documents, as applicable, to be modified until Homburg shall approve the same (which approval shall not be unreasonably withheld, conditioned or delayed) or (ii) terminate this Agreement with respect to the Contract Transaction involving the Parkway Plaza Property only, in which case the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration, and the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to the Parkway Plaza Property and the Interests related thereto, except for any obligation expressly provided to survive a termination of this Agreement. If this Agreement shall not be terminated as to the Parkway Plaza Property as aforesaid, in the event that the New Parkway Plaza Loan shall close prior to the Closing of the Contract Transaction involving the Parkway Plaza Property as contemplated herein, the Allotted Consideration payable by Homburg at such Closing shall be equitably adjusted (x) to account for the outstanding principal amount of the New Parkway Plaza Loan and (y) such that Homburg shall be responsible for its Percentage Interests of all third party transaction costs and closing costs incurred in obtaining the New Parkway Plaza Loan. In addition, if the New Parkway Plaza Loan shall have closed prior to the Closing of the Contract Transaction involving the Parkway Plaza Property, Homburg shall pay to Cedar at the Closing of such Contract Transaction, its Percentage Interest of a financing fee equal to one-half of one percent (0.5%) of the original principal amount of the New Parkway Plaza Loan; provided, however, that any such financing fee payable hereunder shall not exceed $50,000. In the event the New Parkway Plaza Loan shall close on or after the Closing of the Contract Transaction involving the Parkway Plaza Property, the financing fee payable to Cedar in connection therewith shall be governed by the terms of the applicable Management Agreement. The provisions of this Section 14(d) shall survive the Closing.
          (e) Prior to the Closing of the Existing Cedar Transaction involving the Stone Hedge Property, in its discretion, following the release of the Stone Hedge Property from the Stone Hedge Line of Credit, Cedar may cause the applicable Property Owner to finance the Stone Hedge Property with a mortgage loan secured by such Property on such commercially reasonable terms as Cedar shall determine (the “New Stone Hedge Loan”). Promptly upon receipt thereof, Cedar agrees to deliver a copy of either the loan application or commitment received from the applicable lender in connection with the New Stone Hedge Loan (the “New Stone Hedge Application”) to Homburg for its review and approval, not to be unreasonably withheld or conditioned. Likewise, prior to entering into the loan documents and instruments evidencing the New Stone Hedge Loan (the “New Stone Hedge Loan Documents”), Cedar agrees to deliver copies of the same to Homburg for its review and approval, not to be unreasonably withheld or conditioned; provided, however, that Homburg shall have no right to disapprove the New Stone Hedge Loan Documents unless the same materially and adversely conflict with the terms of the New Stone Hedge Application. In the event that Homburg shall fail to deliver written approval or disapproval of the terms of either the New Stone Hedge Application or the New Stone Hedge Loan Documents within five (5) Business Days after receipt thereof, Homburg shall be deemed to have approved the same. If, in accordance with the terms of this Section 14(e), Homburg shall disapprove of the terms of either the New Stone

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Hedge Application or the New Stone Hedge Loan Documents, Cedar shall have the option, in its sole direction, to either (i) cause the New Stone Hedge Application or the New Stone Hedge Loan Documents, as applicable, to be modified until Homburg shall approve the same (which approval shall not be unreasonably withheld, conditioned or delayed) or (ii) terminate this Agreement with respect to the Existing Cedar Transaction involving the Stone Hedge Property only, in which case the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration, and the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to the Stone Hedge Property and the Interests related thereto, except for any obligation expressly provided to survive a termination of this Agreement. If this Agreement shall not be terminated as to the Stone Hedge Property as aforesaid, in the event that the New Stone Hedge Loan shall close prior to the Closing of the Transaction involving the Stone Hedge Property as contemplated herein, the Allotted Consideration payable by Homburg at such Closing shall be equitably adjusted (x) to account for the outstanding principal amount of the New Stone Hedge Loan and (y) such that Homburg shall be responsible for its respective Percentage Interests of all third party transaction costs and closing costs incurred in obtaining the New Stone Hedge Loan. In addition, if the New Stone Hedge Loan shall have closed prior to the Closing of the Contract Transaction involving the Stone Hedge Property, Homburg shall pay to Cedar at the Closing of such Contract Transaction, its Percentage Interest of a financing fee equal to one-half of one percent (0.5%) of the original principal amount of the New Stone Hedge Loan; provided, however, that any such financing fee payable hereunder shall not exceed $50,000. In the event the New Stone Hedge Loan shall close on or after the Closing of the Contract Transaction involving the Stone Hedge Property, the financing fee payable to Cedar in connection therewith shall be governed by the terms of the applicable Management Agreement. The provisions of this Section 14(e) shall survive the Closing.
          (f) Cedar shall use commercially reasonable efforts to deliver to Homburg before the applicable Closing Date, tenant estoppel certificates (“Tenant Estoppels”) from tenants under Leases occupying each Existing Cedar Property, each on the applicable tenant’s standard estoppel form or as otherwise prescribed by its Lease or on a commercially reasonable form. In addition, Cedar agrees to deliver to Homburg, promptly upon receipt thereof, copies of any and all Tenant Estoppels received from tenants under Leases affecting the Contract Properties. For avoidance of doubt, failure by Cedar to obtain any Tenant Estoppel shall constitute neither a default by Cedar under this Agreement nor the failure of a condition precedent to the obligation of any party to close hereunder.
     15. Deliveries to be made on the Closing Date.
          (a) Cedar Deliveries: Cedar shall deliver or cause to be delivered to the Property Owners, Homburg or the Title Company, as the case may be, on the applicable Closing Date the following documents (collectively, “Cedar Deliveries”):
               (i) the applicable Amended and Restated Partnership Agreement and any formation or similar certificates required by the laws of the State of Delaware, executed by the applicable Cedar Partners;

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               (ii) assignment and assumption agreements in the form attached hereto as Exhibit G between Cedar, as assignor, and Homburg, as assignee, of the applicable Interests (each, an “Assignment and Assumption Agreement”), executed by Cedar;
               (iii) with respect to each Property, the Management Agreement, executed by the applicable Property Owner and the Manager;
               (iv) all applicable transfer tax forms, if any;
               (v) the affidavit referred to in Section 1445 of the Code with all pertinent information confirming that Cedar is not a foreign person, trust, estate, corporation or partnership;
               (vi) evidence reasonably satisfactory to the Title Company respecting the due organization of the Cedar Partners and the due authorization and execution by the applicable Cedar Partners of this Agreement and the documents required to be delivered hereunder;
               (vii) to the extent reasonably required by the Title Company, an affidavit of title in the form attached hereto as Exhibit H;
               (viii) a certificate (the “Update Certificate”) of Cedar dated as of the Closing Date certifying that the representations and warranties of Cedar set forth in Section 11(a) of this Agreement, other than the representations and warranties set forth in Section 11(a) of this Agreement which are made as of the date of this Agreement (the representations and warranties of Seller set forth in Section 11(a) of this Agreement, other than the representations and warranties set forth in Section 11(a) of this Agreement which are made as of the date of this Agreement, being hereafter referenced to as “Closing Date Representations”) remain true and correct in all material respects as of the Closing Date, it being agreed that if any Closing Date Representation shall no longer be true and correct in any material respect due to a change in the facts or circumstances which do not otherwise constitute a default of Cedar pursuant to the express terms of this Agreement and Cedar is unable to deliver the Update Certificate, the failure of Cedar to deliver the Update Certificate shall constitute a failure of a condition to Closing and shall not constitute a default by Cedar under this Agreement, and the sole remedy of Homburg in connection therewith shall be to terminate this Agreement with respect to all Transactions not yet closed by written notice to Cedar (in which event the unapplied portion of the Deposit shall be returned to Homburg and no party hereto shall have any further obligations under this Agreement except under those provisions of this Agreement that expressly survive a termination of this Agreement); and
               (ix) a settlement statement prepared by the Title Company and approved by Cedar and Homburg (the “Settlement Statement”).
          (b) Homburg Deliveries: Homburg shall deliver or cause to be delivered to Cedar, the Property Owners or the Title Company, as the case may be, on the Closing Date the following (collectively, “Homburg Deliveries”):

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               (i) the applicable Net Consideration required to be paid by Homburg to Cedar pursuant to Section 2 hereof;
               (ii) the Assignment and Assumption Agreement, executed by Homburg.
               (iii) the applicable Amended and Restated Partnership Agreement and any certificates required by the laws of the State of Delaware, executed by Homburg;
               (iv) all applicable transfer tax forms, if any;
               (v) evidence reasonably satisfactory to the Title Company respecting the due organization of Homburg and the due authorization and execution by Homburg of this Agreement and the documents required to be delivered hereunder; and
               (vi) the Settlement Statement.
     16. Conditions to the Closings.
          (a) Conditions Precedent to Obligations of Homburg. The obligation of Homburg to consummate each Transaction contemplated by this Agreement shall be subject to the following, as applicable:
               (i) performance and observance in all material respects, by Cedar of all covenants, warranties and agreements of this Agreement to be performed or observed by Cedar prior to or on the applicable Closing Date;
               (ii) receipt of any Loan Approval applicable to such Transaction;
               (iii) with respect to the first Closing to occur pursuant to the terms of this Agreement, no less than four (4) Transactions shall be the subject thereof;
               (iv) the Conversion or Formation applicable to such Transaction shall have occurred;
               (v) with respect to each Contract Transaction only, the applicable Purchase Contract Closing shall have occurred;
               (vi) with respect to the Transaction involving the Stone Hedge Property only, such Property shall have been released from the lien of the Stone Hedge Line of Credit;
               (vii) the representations and warranties of Cedar set forth in Section 11 and Section 13 hereof (other than those representations and warranties made as of the date of this Agreement) being true and correct in all material respects; and
               (viii) the fulfillment on or before the applicable Closing Date of all other conditions precedent to Closing benefiting Homburg specifically enumerated in this Agreement

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respecting the subject Transaction, any or all of which may be waived by Homburg in its sole discretion.
          (b) Conditions Precedent to Obligations of Cedar. The obligation of Cedar to consummate each Transaction contemplated by this Agreement shall be subject to the following, as applicable:
               (i) performance and observance by Homburg in all material respects, of all covenants and agreements of this Agreement to be performed or observed by Homburg prior to or on the applicable Closing Date;
               (ii) receipt of any Loan Approval applicable to such Transaction;
               (iii) with respect to the first Closing to occur pursuant to the terms of this Agreement, no less than four (4) Transactions shall be the subject thereof, as determined pursuant to Section 4 hereof;
               (iv) with respect to each Contract Transaction only, the closing under the applicable Purchase Contract shall have occurred;
               (v) with respect to the Transaction involving the Stone Hedge Property only, such Property shall have been released from the lien of the Stone Hedge Line of Credit;
               (vi) the representations and warranties of Homburg set forth in Section 12 and Section 13 hereof being true and correct in all material respects; and
               (vii) the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Cedar specifically set forth in this Agreement respecting the subject Transaction, any or all of which may be waived by Cedar in its sole discretion.
     17. Apportionments.
          (a) With respect to each Property, the following shall be prorated between the applicable Property Owner as constituted immediately prior to the Closing, and the applicable Property Owner as constituted immediately following the Closing, as of 11:59 p.m. on the day preceding the Closing Date (on the basis of the actual number of days elapsed over the applicable period):
               (i) Fixed rents, additional rents and all other sums and credits due or payable under the applicable Leases and any other items of income, as and when collected;
               (ii) All real estate taxes, water charges, sewer rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed (except to the extent required to be paid by tenants in good standing pursuant to Leases);
               (iii) All operating expenses (except to the extent required to be paid by tenants in good standing pursuant to Leases);

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               (iv) Any prepaid items, including, without limitation, fees for licenses and annual permit and inspection fees;
               (v) Utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor (except to the extent required to be paid by tenants pursuant to Leases);
               (vi) Deposits with telephone and other utility companies;
               (vii) Payments of principal and interest and other costs payable under any Current Loan Documents, New Parkway Plaza Loan Documents and New Stone Hedge Loan Documents, as applicable; and
               (viii) Such other items as are customarily apportioned between sellers and purchasers of real properties (and interests therein) of a type similar to the Properties and located in the Commonwealth in which each such Property is located.
          (b) If, on the Closing Date, any items of additional rent or percentage rent under the Leases or other income or expense of the Properties shall not have been ascertained, then such items shall be adjusted retroactively as and when the same are ascertained.
          (c) If, with respect to any Property, the Closing shall occur before the applicable real estate tax rate is fixed, the apportionment of real estate taxes for such Property at the Closing shall be based upon the tax rate for the next preceding year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed.
          (d) All apportionments made under this Agreement shall be calculated (1) as between the Property Owners, as constituted prior to the applicable Closing as the prior owners of the Properties, and such Property Owners, as constituted following the applicable Closing as the new owners of the Properties, and then (2) the applicable Allotted Consideration shall be adjusted at the applicable Closing such that Cedar and Homburg shall share in the credits and debits of the Property Owners in proportion to their respective interests in such Property Owners immediately following the Closing.
          (e) If any tenant at a Property is in arrears in the payment of rent on the Closing Date, any and all rents received from such tenant after the Closing shall be applied in the following order of priority: (i) first to the month in which the Closing occurred; (ii) then to any month or months following the month in which the Closing occurred; and (iii) then to the months preceding the month in which the Closing occurred. If rents or any portion thereof received after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys’ fees, costs and expenses of collection thereof, shall be promptly paid to the other party.

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          (f) Notwithstanding anything to the contrary contained in this Agreement, with respect to the Existing Cedar Properties only, Cedar shall remain liable for actual damages (including out-of-pocket expenses actually incurred by the Property Owners) resulting from (w) uninsured third party tort claims arising and accruing prior to the applicable Closing Date and which are both unrelated to the environmental condition of any Existing Cedar Property or any physical condition known by or disclosed to Homburg or any Homburg Representatives and based solely on the actions or omissions of any Existing Cedar Property Owner prior to the applicable Closing Date (the parties acknowledge that Cedar shall not be responsible hereunder for third party tort claims that are uninsured by reason of the applicable insurance deductible), (x) any breach by any Existing Property Owner of its obligations under any of the Service Contracts and Leases arising prior to the applicable Closing Date unless Homburg shall have received an estoppel certificate with respect to such Service Contract or Lease prior to applicable Closing or (A) such breach shall have been disclosed to or known by Homburg prior to the applicable Closing Date or (B) the applicable Allotted Consideration shall have been adjusted to reflect such monetary obligation or breach, (y) any tax liability of any Existing Cedar Property Owner allocable to periods prior to the applicable Closing Date, and (z) the completion of certain tenant improvements required to be performed by the lessor under certain Leases, all as more particularly identified on Schedule 4 attached hereto (the “Tenant Improvements”), as and to the extent the same have not been completed prior to the applicable Closing Date. Homburg acknowledges and agrees that its sole and exclusive remedy against Cedar in connection with the foregoing responsibilities shall be either an action for specific performance or a claim for actual damages (excluding special, consequential and punitive damages), Homburg hereby waiving any other right or remedy it may otherwise have at law or equity. The provisions of this Section 17 notwithstanding, nothing contained herein shall limit or in any way be deemed to modify the “as is, where is” nature of the Transactions as more particularly set forth in Section 11(d) of this Agreement and Homburg hereby confirms its agreement to waive any right it may have at law or in equity, including, without limitation, the right to seek damages or contribution from Cedar in connection with the physical (including, without limitation, environmental) condition of the Properties (except in connection with any breach of applicable representations and warranties of Cedar contained in Section 11(a) in accordance with the terms and conditions of this Agreement).
     The provisions of this Section 17 shall survive the Closings.
     18. Condemnation or Destruction of the Properties. In the event that, after the date hereof but prior to the applicable Closing Date with respect to any Property then owned by Cedar or any affiliate, either any portion of such Property is taken (or so threatened by written notice delivered to the applicable Contract Property Owner by a governmental authority having jurisdiction) pursuant to eminent domain proceedings or condemnation or any of the improvements on such Property are damaged or destroyed by fire or other casualty, Cedar shall, promptly upon becoming aware of the same, deliver or cause to be delivered to Homburg, notice of any such eminent domain proceedings or casualty. Except as otherwise expressly provided herein, neither Cedar nor any Property Owner shall have the obligation to restore, repair or replace any portion of any Property or any such damage or destruction. If, with respect to any Property, the amount of the damage (as determined by an independent third party contractor or engineer selected by Cedar and reasonably approved by Homburg) or the amount of

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condemnation award shall exceed an amount equal to ten percent (10%) of the applicable Allotted Consideration, Homburg shall have the right to terminate this Agreement as to the applicable Transaction only by written notice to Cedar given within ten (10) days after notification to Homburg of the estimated amount of damages or the determination of the amount of any condemnation award, whereupon the applicable Allotted Deposit shall be refunded to Homburg, the Consideration shall be reduced by an amount equal to the applicable Allotted Consideration and the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to such Transaction (except for any obligation expressly provided to survive a termination of this Agreement). In the event of any condemnation or casualty as aforesaid, the applicable Closing Date shall be extended as and to the extent necessary to permit the determination of the damage amount or condemnation award in the manner herein provided, to a Business Day selected by Cedar and reasonably approved by Homburg. The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casually or a condemnation or eminent domain proceeding.
     19. Release.
          (a) EFFECTIVE AS OF THE CLOSING OF EACH TRANSACTION, HOMBURG SHALL BE DEEMED TO HAVE RELEASED CEDAR AND ALL CEDAR RELATED PARTIES FROM ALL CLAIMS WHICH HOMBURG OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON BEHALF OF OR OTHERWISE RELATED TO OR AFFILIATED WITH, HOMBURG (EACH, A “HOMBURG RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE APPLICABLE PROPERTY AND THE APPLICABLE INTERESTS INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE PURCHASE CONTRACTS, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE APPLICABLE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND HOMBURG SHALL NOT LOOK TO CEDAR OR ANY CEDAR RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION; PROVIDED, HOWEVER, THAT THIS RELEASE SHALL NOT BE APPLICABLE TO ANY CLAIMS ARISING OUT OF THE EXPRESS COVENANTS, REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY CLOSING DELIVERY THAT SHALL EXPRESSLY SURVIVE THE CLOSING OF A TRANSACTION.
          (b) The provisions of this Section 19 shall survive the Closings or a termination of this Agreement.

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     20. Brokers. Cedar represents and warrants to Homburg, and Homburg represents and warrants to Cedar, that no broker or finder has been engaged by it, respectively, in connection with the Transactions contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Cedar shall indemnify, defend and hold harmless Homburg from the same if it shall be based upon any statement or agreement alleged to have been made by Cedar, and Homburg shall indemnify, defend and hold harmless Cedar from the same if it shall be based upon any statement or agreement alleged to have been made by Homburg. The provisions of this Section 20 shall survive the Closings and/or a termination of this Agreement.
     21. Limitation of Liability.
          (a) Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if one or more of the Transactions shall have closed hereunder, Cedar shall have not have any liability arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Cedar under this Agreement (or any document or certificate executed or delivered in connection herewith) unless claims made by Homburg shall collectively aggregate at least One Hundred Thousand and 00/100 Dollars ($100,000.00); provided, however, in no event shall the aggregate liability of Cedar hereunder exceed Two Million and 00/100 Dollars ($2,000,000.00). Notwithstanding the foregoing, the obligations of Cedar contained in Section 4(d) and 17(f) hereof shall not be subject to the limitations on liability contained in this Section 21(a).
          (b) No shareholder or agent of Cedar, nor any Cedar Related Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Homburg, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
          (c) The provisions of this Section 21 shall survive the Closings and/or a termination of this Agreement.
     22. Remedies For Default and Disposition of the Deposit.
          (a) CEDAR DEFAULTS. IF ANY TRANSACTION SHALL NOT BE CLOSED BY REASON OF CEDAR’S BREACH OR DEFAULT UNDER THIS AGREEMENT, THEN HOMBURG SHALL HAVE AS ITS EXCLUSIVE REMEDY THE RIGHT TO (A) TERMINATE THIS AGREEMENT WITH RESPECT TO ALL TRANSACTIONS NOT YET CLOSED (IN WHICH EVENT THE UNAPPLIED PORTION OF THE DEPOSIT SHALL BE RETURNED TO HOMBURG, AND NO PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHERS EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE A CLOSING OR TERMINATION OF THIS AGREEMENT), HOMBURG HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR CEDAR’S BREACH OR (B) SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR

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DAMAGES OR OTHERWISE, SHALL BE PERMITTED); PROVIDED THAT ANY ACTION BY HOMBURG FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN FORTY-FIVE (45) DAYS OF CEDAR’S BREACH OR DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY HOMBURG OF SUCH RIGHT AND REMEDY. NOTWITHSTANDING THE FOREGOING, IF A CONTRACT TRANSACTION SHALL NOT BE CLOSED BY REASON OF CEDAR’S BREACH OR DEFAULT UNDER THIS AGREEMENT, IN NO EVENT SHALL HOMBURG HAVE THE RIGHT TO SUE TO CAUSE CEDAR TO CLOSE THE PURCHASE AND SALE OF A CONTRACT PROPERTY UNDER AN APPLICABLE PURCHASE CONTRACT AND IF CEDAR SHALL NOT SO CLOSE THE APPLICABLE CONTRACT PROPERTY PURSUANT TO THE APPLICABLE PURCHASE AGREEMENT, THE SOLE REMEDY OF HOMBURG SHALL BE TO TERMINATE THIS AGREEMENT WITH RESPECT TO ALL TRANSACTIONS NOT YET CLOSED IN ACCORDANCE WITH CLAUSE (A) ABOVE.
          (b) HOMBURG DEFAULTS. IN THE EVENT ANY TRANSACTION SHALL NOT CLOSE ON ACCOUNT OF HOMBURG’S BREACH OR DEFAULT, THEN, AT CEDAR’S ELECTION, THIS AGREEMENT SHALL TERMINATE WITH RESPECT TO ALL TRANSACTIONS NOT YET CLOSED, THE RETENTION OF THE UNAPPLIED PORTION OF THE DEPOSIT SHALL BE CEDAR’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT CEDAR’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY HOMBURG TO CEDAR UNDER THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT CEDAR WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT THE INTERESTS (AND RELATED PROPERTIES) WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO CEDAR CAUSED BY THE BREACH BY HOMBURG UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION CEDAR SHOULD RECEIVE AS A RESULT OF HOMBURG’S BREACH OR DEFAULT.
          (c) Prior to the exercise by Cedar or Homburg of any right or remedy afforded to it pursuant to Section 22(a) or Section 22(b) herein, as applicable, such party (the “Non-Defaulting Party”) shall deliver written notice (a “Default Notice”) to the other party hereunder (the “Defaulting Party”) identifying the applicable breach or default and the Defaulting Party shall have ten (10) days after delivery such Default Notice to cure such breach or default. If a Defaulting Party fails to cure any default or breach that is the subject of a Default Notice within such ten (10) day period, the Non-Defaulting Party may exercise all rights and remedies afforded to it pursuant to Section 22(a) or Section 22(b) above, as applicable.
          (d) The provisions of this Section 22 shall survive the Closings and/or a termination of this Agreement.

44

     23. Title Reviews.
          (a) Homburg has, or shall promptly after the date hereof, obtain title reports for each of the Properties from the Title Company (the “Title Reports”). If any exceptions(s) to title to any Property should appear in the Title Reports that are not Permitted Exceptions, then, no later than March 26, 2007, Homburg shall promptly deliver copies thereof to Cedar, together with copies of the applicable exception documentation and written notice of disapproval of said exceptions (a “Title Objection Letter”). Any such material title exceptions so objected to by Homburg pursuant to this Section 23(a) shall be deemed to be “Title Objections.” Subject to Section 23(c) below, within ten (10) days following receipt of the Title Objection Letter, Cedar shall deliver written notice to Homburg of any Title Objections with respect to which Cedar, in its sole and absolute discretion, elects to undertake the removal prior to or at the applicable Closing (the “Title Objection Response”); provided, however, that if Cedar shall fail to deliver any Title Objection Response by the expiration of such ten (10) day period, Cedar shall be deemed to have elected not to undertake the removal of the subject Title Objections. Subject to Section 23(c) below, if Cedar elects or is deemed to have elected not to cure any Title Objection, Homburg’s only option in response thereto shall be to terminate this Agreement in accordance with Section 9 above. Subject to Section 23(c) below, if Cedar shall have elected to undertake the removal of a Title Objection but does not cause the removal thereof by the applicable Scheduled Closing Date, Homburg shall have the option, to be exercised by Homburg by written notice to Cedar on or before the applicable Scheduled Closing Date, to either (A) accept the Property “as is” with respect to such Title Objections and consummate the Closings in accordance with the terms of this Agreement or (B) terminate this Agreement by written notice thereof to Cedar, and receive a return of the undisbursed portion of the Deposit, whereupon neither party shall have any obligations or liability hereunder except as expressly intended to survive a termination of this Agreement or, if applicable, any Closing that may have already occurred hereunder. Should Homburg fail to elect an option in writing by the applicable Scheduled Closing Date, Homburg shall be deemed to have elected option (A) above. For avoidance of doubt, Cedar shall not under any circumstance be required or obligated to cause the cure or removal of any Title Objection (other than Mandatory Cure Items) including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Title Objection or to arrange for title insurance insuring against enforcement of such Title Objection against, or collection of the same out of, the applicable Property, notwithstanding that Cedar may have attempted to do so.
          (b) If Homburg shall object to any exceptions(s) to title to the Property, other than the Permitted Exceptions, of which Homburg is first made aware in any update made to any Title Report after the earlier of the date of the Title Objection Letter delivered pursuant to Section 23(a) above or March 26, 2007, Homburg shall deliver copies thereof to Cedar, together with copies of the applicable exception documentation(s) and written notice of disapproval of said exceptions no later than the earlier of (i) the applicable Scheduled Closing Date and (ii) ten (10) days after receipt by Homburg of the applicable updated Title Report. Any such material title exceptions so objected to by Homburg pursuant to this Section 23(b) shall be deemed to be “Additional Title Objections.” Subject to Section 23(c) below, no later than the earlier of (i) the applicable Scheduled Closing Date and (ii) ten (10) days after receipt by Cedar of written notice from Homburg of any Additional Title Objections, Cedar shall deliver a Title Objection

45

Response to Homburg of any Additional Title Objections with respect to which Cedar, in its sole and absolute discretion, elects to undertake the removal prior to or at the applicable Closing; provided, however, that if Cedar shall fail to deliver any Title Objection Response by the applicable Scheduled Closing Date, Cedar shall be deemed to have elected not to cause the removal of the subject Additional Title Objections. Notwithstanding the foregoing, in the event Cedar shall elect to undertake the removal of any Additional Title Objections hereunder, Cedar shall have the right in its sole and absolute discretion upon delivery of prior written notice to Homburg, to extend the applicable Scheduled Closing Date by up to thirty (30) days in the aggregate, to cause the removal thereof. Subject to Section 23(c) below, if Cedar indicates or is deemed to have indicated that it will not cure any Additional Title Objection or, if Cedar shall have elected to undertake the removal of an Additional Title Objection but does not cause the removal thereof by the applicable Schedule Closing Date, Homburg shall have the option, by (I) if Cedar shall have elected (or is deemed to have elected) not to cause the removal of the Additional Title Objection, the earlier of the Scheduled Closing Date and third (3rd) Business Day after receipt of the Title Objection Response (or the date such Title Objection Response shall have been due, as applicable) or (II) if Cedar shall have elected to undertake the removal of an Additional Title Objection but does not cause the removal thereof by the applicable Schedule Closing Date, the Scheduled Closing Date, to either (A) accept the Property “as is” with respect to such Additional Title Objections and consummate the Closings in accordance with the terms of this Agreement or (B) terminate this Agreement by written notice thereof to Cedar, and receive a return of the undisbursed portion of the Deposit, whereupon neither party shall have any obligations or liability hereunder except as expressly intended to survive a termination of this Agreement or, if applicable, any Closing that may have already occurred hereunder. Should Homburg fail to elect an option in writing within said three (3) Business Day period, Homburg shall be deemed to have elected option (A) above. For avoidance of doubt, Cedar shall not under any circumstance be required or obligated to cause the cure or removal of any Additional Title Objection (other than Mandatory Cure Items) including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Additional Title Objection or to arrange for title insurance insuring against enforcement of such Additional Title Objection against, or collection of the same out of, the applicable Property, notwithstanding that Cedar may have attempted to do so.
          (c) Notwithstanding anything to the contrary contained herein, Cedar shall cause the removal (by bonding or otherwise) prior to the applicable Scheduled Closing Date of any monetary liens encumbering any Property (that is not a Permitted Exception hereunder) objected to by Homburg in accordance with Section 23(a) or Section 23(b) above, if the placing of such lien was solely the direct result of the actions of Cedar and not otherwise caused by any tenant at, or prior owner of, the Property or any other third party (each, a “Mandatory Cure Item”).
     24. Notices. All notices, demands, consents, reports and other communications provided for in this Agreement shall be in writing, shall be given by a method prescribed in this Section and shall be given to the party to whom it is addressed at the address set forth below or at such other address(es) as such party hereto may hereafter specify by at least seven (7) days’ prior written notice.

46

To Cedar:
c/o Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, New York 11050
Attention: Leo S. Ullman
Facsimile: (516) 767-6497
With a copy to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: Steven P. Moskowitz, Esq.
Facsimile: (212) 806-6006
To Homburg:
c/o Homburg Invest Inc.
1741 Brunswick Street, Suite 600
Halifax, NS B3J-3X8
Attention: Richard Stolle
Facsimile: 902-468-2457
and to:
c/o Homburg Invest Inc.
11 Akerley Blvd., Suite 200
Dartmouth, NS B3B-1V7
Attention: Gordon Lawlor
Facsimile: 902-469-6776
and to:
c/o Homburg Holdings (U.S.), Inc.
559 East Pikes Peak Avenue
Suite 320
Colorado Springs, Colorado 80903
Attention: Robert W. Harris
Facsimile: 719-633-0278
With a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Steven Simkin, Esq.

47

Facsimile: (212) 492-0073
and to:
The DeCaro Law Firm, PC
47 Aspen Court
Evergreen, CO 80439
Attention: Phillip S. DeCaro, Esq.
Facsimile: (303) 679-3327
Any party hereto may change the address to which notice may be delivered hereunder by the giving of written notice thereof to the other Parties as provided hereinbelow. Any notice or other communication delivered pursuant to this Section may be mailed by United States or Canadian certified air mail, return receipt requested, postage prepaid, deposited in a United States or Canadian Post Office or a depository for the receipt of mail regularly maintained by the United States Post Office or the Canadian Post Office, as applicable. Such notices, demands, consents and reports may also be delivered (i) by hand or reputable international courier service which maintains evidence of receipt or (ii) by facsimile with a confirmation copy delivery by hand or reputable international courier service which maintains evidence of receipt. Any notices, demands, consents or other communications shall be deemed given and effective when delivered by hand or courier or facsimile, or if mailed only, five (5) Business Days after mailing. Notwithstanding the foregoing, no notice or other communication shall be deemed ineffective because of refusal of delivery to the address specified for the giving of such notice in accordance herewith. The provisions of this Section 24 shall survive the Closings and/or a termination of this Agreement.
     25. Amendments. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest. The provisions of this Section 25 shall survive the Closings and/or a termination of this Agreement.
     26. Governing Law; Jurisdiction; Construction. This Agreement (a) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law and (b) shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto and without regard to, or aid of, any rules of construction requiring construction against any party drafting this Agreement. The parties agree that this Agreement has been made in the New York, New York and that exclusive jurisdiction for matters arising under this Agreement shall be in the State courts in New York County, New York. Each party by signing this Agreement irrevocably consents to and shall submit to such jurisdiction. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement. The provisions of this Section 26 shall survive the Closings and/or a termination of this Agreement.

48

     27. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable as against any Person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other Persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The provisions of this Section 27 shall survive the Closings and/or a termination of this Agreement.
     28. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of facsimile copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement. The provisions of this Section 28 shall survive the Closings and/or a termination of this Agreement.
     29. No Third Party Beneficiaries. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any Person or entity other than the parties hereto and the Cedar Related Parties. The provisions of this Section 29 shall survive the Closings and/or a termination of this Agreement.
     30. Waiver. No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be waiver of any other or any subsequent breach hereof. The provisions of this Section 30 shall survive the Closings and/or a termination of this Agreement.
     31. Assignment. Without the prior written consent of the other parties hereunder, no party hereto may assign this Agreement or any of its rights or obligations hereunder, and any purported unpermitted assignment shall be null and void. Notwithstanding the foregoing, Cedar shall be permitted to assign this Agreement without the consent of any other party to any entity controlled, directly or indirectly, by Cedar, provided that any such assignment by Cedar shall not release Cedar of its obligations under this Agreement. The provisions of this Section 31 shall survive the Closings and/or a termination of this Agreement.
     32. Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the parties and each of their respective successors and permitted assigns. The provisions of this Section 32 shall survive the Closings and/or a termination of this Agreement.
     33. Entire Agreement. This Agreement sets forth the entire agreement between the parties and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. The provisions of this Section 33 shall survive the Closings and/or a termination of this Agreement.

49

     34. Further Assurances. After the Closing Date, the parties hereunder shall execute and deliver each to the other such documents and instruments and take such further actions as may be reasonably necessary or required to consummate the transactions contemplated by this Agreement. The provisions of this Section 34 shall survive the Closings and/or a termination of this Agreement.
     35. Paragraph Headings. The headings of the various sections of this Agreement have been inserted only for the purpose of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement. The provisions of this Section 35 shall survive the Closings and/or a termination of this Agreement.
     36. Waiver of Trial by Jury. The parties hereto waive trial by jury in any action or proceeding arising out of or in connection with this Agreement. The provisions of this Section 36 shall survive the Closings and/or a termination of this Agreement.
     37. Litigation Costs. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, the terms of Section 5), in the event of any litigation arising in connection with this Agreement, the substantially prevailing party shall be entitled to recover from the substantially non-prevailing party its reasonable legal fees and expenses at trial and all appellate levels. The provisions of this Section 37 shall survive the Closings and/or a termination of this Agreement.
     38. Currency. Any and all amounts owing by any party hereto pursuant to this Agreement, shall be paid in lawful currency of the United States of America (i.e. U.S. Dollars). The provisions of this Section 38 shall survive the Closings and/or a termination of this Agreement.
     39. Contract Transactions. Notwithstanding anything to the contrary contained in this Agreement, Homburg acknowledges and agrees that Cedar shall have no obligation to purchase any Contract Property and that the decision to so purchase any such Contract Property shall be made in the sole and absolute discretion of Cedar. In the event that any Purchase Contract Closing shall not occur for any reason whatsoever, including, without limitation, the willful fault of Cedar, Homburg shall not have any recourse against Cedar as a result of such failure to close the purchase and sale of any Contract Property; provided, however, that this Agreement shall automatically terminate as to the applicable Contract Transaction and the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration and the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to the applicable Interests and the applicable Contract Property (except for any obligation expressly provided to survive a termination of this Agreement). Notwithstanding the foregoing, in the event that a Purchase Contract Closing shall not occur solely by reason of the willful breach of Cedar under the applicable Purchase Contract, then Cedar shall reimburse Homburg for a portion of its third-party out-of-pocket expenses actually incurred by Homburg solely in connection with the diligence of the applicable Contract Transaction; provided, however, (i) in no event shall Cedar be obligated to reimburse Homburg hereunder in excess of Fifty Thousand and 00/100 Dollars ($50,000) with

50

respect to all of the Contract Transactions, in the aggregate, and (ii) Cedar’s obligation to reimburse Homburg hereunder shall relate only to third-party out-of-pocket expenses with respect to which Homburg delivers to Cedar a third-party invoice (with reasonable supporting information and documentation and evidence of payment) within thirty (30) days after the date on which this Agreement shall have terminated as to the applicable Contract Transaction.
     40. Board Consent. The obligation of each of Cedar and Homburg to consummate the Transactions contemplated hereby shall be conditioned upon receipt of the approval of the board of directors of CSCI, the general partner of Cedar, to the transactions contemplated by this Agreement (“Board Consent”). Notwithstanding the foregoing, Cedar shall endeavor to obtain Board Consent on or before the date that is forty-five (45) days following the date hereof (the “Consent Deadline”); provided, however, that in the event that Cedar fails to obtain the Board Consent on or prior to the Consent Deadline, and until such time as Cedar shall obtain such Board Consent, Homburg may terminate this Agreement upon five (5) Business Days written notice to Cedar, whereupon the Deposit shall be promptly returned to Homburg and this Agreement and the obligations of the parties hereunder shall terminate (and no party shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement).
     41. Review of Form of Amended and Restated Partnership Agreement. The parties hereto acknowledge and agree that Homburg shall promptly submit the form of Amended and Restated Partnership Agreement to the applicable Netherlands Government Authorities for review of its compliance with applicable Netherlands legal requirements. In the event that such Governmental Authorities advise Homburg that the form of the Amended and Restated Partnership Agreement does not comply with such applicable legal requirements, the parties hereto agree to cooperate in good faith to amend such form of Amended and Restated Partnership Agreement so that it complies with such requirements.
     42. Marketing Fee. At the Closing, Cedar shall pay to Homburg (or credit against the Net Consideration) an amount equal to one and one-half percent (1.5%) of the product of (i) sixty percent (60%) and (ii) the Net Consideration paid at the Closing. Following any Syndication of the Interests acquired by Homburg in a Property Owner pursuant to this Agreement, Cedar shall pay to Homburg a marketing fee equal to one and one-half percent (1.5%) of the product of (x) the Net Consideration paid by Homburg to Cedar for such Interests at the applicable Closing and (y) the percentage of the Interests in the Property Owner that shall have been assigned by Homburg in connection with the applicable Syndication (the “Marketing Fee”). Notwithstanding the foregoing, Cedar shall have no obligation to pay a Marketing Fee to Homburg hereunder with respect to any Syndication that shall occur subsequent to December 31, 2007. For avoidance of doubt, no Marketing Fee shall be payable with respect to a Syndication of Interests unless and until the applicable Closing shall have occurred hereunder. Any Marketing Fee required to be paid by Cedar hereunder shall be payable to Homburg within thirty (30) days of receipt by Cedar of written request therefor, together with evidence reasonably satisfactory to Cedar of the date that the applicable Syndication shall have occurred and the percentage of the applicable Interests that shall have been assigned by Homburg in connection therewith. The provisions of this Section 42 shall survive the Closings.

51

     43. Press Releases. Cedar and Homburg agree to consult with each other before issuing any press releases with respect to this Agreement or the Transactions and shall endeavor to agree as to the content of such press releases (which agreement shall not be unreasonably withheld, conditioned or delayed); provided, however, that nothing herein shall be deemed to prevent either party, or their respective affiliates, from issuing any press release if such parties shall believe, in the exercise of its reasonable judgment, that such press release is required to be made by applicable law. The provisions of this Section 43 shall survive the Closings.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

52

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

CEDAR:

CEDAR SHOPPING CENTERS
PARTNERSHIP, L.P., a Delaware limited
partnership

By:	Cedar Shopping Centers, Inc., a Maryland
corporation, its general partner

	By:	/s/ LEO S. ULLMAN Leo S. Ullman
President

HOMBURG:

HOMBURG HOLDINGS (U.S.) INC., a
Colorado corporation

By:	/s/

Name:
Title:

53

EXHIBIT A
LAND
(see attached)

A•1
TW File # 280192
File # 10-898-426
Commonwealth

Meadows Marketplace
10-898-426	Hershey, PA
LEGAL DESCRIPTION FOR LOT 82B; CEDAR SHOPPING CENTERS INC.
All that certain tract of land situate in South Hanover Township, Dauphin County, Pennsylvania, located on the west side of Hershey Road (S.R.. 0039) approximately 1,000 feet south of the centerline intersection. Shetland Drive (T-453) and Hershey Road (S.R. 0039), said tract being Lot 82B as shown on the “Final Subdivision Plan for Meadows of Hanover Lot 82” prepared by Herbert, Rowland and Grubie, Inc. dated. June 30, 2004 last revised 8-24-04, more fully bounded and described as follows;
Beginning at the intersection of the dividing line of lands N/F of Akbar & Kathleen Bardlkalale and lot 82B as shown on the aforementioned plan with the western Legal Right-of-Way Line for Hershey Road (S.R. 0039); thence along lands of Bardlkalale the following four (4) courses; (1) South 67 degrees 39 minutes 45 seconds West 28.58 feet to a concrete monument (found); (2) South 84 degrees 02 minutes 33 seconds West 252.36 feet to a concrete monument (found); (3) South 02 degrees 25 minutes 37 seconds East 249.96 feet to a concrete monument (found); (4) North 82 degrees 49 minutes 03 seconds East 292.12 feet to the western Legal Right-of-Way Line of Hershey Road (S.R. 0039); thence along said western Legal Right-of-Way Line South 02 degrees 14 minutes 45 seconds East 501.14 feet; thence continuing along the same by a curve to the left said curve having a radius of 1185.92 feet an arc length of 213.95 feet and a chord of South 07 degrees 24 minutes 51 seconds East 213.66 feet to the northern Dedicated Right-of-Way Line of Hayshed Road; thence along said northern Dedicated Right-of-Way the following six (6) courses; (1) South 77 degrees 25 minutes 03 seconds West 10.00 feet; (2) by a curve to the right said curve having a radius of 1195.92 feet an arc length of 1.68 feet and a chord of South 12 degrees 37 minutes 23 seconds East 1.68 feet; (3) by a curve to the right said curve having a radius of 40.00 feet an arc length of 57.35 feet and a chord of South 28 degrees 24 minutes 44 seconds West 52.56 feet; (4) South 69 degrees 29 minutes 15 seconds West 50.63 feet; (5) South 20 degrees 30 minutes 45 seconds East 10.00 feet; (6) South 69 degrees 29 minutes 15 seconds West

PRO FORMA

Owner’s Policy	Page 2 of 5

          LanstiAn4Lrica Order Number: 280192
MI Commonwealth File * 10-898-426
391.11 feet; thence leaving said Dedicated Right-of-Way and along lands now or formerly of Meadows of Hanover Inc. and a 32 foot private easement for future roadway and utilities by the following eight (8) courses; (1) by a curve to the right said curve having a radius of 25.00 feet an arc length of 38.22 feet and a chord of North 66 degrees 42 minutes 48 seconds West 34.61 feet (2) by a curve to the left said curve having a radius of 566.00 feet an arc length of 289.00 feet and a chord of North 37 degrees 32 minutes 31 seconds West 285.87 feet; (3) by a curve to the right said curve having a radius of 489.00 feet an arc length of 616.58 feet and a chord of North 16 degrees 02 minutes 52 seconds West 576.54 feet; (4) by a curve to the right said curve having a radius of 569.00 feet an arc length of 343.05 feet and a chord of North 37 degrees 20 minutes 47 seconds East (5) by a curve to the right said curve having a radius of 899.00 feet an arc length of 417.96 feet and a chord of North 67 degrees 56 minutes 14 seconds East 414.21 feet; (6) North 81 degrees 15 minutes 22 seconds East 17.56 feet; (7) North 82 degrees 58 minutes 28 seconds East 102.53 feet (8) by a curve to the right said curve having a radius of 25.00 feet an arc length of 39.23 feet and a chord of South 52 degrees 04 minutes 35 seconds East 35.32 feet to the western Legal Right-of-Way Line of

Exhibit A continued

10-898-426	7 r- c
Hershey Road (S.R. 0039); thence along said Right-of-Way b. curve to the right said curve having a radius of 1587.02 feet an arc length of 35.49 feet and a chord of feet to lands N/F of Akbar & Kathleen Bardlkalale, the place of BEGINNING.
Containing approximately 15.8730 acres.
BEING THE SAME PREMISES which Meadows of Hanover Development, Inc., a Pennsylvania corporation, by Deed dated September 30, 2004, and recorded October 29, 2004, in the Recorder of Deeds Office in and for Dauphin County, PA, in Book 5739, Page 590, granted and conveyed unto Cedar Hershey, LLC, a Delaware limited liability company.
TOGETHER WITH AND UNDER AND SUBJECT to those certain conditions, covenants and easement rights contained In the Master Declaration of Covenants, Easements and Restrictions dated October 2, 2003, recorded in Record Book 5202, Page 425, as amended by Amendment dated October 13, 2004 recorded in Record Book 5739, Page 580.
TOGETHER WITH AND UNDER AND SUBJECT to Easement Agreement dated October 13, 2004 recorded in Record Book 5739, Page 596.
Owner’s Policy

PRO FORMA

A-2.
Fieldstone Marketplace
New Bedford, MA
A certain parcel of land situated on the southeasterly side of Kings Highway In the City of New Bedford, the County of Bristol and the Commonwealth of Massachusetts, being more particularly bounded and described as follows;
Beginning at a point, said point being a Massachusetts Highway bound at the intersection of the easterly sideline of the State Highway Layout Route 140 with the southeasterly sideline of said Kings Highway;
Thence N 32°-07'-55" E, 583.11 feet along the southeasterly sideline of said Kings Highway to a point;
Thence S 57°- 56'-23" E, 276.00 feet to a point;
Thence S 10°- 08'.29" E, 360.00 feet to a point;
Thence S 58°-32'-07" E. 37.59 feet to a point;
Thence S 08°- 001-10" E, 411.29 feet to a point;
Thence N 81°-591-50" E, 412.48 feet to a point on the westerly sideline of a Penn Central Co. Consolidated Rail Corp. Right of Way;
The last five courses being by land now or formerly of Kings Plaza Assoc. Ltd. of PA;
Thence S 08° — 00'-10" E, 720.19 feet by the westerly sideline of said Consolidated Rail Corp. Right of Way to a point;
Thence S 87°-11 ‘-31“W, 858.92 feet by land now or formerly of Fieldstone Acres, LLC to a point on the easterly sideline of said State Highway Layout Route 140;
Thence N 17°-33'- 20"W, 5.19 feet by the easterly sideline of said State Highway Layout to a Massachusetts Highway bound;
Thence N 17°-33'-20" W, 672.54 feet by the easterly sideline of said State Highway Layout Route 140 to a Massachusetts Highway bound;
Thence along a curve as it deflects to the right, having a radius of 12,850.00 feet, an arc length of 506.35 feet by the easterly sideline of said State Highway Layout Route 140 to the Massachusetts Highway bound at the point of beginning.
Containing 24.95 acres and being shown as Lot 1 on a plan by Tibbetts Engineering Corp. entitled: ‘Plan of land in New Bedford, MA for Fieldstone Realty Trust” Scale 1”-100' and dated November 10, 1997, which plan Is recorded with the Bristol County (South District) Registry of Deeds in Plan Book 138, Page 122.
Together with the benefit of an Easement Agreement dated January 27, 1998 by and among Fieldstone Acres LLC, Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company and recorded with said Deeds in Book 4036, Page 26.

— This Policy is Invalid unless the cover sheet and Schedule A are attached.—

Polcy 135 Litho In U. S. A. Form No. 1190-74A	ALTA Owner’s Polcy (10/17/92)

A•3
TW File HL204267CP
5-493; NYN06-001109-C

Stone Hedge Square
Policy Number: 10 E	Carlisle, PA
ALL THOSE CERTAIN tracts or lots of land situate in the Township of South Middleton, County of Cumberland and Commonwealth of Pennsylvania, bounded and described as follows in accordance with a preliminary/final minor subdivision plan of “Stonehedge Squarer as recorded in Plan Book 72, Page 7:
LOT 1:
BEGINNING at a steel rebar on the southerly right-of-way line of Walnut Bottom Road (60’ R/W), said steel rebar being at the northeasterly terminus of a curve-connecting the easterly right-of-way line of Stonehedge Drive West (60’ R/W) to the southerly right-of-way line of Walnut Bottom Road; thence along the southerly right-of-way line of Walnut Bottom Road, North 57 degrees, 14 minutes, 10 seconds East, a distance of 370.03 feet to a steel rebar; thence along lands now or formerly of Stonehedge Square Limited Partnership (Lot 2) the following (3) courses: (1) by a curve to the left having a radius of 40.00 feet, an arc distance of 62.83 feet, the chord of which is South 12 degrees, 14 minutes, 10 seconds West, a distance of 56.57 feet to a steel rebar; (2) thence South 32 degrees, 45 minutes, 50 seconds East, a distance of 140.00 feet to a railroad spike; (3) thence North 57 degrees, 14 minutes, 10 seconds East, a distance of 252.00 feet to a concrete monument on the westerly property line now or formerly of Manor Healthcare Corporation; thence along the westerly property line now or formerly of Manor Healthcare Corporation, South 32 degrees, 45 minutes, 50 seconds East, a distance of 289.19 feet to a steel rebar in the northerly right-of-way line of Village Drive (50’ R/W); thence along the northerly right-of-way line of Village Drive the following (6) courses: (1) by a curve to the left having a radius of 225.00 feet, an arc distance of 127.88 feet, the chord of which is South 28 degrees, 31 minutes 07 seconds West, a distance of 126.17 feet to a steel rebar; (2) thence South 12 degrees, 14 minutes, 10 seconds East, a distance of 153.25 feet to a steel rebar; (3) by a curve to the right having a radius of 175.00 feet, an arc distance of 137.44 feet, the chord of which Is South 34 degrees, 44 minutes, 10 seconds West, a distance of 133.94 feet to a P.K. nail; (4) thence South 57 degrees, 14 minutes, 10 seconds West, a distance of 191.87 feet to a steel rebar; (5) by a curve to the right having a radius of 175.00 feet, an arc distance of 109.67 to the right having a radius of 175.00 feet, an arc distance of 109.67 feet, the chord of which is South 75 degrees, 11 minutes, 20 seconds West, a distance of 107.88 feet to a steel rebar; (6) thence North 86 degrees, 51 minutes, 30 seconds West, a distance of 47.87 feet to a steel rebar, said steel rebar being the easterly terminus of a curve connecting the northerly right-of-way line of Village Drive to the easterly right-of-way line of Stonehedge Drive West; thence by said curve to the right having a radius of 25.00 feet, an arc distance of 39.27 feet, the chord of which is North 41 degrees, 51 minutes, 30 seconds West, a distance of 35.36 feet to a steel rebar in the easterly right-of-way line of Stonehedge Drive West; thence along Stonehedge Drive West the following (3) courses: (1) by a curve to the left having a radius of 330.00 feet, an arc distance of 183.28 feet, the chord of which is North 16 degrees, 51 minutes, 11 seconds West, a distance of 180.93 feet to a P.K. Nail; (2) thence North 32 degrees, 45 minutes, 50 seconds West, a distance of 198.61 feet to a P.K. nail; (3) thence North 31 degrees, 08 minutes, 40 seconds West, a distance of 176.92 feet to a steel rebar; said steel rebar being The southerly terminus of a curve connecting the easterly right-of-way line of Stonehedge Drive West to the southerly

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right-of-way line of Walnut Bottom Road; thence by said curve to the right having a radius of 45.00 feet, an arc distance of 69.41 feet, the chord of which is North 13 degrees, 02 minutes, 45 seconds East, a distance of 62.73 feet to a steel rebar In the southerly right-of-way line of Walnut Bottom Road, said steel rebar the point of BEGINNING.

Order Number: HL204267CP
Policy Number: :)-865-493; NYN06-001109-C
CONTAINING 8.237 Acres / 358,818 Square feet
LOT 2:
BEGINNING at a steel rebar on the southerly right-of-way line of Walnut Bottom Road (60’ R/W), said steel rebar being located North 57 degrees, 14 minutes, 10 seconds East, a distance of 413.78 feet from the easterly right-of-way line of Stonehedge Drive West; thence along the southerly right-of-way line of Walnut-Bottom Road, North 57 degrees, 14 minutes, 10 seconds East, a distance of 212.00 feet to a concrete monument on the westerly property line of lands now or formerly of Manor Healthcare Corporation, thence along the westerly property line of lands now or formerly of Manor Healthcare Corporation, South 32 degrees, 45 minutes, 50 seconds East, .a distance of 180.00 feet to a concrete monument; thence along lands now or formerly of Stonehedge Square Limited Partnership (Lot 1) the following (3) courses: (1) South 57 degrees, 14 minutes, 10 seconds West, a distance of 252.00 feet to a railroad spike; (2) thence North 32 degrees, 45 minutes, 50 seconds West, a distance of 140.00 feet to a steel rebar; (3) thence by a curve to the right having a radius of 40.00 feet, an arc distance of 62.83 feet, the chord of which is North 12 degrees, 14 minutes, 10 seconds East, a distance of 56.57 feet to a steel rebar on the right-of-way line of Walnut Bottom Road, said steel rebar the point of BEGINNING.
CONTAINING 1.0333 Acres / 45,017 Square Feet.
BEING THE SAME PREMISES which Stonehedge Square Limited Partnership, by Deed dated February 9, 2000, and recorded February 16, 2000, in the Recorder of Deeds Office in and for Cumberland County, PA, In Record Book 216, Page 253, granted and conveyed unto Stonehedge Center, LLC.
The above premises are also described in accordance with a survey by Millman Surveying, Inc. dated May 18, 2006, Site No. 8945, as follows:
Situated in the City of South Middleton, County of Cumberland, and State of Pennsylvania: Known as being all of 2 Lots of land as shown on the minor subdivision plan of “Stonehedge Square” as recorded in Plan Book 72, Page 7 and is more particularly described as follows:
BEGINNING at a concrete monument found at the Northerly most corner of the subject property, said point also being locate in the Southeasterly Right-of-Way line of Walnut Bottom Road;

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Order Number: HL204267CP
Policy Number: :)-865-493; NYN06-001109-C
Thence, South 32º45'50" East, a distance of 469.19 feet to steel rebar found;
Thence, along a curve to the left, having a radius of 225.00 feet, an interior angle of 32º33'52", a tangent of 65.72 feet, a chord bearing South 28º31'07" West at a distance of 126.17 feet, and having an overall arc length of 127.88 feet to a Steel rebar found;
Thence, South 12º14'10" West, a distance of 153.25 feet to steel rebar found;
Thence, along a curve to the right, having a radius of 175.00 feet, an interior angle of 44º59'54", a tangent of 72.48 feet, a chord bearing South 34º44'10" East at a distance of 133.94 feet and having an overall arc length of 137.44 feet to an iron nail found;

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Order Number: HL204267CP
     Policy Number: :)-865-493; NYN06-001109-C
Thence, South 57°14'10" West, a distance of 191.87 feet to steel rebar found;
Thence, along a curve to the right, having a radius of 175.00 feet, an interior angle of 35°54'23", a-tangent of 56.70 feet, a chord bearing South 75°11'20" West at a distance of 107.88 feet, and having an overall arc length of 109.67 feet to a steel rebar found;
Thence, North B6°51'30" West, at a distance of 47.87 feet to a steel rebar found;
Thence, along a curve to the right, having a radius of 25.00 feet, an interior angle of 90°00'01", a tangent of 25.00 feet, a chord bearing North 41°51'30" West at a distance of 35.36 feet, and having an overall arc length of 39.27 feet to a steel rebar found;
Thence, along a curve to the left, having a radius of 330.00 feet, an interior angle of 31°49'18", a tangent of 94.07 feet, a chord bearing North 16°51'11" West at a distance of 180.93 feet, and having an overall arc length of 182.28 feet to an Iron nail found’,
Thence, North 32°45'50" West, a distance of 198.61 feet to a steel rebar found;
Thence, North 31°08'40" West, a distance of 176.92 feet to a steel rebar found;
Thence, along a curve to the right, having a radius of 45.00 feet, an interior angle of 88°22'32", a tangent of 43.74 feet, a chord bearing North 13°02'45" East at a distance of 62.73 feet, and having an overall arc length of 69,41 feet to a steel rebar found;
Thence, North 57°14'10" East, a distance of 582.03 feet to the point of beginning and containing 9.2707 acres (403,831 square feet) of land, more or less, and being subject to all legal highways and easements of record.
The meridian for all bearings shown hereon is the Southeasterly Right-of-Way line of Walnut Bottom Road known as being North 57°14'10" East.
Tax ID / Parcel No. 29-017-003

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Pennsboro Commons Enola, PA	policy Number: 10 759 259
TRACT 1:
ALL THAT CERTAIN piece, parcel and lot of land situate in the Township of East Pennsboro, County of Cumberland, Commonwealth of Pennsylvania, being more fully bound and described as follows, to wit:
BEGINNING at a point on the northern right-of-way line of Wertzville Road at lands now or formerly PA State Bank; thence by said lands the following two courses and distances: (1) North 17 degrees 32 minutes 33 seconds West a distance of 180.56 feet to a point; (2) South 72 degrees 27 minutes 27 seconds West a distance of 241.55 feet to a point on the eastern right-of-way line of East Penn Drive; thence by said right-of-way line the following two courses and distances: (1) North 27 degrees 20 minutes 00 seconds West a distance of 138.95 feet to a point; (2) North 17 degrees 15 minutes 30 seconds West a distance of 263.28 feet to a point at Tract 3; thence by said Tract 3 North 04 degrees 10 minutes 00 seconds East a distance of 130.24 feet to a point at lands now or formerly 1550 Associates, Inc. LLC; thence by said lands north 04 degrees 20 minutes 30 seconds East a distance of 123.12 feet to a point; thence by same and beyond by lands now or formerly Members First Federal Credit Union North 13 degrees 30 minutes 00 seconds West a distance of 259.57 feet to a point; thence by same and beyond by lands now or formerly 1550 Associates Inc. LLC North 00 degrees 51 minutes 00 seconds East a distance of 348.14 feet to a point at lands now or formerly Donald D. & Janice L. Woods; thence by said lands North 80 degrees 59 minutes 42 seconds East a distance of 102.70 feet to a point at lands now or formerly Michael R. Stambaugh; thence by said lands and beyond by lands now or formerly Charles E. Baker South 22 degrees 24 minutes 47 seconds East a distance of 200.31 feet to a point at Tract 2; thence by said Tract 2 the following two courses and distances: (1) South 22 degrees 31 minutes 32 seconds East a distance of 165.19 feet to a point; (2) North 81 degrees 05 minutes 07 seconds East a distance of 299.90 feet to a point on the northern right of way line of Areba Street; thence crossing said street South 22 degrees 51 minutes 00 seconds East a distance of 51.63 feet to a point at lands now or formerly Conservative Baptist Association; thence by said lands the following three courses and distances: (1) South 81 degrees 24 minutes 00 seconds West a distance of 125.44 feet to a point; (2) South 22 degrees 51 minutes 08 seconds East a distance of 349.95 feet to a point; (3) North 81 degrees 24 minutes 00 seconds East a distance of 125.44 feet to a point on the northern right of way line of Linden Street; thence crossing said street South 16 degrees 15 minutes 43 seconds East a distance of 48.34 feet to a point at lands now or formerly Chad E. Runkle; thence by said lands South 22 degrees 53 minutes 35 seconds East a distance of 152.38 feet to a point at lands now or formerly Russel J. & Lisa Kay Shutt; thence by said lands and beyond by lands now or formerly Michael B. Mann South 73 degrees 44 minutes 35 seconds West a distance of 179.42 feet to a point; thence by said lands of Mann South 17 degrees 35 minutes 35 seconds East a distance of 182.03 feet to a point at lands now or formerly Uni-Marts Inc.; thence by said lands the following two courses and distances: (1) South 72 degrees 27 minutes 27 seconds West a distance of 199.80 feet to a point; (2) South 17 degrees 32 minutes 33 seconds East a distance of 203.00 feet to a point on the northern right of way line of Wertzville Road; thence by said right-of-way line South 72 degrees 27 minutes 27 seconds West a distance of 59.04 feet to a point, the POINT OF BEGINNING.
CONTAINING 12.1852 Acres.
BEING A PART OF THE SAME PREMISES which Theodore E. Sgrignoli and Winifred E. Sgrignoli, his wife, by Deed dated May 1, 1987 and recorded May 7, 1987 in Cumberland County in Deed Book Q, Volume 32, Page 522, conveyed untoWilliam F. Rothman, Charles F. Schubert & Samuel L. Reed, co-partners, tld/b/a Rothman, Schubert & Reed, a partnership, in fee.
TRACT 2:
ALL THAT CERTAIN piece, parcel and lot of land situate in the Township of East Pennsboro, County of Cumberland, Commonwealth of Pennsylvania, being more fuity bound and described as follows, to wit:
BEGINNING at a point at Tract 1; thence by said Tract 1 North 81 degrees 05 minutes 07 seconds East a distance of 299.90 feet to a point at lands now or formerly Lee F. & Anna M. Comfort; thence by said lands and beyond by lands now or formerly Edward J. & Kathleen McCormick North 22 degrees 51 minutes 00 seconds West a distance of 165.42 feet to a point at lads now or formerly Charles E. Baker; thence by said lands South 81 degrees 05 minutes 07 seconds West a distance of 298.94 feet to a point at Tract 1; thence by said Tract 1 South 22 degrees 31 minutes 32 seconds East a distance of 165.19 feet to a point, the POINT OF BEGINNING.

CONTAINING 1.1036 Acres.
BEING THE SAME PREMISES which Theodore E. Sgrignoli and Winifred E. Sgrignoli, his wife, by Deed dated May 1, 1987 and recorded May 7, 1987 in Cumberland County in Deed Book Q, Volume 32, Page 525, conveyed unto William F. Rothman, Charles F. Schubert and Samuel L. Reed, co-partners, t/d/b/a Rothman, Schubert & Reed, a partnership, in fee.
TRACT 3:
ALL THAT CERTAIN piece, parcel and lot of land situate in the Township of East Pennsboro, County of Cumberland, Commonwealth of Pennsylvania; being more fully bound and described as follows, to wit:
BEGINNING at a point at Tract 1; thence by said Tract 1 North 04 degrees 10 minutes 00 seconds East a distance of 130.24 feet to a point at lands now•or formerly 1550 Associates Inc. LLC; thence by said lands South 67 degrees 54 minutes 41 seconds West a distance of 116.45 feet to a point on the eastern right-of-way line of East Penn Drive; thence by said right-of-way line the following four courses and distances: (1) South 22 degrees 05 minutes 19 seconds East a distance of 73.06 feet to a point; (2) North 67 degrees 54 minutes 41 seconds East a distance of 5,00 feet to a point; (3) South 22-degrees 05 minutes 19 seconds East a distance of 113.65 feet to a point; (4) North 67 degrees 54 minutes 44 seconds East a distance of 47.86 feet to a point at Tract 1; thence by said Tract 1 North 17 degrees 15 minutes 30 seconds West a distance of 70.96 feet to a point, the POINT OF BEGINNING.
CONTAINING 13,618 Square Feet (0.3126 Acres).
BEING THE SAME PREMISES which William F. Rothman, Charles F. Schubert & Samuel L. Reed, co-partners, t/d/b/a Rothman, Schubert & Reed, a partnership, by Deed dated October 26, 2005, and recorded October 27, 2005, in the Recorder of Deeds Office In and for Cumberland County, PA, In Record Book 271, page 3144, granted and conveyed unto Cedar-Pennsboro, LLC, a Delaware limited liability company.

Policy Number: 10-9	Aston Center Aston, PA	FORMA
ALL THAT CERTAIN lot or parcel of land with the buildings and improvements erected thereon, SITUATE in the Township of Aston, County of Delaware and State of Pennsylvania, bounded and described according to a Preliminary/Final Subdivision Plan made by J. Michael Brill Associates, Inc., Consulting Engineers, Mechanicsburg, Pennsylvania, dated 2/5/2004, last revised 5/7/2004 and recorded in Plan Volume 26•page 145 and as shown on that certain ALTA/ACSM Survey made by Vollmer Associates LLP dated 10/27/2005 and revised 11/2/2005, as follows to wit:
BEGINNING AT A POINT located on the Eastern property line of land now or formerly owned by Village Green Realty in Deed Book 2446, Page 2150, said point also being located on the Northern right-of-way line of Concord Road (S.R. 3007); thence from said point, along the property line of land now or formerly owned by Village Green Realty the following courses and distances: (1) North 32 degrees 36 minutes 00 seconds East a distance of 331.30 feet to a point; (2) South 80 degree 41 minutes 00 seconds West a distance of 119.43 feet to a point; (3) North 72 degrees 03 minutes 00 seconds West a distance of 112.44 feet to a point; (4) North 19 degrees 21 minutes 12 seconds East a distance of 115.73 feet to a point; thence along the Southern right-of-way line of Robin Hood Lane along a curve to the left having a radius of 175.00 feet and an arc length of 48.09 feet, said arc having chord bearing of South 78 degrees 06 minutes 51 seconds East and a chord length of 47.94 feet, to a point; thence along the boundary line of Proposed Lot B the following courses and distances: (1) South 04 degrees 00 minutes 47 seconds West a distance of 46.70 feet to a point; ‘(2) South 74 degrees 46 minutes 00 seconds East a distance of 29.01 feet to a point; (3) South 82 degrees 34 minutes 49 seconds East a distance of 67.34 feet to a point; (4) South 74 degrees 46 minutes 00 seconds East a distance of 94.76 feet to a point; thence along the property line of lands now or formerly owned by August C. & Johanne L. Peters South 11 degrees 20 minutes 00 seconds East a distance of 19.47 feet to a point; thence along the property line of lands now or formerly owned by August C. & Johanne L. Peters, lands now or formerly owned by Josephine Theresa & Robert Paul Gronski, lands now or formerly owned by Norman J. Erickson & Catherine C. Hall and lands now or formerly owned by Gordon, Jr. & Lynne B. Lock North 80 degrees 41 minutes 00 seconds East a distance of 266.07 feet to a point; thence along the property line of lands now of formerly owned by Scott G. & Christine Rickards and lands now of formerly owned by Bryan G. & Kimberly I. Winters South 35 degrees 22 minutes 23 seconds East a distance of 122.71 feet to a point; thence along the property line of lands now of formerly owned by William F. Hallman South 03 degrees 00 minutes 39 seconds West a distance of 390.84 feet to a point; thence along the Northern right-of-way line of Concord Road (S.R.3007) the following courses and distances: (1) North 85 degrees 07 minutes 37 seconds West a distance of 129.74 feet to a point; (2) along a curve to right having a radius of 825.00 feet and an arc length of 398.87 feet, said arc having chord bearing of North 71 degrees 16 minutes 34 seconds. West and a chord length of 395.00 feet to a point; (3) North 57 degrees 25 minutes 32 seconds West a distance of 42.00 feet to a point, said point being the POINT OF BEGINNING.
EXCEPTING THEREFROM AND THEREOUT the following parcel of land as conveyed to Penn Dot in Volume 3591 page 718.
BEGINNING AT A POINT, located on the Northern right- of -way line of Concord Road (S.R. 3007) a 50 foot right-of -way, said point being referenced from the Northwestern corner of Shubrook Lane right-of -way (an Unimproved right-of-way) South 57 degrees 25 minutes 32 seconds East a distance of 6.10 feet to a point, thence across Concord Road right-of-way

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Order Number: 289239PA
-954-461; NYN06-002988-
Policy Number: 10-i
North 32 degrees 34 minutes 28 seconds East a distance of 50.00 feet to a point on the Northern right-of-way line of Concord Road, said point being POINT OF BEGINNING.
From the POINT OF BEGINNING along the Eastern property line of lands now or formerly of Village Green Realty North 32 degrees 36 minutes 00 seconds East a distance of 13.00 feet to a point; thence through lands now or formerly of Aston Center , LLC South 57 degrees 25 minutes 32 seconds East a distance of 41.99 feet to a point; thence through the same along a curve to the left having a radius of 812.00 feet and an arc length 359.76 feet, said arc having a chord bearing of South 70 degrees 07 minutes 05 seconds East and a chord 356.83 feet to a point; thence through the same South 07 degrees 11 minutes 22 seconds West a distance of 13.00 feet to a point on the Northern right-of -way line of Concord Road thence along the Northern right-of-way line of Concord Road along a curve to the right having a radius of 825.00 feet and an arc length of 355.52 feet , said arc having a chord bearing of North 70 degrees 07 minutes 05 seconds West and a cord length of 362,54 feet to a point, thence along the same North 57 degrees 25 minutes 32 seconds West a distance of 42.00 feet to a point, said point being the POINT OF BEGINNING.
TOGETHER with and SUBJECT to a Deed of Easement between Village Green Realty, L.P., Aston Center, LLC and Giant Food Stores, LLC, dated 7/14/2004 and recorded in Volume 3237 page 142, more particularly bounded and described as follows:
ALL THAT CERTAIN lot or parcel of land with the buildings and improvements erected thereon, SITUATE in the Township of Aston, County of Delaware and State of Pennsylvania, bounded and described according to a Preliminary/Final Subdivision Plan made by J. Michael Brill Associates, Inc., Consulting Engineers, Mechanicsburg, Pennsylvania, dated 2/5/2004, last revised 5/7/2004 and recorded in Plan Volume 26 page 145, as follows to wit:
BEGINNING AT A POINT located on the Southeast corner of land now or formerly owned by Village Green Realty in Deed Book 2446, Page 2150; thence from said point along the Northern right-of-way line of Concord Road (S.R. 3007), North 57 degrees 25 minutes 32 seconds West a distance of 242.43 feet to a point; thence through lands now or formerly of Village Green Realty the following courses and distances: (1) along a curve to the left having a radius of 65.00 feet and an arc length of 80.56 feet, said arc having chord bearing of North 68 degrees 06 minutes 20 seconds East and a chord length of 75.50 feet to a point; (2) North 32 degrees 36 minutes 00 seconds East a distance of 165.28 feet to a point; thence along the property line of lands now or formerly of Village Green Realty the following courses and distances: (1) South 19 degrees 21 minutes 11 seconds West a distances of 3.66 feet to a point; (2) South 72 degrees 03 minutes 00 seconds East a distance of 112.44 feet to a point; (3) North 80 degrees 41 minutes 00 seconds East a distance of 119.43 feet to a point; (4) South 32 degrees 36 minutes 00 seconds West a distance of 331.30 feet to a point, said point being the POINT OF BEGINNING.
ALSO TOGETHER WITH AND SUBJECT TO that certain Access Covenant as in Volume 275 page 1536.

Tax ID / Parcel No, 02-00-00466-00	PRO FORMA

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TW File # 290190
— -1-001255; NYN06-002989-C

Scott Town Center
Policy Number: 10-9	Bloomsburg, PA
PARCEL NO. 1:
ALL THAT CERTAIN tract or parcel of land with the buildings and improvements thereon erected, situate in the Township of Scott, County of Columbia and Commonwealth of Pennsylvania, bounded and described as follows, to wit:
BEGINNING at a reference point, said point being a rebar located on the southern right-of-way of Fifth Street Hollow Road (T-488) and being the northeastern property corner of lands now or formerly of Dillon Floral Corporation; thence along said right-of-way North 69 degrees 59 minutes 19 seconds East a distance of 131.52 feet to a proposed iron pin, said iron pin being the point of beginning; thence continuing along said right-of-way North 69 degrees 59 minutes 19 seconds East a distance of 602.55 feet to an iron pipe, said iron pipe being the northwestern property corner of lands now or formerly of Donald A. Campiese; thence along the western property line of said lands South 19 degrees 52 minutes 46 seconds East a distance of 715.24 feet to a rebar, said rebar being located on the northern property line of said lands now or formerly of Craig L. & Linda K. Baker; thence along the northern property line of said lands, now or formerly of Long John Silvers, Inc., lands now or formerly of Select Properties and lands now or formerly of First National Bank of Eastern Pennsylvania South 74 degrees 38 minutes 25 seconds West a distance of 512.03 feet to an iron pipe, said iron pipe being the northwestern property corner of lands now or formerly of First National Bank of Eastern Pennsylvania; thence along the western property line of said lands South 29 degrees 15 minutes 51 seconds East a distance of 5.80 feet to a rebar, said rebar being the northeastern property corner of other lands now or formerly of First National Bank of Eastern Pennsylvania; thence along the northern property line of said lands South 74 degrees 38 minutes 09 seconds West a distance of 199.40 feet to a rebar with cap, said rebar being the northeastern property corner of lands now or formerly of Doris C. Dillon and the southeastern property corner of lands now or formerly of Dillon Floral Corporation; thence along the eastern property line of lands now or formerly of Dillon Floral Corporation North 22 degrees 06 minutes 25 seconds West a distance of 473.26 feet to a proposed iron pin, said iron pin being the southwestern property corner of Proposed Lot No. 2; thence along the southern property line of said lot North 74 degrees 38 minutes 51 seconds East a distance of 108.68 feet to a proposed iron pin, said iron pin being the southeastern property corner of Lot No. 2; thence along the eastern property line of said lot North 15 degrees 21 minutes 09 seconds West a distance of 199.83 feet to a proposed iron pin, said iron pin being the POINT OF BEGINNING.
CONTAINING 472,481.55 square feet (10.8467 acres), being more particularly shown on a subdivision plan for the Shopping Center at Scott Township prepared by J. Michael Brill & Associates, Inc. last revised September 28, 2001, and designated as Lot No. 1, and filed in Columbia County Map Book 8, Page 205 (A-E).

PARCEL NO. 2:	PRO FORMA
ALL THAT CERTAIN tract or parcel of land with the buildings and improvements thereon erected, situate in the Township of Scott, County of Columbia and Commonwealth of Pennsylvania, bounded and described as follows, to wit:

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BEGINNING at a point, said point being a rebar located along the southern right-of-way line of Fifth Street Hollow Road (T-488) and being the northeastern property corner of lands now or formerly of Dillon Floral Corporation; thence along said right-of-way North 69 degrees 59 minutes 19 seconds East a distance of 131.52 feet to a proposed iron pin, said iron pin being the northwestern property corner of proposed Lot No. 1; thence along the western property line of said lot South 15 degrees 21 minutes 09 seconds East a distance of 199.83 feet to a proposed iron pin; thence South 74 degrees 38 minutes 51 seconds West a distance of 108.68 feet to a proposed iron pin, said iron pin being located on the eastern property line of lands now or formerly of Dillon Floral Corporation; thence along the eastern property line of said lands North 22 degrees 06 minutes 25 seconds West a distance of 190.47 feet to a rebar, being the POINT OF BEGINNING.
CONTAINING 23,376.36 square feet (0.5366 acre), being more particularly shown on a subdivision plan for the Shopping Center of Scott Township prepared by J. Michael Brill & Associates, Inc. last revised September 28, 2000, and designated as Lot No. 2, and filed in Columbia County Map Book 8, Page 205 (A-E).
PARCEL NO. 3:
ALL THAT CERTAIN lot of ground situate in the Township of Scott, Columbia County, Pennsylvania, being more particularly bounded and described as follows:
BEGINNING at a reference point, said point being an iron pipe located on the northern right-of-way line of U.S. Route No. 1.1 (Columbia Boulevard) and being the southeastern property corner of lands now or formerly of Doris C. Dillon and also being the southwestern property corner of lands now or formerly of PNC Bank, N.A.; thence along said lands North 29 degrees 06 minutes 32 seconds West a distance of 184.48 feet to a point, said point being the northwest property corner of lands now or formerly of PNC Bank, N.A. and being the POINT OF BEGINNING.; thence from said POINT OF BEGINNING along the eastern property line of said lands of Doris C. Dillon North 29 degrees 06 minutes 32 seconds West a distance of 15.44 feet to a point; said point being the southwest property corner of lands now or formerly of Dillon Floral Corporation and being the southeast property corner of lands now or formerly of Caldwell Development, Inc. Proposed Lot #1; thence along the southern property line of said lands of Proposed Lot #1 North 74 degrees 38 minutes 09 seconds East a distance of 199.40 feet to a point; thence North 29 degrees 15 minutes 51 seconds West a distance of 5.80 feet to a point; thence North 74 degrees 38 minutes 25 seconds East a distance of 111.97 feet to a point; said point being the northwest property corner of lands now or formerly of Select Properties; thence along the western property line of said lands South 15 degrees 21 minutes 32 seconds East a distance of 63.37 feet to a point, said point being the northeast property corner of lands now or formerly of PNC Bank, N.A.; thence along the northern property line of said lands and other lands of PNC Bank, N.A. South 74 degrees 38 minutes 25 seconds West a distance of 102.26 feet to a point; thence along a curve to the right having a radius of 35.00 feet and an arc length of 32.00 feet, the chord bearing of said arc being North 79 degrees 10 minutes 11 seconds West a distance of 30.89 feet to a point; thence North 52 degrees 58 minutes 47 seconds West a distance of 53.15 (erroneously previously recited as 59.15 feet) feet to a point; thence South 74 degrees 38 minutes 09 seconds West a distance of 6.13 feet to a paint; thence along a curve to the right having a radius of 37.00 feet and an arc length of 27.55 feet, the chord bearing of said arc being South 12 degrees 26 minutes 50 seconds West a distance of 26.92 feet to a point;

PRO FORMA

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Order Number: 290190
Policy Number: 10•06-001255; NYN06-002989-C
thence along a curve to the right having a radius of 30.00 feet and an arc length of 33.84 feet; the chord bearing of said arc being South 66 degrees 05 minutes 37 seconds West a distance of 32.07 feet to a point; thence North 81 degrees 35 minutes 41 seconds West a distance of 16.40 feet to a point; thence along a curve to the left having a radius of 105.67 feet and an arc length of 43.84 feet, the chord bearing of said arc being South 86 degrees 31 minutes 14 seconds West a distance of 43.52 feet to a point; thence South 74 degrees 38 minutes 09 seconds West a distance of 35.87 feet to a point; the point being the POINT OF BEGINNING.
Said lands being conveyed contain 11, 731.38 square feet (0.269 acres) as depicted on the Lands Formerly of PNC Bank, N.A. to be conveyed to Proposed Lot #1 of the Shopping Center at Scott Township Exhibit prepared by J. Michael Brill & Associates, Inc., dated April 23, 2002. -
The above described property is shown on the Amendment to the Approved Subdivision Plan dated April 8, 2002, revised April 12, 2002, prepared by J. Michael Brill & Associates, entitled “Shopping Center at Scott Township” and recorded in the Office of the Recorder of Deeds of Columbia County, Pennsylvania on June 17, 2002 in Map Book 8, Page 204 (A-B).
BEING THE SAME PREMISES which Bloomsburg Center, LLC, a Pennsylvania corporation, by Deed dated November 7, 2006, and recorded November 15, 2006, in the Recorder of Deeds Office in and for Columbia County, PA, in Instrument #200612063, granted and conveyed unto Bloomsburg Center, LLC, a Pennsylvania corporation.
TOGETHER with those certain rights for access and installation of utilities under the. terms contained therein, in the Access Easement Agreement dated August 2, 2002 between Dillon Floral Corporation, Bloomsburg Center, LLC and Giant Food Stores, LLC recorded to Instrument #200209291.
ALSO TOGETHER with that certain right of access, under the terms contained therein, in the Deed of Easement dated July 30, 2002 between Doris C. Dillon and Douglas K. Dillon, her husband; PNC Bank, National Association and Bloomsburg Center, LLC recorded to Instrument #200209294.

Tax ID / Parcel No. 31-03-046; 31-03-018.01	PRO FORMA

Owner’s Policy	Page 4 of 6

Spring Meadow
Policy Number: 10-9	Wyomissing, PA
ALL THAT CERTAIN lot, tract or parcel of land together with the buildings and improvements thereon erected, and the privileges and appurtenances thereto appertaining, SITUATE in the Township of Spring, County of Berks, Commonwealth of Pennsylvania, being shown on a plan entitled “Plan of Subdivision” of Spring Meadow prepared by Langan Engineering and Environmental Services, Inc., dated December 5, 1999, and last revised 2-10-00, recorded in the Office of the Recorder of Deeds in and for Berks County in Plan Book 245, pages 52A and 52B, and more particularly described as follows:
BEGINNING at a point on the northwesterly ultimate right-of-way line of Pennsylvania State Route 3055 (a.k.a Van Reed Road) (variable width), said point being found on the line dividing the proposed “Spring Meadow” from lands now or formerly of Atlantic Refining & Marketing Corporation, thence from said point of BEGINNING the following courses and distances:
1. Along said northwesterly ultimate right-of-way line of State Route 3055, South 39 degrees 04' 02" West, a distance of 171.04 feet to a point, thence;
2. still along the same South 50 degrees 52' 40" East, a distance of 1.00 feet to a point, thence;
3, still along the northwesterly side of State Route 3055, South 39 degrees 04' 02" West, a distance of 325.29 feet to a point, thence;
4. leaving said State Route 3055 and extending along the northwesterly line dividing the proposed “Spring Meadow” from lands now or formerly of V. F. Associates and lands now or formerly of E. J. Breneman, Inc. and crossing a 50 foot wide storm sewer right-of-way, North 52 degrees 03' 50" West, a distance of 983.46 feet to an iron pin found on the zoning boundary line dividing Zone NC from Zone EL, thence;
5. extending along said zoning division line and along the northwesterly line dividing the proposed “Spring Meadow” from lands now or formerly of E. 3. Breneman, Inc. and recrossing said 50 foot wide storm sewer right-of-way, North 41 degrees 57' 30" East, a distance of 639.25 feet to a point on the southwesterly ultimate right-of-way of State Route 3023 (a.k.a State Hill Road) (variable width), thence;
6. along said southwesterly ultimate right-of-way line of State Route 3023, South 48 degrees 03' 04" East, a distance of 67.51 feet to a point of curvature, thence;
7. still along the same in a southeasterly direction on the arc of a circle curving to the left having a radius of 2333.83 feet and a central angle of 07 degrees 42' 24", an arc distance of 313.91 feet to a point, thence;
8. still along the same South 34 degrees 14' 32" West, a distance of 6.00 feet to a point on the legal right-of-way line of State Route 3023; thence;
9. still along said legal right-of-way line South 56 degrees 04' 59" East, a distance of 398.22 feet to a point on the right-of-way line of State Route 3023, thence;

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Owner’s Policy	Page 2 of 6

Order Number: 289700
‘ —“`”16-001253; NYN06-002992-C
Policy Number: 10-
10. leaving said right-of-way line of State Route 3023 and extending along the line dividing the proposed “Spring Meadow” from lands now or formerly of Atlantic Refining & Marketing Corporation South 39 degrees 07' 20" West, a distance of 170.11 feet to a point, thence;
11. still along the line dividing the proposed “Spring Meadow” from lands now or formerly of Atlantic Refining & Marketing Corporation, South 56 degrees 09' 30" East, a distance of 172.74 to a point on the aforementioned northwesterly ultimate right-of-way of State Route 3055, being the first mentioned point and place of BEGINNING.
The above described parcel containing 13.52 acres of land, more or less.
BEING THE SAME PREMISE which ARP Berk Acquisitions LLC, a Delaware limited liability company, by Deed dated November 6, 2003, and recorded November 17, 2003, in the Recorder of Deeds Office in and for Berks County, PA, in Volume 3928, Page 2113, granted and conveyed unto Wyomissing Center, LLC, a Pennsylvania limited liability company.
Tax ID / Parcel No. 4387-15-73-3013

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Owner’s Policy	Page 3 of 6

A 8
1W File # 289418
AL n” A-Kt/06-001254; NYN06-002990-C

Parkway Plaza
Policy Number	Mechanicsburg, PA
All that certain piece or parcel of land situate in Upper Allen Township, Cumberland County, Pennsylvania, being Lot No. 4 of a Plan of Cumberland Business Park recorded in the office of the Recorder of Deeds in and for Cumberland County, Pennsylvania, in Plan Book 63, Page 51, more particularly described as follows:
Beginning at a point, said point being a rebar located on the northern right of way line of the Cumberland Parkway and said rebar also being the southeast property corner of lands now or formerly of System Realty Three/ Inc.; thence along the eastern property line of said lands North 16 degrees 36 minutes 29 seconds West a distance of 827.31 feet to a rebar, said rebar being located on the southern right of way line of the Pennsylvania Turnpike; thence along said right of way line the five (5) following courses and distances:
1. South 83 degrees 24 minutes 30 seconds East a distance of 317.92 feet to a point;
2. South 74 degrees 07 minutes 55 seconds East a distance of 303.98 feet to a point;
3. South 38 degrees 24 minutes 30 seconds East a distance of 390.32 feet to a point;
4. South 83 degrees 24 minutes 30 seconds East a distance of 281.00 feet to a point;
5. North 18 degrees 54 minutes 54 seconds East a distance of 41.37 feet to a point; said point being located on the western property line of lands now or formerly of Michael A. Serlucco;
Thence along said property line South 19 degrees 25 minutes 10 seconds East a distance of 430.36 feet to a. point, said point being the north property corner of Lot No. 7 of the Cumberland Business Park; thence along the western property line of said Lot No. 7 South 01 degree 06 minutes 44 seconds East a distance of 145.50 feet to a point; thence along the same South 17 degrees 01 minute 32 seconds East a distance of 57.42 feet to a point located on the northern right of way line of an unnamed Township road; thence along said right of way the following four courses and distances;
1. North 73 degrees 33 minutes 57 seconds West a distance of 490.90 feet to a rod and cap;
2. North 55 degrees 07 minutes 15 seconds West a distance of 158.10 feet to a point;
3. North 73 degrees 31 minutes 03 seconds West a distance of 149.77 feet to a rod and cap;
4. South 16 degrees 30 minutes 35 seconds West a distance of 130.09 feet to a rod and cap located on the northern right of way line of the aforementioned Cumberland Parkway;
Thence along said right of way line North 73 degrees 33 minutes 57 seconds West a

PRO FORMA

Owner’s Policy

distance of 300.70 feet to the point of BEGINNING.

Policy Number: 10-!
Said Tract contains 16.136 acres pursuant to the survey and final land development/subdivision plan of J. Michael Brill & Associates, Inc., dated June 2, 1997, which is thus made a part hereof by reference thereto.
BEING THE SAME PREMISES which Homestead Trust #5, Michael Cherewka, Trustee; and Mid Penn Bank, by Corrective.Special Warranty Deed dated December 14, 2000, and recorded January 4, 2001, in the Recorder of Deeds Office in and for Cumberland County, PA, in Book 237, Page 292, granted and conveyed unto Caldwell Development, Inc., a Pennsylvania Corporation.
TOGETHER with all right, title and interest in and to the bed of an unnamed service road vacated by Upper Allen Township, filed to Proceedings No. 32 Misc. 1999 in the Court of Common Pleas of Cumberland County.
EXCEPTING AND RESERVING THEREFROM, a tract of land containing 0.47 acres, conveyed to Michael A. Serluco, by Deed from Caldwell Development, Inc., dated April 14, 1998, and recorded June 18, 1998, in Book 179, Page 564.
ALSO EXCEPTING AND RESERVING THEREFROM a tract of land containing 1.23 acres, conveyed to Upper Allen Township, by Deed of Dedication from Caldwell Development, Inc., dated March 9, 1999, and recorded August 4, 1999, in Book 205, Page 234.
Tax ID / Parcel No. 42-26-0243-027

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Owner’s Policy	Page 3 of 6

TW File # 289873
4- -“AA °“16-001.251; NYN06-002991C

Ayr Town Center
Policy Number:	McConnellsburg, PA
ALL those three certain tracts or parcels of land situate in Ayr Township, Fulton County, Pennsylvania, bounded and described as follows:
(Fee Parcel):
BEGINNING at a point, said point being on the eastern right-of-way line of S.R. 0522, said point also being the northwestern corner of the property described herein; thence along land of now or formerly RandoIf Keefer, S 54 degrees 58' 00" E, a distance of 207.95 to a point; thence along same, N 33 degrees 58' 00" E, a distance of 82.35 feet to a point; thence along land of now or formerly Central Fulton County School District, S 52 degrees 50' 00" E, a distance of 627.50 feet to a point; thence along land of now or formerly P & W Excavating, Inc. S 25 degrees 47' 00" W, a distance of 536.76 feet to a point; thence along land of Kenneth Lee Glazier, Sharon M. Glazier, Calvin C. & Catherine A. Glazier (this land having been conveyed to. McConnellsburg Center, LLC as a Permanent Irrevocable Easement), the following courses and distances: N 56 degrees 13' 58" W, 621.07 feet to a point; N 61 degrees 13' 56" W, 126.95 feet to a point; N 65 degrees 51' 09" W, 102.30 feet to a point; S 74 degrees 38' 33" W, 58.30 feet to a point on the aforementioned right-away line of S.R. 0522; thence along said right-of-way line the following courses and distances: N 30 degrees 07' 31" E, 210.26 feet to a point; N 56 degrees 23' 07" W, 8.80 feet to a point; N 33 degrees 41' 54" E, 353.45 feet to a point and place of BEGINNING.
Containing 10.77 acres and identified as Parcel 1-Lot 1 as set forth on that certain Final Subdivision and Land Development Plan identified as Giant Food Stores Shopping Center dated June 17, 2003 and recorded April 26, 2004 in the Office of the Recorder of Deeds of Fulton County in Plat File No. 275B and 275C.
TOGETHER WITH and under and subject to, the easements, rights and conditions as set forth in the following described premises:
Easement Parcel No. 1:
BEGINNING at a point on the eastern right-of-way line                sa point also being a southwestern corner of the property described herein; thence along said right-of-way the following Courses and distances: N 26 degrees 261 37" E, 82.49 feet to a point; N 26 degrees 26' 37" E, 99.11 feet to a point; N 30 degrees 07' 31" E, 53.17 feet to a point; thence along land of McConnellsburg Center, LLC the following courses and distances: N 74 degrees 38' 33" E, 58.30 feet to a point; S 65 degrees 51' 09" E, 102.30 feet to a point; S 61 degrees 13' 56" E, 126.95 feet to a point; S 56 degrees 13' 58" E, 621.07 feet to a point; thence along land of now or formerly P & W Excavating, Inc. and .Flow or formerly Fulton Industrial Development Association, Inc., S 25 degrees 47' 00" W, a distance of 441.54 feet to a point on the northern right-of-way line of S.R. 1016; thence along said right-of-way line the following courses and
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Owner’s Policy	Page 2 of 6

distances: N 32 degrees 38' 03" W, 129.72 feet to a point; by a curve to the left with a radius of 1215.92 feet, the chord of which is, N 43 degrees 21' 29" W, 452.50 feet to a point; N 35 degrees 55' 05" E, 5.00 feet to a point; by a curve to the left with a radius of 1220.92 feet, the chord of which is N 57 degrees 01' 08" W, 125.11 feet to a point; N 62 degrees 47' 59" W, 80.73 feet to a point; N 68 degrees 46'

Order Number: 289873
-c-001251; NYN06-002991C
Policy Number:
02" W, 143.58 feet to a point; N 11 degrees 01' 51" W, 22.83 feet to a point on the aforementioned right-of-way line of S.R. 0522, and place of BEGINNING.
Containing 6.49 acres and shown as “Phase 2" on an attached map titled, “Property Layout Plan, Caldwell DevelopMent Company, Ayr Township, Fulton County, PA", as prepared by Gannett Fleming, Inc., dated March 2, 2004.
ALSO BEING KNOWN as Parcel 1-Lot 2 and Parcel 2-Lot 1 as identified on that certain Final Subdivision and Land Development Plan identified as Giant Food Stores Shopping Center dated June 17, 2003 and recorded April 26, 2004 in the Office of the Recorder of Deeds of Fulton County in Plat File No. 275B and 275C, being a grading and permanent surface water drainage easement over and at said Parcel 1-Lot 2 and Parcel 2-Lot 1 on said Plan and the subject of separate Grading and Permanent Surface Water Drainage Easement between McConnellsburg Center, LLC and Kenneth Lee. Glazier and Sharon M. Glazier, husband and wife, and Calvin C. Glazier and Catherine A. Glazier, husband and wife.
Easement Parcel No. 2:
BEGINNING at a point on the northern right-of-way line of S.R. 1016, said point also being the southwestern corner of the property described herein; thence through land of Kenneth Lee Glazier, Sharon M. Glazier, Calvin C. & Catherine A. Glazier, the following courses and distances: by a curve to the left with a radius of 439.50, the chord of which is, N 48 degrees 37' 10" E, 50.88 feet to a point; N 45 degrees 18' 03" E, 177.07 feet to a point; by a curve to the left with a radius of 54.50 feet, the chord of which is, N 3 degrees 52' 04" E, 72.13 feet to a point; thence along land of McConnellsburg Center, LLC, S 56 degrees 13' 58" E, 102.36 feet to a point; thence through the aforementioned land of Kenneth Lee Glazier, Sharon M. Glazier, Calvin C. & Catherine A. Glazier, the following courses and distances: by a curve to the left with a radius of 54.50 feet, the chord of which is, S 68 degrees 33' 52" W, 64.89 feet to a point; S 32 degrees 01':45" W, 178.49 feet to a point; by a curve to the left with a radius of 599.50 feet, the chord of which is, S 29 degrees 05' 36" W, 61.41 feet to a point on the aforementioned northern right-of-way line of S.R. 1016; thence along said right-of-way line, by a curve to the left with a radius of 1215.92, the chord of which is, N 51 degrees 14' 47" W, a distance of 88.57 feet to a point, the place of BEGINNING.
Containing 0.36 acres as identified on that certain Final Subdivision and Land Development Plan identified as Giant Food Stores Shopping center dated June 17, 2003 and recorded April 26, 2004 in the Office of the Recorder of Deeds of Fulton County in Plat File No. 275B and 275C, being a permanent right-of-way and permanent easement over Parcel 1-Lot 2 and Parcel 2-Lot 2, which lots are set forth on the said Plan and the subject of a separate Access Easement Agreement between McConnelisburg Center, LLC and Kenneth Lee Glazier and Sharon M. Glazier, husband and wife, and Calvin C. Glazier and Catherine A. Glazier, husband and wife.
Fee Parcel, BEING THE SAME PREMISE which Kenneth Lee Glazier and Sharon M. Glazier, husband and wife, and Calvin C. Glazier and Catherine A. Glazier, husband and wife, by Deed dated April 29, 2004, and recorded April 29, 2004, in the Recorder of Deeds Office in and for Fulton County, PA, in Book 394, Page 98, granted and conveyed unto McConnelisburg Center, LLC, a Pennsylvania limited liability company.

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Owner’s Policy	Page 4 of 6

Order Number: 289873
‘106-001251: NYN06-
Policy Number:
Easement Parcel No. 1, BEING THE SAME PREMISE which Kenneth L. and Sharon M. Glazier, • his wife, and Calvin C. and Catherine A. Glazier, his wife, by Grading and Permanent Surface Water Drainage Easement, dated April 28, 2004, and recorded April 29, 2004, in the Recorder of Deeds Office in and for Fulton County, PA, in Book 394, Page 123, granted and conveyed unto McConnellsburg Center, LLC, a Pennsylvania limited liability company.
Easement Parcel No. 2, BEING THE SAME PREMISE which Kenneth L. and Sharon M. Glazier, his wife, and Calvin C. and Catherine A. Glazier, his wife, by Access Easement Agreement, dated April 28, 2004, and recorded April 29, 2004, in the Recorder of Deeds Office in and for Fulton County, PA, in Book 394, Page 142, granted and conveyed unto McConnellsburg Center, LLC, a Pennsylvania limited company.
Tax ID I Parcel No. 01-12-037B-000

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Owner’s Policy	Page 5 of 6

EXHIBIT B
FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
(see attached)

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
CEDAR-HERSHEY, LP
March [___], 2007
THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE DELAWARE SECURITIES ACT, OR OTHER SIMILAR FEDERAL OR STATE STATUTES OR AGENCIES IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AS PROVIDED IN THOSE STATUTES. THE SALE, ACQUISITION, ASSIGNMENT, TRANSFER, EXCHANGE, MORTGAGE, PLEDGE OR OTHER DISPOSITION OF ANY PARTNERSHIP INTEREST IS RESTRICTED IN ACCORDANCE WITH THE PROVISIONS OF THIS LIMITED PARTNERSHIP AGREEMENT, AND THE EFFECTIVENESS OF ANY SUCH SALE, ACQUISITION, ASSIGNMENT, TRANSFER, EXCHANGE, MORTGAGE, PLEDGE OR OTHER DISPOSITION MAY BE CONDITIONED UPON, AMONG OTHER THINGS, RECEIPT BY THE GENERAL PARTNER OF THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE, ACQUISITION, ASSIGNMENT, TRANSFER, EXCHANGE, MORTGAGE, PLEDGE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE DELAWARE SECURITIES ACT AND OTHER APPLICABLE FEDERAL OR STATE STATUTES. BY ACQUIRING THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT, EACH PARTNER REPRESENTS THAT IT WILL NOT SELL, ACQUIRE, ASSIGN, TRANSFER, EXCHANGE, MORTGAGE, PLEDGE OR OTHERWISE DISPOSE OF A PARTNERSHIP INTEREST WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID STATUTES AND RULES AND REGULATIONS THEREUNDER AND THE TERMS AND PROVISIONS OF THIS LIMITED PARTNERSHIP AGREEMENT.

-i-

-ii-

EXHIBIT A	—	IRR Calculation

EXHIBIT B	—	Property Description

EXHIBIT C	—	Form of Property Management Agreement

-iii-

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
CEDAR-HERSHEY, LP
     THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) is made as of [March] [____], 2007, by and among [CEDAR SHOPPING CENTERS PARTNERSHIP, L.P. GP ENTITY], a ___________, having an office at 44 South Bayles Avenue, Port Washington, New York 11050 (“Cedar GP ”), [CEDAR SHOPPING CENTERS PARTNERSHIP, L.P. LP ENTITY], a [_________________], having an office at 44 South Bayles Avenue, Port Washington, New York 11050 (“Cedar LP”), and HOMBURG HOLDINGS (U.S.), INC., a Colorado corporation, having an address at 559 East Pikes Peak Avenue, Suite 320, Colorado Springs, Colorado 80903 (“HHUS”), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, Title 6 of the Delaware Code, Section 17-101 et seq., as amended from time to time (“Delaware Act”). Capitalized terms used herein are defined in Section 1.5 below or as elsewhere provided herein.
     WHEREAS, Cedar-Hershey, LLC, a Delaware limited liability company, was formed with Cedar LP as its sole member on [September 1, 2004] for purposes of owning and operating the Property;
     WHEREAS, Cedar Shopping Centers Partnership, L.P. (“Cedar”), as sole member, approved the conversion of Cedar-Hershey, LLC to a Delaware limited partnership named Cedar-Hershey, LP (the “Company”) pursuant to Section 18-216 of the Delaware Limited Liability Company Act on [_________], and caused to be filed a certificate of conversion reflecting such conversion with the Delaware Secretary of State and a certificate of limited partnership pursuant to Section 17-217 of the Delaware Act on _________, and formed Cedar GP to act as general partner of the Company, with Cedar LP being the limited partner of the Company;
     WHEREAS, the Company is governed by that certain Agreement of Limited Partnership of Cedar-Hershey, LP, dated [____________] between Cedar LP and Cedar GP (the “Original Partnership Agreement”);
     WHEREAS, pursuant to the terms of the Purchase and Sale Agreement, Cedar LP is transferring to HHUS an eighty percent (80%) limited partnership interest in the Company; and
     WHEREAS, in connection with the sale of the limited partnership interests to HHUS, (i) Cedar GP and Cedar LP desire to admit HHUS as a Limited Partner and (ii) the Partners desire to amend and restate the Original Partnership Agreement in its entirety.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Cedar GP, Cedar LP and HHUS do hereby mutually covenant and agree as follows:
ARTICLE I
ORGANIZATION
     SECTION 1.1. Continuation.

     (a) The General Partner shall cause the Company to be continued pursuant to the provisions of the Delaware Act and on the terms and conditions set forth in the Certificate. The rights and liabilities of all Partners shall be as provided under the Delaware Act, the Certificate and this Agreement. To the extent permitted by applicable law, the provisions of this Agreement shall override the provisions of the Delaware Act in the event of any inconsistency or contradiction between them. The fact that the Certificate is on file in the office of the Secretary of State shall constitute notice that the Company is a limited partnership, pursuant to Section 17-208 of the Delaware Act.
     (b) In order to maintain the Company as a limited partnership under the laws of the State of Delaware, the Company shall, from time to time, take appropriate action, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by or desirable under law, including, without limitation, action to reflect:
     (i) any change in the Company name; or
     (ii) any correction of false or erroneous statements in the Certificate or the desire of the Partners to make a change in any statement therein in order that it shall accurately represent the agreement among the Partners.
     (c) Each necessary Partner shall further execute, and the Company shall file and record (or cause to be filed and recorded) and shall publish, if required by law, such other and further certificates, statements or other instruments as may be necessary or desirable under the laws of the State of Delaware or the state in which any of the Property is located in connection with the continuation of the Company and the carrying on of its business. The General Partner shall be an authorized person of the Company for purposes of any filings under the Delaware Act and shall be authorized to execute and deliver on behalf of the Company any of the foregoing certificates.
     SECTION 1.2. Name and Office. The name of the Company shall be “Cedar-Hershey, LP.” All business of the Company shall be conducted under the name of the Company and title to all property, real, personal, or mixed, owned by or leased to the Company shall be held in such name. The principal place of business and office of the Company shall be located at 44 South Bayles Avenue, Port Washington, New York 11050 or at such other place or places as the General Partner may from time to time designate. The Company may have such additional offices and places of business as may be established at such other locations as may be determined from time to time by the Partners. The registered agent of the Company within the State of Delaware is Corporation Trust Company and the registered office of the Company within the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.
     SECTION 1.3. Purpose.
     (a) The purpose and business of the Company shall be to acquire and own the Property, and in connection therewith to finance, own, operate, lease, manage, dispose of (in whole or in part) and otherwise deal with the Property and any other real property and Company Assets acquired, directly or indirectly, by the Company in accordance with the terms hereof. The Partners acknowledge that their current intent is to dispose of the Property within approximately seven (7) years after the Company’s acquisition of the Property.
     (b) The Company shall not engage in any other business or activity without the prior written consent of all the Partners.
     SECTION 1.4. Term. The term of the Company commenced on the filing of the Original Certificate with the Secretary of State of the State of Delaware and shall continue until December 31, 2021, unless sooner terminated pursuant to the provisions hereof. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate in the manner required by the Delaware Act.
     SECTION 1.5. Defined Terms. The following terms shall have the following meanings when used herein:
     “9.25% IRR Deficiency” — As defined in Exhibit A.
     “10.5% IRR Deficiency” — As defined in Exhibit A.
     “Acceptance Notice” — As defined in Section 8.5(a).
     “Accountant” — As defined in Section 7.4.
     “Adjusted Capital Account” — With respect to any Partner, the balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the adjustments set forth herein and the following adjustments:
     (a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to the terms of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
     (b) Debit to such Capital Account the items described in paragraphs (4), (5) and (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
     The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.
     “Affiliate” — Means with respect to any Person, any other Person directly or indirectly Controlled by, controlling or under direct or indirect common Control with the Person in question, or such Person who owns, directly or indirectly, five percent (5%) or more of the equity interest of the other Person.
     “Agreement” — As defined in the Preamble.

     “Bankruptcy Event” — Means, with respect to any Person, the occurrence of any of the following events: (i) the making by it of an assignment for the benefit of its creditors, (ii) the filing by it of a voluntary petition in bankruptcy, (iii) an adjudication that it is bankrupt or insolvent unless such adjudication is stayed or dismissed within sixty (60) days, or the entry against it of an order for relief in any bankruptcy or insolvency proceeding unless such order is stayed or dismissed within ninety (90) days, (iv) the filing by it of a petition or an answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by it of an answer or other pleading admitting or failing to contest the material allegations of the petition filed against it in any proceeding of the nature described in the preceding clause (iv), (vi) its seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets, or (vii) the failure within ninety (90) days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, to have the proceeding stayed or dismissed, or the failure within one hundred twenty (120) days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of it or of all or any substantial part of its assets to have such the appointment vacated or stayed, or the failure within ninety (90) days after the expiration of any such stay to have the proceeding dismissed or the appointment vacated.
     “Business Day” — Any day other than Saturday, Sunday or any other day on which banks or savings and loan associations in New York, New York are not open for business.
     “Buy Sell Deposit” — As defined in Section 8.4(c).
     “Buy Sell Election Date” — As defined in Section 8.4(b).
     “Buy Sell Exercise Period” — Means, with respect to Cedar GP and Cedar LP, any time after the eighteenth (18th) month anniversary of the date of this Agreement and with respect to HHUS (and, if applicable, HP), (i) any time after the eighteenth (18th) month anniversary of the date of this Agreement, (ii) within sixty (60) days after the date on which Cedar shall no longer be Controlled, directly or indirectly, by CSCI or an entity in which Leo Ullman shall have a senior management position, or (iii) at any time that HHUS shall reasonably believe, acting in good faith, that Cedar shall qualify as a transparent entity for Dutch tax purposes.
     “Buy Sell Notice” — As defined in Section 8.4(a).
     “Buy Sell Offeree” — As defined in Section 8.4(a).
     “Buy Sell Offeror” — As defined in Section 8.4(a).
     “Bull Sell Property” — As defined in Section 8.4(a).
     “Buy Sell Purchase Price” - As defined in Section 8.4(a)
     “Capital Account” — The Capital Account maintained for each Partner pursuant to Section 3.2 as the same may be credited or debited in accordance with the terms hereof.

     “Capital Contribution” — With respect to any Partner, the amount of money and the Gross Asset Value of any property (other than money) contributed, or deemed contributed, by such Partner to the Company (net of any liabilities secured by such property or to which such property is otherwise subject).
     “Capital Expenditures” — For any period, the amount expended for items capitalized under generally accepted accounting principles, consistently applied.
     “Capital Transaction” — Means any of the following: (a) a sale, transfer or other disposition of all or a portion of any Company Asset (other than tangible personal property that (i) is not sold, transferred or otherwise disposed in connection with the sale, transfer or other disposition of a fee interest or leasehold interest in real property and (ii) is otherwise sold, transferred or disposed in the ordinary course of business); (b) any condemnation or deeding in lieu of condemnation of all or a portion of any Company Asset; (c) any financing or refinancing of any Company Asset; (d) the receipt of proceeds due to any fire or other casualty to the Property or any other Company Asset; and (e) any other transaction involving Company Assets, in each case the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature.
     “Cedar” — As defined in the Recitals.
     “Cedar LP” — As defined in the Preamble.
     “Cedar GP” — As defined in the Preamble.
     “Certificate” — The Certificate of Limited Partnership for the Company that complies with Section 17-201 of the Delaware Act dated [_____] filed with the Secretary of State of the State of Delaware pursuant to Section 17-217 of the Delaware Act, as the same may be amended and restated.
     “Code” — The Internal Revenue Code of 1986, as amended.
     “Company” — As defined in the Recitals.
     “Company Assets” — The assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Company and all direct or indirect interests in the Property.
     “Company Counsel” — As defined in Section 6.4.
     “Company Interest” — As to any Partner, all of the interest of that Partner in the Company including, without limitation, such Partner’s (i) right to a distributive share of the profits and losses and cash flow of the Company, and (ii) right to participate in the management of the business and affairs of the Company in accordance with the terms hereof.
     “Company Minimum Gain” — Means “partnership minimum gain” as set forth in Treasury Regulations Section 1.704-2(d).

     “Consent Notice” — As defined in Section 6.2.
     “Control” — Means with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.
     “CSCI” — Cedar Shopping Centers, Inc., a Maryland corporation, and any successors thereto.
     “Delaware Act” — As defined in the Preamble.
     “Depreciation” — For each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis. If any asset shall have a zero adjusted basis for federal income tax purposes, Depreciation shall be determined utilizing any reasonable method selected by the Partners.
     “Escrow Agent” — Any reputable, nationally recognized and financially solvent title insurance company designated by the Partner purchasing a Company Interest or the Property.
     “Executive Order 13224” — Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, issued by OFAC.
     “Fair Market Value” — The value of the particular asset or interest in question determined on the basis of an arm’s length transaction for cash between an informed and willing seller (under no compulsion to sell) and an informed and willing purchaser (under no compulsion to purchase), taking into account, among other things, the anticipated cash flow, taxable income and taxable loss attributable to the asset or interest in question. Except as otherwise expressly set forth herein, in the case of any asset other than a marketable security, the Fair Market Value shall be determined by the General Partner; in determining the value of any asset other than a marketable security, the General Partner may, but shall not be under any obligation to, engage an independent appraiser having recognized qualifications necessary in order to make such determination and the fees and expenses of such appraiser shall be borne by the Company. Except as otherwise expressly set forth herein, in the case of any marketable security at any date, the Fair Market Value of such security shall equal the closing sale price of such security on the Business Day (on which any national securities exchange is open for the normal transaction of business) next preceding such date, as appearing in any published list of any national securities exchange (other than NASDAQ Stock Market, Inc.) or in the Global Market List of NASDAQ Stock Market, Inc., or, if there is no such closing sale price of such security, the final price of such security at face value quoted on such Business Day by a financial institution of recognized standing which regularly deals in securities of such type.

     “Financing Document” — Any loan agreement, security agreement, mortgage, deed of trust, indenture, bond, note, debenture or other instrument or agreement relating to indebtedness of the Company.
     “Fiscal Year” — Except as otherwise required by law, the calendar year, except that the first Fiscal Year of the Company shall have commenced on the date of commencement of the Company and end on the next succeeding December 31, and the last Fiscal Year of the Company shall end on the date on which the Company shall terminate and commence on the January 1 immediately preceding such date of termination.
     “General Partner” — Means the general partner or general partners, from time to time, of the Company authorized to carry out the management of the business and affairs of the Company pursuant to Article 6 hereof. The current General Partner is Cedar GP.
     “Gross Asset Value” — With respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
     (a) The initial Gross Asset Value of any asset contributed by a Partner to the Company shall be the gross Fair Market Value of such asset, as determined by the Partners (as evidenced by this Agreement or an amendment hereto);
     (b) The Gross Asset Values of all Company Assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an interest or an additional interest in the Company by any new or existing Partner in exchange for more than a de minimis Capital Contribution or other consideration; (ii) the distribution by the Company to a Partner of more than a de minimis amount of property or money as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704 1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner, acting reasonably and in good faith, determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners;
     (c) The Gross Asset Value of any Company Asset distributed to a Partner shall be the gross Fair Market Value of such asset on the date of distribution;
     (d) The Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), clause (f) of the definition of Profits and Losses and Section 5.3(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the General Partner determines that an adjustment pursuant to paragraph (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and
     (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the

Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
     “HHUS” — As defined in the Preamble.
     “HP” — As defined in Section 8.2.
     “Impositions” — Means all taxes (including sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed by any governmental or quasi-governmental authority having jurisdiction over the Property on or in respect of or be a lien upon (i) the Property or any estate or interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property, or (iii) the rents from the Property or the use or occupancy thereof.
     “Indemnified Losses” — As defined in Section 6.5(b).
     “Liquidating Partner” — As defined in Section 10.3(a).
     “Limited Partner” means each of the persons named as limited partners in Section 3.1 and any other person who is admitted to the Partnership as a limited partner pursuant to the provisions of this Agreement.
     “Limited Partner TTV” — As defined in Section 8.9(a).
     “Liquidating Partner” — As defined in Section 10.3.
     “Litigation” — As defined in Section 6.2(m).
     “Major Decision” — As defined in Section 6.2.
     “Net Cash Flow” — Means, with respect to the Company, with respect to any period, the sum of all money available to the Company at the end of that period for distribution to its Partners after (1) payment of all debt service and other expenses (including, without limitation, payments due on or with respect to Shortfall Loans and operating and maintenance expenses, general and administrative expenses, insurance costs, Impositions and other expenses paid or required to be paid); (2) satisfaction of the Company’s liabilities as they come due; and (3) establishment of (and contributions to) such reserves as are required under any Financing Documents or additional reasonable reserves required to operate the Company; provided, however, that Net Cash Flow shall not include Net Proceeds of a Capital Transaction, Capital Contributions, loans (including Shortfall Loans), tenant security deposits or earnest money deposits or any interest thereon so long as the Company has a contingent obligation to return the same.

     “Net Proceeds of a Capital Transaction” — Means the net cash proceeds (other than insurance proceeds for lost rental incomes) from a Capital Transaction less any portion thereof used to (i) establish (and contribute to) such reserves as are required under any Financing Documents or additional reasonable reserves required to operate the Company, (ii) repay any debts or other obligations of the Company in connection with such Capital Transaction (iii) restore the Property following a casualty or condemnation, (iv) pay costs reasonably and actually incurred in connection with the Capital Transaction, (v) pay creditors in the event of a liquidation or (vi) repay Shortfall Loans. “Net Proceeds of a Capital Transaction” shall include all principal, interest and other payments as and when received with respect to any note or other obligation received by the Company in connection with a Capital Transaction.
     “Non-Purchasing Partner” — As defined in Section 8.4(c).
     “Nonrecourse Deductions” — Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year, over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(c).
     “Nonrecourse Liability” — Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).
     “Non-U.S. Person” — A Person that is not a U.S. Person as defined in Regulation S of the Securities Act of 1933, as amended.
     “Notices” — As defined in Section 11.2.
     “OFAC” — The Office of Foreign Assets Control of the United States Department of the Treasury.
     “OFAC Lists” — As defined in Section 8.3(a).
     “Original Certificate” — The Certificate of Formation for Cedar-Hershey, LLC, filed with the Secretary of State of the State of Delaware on [September 1, 2004].
     “Original Partnership Agreement” — As defined in the Recitals.
     “Partner” — Means, at any time, any person or entity admitted and remaining as a partner of the Company pursuant to the terms of this Agreement. As of the date of this Agreement, the Partners of the Company are Cedar GP, Cedar LP and HHUS.
     “Partner Nonrecourse Debt” — Means “partner non-recourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).
     “Partner Nonrecourse Debt Minimum Gain” — Means an amount, with respect to each Partner Nonrecourse Debt, equal to the Company Minimum Gain that would result if such

Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(2) and (3).
     “Partner Nonrecourse Deductions” — Means “partner nonrecourse deductions” as set forth in Treasury Regulations Section 1.704-2(i)(2). For any Fiscal Year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt over the aggregate amount of any distributions during such Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(i)(2).
     “Percentage Interest” — As to any Partner, the Percentage Interest of such Partner specified in Section 3.1.
     “Person” — Means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization.
     “Profits” and “Losses” — For each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
     (a) Any income of the Company that is exempt from federal income tax, and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be added to such taxable income or loss;
     (c) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;
     (d) In the event the Gross Asset Value of any Company Asset is adjusted pursuant to paragraph (b) or (c) under the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Company Asset for purposes of computing Profits or Losses;
     (e) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
     (f) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition thereof;
     (g) To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner’s Company Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and
     (h) Notwithstanding any other provision of this definitional Section, any items which are specially allocated under this Agreement shall not be taken into account in computing Profits or Losses.
     “Property” — Means the Property located in Hershey, Pennsylvania and commonly known as Meadows Marketplace, as more particularly described on Exhibit B attached hereto (and all improvements, fixtures, personal property, appurtenances, rights and interests in connection therewith).
     “Purchase and Sale Agreement” — Means that certain Agreement Regarding Purchase of Partnership Interests, dated March 26, 2007, between Cedar and HHUS.
     “Purchasing Partner” — As defined in Section 8.4(c).
     “Regulations” or “Treasury Regulations” — The Income Tax Regulations promulgated under the Code as such regulations may be amended from time to time (including Temporary Regulations).
     “Regulatory Allocations” — As defined in Section 5.3(i).
     “REIT” — As defined in Section 6.7.
     “Related Party” — As defined in Section 6.6.
     “Related Party Transaction” — As defined in Section 6.6.
     “Required Expenses” — Means the following expenses: (i) real estate taxes, (ii) property and liability insurance premiums, and (iii) debt service payments.
     “Shortfall” — As defined in Section 2.2(a).
     “Shortfall Amount” — As defined in Section 2.2(a).
     “Shortfall Loan” — As defined in Section 2.2(a).

     “Shortfall Loan Rate” — Means the sum of (i) two percent (2%) plus (ii) the rate reported on the date of advance as of 11:00 a.m., London, England time, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for U.S. Dollar deposits having a term equal to six months and in an amount comparable to the principal amount of the Shortfall Loan (or, if said Telerate Access Service Page shall cease to be publicly available, as reported by the Reuters Screen LIBOR Page, and if said Reuters Screen Page shall cease to be publicly available, then as reported by any publicly available source of similar market data selected by the General Partner in the General Partner’s reasonable discretion, exercised in good faith, that accurately reflects such London Interbank Offered Rate).
     “Shortfall Notice” — As defined in Section 2.2(a).
     “Subsidiary TTV” — As defined in Section 8.9(b).
     “Tax Matters Partner” — As defined in Section 7.5.
     “Tax Payments” — As defined in Section 4.4.
     “Taxed Partner” — As defined in Section 4.4.
     “Tax Transparent Vehicle” — Means any contractual, general or limited partnership or any fund for joint account or any other similar entity or vehicle recognized as a “pass-through” or “transparent” entity with respect to tax liability under applicable U.S. or foreign laws.
     “Transaction Documents” — As defined in Section 11.16(a)(ii).
     “Transfer” — As defined in Section 8.1.
     “TTV Partner” — Means each partner (or functional equivalent) of a Partner that is a Tax Transparent Vehicle.
     “Withdrawal Event” — As defined in Section 8.6.
     “Withdrawn Partner” — As defined in Section 8.6.
     SECTION 1.6. Admission of HHUS; Amendment and Restatement.
          (a) HHUS is admitted to the Company as a Limited Partner with a Percentage Interest as set forth in Section 3.1.
          (b) The Original Partnership Agreement is hereby amended and restated in its entirety by the terms of this Agreement.

ARTICLE II
CAPITAL
     SECTION 2.1. Capital Contributions.
     (a) As of the date of this Agreement, the Partners shall be deemed to have made Capital Contributions, and the Capital Accounts of the Partners shall be, as follows:

Cedar LP:	$
Cedar GP:	$
HHUS:	$
     (b) No Partner shall have the right to withdraw any capital from the Company or be repaid its Capital Contribution except as provided in this Agreement.
     (c) Except with the prior written consent of all of the Partners and TTV Partners, no Partner shall be required or permitted to make any further Capital Contribution to the Company.
     SECTION 2.2. Shortfalls; Shortfall Loans.
     (a) In the event at any time or from time to time additional funds are necessary to operate the Property and the gross receipts (including, without limitation, proceeds under all loans) together with the proceeds of any reserve account established by the Company may be insufficient to pay all expenses when due (a “Shortfall”), then the General Partner may notify each Partner of such Shortfall (a “Shortfall Notice”) identifying the amount of such Shortfall (the “Shortfall Amount”) and any reason for such Shortfall. Upon receipt of a Shortfall Notice, each Partner shall have the right, but not the obligation, to make a loan (each, a “Shortfall Loan”) to the Company in an amount equal to the entire Shortfall Amount. If a Partner shall elect to make a Shortfall Loan it shall provide a written irrevocable unconditional notice of such election to the General Partner within ten (10) Business Days of receipt of the Shortfall Notice. Failure to provide such notice within such ten (10) Business Day period shall be deemed an election not to make a Shortfall Loan. The General Partner may withdraw the Shortfall Notice at any time. If more than one Partner shall elect to make a Shortfall Loan, the Shortfall Loans shall be made on a pro rata basis based on the Partners’ respective Percentage Interests. Following the expiration of such ten (10) Business Day period, the General Partner shall provide each Partner electing to make a Shortfall Loan with written notice of the amount of its Shortfall Loan. Proceeds from each Shortfall Loan shall be due in cash from the Partner making such Shortfall Loan within ten (10) Business Days following receipt of the notice set forth in the immediately preceding sentence. Shortfall Loans shall (i) be evidenced by a written promissory note, (ii) bear interest at a fixed annual rate equal to the Shortfall Loan Rate, (iii) provide for unpaid interest to accrue and compound monthly, (iv) have a maturity date of twelve (12) months, (v) be repaid prior to any distribution of Net Cash Flow or Net Proceeds of a Capital Transaction, and (vi) be prepayable at any time without penalty. Subject to Section 6.2(c), the General Partner shall have the right at any time and from time to time without the consent of the other

Partners to cause the Company to repay one or more Shortfall Loans with loans made to the Company by unaffiliated third parties on commercially reasonable terms. Notwithstanding the foregoing, (i) in the event the General Partner fails to deliver a Shortfall Notice with respect to a Required Expense that is due and payable and for which gross receipts and reserves are insufficient, HHUS shall have the right, upon ten (10) Business Days notice to the General Partner and Cedar LP, to deliver a Shortfall Notice to all of the Partners or (ii) in the event the General Partner has failed to pay a Required Expense that is due and payable despite the availability of adequate gross receipts and/or reserves, HHUS, upon ten (10) Business Days notice to the General Partner and Cedar LP, may pay such Required Expense and, upon receipt by General Partner and Cedar LP of evidence of payment thereof, such payment shall constitute a Shortfall Loan from HHUS to the Company.
ARTICLE III
COMPANY INTERESTS
     SECTION 3.1. Percentage Interests of General Partner and Limited Partners. The Percentage Interests of Cedar GP as a general partner in the Company shall be one percent (1%), the Percentage Interest of Cedar LP as a limited partner in the Company shall be nineteen percent (19%) and the Percentage Interest of HHUS as a limited partner in the Company shall be eighty percent (80%). The Percentage Interests shall not be changed without the prior written consent of all of the Partners.
     SECTION 3.2. Capital Accounts. The Company shall establish and maintain a separate Capital Account for each Partner in accordance with the following provisions:
     (a) To each Partner’s Capital Account there shall be credited such Partner’s Capital Contributions, such Partner’s allocable share of Profits, and any items in the nature of income or gain that are specially allocated to such Partner under this Agreement, and the amount of any Company liabilities that are assumed by such Partner in accordance with the terms hereof (other than liabilities that are secured by any Company Asset distributed to such Partner).
     (b) To each Partner’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Partner pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752), such Partner’s allocable share of Losses, and any items in the nature of expenses or losses that are specially allocated to such Partner under this Agreement, and the amount of any liabilities of such Partner that are assumed by the Company (other than liabilities that are secured by any property contributed by such Partner to the Company).
     (c) In the event any Company Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Company Interest. In the case of Transfer of a Company Interest at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Partner shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company property required under Code Sections 754 and 743, except as otherwise permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(m).
     (d) In determining the amount of any liability for purposes of paragraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and the Treasury Regulations promulgated thereunder, and any other applicable provisions of the Code and Regulations.
     (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.
     SECTION 3.3. Return of Capital. No Partner shall be liable for the return of the Capital Contributions (or any portion thereof) of any other Partner, it being expressly understood that any such return shall be made solely from the Company Assets. No Partner shall be required to pay to the Company or to any other Partner any deficit in its Capital Account upon dissolution of the Company or otherwise, and no Partner shall be entitled to withdraw any part of its Capital Contributions or Capital Account, to receive interest on its Capital Contributions or Capital Account or to receive any distributions from the Company, except as expressly provided for in this Agreement or under the Delaware Act as then in effect.
ARTICLE IV
DISTRIBUTIONS
     SECTION 4.1. General. Net Cash Flow and/or Net Proceeds of a Capital Transaction shall be distributed to the Partners as set forth in Section 4.2 and 4.3 below.
     SECTION 4.2. Net Cash Flow. Subject to Section 10.2, Net Cash Flow attributed to the Property for any Fiscal Year shall be distributed monthly (if available) by the General Partner to the Partners in the following manner and priority:
     (a) one percent (1%) to Cedar GP, nineteen percent (19%) to Cedar LP and eighty percent (80%) to HHUS until HHUS has received under Section 4.3(a) and this Section 4.2(a) an aggregate amount of distributions equal to its then 9.25% IRR Deficiency with respect to the Property; and then
     (b) one percent (1%) to Cedar GP, thirty nine percent (39%) to Cedar LP and sixty percent (60%) to HHUS until HHUS has received under Section 4.3(a) and (b), Section 4.2(a) and this Section 4.2(b) an aggregate amount of distributions equal to its then 10.5% IRR Deficiency with respect to the Property; and thereafter
     (c) one percent (1%) to Cedar GP, forty nine percent (49%) to Cedar LP and fifty percent (50%) to HHUS.
     SECTION 4.3. Net Proceeds of a Capital Transaction. Subject to Section 10.2, Net Proceeds of a Capital Transaction attributed to the Property shall be distributed by the

General Partner as soon as practicable after the receipt thereof to the Partners in the following manner and priority:
     (a) one percent (1%) to Cedar GP, nineteen percent (19%) to Cedar LP and eighty percent (80%) to HHUS until HHUS has received under Section 4.2(a) and this Section 4.3(a) an aggregate amount of distributions equal to its then 9.25% IRR Deficiency with respect to the Property; and then
     (b) one percent (1%) to Cedar GP, thirty nine percent (39%) to Cedar LP and sixty percent (60%) to HHUS until HHUS has received under Section 4.2(a) and (b) and Section 4.3(a) and this Section 4.3(b) an aggregate amount of distributions equal to its then 10.5% IRR Deficiency with respect to the Property; and thereafter
     (c) one percent (1%) to Cedar GP, forty nine percent (49%) to Cedar LP and fifty percent (50%) to HHUS.
     SECTION 4.4. Tax Payments. To the extent that any taxes or withholding taxes are due on behalf of or with respect to any Partner and the Company is required by law to withhold or to make such tax payments (“Tax Payments”), the Company shall withhold such amounts and make such Tax Payments as so required. Each Tax Payment made on behalf of or with respect to a Partner shall be deemed a distribution of Net Cash Flow in such amount to such Partner to the extent such Tax Payment was not attributable to a Capital Transaction, and to the extent such Tax Payment is attributable to a Capital Transaction, it shall be deemed a distribution of Net Proceeds of a Capital Transaction to such Partner, and any such deemed distribution shall be deemed to have been paid to the Partner on the earlier of the date when the corresponding Tax Payment is made by the Company or the date that the distributions, if any, giving rise to the obligation to make such Tax Payment were made. If the Company is required to make a Tax Payment on behalf of or with respect to any Partner (the “Taxed Partner”) and the amount of such payment exceeds the cash otherwise available for distribution to such Taxed Partner, the Taxed Partner shall pay to the Company by wire transfer the amount of such Tax Payment within ten (10) days of receipt by the Taxed Partner of a notice from the Company that it is required to make such Tax Payment. Any amounts paid by the Taxed Partner to the Company pursuant to the preceding sentence shall not be treated as a Capital Contribution and the remittance of such Tax Payment to the appropriate taxing authority shall not be treated as a deemed distribution to the Taxed Partner. Each Partner for which the Company is required to make a Tax Payment shall indemnify, defend and hold the Company and the other Partners harmless of, from and against Indemnified Losses incurred by the Company or any other Partner arising out of or in connection with the Tax Payments or obligations attendant thereto.
     SECTION 4.5. Limitation on Distributions. Notwithstanding anything to the contrary contained herein, without the prior consent of the Partners, no distribution of Net Cash Flow or Net Proceeds of a Capital Transaction shall be made hereunder if such distribution would cause the Company to violate Section 17-607 of the Delaware Act or any other applicable law.

ARTICLE V
ALLOCATION OF PROFITS AND LOSSES
     SECTION 5.1. Profits. After giving effect to the special allocations set forth in Section 5.3 hereof, Profits for any Fiscal Year shall be allocated as follows:
     (a) to the Partners, in accordance with their Percentage Interests, until the aggregate amount of Profits allocated to them under this Section 5.1(a) for the Fiscal Year and all prior Fiscal Years equals the aggregate amount of Losses allocated to them pursuant to Section 5.2(e) for all prior Fiscal Years; and then
     (b) to the Partners, until the aggregate amount of Profits allocated to them under this Section 5.1(b) for the Fiscal Year and all prior Fiscal Years equals the aggregate amount of Losses allocated to them pursuant to Section 5.2(d) for all prior Fiscal Years, in proportion to their shares of such Losses being offset; and then
     (c) one percent (1%) to Cedar GP, nineteen percent (19%) to Cedar LP and eighty percent (80%) to HHUS until the aggregate amount of Profits allocated to each Partner under this Section 5.1(c) equals the cumulative amount of distributions (other than distributions representing a return of capital) received by such Partner under Section 4.2(a) and 4.3(a), plus the amount of Losses allocated to such Partner under Section 5.2(c); and then
     (d) one percent (1%) to Cedar GP, thirty nine percent (39%) to Cedar LP and sixty percent (60%) to HHUS until the aggregate amount of Profits allocated to each Partner under this Section 5.1(d) equals the cumulative amount of distributions (other than distributions representing return of capital) received by such Partner under Section 4.2(b) and 4.3(b), plus the amount of Losses allocated to such Partner under Section 5.2(b); and thereafter
     (e) the balance, if any, one percent (1%) to Cedar GP, forty nine percent (49%) to Cedar LP and fifty percent (50%) to HHUS.
     SECTION 5.2. Losses. After giving effect to the special allocations set forth in Section 5.3 hereof, Losses for any Fiscal Year shall be allocated as follows:
     (a) to the Partners until the aggregate amount of Losses allocated to them under this Section 5.2(a) for the Fiscal Year and all prior Fiscal Years equals the aggregate amount of Profits allocated to them for all prior Fiscal Years pursuant to Section 5.1(e), in proportion to their shares of the Profits being offset; and then
     (b) to the Partners until the aggregate amount of Losses allocated to them under this Section 5.2(b) for the Fiscal Year and all prior Fiscal Years equals the aggregate amount of Profits allocated to them for all prior Fiscal Years pursuant to Section 5.1(d), in proportion to their shares of the Profits being offset; and then
     (c) to the Partners until the aggregate amount of Losses allocated to them under this Section 5.2(c) for the Fiscal Year and all prior Fiscal Years equals the aggregate amount of Profits allocated to them for all prior Fiscal Years pursuant to Section 5.1(c), in proportion to their share of the Profits being offset; and then
     (d) to the Partners, in proportion to their relative positive Capital Account balances, until the positive Capital Account balance of each Partner has been reduced to zero; and thereafter
     (e) the balance, if any, to the Partners in accordance with their Percentage Interests.
     SECTION 5.3. Special Allocations.
     (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Company Fiscal Year, the Partners shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 5.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.
     (b) Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article V, except Section 5.3(a), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This Section 5.3(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in paragraphs (4), (5) and (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account deficit of such Partners as quickly as possible, provided that an allocation pursuant to this Section 5.3(c) shall be made only if and to the extent that such Partner would have an

Adjusted Capital Account deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.3(c) were not in the Agreement.
     (d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Percentage Interests.
     (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).
     (f) Limitation on Allocation of Losses. In no event shall Losses be allocated to a Partner to the extent such allocation would result in such Partner having an Adjusted Capital Account deficit at the end of any Fiscal Year. All such Losses shall be allocated to the other Partners, provided, however, that appropriate adjustments shall be made to the allocation of future Profits in order to offset such specially allocated Losses hereunder.
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
     (h) Curative Allocations. The allocations contained in Sections 5.3(a) through 5.3(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Code and Treasury Regulations. The Partners intend that, to the extent possible, all Regulatory Allocations shall be offset either by other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.3(h). Therefore, notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Partners shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they reasonably determine to be appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement.
     SECTION 5.4. Other Allocation Rules.
     (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as reasonably determined by the Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.
     (b) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners for tax purposes in the same proportions as they share Profits or Losses, as the case may be, for the Fiscal Year.
     (c) The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.
     (d) Solely for purposes of determining a Partner’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), the interest of the Partners in Company Profits equals one hundred percent (100%), in proportion to their Percentage Interests.
     (e) To the extent permitted by Treasury Regulations Section 1.704-2(h)(3), the Partners shall treat distributions of Net Proceeds of a Capital Transaction as not allocable to an increase in Company Minimum Gain to the extent the distribution does not cause or increase a deficit balance in the Adjusted Capital Account of any Partner.
     SECTION 5.5. Tax Allocations. Code Section 704(c).
     (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value using the “traditional method” with curative allocations upon disposition. For purposes of calculating the application of this Section 5.5(a) to the “built in gain” with respect to interests in real property contributed pursuant to Section 2.1(a) hereof, each parcel of real property shall treated as a single asset.
     (b) In the event the Gross Asset Value of any Company property is adjusted pursuant to paragraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder using the traditional method.
     (c) Any elections or other decisions relating to such allocations shall be made by the General Partner, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

ARTICLE VI
MANAGEMENT
     SECTION 6.1. Management.
     (a) Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be exclusively vested in the General Partner. The General Partner shall carry out and implement the day to day affairs of the Company within the scope of the authority granted pursuant to this Agreement. The General Partner shall keep the Partners reasonably informed as to all matters of concern to the Company and the Partners. The General Partner shall devote to the Company’s business such time as reasonably shall be necessary in connection with its duties and responsibilities hereunder. Except to the extent limited by the provisions of Section 6.2 or otherwise in this Agreement, the General Partner shall have the full, exclusive and complete discretion in the management and control of the affairs of the Partnership and no Limited Partner shall participate in the management of the Partnership or have any control over the Partnership business or have any right or authority to act for or by the Partnership, including, without limitation, the authority provided by the Act and, in addition, the General Partner shall have the power on behalf of the Partnership, without the consent of the other Partners, to:
     (i) acquire, improve, repair, construct and reconstruct real and personal property on behalf of the Partnership and enter into contracts for the same;
     (ii) sell and convey in whole or in part the property owned by the Partnership, real or personal, grant easements with respect thereto and enter into agreements restricting its use and, in connection therewith, to execute for and on behalf of the Partnership any deeds, bills of sale, agreements, assignments, leases, stock powers, and other documents;
     (iii) vote at any election or meeting of any corporation or person, or by proxy, and appoint agents to do so in its place and stead;
     (iv) enter into sale and leaseback financing arrangements with respect to all or part of the property owned by the Partnership, and, in connection therewith, execute for and on behalf of the Partnership any documents relating thereto;
     (v) lease or sublease, in whole or in part, the property owned or leased by the Partnership, real and personal, as lessor, sublessor, lessee or sublessee, and, in connection therewith, execute for and on behalf of the Partnership any lease or subleases or agreements modifying leases or subleases;
     (vi) borrow money on behalf of the Partnership, and, in connection therewith, execute for and on behalf of the Partnership bonds, notes, mortgages, security agreements, financing statements, assignments and other agreements and documents creating liens on or otherwise affecting the Property owned by the Partnership (any of which loan documents may contain confessions of judgments or warrants of attorney), and extensions, renewals, and modifications thereof, and to repay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Partnership;
     (vii) employ, on behalf of the Partnership, such persons, firms or corporations as it shall reasonably deem advisable for the operation and management of the business of the Partnership and for the performance of the accounting and legal services and all on such terms and for such compensation as the General Partner shall reasonably determine to be proper;
     (viii) make and implement all decisions for the Partnership;
     (ix) open and maintain bank accounts for funds of the Company in the name of the Company and designate the persons authorized on behalf of the Company to make deposits therein and withdrawals therefrom;
     (x) employ independent unaffiliated contractors at market rates for the ordinary maintenance and repair of the Property;
     (xi) retain or engage agents, managers, accountants, attorneys, consultants, brokers and other Persons;
     (xii) pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise upon such terms as the General Partner may determine and upon such evidence as it deems sufficient any obligation, suit, liability, cause of action or claim, either in favor of or against the Company;
     (xiii) enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments the General Partner deems necessary or appropriate in connection with the business or affairs of the Company;
     (xiv) apply for, file, prosecute, obtain, appeal and challenge any permit, approval, authorization, filing or consent with respect to the Company issued by any governmental authority;
     (xv) engage in any kind of activity and execute, perform and carry out contracts of any kind necessary, or in connection with or convenient or incidental to any of the foregoing or the Company’s purposes as set forth herein; execute any and all other documents to carry out the intention and purpose hereof; and
     (xvi) otherwise take any other action in furtherance of the Company’s stated purpose hereunder unless consent of one or more of the other Partners is otherwise expressly required hereunder.

     Any third party dealing with the Company may, without any inquiry, rely upon any instrument or agreement executed and delivered by the General Partner on behalf of the Company as constituting the binding act and deed of the Company.
     Except as otherwise expressly provided in this Agreement, the Limited Partners shall not take part in the management or control of the business of the Partnership or transact any business for or in the name of the Partnership, nor shall any Limited Partner have the power to sign for or bind the Partnership. Except as otherwise expressly provided herein, any exercise by the Limited Partners of their rights under this Agreement shall be deemed to be an action affecting the agreement among the Partners and not an action affecting the management or control of the business of the Partnership.
     SECTION 6.2. Major Decisions. Notwithstanding the provisions of Section 6.1, without the prior written consent of all Partners in each instance (a “Major Decision”), the Company shall not:
     (a) sell (including, without limitation, sell and leaseback), assign, pledge, transfer, give, dispose, hypothecate or otherwise encumber the Property or any Company Asset or any material part thereof or material interest therein, other than (i) personal property which may be disposed of or replaced due to wear and tear or obsolescence or otherwise in the ordinary course of business, (ii) easements and other property rights granted in the ordinary course of business, and (iii) subject to Section 6.2(d), in connection with debt incurred by the Company pursuant to the terms of this Agreement;
     (b) acquire other real property, or any interest therein on behalf of the Company, either directly or indirectly, other than easements and other property rights acquired in connection with the ordinary operation of the Property;
     (c) other than trade payables incurred in the ordinary course of business and Shortfall Loans, incur debt (including, without limitation, unaffiliated third-party debt incurred to repay any Shortfall Loans) in excess of $250,000 in the aggregate on behalf of the Company, provided that General Partner shall endeavor to notify the other Partners at least five (5) Business Days prior to incurring any such debt in an amount less than $250,000 (other than trade payables incurred in the ordinary course of business and Shortfall Loans), provided further that the unintentional failure of General Partner to so notify the other Partners shall not constitute a default under this Agreement or subject the General Partner to any liability on account thereof;
     (d) amend, modify or terminate in any material respect any Financing Document (other than any Financing Document entered into in connection with indebtedness the incurrence of which does not constitute a Major Decision under Section 6.2(c)), which termination, modification or amendment could reasonably be expected to have a material adverse impact on the Company, provided that General Partner shall endeavor to notify the other Partners at least five (5) Business Days prior to any material termination, modification or amendment that could not reasonably be expected to have a material adverse impact on the Company, provided further that the unintentional failure of General Partner to so notify the other Partners shall not constitute a default under this Agreement or subject the General Partner to any liability on account thereof;
     (e) merge or consolidate the Company with or into another Person;
     (f) execute and deliver any document which is prohibited under the Delaware Act, this Agreement or any Financing Document;
     (g) amend, modify or terminate this Agreement;
     (h) take any action not in furtherance of the stated purposes or intended business of the Company as set forth in this Agreement;
     (i) take any action under applicable bankruptcy, insolvency or similar laws with respect to the bankruptcy or insolvency of the Company;
     (j) enter into, terminate, modify or amend any lease of space at the Property for an area in excess of twenty-five percent (25%) of the aggregate rentable square feet of the improvements on the Property, which termination, modification or amendment could reasonably be expected to have a material adverse impact on the Company;
     (k) enter into any material Related Party Transaction;
     (l) make any single Capital Expenditure or group of Capital Expenditures in any Fiscal Year in excess of $250,000;
     (m) initiate any action, suit, arbitration, or litigation (“Litigation”) on behalf of the Company, except any Litigation initiated in the ordinary course of business or which could reasonably be expected to result in payment to the company of $1,000,000 or less;
     (n) settle any Litigation except any Litigation which is covered in full by an insurance policy which is in effect (other than for any deductible which may apply) or that shall result in the payment by the Company of amounts in excess of $250,000 to the counterparty in such Litigation;
     (o) settle or adjust any insurance claim or condemnation action that individually or, with respect to a series of related claims in any Fiscal Year, in the aggregate, exceeds $500,000; or
     (p) approve any other matter set forth in this Agreement expressly requiring the approval of all the Partners.
     All requests for approval of a Major Decision shall be made by the General Partner in writing and shall be accompanied by (x) pertinent information regarding such proposed Major Decision, and (y) a description of the Major Decision proposed to be taken by the Partnership and the basis on which the General Partner recommends taking the proposed Major Decision action (a “Consent Notice”). Each Consent Notice shall also specify the date by which the

Partners shall respond to such Consent Notice, which date shall be not less than thirty (30) days after delivery thereof to the Partners. If any Partner shall not deliver a written response to a proposed Major Decision prior to the date specified in the Consent Notice pertaining thereto, then such Partner shall be deemed to have consented to such Major Decision.
     SECTION 6.3. Duties and Conflicts.
     (a) The Partners, in connection with their respective duties and responsibilities hereunder, shall at all times act in good faith and, except as expressly set forth herein, any decision or exercise of right of approval, consent, disapproval or deferral of approval by a Partner is to be made by such Partner pursuant to the terms of this Agreement in good faith. Except for reimbursement of the General Partner’s reasonable and actual out-of-pocket expenses (not including any general office overhead), and as otherwise expressly set forth herein, or as otherwise agreed to in writing by the Partners, no Partner or any partner, officer, shareholder or employee of any Partner shall receive any salary or other remuneration for its services rendered pursuant to this Agreement.
     (b) Each Partner recognizes that the other Partners have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company and that the other Partners are entitled to carry on such other business interests, activities and investments. No Partner shall be obligated to devote all or any particular part of its time and effort to the Company and its affairs.
     (c) Any Partner or Affiliate thereof may engage in or possess an interest in any other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and neither the Company nor any Partner shall have any rights by virtue of this Agreement or the relationship created hereby in or to any other ventures or activities engaged in by any Partner or Affiliate thereof, or to the income or proceeds derived therefrom, and the pursuit of such ventures or activities by any Partner or its Affiliate shall not be deemed wrongful or improper, even to the extent the same are competitive with the business activities of the Company. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner, partner or fiduciary) or to recommend to others any such particular investment opportunity.
     SECTION 6.4. Company’s Counsel. To the extent that the General Partner deems necessary, the Company shall retain one or more law firms to be the Company’s legal counsel (the “Company Counsel”). The fees and expenses of the Company Counsel shall be a Company expense. Nothing herein shall restrict the Company Counsel from acting as counsel to any Partner or any Affiliate of such Partner (at the expense of such Partner or Affiliate), and the Partners agree that Company Counsel may represent such Partner or any Affiliate of such Partner in any dispute involving any other Partner or the Company.

     SECTION 6.5. Exculpation/Indemnification.
     (a) No Partner shall be liable to the Company or to any Partner for any act performed or omitted to be performed by it on behalf of the Company provided such act or omission was taken in good faith, and did not constitute fraud, gross negligence or willful misconduct or constitute a material breach of this Agreement.
     (b) The Partners shall be indemnified, defended and held harmless by the Company from and against any and all expenses (including reasonable attorneys’ fees), losses, damages, liabilities, charges and claims of any kind or nature whatsoever including the cost of seeking to enforce this indemnification right (collectively “Indemnified Losses”), incurred by them in their capacities as Partners, arising out of or incidental to any act performed or omitted to be performed by any one or more of the Partners in good faith in their capacities as Partners and/or in connection with the business of the Company, including any act or omission constituting ordinary negligence of such Partners, provided that such act or omission did not constitute gross negligence, willful misconduct or fraud or constitute a material breach of this Agreement.
     (c) The Company and the other Partners shall be indemnified and held harmless by each Partner from and against any and all Indemnified Losses arising out of or incidental to any act or omission taken in bad faith by such Partner, or any fraudulent act, gross negligence, or willful misconduct performed by such Partner or material breach of this Agreement by such Partner.
     (d) All indemnification obligations under this Agreement shall also run to the benefit of any Affiliate of any Partner or any principal, partner, member, manager, shareholder, controlling person, officer, director, agent or employee of any of the aforesaid Persons.
     SECTION 6.6. Transactions with Related Parties. No agreement or transaction (each, a “Related Party Transaction”) between the Company on the one hand and any Partner or any Affiliate of any Partner (each, a “Related Party”) on the other hand shall be void or voidable solely by reason of such relationship. The entering into of any Related Party Transaction by the Company shall not subject the participating Related Party or any of their respective Affiliates, or their respective officers, directors, managers, partners or stockholders to liability to the Company or any Partner if (i) all of the material facts as to the Related Party Transaction and the nature of any conflict of interest are disclosed or are known to the Partners prior to entering into the Related Party Transaction and (ii) the Partners approve such Related Party Transaction prior to the Related Party Transaction being entered into. In furtherance of the foregoing, the Partners acknowledge and agree that (i) Cedar or an Affiliate (provided such Affiliate is directly or indirectly wholly-owned by Cedar or CSCI and generally manages the other properties directly or indirectly owned by Cedar) shall, at Cedar GP’s election, act as property manager for the Property pursuant to the form of property management agreement attached hereto as Exhibit C and shall be entitled to property management fees equal to four percent (4%) of gross revenues of the Company from and after the date hereof, construction management fees equal to five percent (5%) of total construction costs incurred from and after the date hereof by the Company in connection with capital improvements made on the Property

(provided, for certainty, that such fees shall not be payable with respect to any costs or expenses incurred by Cedar or any of its Affiliates in connection with any Tenant Improvements (as such term is defined in the Purchase and Sale Agreement)), and leasing fees equal to five percent (5%) of the base rents for the initial term of each lease for space on the Property entered into by the Company and two and five tenths percent (2.5%) of the base rents for renewal terms provided such fees shall not exceed 50% in the aggregate with respect to initial terms or 25% in the aggregate with respect to renewal terms, (ii) Cedar or its designated Affiliate shall be entitled to an acquisition fee for any real property (excluding the Property and any easements and other similar real property rights acquired in connection with the ordinary operation of the Property) acquired, directly or indirectly, by the Company or any wholly-owned direct or indirect subsidiary of the Company from and after the date hereof in an amount for such property equal to the lesser of one percent (1%) of the gross purchase price of such real property and $150,000, (iii) Cedar or an Affiliate shall be entitled to a disposition fee for the Property (exclusive of any disposition made pursuant to Section 8.4 or Section 8.5 hereof) in an amount equal to the lesser of one half percent (.5%) of the gross sales price of the Property and $150,000 and (iv) Cedar or its designated Affiliate shall be entitled to a loan origination fee for each new loan (excluding any Shortfall Loan or any loan to repay a Shortfall Loan, the incurrence of which is not a Major Decision under Section 6.2(c)) obtained by the Company from and after the date hereof in an amount equal to the lesser of one half percent (.5%) of the loan amount and $50,000. The aforementioned fees shall be paid to Cedar or its Affiliate pursuant to the terms of the property management agreement. In the event of a material default under a Related Party Transaction between the Company and Cedar or any Affiliate or permitted assignee thereof, if the General Partner shall not be using commercially reasonable efforts to cause such default to be remedied, HHUS shall have the right, upon not less than ten (10) Business Days notice to Cedar GP, to enforce the terms of such Related Party Transaction on behalf of the Company. If HHUS shall elect to enforce a Related Party Transaction on behalf of the Company, HHUS shall keep Cedar GP informed with respect thereto.
     SECTION 6.7. REIT Status. Notwithstanding any provision of this Agreement to the contrary, the General Partner shall have the right to take any action (and to cause the Company to take any action) or to refrain from taking any action (and to cause the Company to refrain from taking any action) to ensure the continued qualification of CSCI as a real estate investment trust (“REIT”) and to avoid the imposition of taxes under Section 857 of the Code and Section 4981 of the Code, provided that the General Partner shall use commercially reasonable efforts (taking into consideration CSCI’s status as a REIT) to implement a course of action with respect to such action or omission which, to the extent consistent with the intent of this Section 6.7, minimizes or eliminates the adverse economic effect, if any, of such action or omission on the Company or the other Partners.
ARTICLE VII
BOOKS AND RECORDS; RESERVES
     SECTION 7.1. Bank Accounts. The General Partner shall have authority to open bank accounts and designate signatories with respect thereto on behalf of the Company as it shall deem necessary or desirable for the management and operation of the Property and the conduct of Company business. One or more individuals designated by the General Partner, from time to time, shall at all times be designated signatories with respect to all Company bank accounts. The Company’s funds shall not be commingled with any other funds.
     SECTION 7.2. Books of Account. The Company shall keep books of account and records showing the assets and liabilities, operations, transactions and financial condition of the Company and the Property on an accrual basis in accordance with generally accepted accounting principles, consistently applied. The books of account and records of the Company and the Property shall at all times be maintained at the principal office of the Company. All such books of account and records may be inspected, copied and audited by any Partner, its designees or representatives from time to time upon reasonable prior written notice to the General Partner at the office of the Company or other Person maintaining the same.
     SECTION 7.3. Operating Statements.
     (a) The General Partner shall, as a Company expense, at least once every calendar year have the Company’s books and records audited by the Accountant. A copy of the annual audited financial statements shall be submitted promptly after completion to all Partners. General Partner shall use commercially reasonable efforts to cause such submission to occur not later than one hundred five (105) days after the end of each Fiscal Year.
     (b) The General Partner shall furnish the following quarterly reports prepared for the Property on an accrual basis showing quarterly and year-to-date activity (without notice or demand) not later than the forty fifth (45th) day following the end of each calendar quarter:
     (i) an unaudited cash flow statement setting forth the calculation of Net Cash Flow and all disbursements of cash from the Company;
     (ii) an unaudited balance sheet for the Company;
     (iii) an unaudited profit and loss statement;
     (iv) banks statements and reconciliations for all accounts;
     (v) reconciliation of actual expenditures to budgeted expenditures; and
     (vi) in the event a Capital Transaction has occurred, an unaudited statement of the Net Proceeds of a Capital Transaction for such Capital Transaction.
     (c) The General Partner shall, as a Company expense, use commercially reasonable efforts to cause to be filed all tax returns related to the Company and the Property in a timely manner. Each of the Partners shall promptly provide to the General Partner such information as may be in its possession as shall be necessary or appropriate for the preparation of such returns. No later than one hundred twenty (120) days after the end of each Fiscal Year of the Company, the Company shall, as a Company expense, furnish the Partners with all necessary tax reporting information required by the Partners for the preparation of their respective federal, state and local income tax returns, including each Partner’s pro rata share of income, gain, loss, deductions and credits for such Fiscal Year. The General Partner shall supervise the Accountant in the preparation of the Company’s tax returns, the cost of which shall be a Company expense.
     (d) Within one hundred twenty (120) days following the end of the Fiscal Year of the Company, the Company shall, as a Company expense, furnish each Partner with copies of the Company’s federal partnership Return of Income and other income tax returns, together with each Partner’s Schedule K-1 or analogous schedule, which returns shall be signed by the Tax Matters Partner on behalf of the Company and co-signed by the Accountant as preparer.
     (e) Except as otherwise provided in this Agreement, all decisions as to accounting principles, whether for the Company’s books or for income tax purposes (and such decisions may be different for each such purpose) and all elections available to the Company under applicable tax law, shall be made by the Tax Matters Partner. Upon the request of any Partner in connection with the transfer of all or part of such Partner’s Company Interest, the Company shall make an election under Code Section 754. The General Partner shall not elect to have the Company classified as an association taxable as a corporation for federal income tax purposes and shall take any steps required to maintain the Company’s classification as a partnership for such purposes.
     (f) Cedar shall, at no cost or expense to Cedar, cooperate with HHUS in good faith in connection with the preparation of internal reports required to be prepared by or on behalf of HHUS, including providing readily available information to HHUS in connection therewith.
     SECTION 7.4. The Accountant. The General Partner shall cause the Company to retain Wiser LP, Grant Thornton, Ernst & Young or any other recognized and reputable national or regional independent certified public accounting firm selected by the General Partner to be the accountant and auditor for the Company (the “Accountant”). The fees and expenses of the Accountant shall be a Company expense.
     SECTION 7.5. Tax Matters Partner. The General Partner is hereby designated as the tax matters partner under Code Section 6231(a)(7) (the “Tax Matters Partner”). In addition to the duties described in Section 7.3(e) of this Agreement, the Tax Matters Partner shall manage audits of the Company conducted by the Internal Revenue Service or any other taxing authority pursuant to the audit procedures under the Code and the Treasury Regulations promulgated thereunder or other applicable law.
     SECTION 7.6. Annual Budget. The General Partner shall prepare and deliver to the other Partners an annual budget for the Property for each Fiscal Year not later than sixty (60) days prior to the commencement of each Fiscal Year.

ARTICLE VIII
WITHDRAWALS; TRANSFERS OF COMPANY INTERESTS
     SECTION 8.1. No Transfer. No Partner may sell, assign, pledge, transfer, give, hypothecate or otherwise encumber, and no Partner or non-Partner may acquire, any direct interest in the Company (any such sale, assignment, pledge, transfer, gift, hypothecation, encumbrance or acquisition being hereinafter referred to as a “Transfer”) without (x) the prior written consent of all of the Partners, which may be granted or withheld in the sole and absolute discretion of the other Partners and (y) in the event of a Transfer of a limited partnership interest of the Company, the prior written consent of all of the TTV Partners, which may be granted or withheld in the sole discretion of such TTV Partners. Any Transfer of any Company Interest in contravention of this Article VIII shall be null and void and shall be deemed a material breach of the terms of this Agreement, and the other Partners shall have all the rights and remedies available under this Agreement and applicable law.
     SECTION 8.2. Succession by Operation of Law/Certain Permitted Transfers/ Prorations/Cooperation. If any Company Interest is Transferred or proposed to be Transferred pursuant to this Article VIII, the parties hereto agree to reasonably cooperate with each other in good faith to structure such Transfer to avoid or minimize transfer fees to lenders and any transfer, deed or similar taxes due in connection therewith and, if so desired, to avoid termination of the Company for Federal income tax purposes. All expenses of the Company, including transfer taxes (if any), legal, accounting and general audit expenses, occasioned by the sale, assignment or transfer by a Partner of its Company Interest or the death, insanity, incompetence or Bankruptcy of a Partner, shall be paid by such Partner or, as applicable, by the transferee of such Partner’s Company Interest, promptly upon demand thereof, as a condition to the effectiveness of such Transfer. Notwithstanding the terms of Section 8.1, HHUS shall have the right, in its sole discretion, to assign up to seventy five percent (75%) of its Partnership Interest (i.e. sixty percent (60%) of the aggregate Partnership Interests) to a single Delaware limited partnership comprised of one or more Non-U.S. Persons as limited partners and Homburg Participates B.V. or an Affiliate as general partner (such single limited partnership, “HP”).
     SECTION 8.3. General Conditions Applicable to Transfers.
     (a) Notwithstanding anything in this Agreement to the contrary (including but not limited to any of the other sections of this Article VIII), in no event shall (i) any Transfer be made, recognized or consented to by the Partners or deemed effective unless such Transfer will not constitute or result in a material violation or default under any Financing Document or (ii) a Company Interest be Transferred to a Person who is the subject of any pending bankruptcy proceedings, or to an individual Person who is a minor or who otherwise lacks legal capacity, and any attempt to effect a Transfer to such a Person shall be void and of no effect and shall not bind the Company or (iii) a Company Interest be Transferred to a Person (A) named on any list of Persons and governments issued by OFAC pursuant to Executive Order 13224, as in effect on the date hereof, or any similar lists publicly issued by OFAC or any other department or agency of the United States of America (“OFAC Lists”), (B) included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the Persons referred to or described in the OFAC Lists, or (C) who has knowingly conducted business with or knowingly engaged in any transaction with any Person named on any of the OFAC Lists.
     (b) In the event that any filing, application, approval or consent is required in connection with any Transfer, whether by any governmental entity or other third-party, the transferring Partner shall promptly make such filing or application or obtain such approval or consent, at its sole expense.
     (c) Notwithstanding anything to the contrary contained in this Agreement, each Partner shall be an entity organized under the laws of the United States.
     (d) Notwithstanding anything to the contrary contained in this Agreement (including but not limited to the other sections of this Article VIII), no Transfer of all or any portion of any Partner’s Company Interest shall be binding upon the other Partners or the Company, and the Company shall be entitled to treat the record owner of any Company Interest as the absolute owner thereof in all respects, unless and until (i) true copies of the instruments of transfer executed and delivered pursuant to or in connection with such Transfer shall have been delivered to the General Partner, (ii) the transferee shall have delivered to the General Partner an executed and acknowledged assumption agreement pursuant to which the transferee assumes all the obligations of the transferor arising and accruing from and after the date of such Transfer under, and agrees to be bound by all the provisions of, this Agreement, (iii) the transferee shall have executed, acknowledged and delivered any instruments required under any applicable laws to effect such Transfer and, if applicable, its admission to the Company, and (iv) the transferee shall have executed and delivered such other instruments, documents and agreements reasonably required by the General Partner in connection with such Transfer which are consistent with the other terms hereof including, without limitation, a favorable opinion of counsel reasonably satisfactory to General Partner that such Transfer shall not constitute a violation of the Securities Act of 1933, as amended, or of any law or statute of any state and shall have no materially adverse federal income tax impact on the Partnership; provided, however, that no such opinion of counsel shall be required in connection with a Transfer to HP pursuant to and in accordance with the terms of the last sentence of Section 8.2. Upon compliance with the provisions of this Section 8.3(c), any Person who acquires a Company Interest in a transaction permitted by this Article VIII shall, unless otherwise provided in this Agreement, be admitted as a Partner. Except as otherwise set forth herein, upon the execution and delivery of such assumption agreement, the transferor shall have no further obligation hereunder after the date of the Transfer except that the transferor shall remain primarily liable for all accrued obligations (as of the date of Transfer) of the transferor under this Agreement, notwithstanding any Transfer pursuant to this Article VIII.
     (e) Except as otherwise expressly provided herein, all reasonable costs and expenses incurred by the Company in connection with any Transfer of a Company Interest and, if applicable, the admission of a Person as a Partner hereunder, shall be paid by the transferor. Upon compliance with all provisions hereof applicable to any transferee of a Company Interest becoming a Partner, all Partners hereby agree to execute and deliver such reasonable amendments hereto as are necessary to constitute such person or entity a Partner of the Company.
     (f) If any Person acquires all or any part of the Company Interest of a Partner in violation of this Article VIII whether by operation of law, judicial proceeding, or other manner not expressly permitted hereunder, such Person shall have no rights under this Agreement with respect to the Company Interest so acquired.
     (g) Prior to any Transfer described in the last sentence of Section 8.2, Cedar GP shall be offered the opportunity timely to review and, subject to any Netherlands regulatory requirements, approve all descriptive materials published and disseminated with respect to references to Cedar GP, Cedar LP, Cedar or any parent or subsidiary thereof (other than the Company) and its or their organizational and/or financial operations, structure or history, such approval not to be unreasonably withheld, conditioned or delayed, and shall be offered the opportunity to timely review all materials published and disseminated with respect to the Company, the Properties, the Partnership Interests and the transactions contemplated by this Agreement. HHUS and, if such Transfer shall occur, HP shall defend, indemnify and hold the Company, Cedar, Cedar GP, Cedar LP and the Affiliates, parents and subsidiaries of Cedar, Cedar GP and Cedar LP harmless of, from and against any and all Indemnified Losses (other than any special, consequential or punitive damages) arising out of or in connection with such Transfer or proposed Transfer. Notwithstanding anything to the contrary contained in this Agreement, the review and/or approval by Cedar GP of any materials with respect to any of the forgoing shall in no way relieve HP of any of its obligations pursuant to the terms of the immediately preceding sentence or result in liability to Cedar GP on account thereof.
     (h) If Cedar shall no longer be directly or indirectly controlled by CSCP, Cedar LP shall pay all costs and expenses required to be paid by the Company pursuant to the Financing Documents on account thereof.
     SECTION 8.4. Buy/Sell Rights.
     (a) Either Cedar LP and Cedar GP acting collectively, on the one hand, and HHUS and, if applicable, HP acting collectively, on the other hand (“Buy Sell Offeror”), shall have the right from time to time to effect the provisions of this Section 8.4 at any time during the Buy/Sell Exercise Period by delivering written notice (the “Buy Sell Notice”) to the other Partner (“Buy Sell Offeree”) (A) of its intention to effect the provisions of this Section 8.4(a), and (B) designating its determination (which shall be made in its sole discretion) of the fair market value of the Property and all other Company Assets (the “Buy Sell Property”) taking into account the obligation of the Purchasing Partner to repay or assume any existing mortgage indebtedness (the “Buy Sell Purchase Price”).
     (b) Upon receipt of the Buy Sell Notice given pursuant to Section 8.4(a) hereof, Buy Sell Offeree shall then be obligated either to:

     (i) purchase the Buy Sell Property from the Company for cash at a price equal to the Buy Sell Purchase Price; or
     (ii) allow the Company to sell the Buy Sell Property to Buy Sell Offeror for cash at a price equal to the Buy Sell Purchase Price, and in each such instance the Company shall sell the Buy Sell Property to the Buy Sell Offeree or Buy Sell Offeror, as applicable. Buy Sell Offeree shall give written notice of its election to Buy Sell Offeror within thirty (30) days after receipt of the Buy Sell Notice (the date of election being the “Buy Sell Election Date”). Failure of Buy Sell Offeree to give Buy Sell Offeror notice within such time shall be a conclusive election under subsection (b)(ii) above.
     (c) Within ten (10) Business Days after Buy Sell Offeree’s election or deemed election under subsection 8.4(b), the Partner purchasing the Buy Sell Property (the “Purchasing Partner”; the Partner(s) not purchasing the Buy Sell Property being hereinafter referred to as the “Non-Purchasing Partner”) shall deposit with the Escrow Agent in cash an amount equal to the greater of (I) Two Hundred Fifty Thousand Dollars ($250,000) and (II) an amount equal to five percent (5%) of the Buy Sell Purchase Price (“Buy Sell Deposit”). If the Purchasing Partner shall fail to deposit the Buy Sell Deposit within such ten (10) Business Day period, the Purchasing Partner shall be in default hereunder, the Non-Purchasing Partner and the Company shall have all remedies available at law or in equity, and the Non-Purchasing Partner shall have the right, exercisable by delivery of written notice to the Purchasing Partner and the Company within ten (10) days of the expiration of such five (5) Business Day period, to purchase (pursuant to the terms of this Section 8.4) the Buy Sell Property for cash at a price equal to ninety five percent (95%) of the Buy Sell Purchase Price. If the Non-Purchasing Partner does not elect to purchase the Buy Sell Property, the rights of the Partners under this Section 8.4 shall be as they were prior to the delivery of the applicable Buy Sell Notice, except that the Purchasing Partner shall lose its right to initiate the buy sell procedures for a period of eighteen (18) months following the date of the Buy/Sell Notice. The charges of the Escrow Agent shall be paid by the Company. The Escrow Agent shall hold the Buy Sell Deposit in an interest bearing account pursuant to a written agreement among the Company and the Purchasing Partner and the Escrow Agent, which agreement shall be satisfactory to such parties in the exercise of their respective reasonable discretion and shall provide, among other things, that the Escrow Agent shall not commingle the Buy Sell Deposit with any other funds. In the event of a closing pursuant to the terms of this subsection 8.4(c), the Buy Sell Deposit, together with any interest earned thereon, shall be credited against the Buy Sell Purchase Price and paid to the Company. In the event of a default by the Purchasing Partner in its obligation to purchase the Buy Sell Property pursuant to, and in accordance with, the terms of this subsection 8.4(c) (other than the failure of the Purchasing Partner to make the Buy Sell Deposit as aforesaid), the Buy Sell Deposit, and any interest thereon, shall be paid to the Company by the Escrow Agent promptly following written request therefor as the Non-Purchasing Partner’s and Company’s sole and exclusive remedy, and the Non-Purchasing Partner shall have the right, exercisable by delivery of written notice to the Purchasing Partner and the Company within thirty (30) days of the Company’s receipt of the Buy Sell Deposit, to purchase (pursuant to the terms of this Section 8.4) the Buy Sell Property for cash at a price equal to the Buy Sell Purchase Price. If the Non-Purchasing Partner does not elect to purchase the Buy Sell Property, the rights of the Partners under this Section 8.4 shall be as they were prior to the delivery of the applicable Buy Sell Notice, except that the Purchasing Partner shall lose its right to initiate the buy sell procedures for a period of eighteen (18) months following the date of the Buy/Sell Notice. If the Non-Purchasing Partner shall cause the Company to default in any of its obligations under this subsection 8.4(c), the Buy Sell Deposit, and any interest earned thereon, shall be returned to the Purchasing Partner promptly following written request therefor, the Purchasing Partner shall have all other remedies available to it at law or in equity (including, without limitation, an action for specific performance), and the Non-Purchasing Partner shall lose its right to initiate the buy sell procedures for a period of eighteen (18) months following the date of the Buy/Sell Notice. Upon deposit by the Purchasing Partner of the Buy Sell Deposit with the Escrow Agent as aforesaid, (i) a binding contract shall be deemed to exist between the Company and the Purchasing Partner with respect to the Buy Sell Property, and (ii) the closing shall be held pursuant to an escrow arrangement acceptable to the Purchasing Partner and the Company in the exercise of their reasonable judgment on a Business Day selected by the Purchasing Partner not less than thirty (30) days and not more than one hundred twenty (120) days from the Buy Sell Election Date. The Purchasing Partner shall pay the Buy Sell Purchase Price (less the Buy Sell Deposit and any interest earned thereon and as adjusted as provided herein) by wire transfer of immediately available federal funds to an account designated in writing by the Company. At the closing, the Company shall deliver to Purchasing Partner a limited warranty deed for the Property, subject to all encumbrances of record, an assignment of leases, contracts, and general intangibles, a bill of sale, and any other documents necessary to effectuate such transfer. Any transfer, deed, documentary stamp or other tax due in connection with a Transfer of the Property pursuant to this Section 6.10(c) shall be paid by the Non-Purchasing Partner. In addition, at the closing, (i) items of income and expense with respect to the Property shall be apportioned as of 11:59 p.m. of the day preceding the closing date in accordance with local custom and (ii) the Purchasing Partner, at its expense, shall cause the Property to be transferred free and clear of all mortgage financings unless the Purchasing Partner shall elect to assume such mortgage financings, and the assumption is permitted by the terms of the applicable Financing Documents or consent for such assumption is obtained (in which event the Buy Sell Purchase Price shall be adjusted accordingly). All costs and expenses incurred in connection with assuming such mortgage financings shall be paid by the Purchasing Partner.
     (d) The Partners shall cooperate with each other to effectuate a transfer of the Property in a manner that will minimize transfer and other taxes and, if applicable, loan assumption fees including, without limitation, structuring (subject to Section 8.4(e)) any such transfer as an entity transfer to the extent reasonably feasible.
     (e) Subject to the prior written approval of all of the Partners and TTV Partners, the Purchasing Partner may, at its option, elect to acquire (and to have an Affiliate acquire the General Partner’s interests if the acquisition is to be of both general partner and limited partnership interests, in which case such Affiliate shall be deemed included within the term Purchasing Partner for purposes of this paragraph) all of the

Company Interests in the Non-Purchasing Partner in lieu of acquiring the Property by deed. If the Purchasing Partner shall elect to acquire all of the Company Interests in the Non-Purchasing Partner, the Non-Purchasing Partner shall deliver to the Purchasing Partner or its designee an assignment of all of the Non-Purchasing Partner’s Company Interest, which such assignment shall be free and clear of all legal and equitable claims (other than the legal and equitable claims, if any, of the Purchasing Partner pursuant to this Agreement) and all liens and encumbrances (other than liens and encumbrances under this Agreement and Financing Documents that shall remain in full force and effect following the closing). At the closing, the Non-Purchasing Partner and the Purchasing Partner shall execute an agreement acceptable to the Non-Purchasing Partner and the Purchasing Partner in the exercise of their reasonable judgment whereby (X) each shall represent and warrant to the other that each is duly organized, validly existing, has the necessary corporate power and authority to consummate the subject transactions and requires no consents which have not been obtained and (Y) the Non-Purchasing Partner shall represent to the Purchasing Partner that the Non-Purchasing Partner is the owner of its Company Interest free and clear of all liens and encumbrances (other than liens and encumbrances under this Agreement and Financing Documents that shall remain in full force and effect following the closing) and that the Transfer is being made free and clear of all legal and equitable claims (other than the legal and equitable claims of the Purchasing Partner pursuant to this Agreement).
     (f) The Purchasing Partner may, at its option, cause the Buy Sell Property to be acquired by one or more of Purchasing Partner’s designees (or, if the provisions of the prior paragraph are applicable, and the prior written approval of all of the Partners and TTV Partners has been obtained, to cause any Company Interest held by a Non-Purchasing Partner to be purchased by the Purchasing Partner and/or any one or more of the Purchasing Partner’s designees with appropriate modifications to the purchase agreement referred to in such paragraph); provided that any such assignment of the Purchasing Partner’s rights hereunder for purposes of accomplishing such purchase by any such designee shall not relieve the Purchasing Partner of any obligation or liability with respect thereto.
     (g) Each Partner agrees that it shall be reasonable and cooperate with the other Partners, including, without limitation, executing any documents which may be reasonably required, in order to consummate the transactions contemplated by this Section 8.4.
     (h) For purposes of the terms of this Section 8.4, Cedar LP and Cedar GP shall be deemed to be one Partner and shall act collectively except solely to the extent that the interests of each are to be transferred to different purchasers and, if HP shall acquire a Company Interest, HHUS and HP shall be deemed to be one Partner and shall act collectively except solely to the extent that the interests of each are to be transferred to different purchasers.

     SECTION 8.5. Right of First Refusal.
     (a) Upon receipt by the Company of a bona fide, arm’s length offer to sell the Property (which offer shall contain the material terms of the proposed transaction), the General Partner shall send a notice to the other Partners (which notice shall include a copy of such offer). In the event that a Partner elects, in its sole discretion, to consent to the sale of the Property on the terms of the offer, such Partner shall deliver notice of such acceptance (an “Acceptance Notice”) to the General Partner with copies to the other Partners. In the event that all of the Partners deliver Acceptance Notices to the General Partner, the General Partner shall, prior to accepting the offer on behalf of the Company, provide Cedar LP with a right of first refusal to acquire the Property on the same terms and conditions as contained in such offer. Cedar LP shall have fifteen (15) days from the date on which all of the Partners have delivered an Acceptance Notice to the General Partner to agree to purchase the Property on the terms contained in such offer. If Cedar LP agrees to purchase the Property on the terms contained in the offer by delivering a written notice of such acceptance to the other Partners and, within ten (10) Business Days after delivery of such notice, depositing with the Escrow Agent the deposit provided for in the terms of the offer, or if such terms do not provide for a deposit, an amount equal to the greater of $250,000 and five percent (5%) of the proposed purchase price (the “ROFR Deposit”), a binding contract of sale shall be deemed to exist between Cedar LP and the Company with respect to the purchase and sale of the Property. If Cedar LP does not elect to purchase the Property in accordance with the terms of such offer within such fifteen-day period, or fails to deliver the ROFR Deposit to the Escrow Agent within such ten Business Day period, the Company shall have the right to sell the Property pursuant to the terms of such offer. Notwithstanding the foregoing, if the sale shall not be consummated pursuant to the terms of such offer within one hundred twenty (120) days, or if the terms of such offer are changed in a manner materially detrimental to the Company, the Company shall once again comply with the terms of this Section 8.5 prior to consummating a sale of the Property.
     (b) If Cedar LP elects to purchase the Property, it may, at its option, cause the Property to be acquired by one or more of its designees, provided that any such assignment of Cedar LP’s rights hereunder for the purpose of accomplishing such purpose shall not relieve Cedar LP of any obligation or liability with respect thereto.
     (c) The Company and each of the Partners shall cooperate in good faith with Cedar LP in connection with any such acquisition.
     (d) Subject to the prior written approval of all of the Partners and TTV Partners, Cedar LP may, at its option, elect to acquire all of the Company Interests of HHUS in lieu of acquiring the Property by deed. If Cedar LP shall elect to acquire all of the Company Interests of HHUS, the purchase price shall be adjusted equitably by the Partners, and HHUS shall deliver to Cedar LP or its designee an assignment of all of the Company Interests of HHUS, which such assignment shall be free and clear of all legal and equitable claims (other than the legal and equitable claims, if any, of Cedar LP pursuant to this Agreement) and all liens and encumbrances (other than liens and encumbrances under this Agreement and Financing Documents that shall remain in full force and effect following the closing). At the closing, Cedar LP and HHUS shall execute an agreement acceptable to each of Cedar LP and HHUS in the exercise of their reasonable judgment whereby (i) each shall represent and warrant to the other that each is duly organized, validly existing, has the necessary corporate power and authority to consummate the subject transactions and requires no consents which have not been obtained and (ii) HHUS shall represent to Cedar LP that it is the owner of its Company Interest free and clear of all liens and encumbrances (other than liens and encumbrances under this Agreement and Financing Documents that shall remain in full force and effect following the closing) and that the Transfer is being made free and clear of all legal and equitable claims (other than the legal and equitable claims of Cedar LP pursuant to this Agreement).
     SECTION 8.6. Bankruptcy or Withdrawal of a Partner. Upon the occurrence of a Bankruptcy Event or any other occurrence with respect to a Partner of any event which under the Delaware Act causes the Partner to cease to be a partner of a limited partnership (a “Withdrawal Event”), the Partner affected by such Withdrawal Event shall, unless the other Partners shall otherwise consent within ninety (90) days of such Withdrawal Event, be deemed to have withdrawn as a Partner on the expiration of such ninety (90) day period. In the event that a Partner is deemed to have withdrawn from the Company pursuant to this Section 8.6, then such Partner (a “Withdrawn Partner”) shall continue to have the rights of an assignee of its Company Interest which was not admitted as a Partner and shall not be entitled to participate in the management of the Company or to vote, approve or consent to any matter for which the vote, approval or consent of any Partners is required. Unless the Partners (other than the Withdrawn Partner) otherwise agree, the Company shall not terminate or dissolve upon the occurrence of a Withdrawal Event, provided (to the extent required by any Financing Document) that in the event that the Company has two or more General Partners at least one of which is solvent, the Partners shall not agree to terminate or dissolve the Company upon the occurrence of a Withdrawal Event. No Partner shall withdraw or retire from the Company without the prior written consent of all of the other Partners and TTV Partners, except in connection with a Transfer of its entire Company Interest as expressly permitted under and in accordance with the terms of this Agreement. In furtherance of the foregoing, each Partner hereby waives any and all rights such Partner may have to withdraw and/or resign from the Company pursuant to Sections 17-602 and 17-603 of the Delaware Act and hereby waives any and all rights such Partner may have to receive the fair value of such Partner’s Company Interest upon such resignation and/or withdrawal pursuant to Section 17-604 of the Delaware Act, and such Partner shall continue to hold its Company Interest in accordance with the provisions hereof.
     SECTION 8.7. Death or Incompetency of an Individual Partner. Upon the death or legal incompetency of an individual Limited Partner (including a substituted Limited Partner), his or her legally authorized personal representatives shall have all of the rights of a Limited Partner for the purpose of settling or managing his or her estate, and shall have such power as the decedent, incompetent, bankrupt or insolvent individual Limited Partner possessed hereunder to make an assignment of his or her interest in the Partnership in accordance with the terms hereof. No such representative shall be admitted as a Limited Partner in the Partnership except in compliance with the provisions of Section 8.1 and Section 12.3 hereof.

     SECTION 8.8. Withdrawal Rights. If at any time the Partnership shall have more than one General Partner, a General Partner may withdraw as a General Partner of the Partnership upon obtaining the written consent of all of the other Partners and, except in the event of a withdrawal by Cedar GP, the TTV Partners, to such withdrawal. From and after the effective date of any such withdrawal, the withdrawing General Partner shall automatically cease to serve as the General Partner of the Partnership and such General Partner’s Company Interest shall be deemed to be converted to a limited partnership interest in the Partnership and all references in this Agreement to the “General Partner” shall be deemed to be references to the remaining General Partner only.
     SECTION 8.9. Transparent Status.
     (a) Any Limited Partner that is a Tax Transparent Vehicle (a “Limited Partner TTV”) shall provide in its partnership agreement or other constitutional documents that (i) the general partner (or its functional equivalent) of such Limited Partner TTV shall have the authority in its sole discretion to approve the admission or substitution of limited partners (or the functional equivalent) of such Limited Partner TTV or (ii) the consent of all of the partners in such Limited Partner TTV shall be required in connection with such Limited Partner’s consent to a Transfer of a limited partnership interest in the Company.
     (b) If the Company shall invest as a limited partner in a Tax Transparent Vehicle (a “Subsidiary TTV”), the constitutional documents or bylaws of such Subsidiary TTV shall require the prior written consent of all of the Partners for any transfer of partnership interests in such Subsidiary TTV.
     (c) If applicable, upon the request of HP in connection with HP’s admission to the Company and from time to time thereafter, Cedar LP shall provide to HP excerpts from Cedar’s limited partnership agreement for purposes of allowing HP to determine whether Cedar shall not qualify as a transparent entity for Dutch tax purposes. If Cedar shall amend its limited partnership agreement to provide that the consent of all limited partners is needed for the issuance or transfer of a limited partner interest in Cedar, Cedar GP shall provide written notice to HP of such event.
ARTICLE IX
BROKERS
     SECTION 9.1. Brokers. Each Partner represents and warrants to the other Partners that it has not dealt with any real estate broker or finder in connection with the formation of the Company or the transactions contemplated herein. Each Partner agrees to indemnify and hold harmless the other Partners and the Company from and against any actions, claims or demands for any commissions or fees and all Indemnified Losses arising from a breach of the foregoing representation and warranty.

ARTICLE X
TERMINATION
     SECTION 10.1. Dissolution. Except as hereinafter provided to the contrary, the Company shall be dissolved and its business wound up upon the happening of any of the following events, whichever shall first occur:
     (a) The sale, condemnation or other disposition of all or substantially all of the Property and the other Company Assets and the receipt of all consideration therefor except that if non-monetary consideration is received upon such disposition the Company shall not be dissolved pursuant to this clause until such consideration is converted into money or money equivalent;
     (b) At any time that there is no General Partner or any limited partners unless the remaining partners take the necessary action pursuant to Section 17-802(3) or (4) of the Delaware Act, as applicable, to continue the Company.
     (c) The occurrence of any event, other than those referred to in paragraph (b), which causes dissolution of a limited partnership under the Delaware Act, unless the Partners agree to continue the Company pursuant to the Delaware Act.
     SECTION 10.2. Termination. Notwithstanding any other provision of this Agreement, in all cases of dissolution of the Company, the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:
     (a) The Liquidating Partner shall cause to be prepared (i) statements setting forth the assets and liabilities of the Company as of the date of dissolution and as of the date of complete liquidation, a copy of such statements shall be furnished to all of the Partners and (ii) a report in reasonable detail of the manner or disposition of assets.
     (b) The property and assets of the Company shall be liquidated by the Liquidating Partner as promptly as possible, but in an orderly and businesslike and commercially reasonable manner. The Liquidating Partner may, in the exercise of its business judgment and if commercially reasonable, determine to defer the sale of all or any portion of the property and assets of the Company if deemed necessary or appropriate to realize the fair market value of any such property or assets.
     (c) The proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:
     (i) To the payment of (x) the debts and liabilities of the Company (including any outstanding amounts due on any recourse indebtedness encumbering the Property, or any part thereof) and (y) the expenses of liquidation.
     (ii) To the setting up of any reserves which the Liquidating Partner shall determine in its commercially reasonable judgment to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Partners arising out of or in connection with the Company. Such reserves may, in the commercially reasonable discretion of the Liquidating Partner, be paid over to a national bank or national trust company selected by the Partners and authorized to conduct business as an escrow agent to be held by such bank or trust company as escrow agent for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period distributing any remaining balance as provided in clause (iv) below.
     (iii) The balance to the Partners in accordance with the provisions of Sections 4.3.
     Distributions pursuant to the preceding clause (iii) shall be made by the end of the Fiscal Year during which the dissolution of the Company occurs (or, if later, within ninety (90) days of such dissolution). To the fullest extent permitted by applicable law, the Partners hereby waive any rights to distributions under Section `17-604 of the Delaware Act.
     (d) The Liquidating Partner shall cause the filing of the Certificate of Cancellation pursuant to Section 17-203 of the Delaware Act and shall take all such other actions as may be necessary to terminate the Company.
     SECTION 10.3. Liquidating Partner.
     (a) The term “Liquidating Partner” shall mean (i) the General Partner in the case of a termination of the Company pursuant to clause (a) of Section 10.1 hereof, (ii) Cedar GP in the case of a termination of the Company pursuant to clause (c) of Section 10.1 hereof if HHUS shall be the Partner causing the termination event pursuant to said clause, (iii) HHUS in the case of a termination of the Company pursuant to clause (c) of Section 10.1 hereof if Cedar LP or Cedar GP shall be the Partner causing the termination event pursuant to said clause, and (iv) the last remaining Partner (or its personal representative or nominee) in the case of a termination of the Company pursuant to clause (b) of Section 10.1 hereof.
     (b) Without limiting the foregoing, the Liquidating Partner shall, upon the dissolution and upon completion of the winding up of the affairs of the Company, file appropriate certificate(s) to such effect in the proper governmental office or offices under the Delaware Act as then in effect. Notwithstanding the foregoing, each Partner, upon the request of the Liquidating Partner, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Partner shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.
     SECTION 10.4. No Redemption. The Company may not acquire, by purchase, redemption or otherwise any Company Interest of any Partner.
     SECTION 10.5. Governance. Notwithstanding a dissolution of the Company, until the termination of the business of the Company, the affairs of the Partners, as such, shall continue to be governed by this Agreement. The Liquidating Partner shall be subject to the same restrictions on transactions with related parties or involving conflicts of interest as applied prior to the dissolution of the Company, including but not limited to the consent requirements set forth herein of any such transaction. The Liquidating Partner shall also be required to perform its duties under this Agreement using the same standard of care that would be required of the Liquidating Partner if the Liquidating Partner was acting as the General Partner.
     SECTION 10.6. Return of Capital. No Partner shall have any right to receive the return of its Capital Contribution or to seek or obtain partition of assets of the Company, other than as expressly provided in this Agreement.
ARTICLE XI
POWER OF ATTORNEY
     Each of the Limited Partners hereby irrevocably constitutes and appoints the General Partner, or any successor General Partner, its true and lawful attorney-in-fact with the power and authority to act in such Limited Partner’s name and on his behalf in his place and stead, upon five (5) Business Days notice to such Limited Partner, to make, execute, acknowledge, file and record the following documents:
     (a) Amendments to this Agreement as required by the laws of the State, or by any other state, including amendments required for the admission or substitution of a Limited Partner, the admission or substitution of a General Partner, and the continuation of the business of the Partnership after the withdrawal or removal of a General Partner;
     (b) Any cancellation of this Agreement as required by the laws of the State upon dissolution or termination of the partnership;
     (c) Amendments to the Certificate as required under the laws of the State, or the laws of any other state in which such Certificate (and amendments) are required to be filed or recorded;
     (d) All such other instruments, documents and certificates which may from time to time be required by the laws of the State, the United States of America or any other jurisdiction which the Partnership shall determine to do business in accordance with the terms of this Agreement, or any other political subdivision or agency thereof, to effectuate, implement, continue and defend the validity and existence of the Partnership; and
     (e) Any business certificate, fictitious name certificate, certificate of limited partnership, amendment thereto or other instrument or document of any kind necessary to accomplish the business, purposes and objectives of the Partnership.
     The power of attorney hereby granted to the General Partner is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of any Limited Partners that are individuals. This power of attorney may be exercised by the General Partner for each Limited Partner by listing all of the Limited Partners executing any instrument with a signature of the General Partner acting as attorney-in-fact for all of them. In addition, this power of attorney shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his interest; except that where the transferee of a Limited Partner has been approved by the General Partner for admission to the Partnership as a substitute Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge, and file any instrument necessary to effect such substitution.
ARTICLE XII
MISCELLANEOUS
     SECTION 12.1. Further Assurances. Each Partner agrees to execute, acknowledge, deliver, file, record and publish such further reasonable certificates, amendments to certificates, instruments and documents, and do all such other reasonable acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement so long as any of the foregoing do not materially increase any Partner’s obligations hereunder or materially decrease any Partner’s rights hereunder.
     SECTION 12.2. Notices. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by personal delivery (including by hand or reputable international courier service) or facsimile or United States, Canada or Netherlands, as applicable, registered or certified air mail (postage prepaid, return receipt requested) addressed as hereinafter provided, provided, however, that any Notice given by facsimile shall also be given by personal delivery or United States, Canada or Netherlands, as applicable, registered or certified air mail. Except as otherwise specified herein, the time period in which a response to any notice or other communication must be made, if any, shall commence to run on the earliest to occur of (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if given by facsimile, the date on which such facsimile is transmitted and confirmation of delivery thereof is received; and (c) if sent by mail (as aforesaid), the date of receipt or attempted delivery, if such mailing is refused. Until further notice, notices and other communications under this Agreement shall be addressed to the parties listed below as follows:

(i)	If to the Company, Cedar GP or Cedar LP, to:

Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, NY 11050
Attention: Leo S. Ullman
Facsimile: (516) 767-6497

with a copy to:

Steven Moskowitz, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane

New York, New York 10038 Fax Number: (212) 806-6006

(ii)	If to HHUS, to:

Homburg Invest Inc.
1741 Brunswick Street, Suite 600
Halifax, NS B3J-3X8
Attention: Richard Stolle
Facsimile: 902-468-2457

and to:

Homburg Invest Inc.
11 Akerley Blvd., Suite 200
Dartmouth, NS B3B-1V7
Attention: Gordon Lawlor
Facsimile: 902-469-6776

and to:

Homburg Holdings (U.S.), Inc.
559 East Pikes Place Avenue
Suite 320
Colorado Springs, Colorado 80903
Attention: Robert W. Harris
Facsimile: 719-633-0278

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Steven Simkin, Esq.
Facsimile: (212) 492-0073

and to:

The DeCaro Law Firm, PC
47 Aspen Court
Evergreen, CO 80439
Attention: Phillip S. DeCaro, Esq.
Facsimile: (303) 679-3327

(iii)	If to HP (to the extent HP shall be a Partner):

Homburg Participates B.V.
Beckeringhstraat 36
3762 EX Soest
Netherlands
Attention: Remco de Louwer
Facsimile: 011 3135609-1630

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Steven Simkin, Esq.
Facsimile: (212) 492-0073
     Any Partner may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section. Copies of all Notices required to be sent by a Partner to the Company under the terms of this Agreement shall also be sent to each Partner in accordance with the terms hereof.
     SECTION 12.3. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).
     SECTION 12.4. Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.
     SECTION 12.5. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.
     SECTION 12.6. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and permitted assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and permitted assigns.
     SECTION 12.7. Extension Not a Waiver. Except as otherwise expressly provided herein, no delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Partner or the Company shall impair or affect the right of such Partner or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Partner hereunder shall not otherwise alter or affect any power, remedy or right of any other Partner or of the Company.

     SECTION 12.8. Construction. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or any third party. No Partner shall be obligated personally for any debt, obligation or liability of the Company solely by being a Partner of the Company. Without the consent of all the Partners, the Company shall not do business in or otherwise have contact with any jurisdiction other than Delaware and the Commonwealth in which the Property is located if such would result in any Partner being obligated personally for any debt, obligation or liability of the Company solely by reason of being a Partner of the Company and exercising its rights under this Agreement and the Delaware Act.
     SECTION 12.9. Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.
     SECTION 12.10. Consents. Except as otherwise expressly provided herein, any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Partner from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.
     SECTION 12.11. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the parties by, and only by, the setting forth of same in a document duly executed by each party, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any party.
     SECTION 12.12. Consent to Jurisdiction. Any action, suit or proceeding in connection with this Agreement may be brought against any Partner or the Company in a court of record of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, each Partner and the Company hereby consenting and submitting to the jurisdiction thereof. Service of process may be made upon any Partner or the Company, by certified or registered mail, at the address to be used for the giving of notice to such Partner under Section 11.2. Each Partner hereby appoints Corporation Service Company, 80 State Street, Albany, New York 12207 as its agent for service of process, with any fees therefore to be borne by the Company. Nothing herein shall affect the right of any Partner to commence legal proceedings or otherwise to proceed against any other Partner or the Company in any other jurisdiction or to serve process in any manner permitted by applicable law. In any action, suit or proceeding in connection with this Agreement, each Partner and the Company hereby waives trial by jury, and any claim that New York County or the Southern District of New York is an inconvenient forum.
     SECTION 12.13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

     SECTION 12.14. Tax Election. The Partners shall take all actions necessary to cause the Company to be treated as a partnership for federal, state and, if applicable, local income tax purposes.
     SECTION 12.15. Intentionally Deleted.
     SECTION 12.16. Representations and Warranties.
     (a) Cedar LP represents and warrants and covenants as follows:
     (i) Cedar LP is a [limited liability company] duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (ii) The execution and delivery of this Agreement and all other documents, instruments and agreements to be executed in connection with the transactions contemplated by this Agreement (the “Transaction Documents”) have been duly and validly authorized by all necessary actions of Cedar LP, and shall constitute the legal, valid and binding obligations of Cedar LP enforceable against Cedar LP in accordance with the terms hereof and thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws related to or affecting the enforcement of creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (iii) No consent, waiver, approval or authorization of or notice to any other Person (including any governmental entity) is required to be made, obtained or given by Cedar LP in connection with the execution and delivery of this Agreement or any other Transaction Document except for those which have been heretofore obtained.
     (iv) Neither the execution or delivery of this Agreement nor any other Transaction Document does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or provision of (A) any agreement to which Cedar LP is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental entity applicable to Cedar LP, or by which it or its assets or properties are bound, or (ii) result in the creation of any lien or encumbrance upon Cedar LP or its assets.
     (b) Cedar GP represents and warrants and covenants as follows:
     (i) Cedar GP is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.
     (ii) The execution and delivery of this Agreement and all other Transaction Documents have been duly and validly authorized by all necessary actions of Cedar GP, and shall constitute the legal, valid and binding obligations of Cedar GP enforceable against Cedar GP in accordance with the terms hereof and thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws related to or affecting the enforcement of creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (iii) No consent, waiver, approval or authorization of or notice to any other Person (including any governmental entity) is required to be made, obtained or given by Cedar GP in connection with the execution and delivery of this Agreement or any other Transaction Document except for those which have been heretofore obtained.
     (iv) Neither the execution or delivery of this Agreement nor any other Transaction Document does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or provision of (A) any agreement to which Cedar GP is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental entity applicable to Cedar GP, or by which it or its assets or properties are bound, or (ii) result in the creation of any lien or encumbrance upon Cedar GP or its assets.
     (c) HHUS represents and warrants and covenants as follows:
     (i) HHUS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.
     (ii) The execution and delivery of this Agreement and all other Transaction Documents have been duly and validly authorized by all necessary actions of HHUS and shall constitute the legal, valid and binding obligations of HHUS enforceable against HHUS in accordance with the terms hereof and thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws related to or affecting the enforcement of creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (iii) No consent, waiver, approval or authorization of or notice to any other Person (including any governmental entity) is required to be made, obtained or given by HHUS in connection with the execution and delivery of this Agreement or any other Transaction Document except for those which have been heretofore obtained.
     (iv) Neither the execution or delivery of this Agreement nor any other Transaction Document does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or provision of (A) any agreement to which HHUS is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental entity applicable to HHUS or by which HHUS or its assets or properties are bound, or (ii) result in the creation of any lien or encumbrance upon HHUS or its assets.
     (v) HHUS is a wholly owned indirect subsidiary of Homburg Invest, Inc., a Canadian corporation.
     (d) If HP shall be admitted to the Company (if applicable), HP represents and warrants and covenants as follows:
     (i) HP is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (ii) The execution and delivery of this Agreement and all other Transaction Documents have been duly and validly authorized by all necessary actions of HP and shall constitute the legal, valid and binding obligations of HP enforceable against HP in accordance with the terms hereof and thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws related to or affecting the enforcement of creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (iii) No consent, waiver, approval or authorization of or notice to any other Person (including any governmental entity) is required to be made, obtained or given by HP in connection with the execution and delivery of this Agreement or any other Transaction Document except for those which have been heretofore obtained.
     (iv) Neither the execution or delivery of this Agreement nor any other Transaction Document does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or provision of (A) any agreement to which HP is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental entity applicable to HP or by which HP or its assets or properties are bound, or (ii) result in the creation of any lien or encumbrance upon HP or its assets.
     (v) The general partner of HP is Homburg Participates B.V. or an entity Controlled by Homburg Participates B.V.
     SECTION 12.17. Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the immediately succeeding sentence, no recourse shall be had for the payment of any loans or other payments due or for any other claim under this Agreement or based on the failure of performance or observance of any of the terms and conditions of this Agreement against any Partner (for the avoidance of doubt, including the

General Partner), any Affiliate of any Partner, or any principal, partner, partner, manager, shareholder, controlling person, officer, director, agent or employee of any of the aforesaid Persons or any of their respective assets other than such Partner’s interest in the Company or assets of the Company to which such Partner is entitled under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such Persons be personally liable for any contributions, loans, payments or claims, or personally liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies of the Company or any other Partner with respect to such amounts and claims shall be against such interest in the Company and the assets of the Company to which such Partner is entitled and as otherwise expressly set forth in this Agreement, and that all such liability of the aforesaid Persons, except as expressly provided in this Section 12.17, is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the admission of each Partner to the Company. Notwithstanding the terms of the immediately preceding sentence, nothing contained in this Agreement (including, without limitation, the provisions of this Section 12.17), (i) shall constitute a waiver of any obligation of a Partner under this Agreement, (ii) shall be taken to prevent recourse to and the enforcement against such Partner’s Company Interest and the assets of the Company to which such Partner is entitled for all of the respective liabilities, obligations, and undertakings of the aforesaid Persons contained in this Agreement, (iii) shall be taken to limit or restrict any action or proceeding against any of the aforesaid Persons which does not seek damages or a money judgment or does not seek to compel payment of money (or the performance of obligations which would require the payment of money) by any of the aforesaid Persons, or (iv) shall constitute a waiver of any contractual obligations of any of the aforesaid Persons pursuant to contracts and agreement between any such Person and the Company.
     SECTION 12.18. Company Name. If, at any time, the Company name shall include the name of, or any trade name used by, a Partner or any of its Affiliates, neither the Company nor any other Partner shall acquire any right, title or interest in or to such name or trade name.
     SECTION 12.19. Ownership of Company Property. The interest of each Partner in the Company shall be personal property for all purposes. All real and other property owned by the Company shall be deemed owned by the Company as Company property. No Partner, individually, shall have any direct ownership of such property and title to such property shall be held in the name of the Company.
     SECTION 12.20. Time of the Essence. Except as otherwise expressly provided in this Agreement, time shall be of the essence with respect to all time periods set forth in this Agreement.
     SECTION 12.21. Status Reports. Recognizing that each Partner may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees, prospective transferees of their Company Interest, or the like, the then current status of performance of the Property and the Company hereunder, each Partner shall, within ten (10) Business Days following the written request of another Partner made from time to time, furnish a written statement on the status of the following:

     (a) that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the Agreement is in full force and effect as modified and stating the modifications);
     (b) stating whether or not to the best knowledge of such certifying Partner (i) the requesting Partner in the Company is in default in keeping, observing or performing any of the terms contained in this Agreement and, if in default, specifying each such default (limited to those defaults of which the certifying Partner has knowledge), and (ii) there has occurred an event that with the passage of time or the giving of notice, or both, would ripen into a default hereunder on the part of the requesting Partner (limited to those events of which the certifying Partner has knowledge); and
     (c) to the best of the knowledge and belief of the Partner making such statement, with respect to any other matters as may be reasonably requested by the requesting Partner.
     Such statement may be relied upon by the requesting Partner and any other Person for whom such statement is requested, but no such statement shall operate as a waiver as to any default or other matter as to which the Partner executing it did not have actual knowledge.
     SECTION 12.22. Waiver of Partition. Except as otherwise expressly provided for in this Agreement, no Partner shall, either directly or indirectly, take any action to require partition or appraisement of the Company or any of its assets or properties or cause the sale of any Company assets or property, and notwithstanding any provisions of applicable law to the contrary, each Partner (for itself and its legal representatives, successors and assigns) hereby irrevocably waives any and all right to partition, or to maintain any action for partition, or to compel any sale with respect to its interest in, or with respect to, any assets or properties of the Company, except as expressly provided in this Agreement.
     SECTION 12.23. Calculation of Days. The provisions of this Agreement relative to number of days shall be deemed to refer to calendar days, unless otherwise specified. When the date for performance of any monetary obligation of any Partner falls on a non-business day, such obligation need not be performed until the next-following Business Day.
     SECTION 12.24. Disclosure. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction.
     SECTION 12.25. Dollar Amounts. All references in this Agreement to dollar amounts shall be to U.S. Dollars.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Limited partnership agreement as of the day and year first above written.

HOMBURG HOLDINGS (U.S.) INC.
By:
Name:
Title:

[NEW “CEDAR GP” ENTITY TO BE FORMED BY CEDAR SHOPPING CENTERS PARTNERSHIP, L.P.]
[NEW “CEDAR LP” ENTITY TO BE FORMED BY CEDAR SHOPPING CENTERS PARTNERSHIP, L.P.]

EXHIBIT A
IRR CALCULATION
     This Exhibit describes the internal rate of return calculation contemplated by the limited partnership agreement (the “Agreement”) to which this Exhibit is attached and of which this Exhibit forms a part. Except as otherwise indicated in this Exhibit, each capitalized term used herein shall have the meaning given to the same elsewhere in the Agreement.
     Section 1 CERTAIN DEFINITIONS.
     (i) “Contributions” means the sum of all contributions made or deemed made under the Agreement by a Partner to the Company (as described in Section 2.1 of the Agreement) on or after Time 0. If an escrow is used, Contributions shall be deemed made on the date deposited into escrow.
     (ii) “Distributions” to a Partner means all distributions made or deemed made to such Partner under Section 4.2 and 4.3 and subsection 10.2(c) of the Agreement on or after Time 0.
     (iii) “IRR Rate” means the “9.25% IRR Rate” or the “10.5% IRR Rate,” as applicable. “9.25% IRR Rate” means 9.25% per annum and “10.5% IRR Rate” means 10.5% per annum.
     (iv) “Time 0” means the date of the Agreement.
     Section 2 ASSUMPTIONS.
     For the purpose of performing the future value calculations described in this Exhibit:
     (a) Periods. All calculations shall be based on calendar month periods (each, a “Calendar Month”), the first of which shall be the calendar month in which Time 0 occurs.
     (b) Distributions. All Distributions will be considered to have been made at the end of the Calendar Month in which they were actually made; and each Distribution in a particular Calendar Month will be increased by an amount equal to the interest accruing on such Distribution at the applicable IRR Rate, for the period commencing on the date such Distribution is actually made through the last day of the Calendar Month in which the same is made.
     (c) Contributions. All Contributions will be considered to have been made at the end of the Calendar Month in which they were actually made; and each Contribution will be increased by an amount equal to the interest accruing on such Contribution at the applicable IRR Rate, for the period commencing on the date such Contribution is actually made through the last day of the Calendar Month in which the same is made.

A-1

     SECTION 3 DEFINITION AND CALCULATION OF IRR DEFICIENCY.
     With respect to the applicable IRR Rate, the “IRR Deficiency” as of any particular date means the amount by which (1) the future value as of such date at such IRR Rate of all Contributions made on or before such date (which shall include both such Contributions themselves and a monthly compounded return on such Contributions using the applicable IRR Rate), exceeds (2) the future value (as of such date) at the applicable IRR Rate of all Distributions (excluding, however, any Distribution to be made on such date with respect to which such calculation is being made) made on or before such date (which shall include both such Distributions themselves and a monthly compounded return on such Distributions using the applicable IRR Rate). Accordingly, (i) the “9.25% IRR Deficiency” is the IRR Deficiency using the 9.25% IRR Rate and (ii) the “10.5% IRR Deficiency” is the IRR Deficiency using the 10.5% IRR Rate. An example of this calculation is attached hereto as Schedule 1.

A-2

SCHEDULE 1
SAMPLE IRR DEFICIENCY CALCULATION
(Intentionally Deleted)

EXHIBIT B
PROPERTY DESCRIPTION
(Intentionally Deleted)

B-1

EXHIBIT C
FORM OF PROPERTY MANAGEMENT AGREEMENT
(See Exhibit D)

C-1

EXHIBIT C-1
PRE-HOMBURG PROPERTY OWNER AGREEMENTS
(list of existing Pre-Homburg Property Owner Agreements)
•	Limited Liability Company Agreement of Cedar-Fieldstone, LLC, made by Cedar-Fieldstone SPE, LLC, dated as of November 9, 2005.
•	Amended and Restated Limited Liability Company Agreement of Cedar-Pennsboro, LLC, made by Cedar Shopping Centers Partnership, L.P., dated as February 13, 2006.
•	Limited Liability Company Agreement of Cedar-Stonehedge, LLC made by Cedar Shopping Centers Partnership, L.P., dated as of July ___, 2006
•	Limited Liability Company Agreement of Cedar Hershey, LLC made by Cedar Shopping Centers Partnership, L.P., dated as of September 21, 2004

EXHIBIT C-2
PRE-HOMBURG PROPERTY OWNER AGREEMENTS
(Form of Pre-Homburg Property Owner Agreements — limited partnership agreement of each
Property Owner immediately prior to the Closings)
(see attached)

LIMITED PARTNERSHIP AGREEMENT
OF
[_____________________], LP1
     This LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of [_____________________], LP (the “Partnership”) is made and entered into to be effective for all purposes as of the date of conversion of the Partnership from being a limited liability company to being a limited partnership on [_____________________], 2007 by [_____________________] GP, LLC, a Delaware limited liability company (“Cedar GP”), as the sole general partner (“General Partner”), [INSERT APPROPRIATE WHOLLY OWNED CEDAR ENTITY] (“Cedar LP”), as the sole limited partner, and such other persons as may from time to time be admitted as partners of the Partnership in accordance with the terms of this Agreement and the Delaware Act (as that term is hereinafter defined). As used in this Agreement, the term “Partner” (whether one or more) shall mean Cedar GP, Cedar LP and any other persons or entities admitted as a partner of the Partnership in accordance with this Agreement and the Delaware Act (so long as they are partners of the Partnership), each in their capacity as a partner of the Partnership.
R E C I T A L S:
     WHEREAS, the Partnership was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., by the filing of a Certificate of Formation for the Partnership with the Secretary of State of Delaware on [____________], [_____________] (the “Certificate of Formation”);
     WHEREAS, Cedar LP and Cedar GP, as the sole members of the Partnership, elected to convert the Partnership from being a limited liability company to being a limited partnership under the Delaware Limited Liability Company Act (6 Del. C. §§ 18-100 et seq.) and the Revised Uniform Limited Partnership Act of the State of Delaware (6 Del. C. §§17-101 et seq., as amended from time to time, the “Delaware Act”) with Cedar LP becoming the sole limited partner with a 99% Percentage Interest (as that term is defined below) and Cedar GP becoming the sole general partner with a 1% Percentage Interest, and caused a certificate of conversion (the “Certificate of Conversion”) and a certificate of limited partnership (the “Certificate of Limited Partnership”) for the Partnership to be filed with the Delaware Secretary of State on [______________], 2007 to effect such conversion.
     NOW, THEREFORE, the undersigned hereby adopts the following as its “limited partnership agreement” (as that term is used in the Delaware Act):
     1. Organization and Background.
     (a) The Partnership was originally organized on or about [__________________] as a [Delaware] limited liability company under the name

[1]	Each Limited Partnership Agreement shall be revised, as necessary, to (a) incorporate different Single Purpose Entity and related requirements of each specific Lender and/or (b) delete references in the Recitals, Section 1, Section 2 and elsewhere throughout the Agreement to the Limited Partnership as having been converted from a limited liability company.

“[_____________], LLC” (the “Prior Entity”). On or about [_________________], 2007, the Partners caused to be filed a Certificate of Limited Partnership with the Office of the Delaware Secretary of State.
          (b) By the execution of this Agreement and in accordance with the Delaware Act, the Partners are providing for the conversion of the Prior Entity from a limited liability company in which the Cedar LP held a 99% interest and Cedar GP held a 1% interest to a limited partnership under the Delaware Act, with (a) continuation of the business previously carried on by such Prior Entity (which shall not be required nor shall it wind up its affairs) and (b) no change in proportionate ownership interests or property rights of the principals resulting from the conversion. The separate existence of the Prior Entity shall cease, and the Partnership shall hereafter conduct its business under the name “[____________], LP.”
          (c) All of the rights, privileges and powers of the Prior Entity, and all property (real, personal and mixed), all franchises, all claims and debts due to the Prior Entity, as well as all other things and causes of action belong to the Prior Entity shall remain vested in the Partnership and shall be the property of the Partnership without further act or deed, and the title to any real property vested by deed or otherwise in the Prior Entity shall not revert or be in any way impaired by the conversion. All rights of creditors and all liens upon any property of the Prior Entity shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the Prior Entity shall remain attached to the Partnership and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had originally been incurred or contracted by it in its capacity as the Partnership. The rights, privileges, powers and interests in property of the Prior Entity, as well as the debts, liabilities and duties of the Prior Entity, shall not be deemed, as a consequence of the conversion, to have been transferred to the Partnership.
     2. Conversion. The Certificate of Conversion and the Certificate of Limited Partnership, the conversion of the Partnership from a limited liability company to a limited partnership under the Delaware Act and the Delaware Limited Liability Company Act, and all actions taken by Cedar LP, as the authorized person within the meaning of the Delaware Act, who executed and filed the Certificate of Conversion and the Certificate of Limited Partnership, are hereby adopted and ratified. The affairs of the Partnership and the conduct of its business shall be governed by the terms and subject to the conditions set forth in this Agreement, as amended from time to time. The General Partner is hereby authorized and directed to file any necessary amendments to the Certificate of Conversion and the Certificate of Limited Partnership of the Partnership in the office of the Secretary of State of the State of Delaware and such other documents as may be required or appropriate under the Delaware Act or the laws of any other jurisdiction in which the Partnership may conduct business or own property.
     3. Name and Principal Place of Business. The name of the Partnership is [_____________________], LP. The General Partner may change the name of the Partnership or adopt such trade or fictitious names for use by the Partnership as the General Partner may from time to time determine. All business of the Partnership shall be conducted under such names and title to all assets or property owned by the Partnership shall be held in such names. The principal place of business and office of the Partnership shall be c/o Cedar Shopping Centers Partnership, L.P., 44 South Bayles Avenue, Suite 304, Port Washington, New York 11050, or at such other place or places as the Partner may from time to time designate.

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     4. Registered Agent and Registered Office. The name of the Partnership’s registered agent for service of process shall be Corporation Service Company, and the address of the Partnership’s registered agent and the address of the Partnership’s registered office in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent and the registered office of the Partnership may be changed from time to time by the Partner.
     5. Term. The term of the Partnership shall be deemed to have commenced on the filing of the Certificate of Formation of the Partnership as a limited liability company and shall continue until December 31, 2050, unless sooner terminated or further extended pursuant to the provisions of this Agreement by the Partner. The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.
     6. Purpose. The purpose and business of the Partnership shall be to (i) acquire and own, operate, develop, re-develop, finance, re-finance, lease, manage, sell and otherwise deal with the property known as the [_____________________], located in [_____________________] (the “Property”), and (ii) engage in any activity and take any action which limited partnerships may take that is incidental, necessary or appropriate to accomplish the foregoing.
     7. Partners.
          (a) Cedar GP, whose address is set forth opposite its name in the signature page of this Agreement, is the sole general partner of the Partnership with a 1% interest in the profits and losses of the Partnership (its “Percentage Interest”) and shall be shown as such on the books and records of the Partnership and Cedar LP, whose address is set forth opposite its name in the signature page of this Agreement, is the sole limited partner of the Partnership with a 99% Percentage Interest and shall be shown as such on the books and records of the Partnership. Each of Cedar LP and Cedar GP were admitted to the Partnership as partners upon its execution of a counterpart signature page to this Agreement. Except as expressly permitted by this Agreement, no other person shall be admitted as a partner of the Partnership, and no additional interest in the Partnership shall be issued, without the approval of the Partners.
          (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Partner shall not cause the Partner to cease to be a partner of the Partnership and upon the occurrence of such an event, the business of the Partnership shall continue without dissolution. For purposes of this Section 7, “Bankruptcy” means, with respect to any person, or entity, if such person or entity (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the person or entity or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the person or entity seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or

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regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such person’s or entity’s consent or acquiescence of a trustee, receiver or liquidator of such person or entity or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace any definition of “Bankruptcy” set forth in the Delaware Act.
     8. Management. In accordance with Section 17-403 of the Delaware Act, management of the Partnership shall be vested in the General Partner. The General Partner shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by partners of a limited partnership under the laws of the State of Delaware. The General Partner has the authority to bind the Partnership. Notwithstanding anything to the contrary contained herein, the provisions of this Section 8 are subject to the provisions contained in Section 21 hereof.
     9. Officers. The General Partner may, from time to time as it deems advisable, appoint officers of the Partnership (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the General Partner decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 9 may be revoked at any time by the General Partner. In accordance with the foregoing, the Partner hereby appoints Leo S. Ullman as President, Brenda J. Walker as Vice President and Stuart H. Widowski as Secretary.
     10. Initial Capital Contribution. The capital contribution made by Cedar LP consists of the capital contribution that it made upon the formation of the Partnership as a limited liability company and any subsequent capital contributions made by it. Upon the conversion of the Partnership to limited partnership form, Cedar LP assigned to Cedar GP one percent (1%) of its interests in the Partnership.
     11. Additional Capital Contributions. The Partners are not required to contribute any additional capital to the Partnership other than the initial contributions heretofore made. The Partners will not have any obligation to restore any negative or deficit balance in their capital account, including any negative or deficit balance in its capital account upon liquidation and dissolution of the Partnership. Any additional funds required by the Partnership to meet its cash requirements shall, to the extent possible, be provided by Company borrowings from third parties, upon such terms and conditions as determined appropriate by the approval of the General Partner; provided, however, that in lieu of causing the Partnership to borrow from third parties, the General Partner may from time to time make additional capital contributions to the Partnership.
     12. Tax Matters. The undersigned intend for the Partnership to be treated as a partnership for federal income tax purposes if the Partnership has two or more partners, and otherwise as an entity that is disregarded as an entity separate from its owner for federal income

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tax purposes pursuant to Treasury Regulation Section 301.7701-3. The General Partner is appointed as the Tax Matters Partner as such term is defined in Section 6231(a)(7) of the Internal Revenue Code.
     13. Distributions. The Partnership shall, as soon as reasonably practical, make monthly distributions and biannual adjusting distributions of the Partnership’s net cash flow available for distribution, including distributions of net cash flow from operations, net proceeds of any interim capital transaction and net proceeds available upon dissolution and winding up of the Partnership (such net cash flow, net proceeds from interim capital transactions and net proceeds upon dissolution and winding up of the Partnership being herein sometimes referred to as the “Distributable Cash”) (in each case after establishment of appropriate and reasonable reserves) to the Partners in proportion to their respective Percentage Interests. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, or any partner on behalf of the Partnership, shall not be required to make a distribution to the Partners on account of its interest in the Partnership if such distribution would violate the Delaware Act or any other applicable law.
     14. Dissolution and Termination.
          (a) The Partnership shall be dissolved and its business wound up upon the earliest to occur of any of the following events:
     (i) The expiration of the term of the Partnership;
     (ii) The sale of all or substantially all of the Partnership’s assets.
     (iii) The termination of the legal existence of the general partner of the Partnership or the withdrawal of the general partner, or at such time as there are no limited partners, unless the business of the Partnership is continued in a manner permitted by this Agreement or Section 17-801 or other applicable provisions of the Delaware Act; or
     (iv) The entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act.
          Upon the occurrence of any event that causes the general partner or the last remaining limited partner of the Partnership to cease to be a partner of the Partnership, to the fullest extent permitted by law, the successor to or personal representative of such partner is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued partnership of such partner in the Partnership, agree in writing (i) to continue the Partnership and (ii) to the admission of the successor or personal representative or its nominee or designee, as the case may be, as a substitute partner of the Partnership, effective as of the occurrence of the event that terminated the continued partnership of the general partner or the last remaining limited partner of the Partnership.
          (b) The Partnership shall not dissolve, liquidate or terminate upon the death, Bankruptcy, insolvency, dissolution, liquidation, termination, resignation, or removal of a Partner.

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          (c) Upon dissolution, the Partnership’s business shall be liquidated in an orderly manner. The General Partner shall act as the liquidating trustee to wind up the business of the Partnership pursuant to this Agreement. If there shall be no remaining General Partner, the successor-in-interest of the General Partner may approve one or more liquidating trustees to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in accordance with the Delaware Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the General Partner or its successors-in-interest.
          (d) In the event it becomes necessary in connection with the liquidation of the Partnership to make a distribution of property in kind, such property shall be transferred and conveyed to the Partners pro rata to their Percentage Interests.
          (e) The Partnership shall terminate when (i) all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners in the manner provided for in this Agreement and (ii) the Certificate of Limited Partnership of the Partnership shall have been canceled in the manner required by the Delaware Act.
     15. Indemnification. The Partners shall not be liable to the Partnership for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it arising out of or in connection with this Agreement or the Partnership’s business or affairs, except for any such loss, claim, damage or liability primarily attributable to such Partner’s fraud, gross negligence or willful misconduct. The Partnership shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Partners against any losses, claims damages or liabilities to which the Partners may become subject in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs, except for any such loss, claim, damage or liability primarily attributable to such Partner’s fraud, gross negligence or willful misconduct. If any Partner becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs, the Partnership shall reimburse such Partner for its reasonable legal fees and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Partner shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Partner was not entitled to be indemnified by the Partnership in connection with such action, proceeding or investigation. If for any reason (other than the fraud, gross negligence or willful misconduct of a Partner) the foregoing indemnification is unavailable to any Partner, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Partner as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Partner on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. The provisions of this Paragraph 14 shall survive for a period of four (4) years from the date of dissolution of the Partnership; provided that if at the end of such period there are any actions, proceedings or investigations then pending, a Partner may so notify the Partnership (which notice shall include a brief description of each such action,

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proceeding or investigation and the liabilities asserted therein) and the provisions of this Paragraph 14 shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved, and the obligations of the Partnership under this 14 shall be satisfied solely out of Company assets. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Partnership or the Partners under this Paragraph 14 shall (i) be in addition to any liability which the Partnership or the Partners may otherwise have and (ii) inure to the benefit of the Partners, its affiliates and their respective partners, directors, officers, employees, agents and affiliates and any successors, assigns, heirs and personal representatives of such persons. Notwithstanding the foregoing and for so long as the Loan (as hereinafter defined) shall be outstanding, any obligations of the Partnership to indemnify any Partner are hereby fully subordinated to the Partnership’s obligations respecting the Loan and shall not constitute a claim against the Partnership in the event that cash flow in excess of amounts required to pay holders of any debt evidenced by the Loan is insufficient to pay such obligations.
     16. Liability of the Partner. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and the Partners shall not be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being the partner. Except as otherwise expressly provided in the Delaware Act, the liability of the Partners shall be limited to the amount of capital contributions, if any, required to be made by the Partner in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.
     17. Waiver of Partition and Nature of Interest in the Partnership. To the fullest extent permitted by law, the Partners hereby irrevocably waive any right or power that a Partner might have to cause the Partnership or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law, or to file a complaint or to institute any proceeding at law or in equity to cause the termination, dissolution and liquidation of the Partnership. The Partners shall not have any interest in any specific assets of the Partnership.
     18. Books Records. Accounting and Reports. The Partnership shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Partnership) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Partnership. Such books and records of account shall be prepared and maintained at the principal place of business of the Partnership or such other place or places as may from time to time be determined by the Partner. The Partners or their duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Partnership’s office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Partnership. The books of the Partnership shall be adjusted quarterly to the accrual basis in accordance with generally accepted

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accounting practices and principles. The Partnership shall report its operations for tax purposes on the accrual method. The fiscal year of the Partnership shall end on December 31 of each year, unless the Partners elect to use a different fiscal year permitted under the Code.
     19. The Partnership Accountant. The Partnership shall retain as the regular accountant and auditor for the Partnership (the “Partnership Accountant”) a nationally-recognized accounting firm designated by the General Partner. The fees and expenses of the Partnership Accountant shall be a Company expense.
     20. Miscellaneous.
          (a) Further Assurances. The Partners shall execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.
          (b) Successors and Assigns. This Agreement shall be binding upon the Partners and their respective executors, administrators, legal representatives, heirs, successors and assigns.
          (c) Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.
          (d) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
     21. Special Loan Provisions.
          (a) SPE Requirements. For so long as that certain mortgage loan made by KeyBank National Association (the “Lender”) to the Partnership (the “Loan”) shall remain outstanding, the Partnership shall:
(i)	Maintain its books and records separate from any other person or entity;

(ii)	Maintain its bank accounts separate from any other person or entity;

(iii)	Not commingle assets with those of any other entity and shall hold all of its assets in its own name;

(iv)	Conduct its own business in its own name;

(v)	Pay its own liabilities out of its own funds;

(vi)	Maintain an arm’s length relationship with its affiliates;

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(vii)	Pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;

(viii)	Not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

(ix)	Not acquire obligations or securities of its Partners;

(x)	Use separate stationery, invoices and checks;

(xi)	Hold itself out as a separate entity;

(xii)	Correct any known misunderstanding regarding its separate identity;

(xiii)	Maintain adequate capital in light of its contemplated business operations;

(xiv)	Not identify itself as a division of any other person or entity;

(xv)	Not hold, form or acquire any subsidiaries;

(xvi)	Observe all limited partnership formalities;

(xvii)	File its tax returns separate from any other entity; and

(xviii)	Not incur, create, or assume any indebtedness or liabilities, secured or unsecured, direct or contingent, other than (i) the Loan and (ii) unsecured indebtedness that represents trade payables or accrued expenses occurring in the normal course of business of owning and operating the Property that is not evidenced by a promissory note and is due and payable within sixty (60) days after the date incurred and which in no event exceeds two percent (2%) of the original principal amount of the promissory note evidencing the Loan.
          (b) Bankruptcy Action. For so long as the Loan remains outstanding and not discharged in full, notwithstanding any other provision of this Agreement, the Partnership shall not take any Bankruptcy Action (as hereinafter defined) without the prior unanimous written consent of its General Partner and the directors (the “Board of Directors”) of the SPE Component Entity (as hereinafter defined), including the Independent Director (as hereinafter defined). As used herein, “Bankruptcy Action” means the taking of any action to: consolidate or merge the Partnership with or into any Person, or sell all or substantially all of the assets of the Partnership, or to institute proceedings to have the Partnership be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership or file a petition seeking, or consent to, reorganization or relief with respect to the Partnership under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of its property, or make any assignment for the benefit of

9

creditors of the Partnership, or admit in writing the Partnership’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Partnership.
          (c) SPE Component Entity. Notwithstanding any other provisions of this Agreement and so long as the Loan remains outstanding and not discharged in full, without the consent of the Board of Directors of the SPE Component Entity, including the Independent Director, the Partnership shall not, and the Partner shall have no authority to:
     (i) to the fullest extent permitted by law, dissolve, wind-up or liquidate the Partnership;
     (ii) sell, encumber (except with respect to the Lender) or otherwise transfer or dispose of all or substantially all of the properties of the Partnership except to the extent not prohibited by the Loan Documents (as such concept is defined in the Loan Documents); or
     (iii) merge, consolidate or acquire all or substantially all of the assets of an Affiliate or other Person, except to the extent not prohibited by the Loan Documents or as permitted pursuant to this Agreement with the consent of the Lender.
Notwithstanding the foregoing and so long as the Loan remains outstanding and not discharged in full, the Partnership shall have no authority to take any action in items (i) through (iii) above without the prior written consent of the Lender to the extent required under the terms of the Loan Documents.
          (d) SPE Component Entity; Independent Director.
For so long as the Loan shall be outstanding, the general partner of the Partnership shall be an “SPE Component Entity” which means a limited liability company (i) whose sole asset is its general partnership interest in the Partnership and any other interests or property related thereto, (ii) which has restrictions and requirements in its organizational documents which are substantially similar to those contained in Section 21 (a)-(c) above, and (iii) whose organizational documents provide that such limited liability company will not engage in business or activity other than owning an interest in Partnership and all other activities as may be necessary or advisable in connection therewith, and will not acquire or own any assets other than its partnership interest in Partnership and any other interests or property related thereto. Upon the withdrawal, dissolution or other event that causes an SPE Component Entity to be disassociated from the Partnership, a new SPE Component Entity meeting all the criteria described above shall be appointed and such SPE Component Entity shall own at least a one percent interest in the Partnership and otherwise comply in all material respects with the special purpose entity provisions set forth in the documents or instruments evidencing and/or securing the Loan. The organizational documents of the SPE Component Entity shall provide that at all times there shall be at least one duly appointed Independent Director (as hereinafter defined) of the SPE Component Entity.

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     For so long as the Loan shall remain outstanding, the Partners shall not amend this Section 21 without the prior consent of the Lender.
     22. Non-Compliance. Failure of the Partnership, or the Partners on behalf of the Partnership, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Partnership as a separate legal entity or the limited liability of the Partners.
     23. Certain Terms. The following terms shall have the following meanings for the purposes of this Agreement:
“Affiliate” of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Constituent Entity” means any person or entity which directly or indirectly through one or more intermediaries controls a specified person or entity.
“Independent Director” means a natural person who has not been, and during the continuation of his or her services as a director (“Fiduciary Representative”) of the General Partner (i) except in the capacity as the Fiduciary Representative of the General Partner, is not an employee, officer, director, shareholder, partner, manager, member, counsel, advisor, accountant or agent of the General Partner, any Constituent Entity of the General Partner or any Affiliate of the General Partner; (ii) is not a present or former customer or supplier of the General Partner, any entity or any Affiliate of the General Partner, or other person or Constituent Entity of the General Partner who derives or is entitled to derive any of its profits or revenues or any payments (other than any fee paid to such person as compensation for such person to serve as Fiduciary Representative) from the General Partner, any Constituent Entity of the General Partner, or any Affiliate of the General Partner; (iii) is not (and is not affiliated with an entity that is) a present or former accountant, advisor, attorney, consultant or counsel to the General Partner, any Constituent Entity of the General Partner, or any Affiliate of the General Partner; (iv) is not a spouse, parent, child, grandchild or sibling of, or otherwise related to (by blood or by law), any of (i), (ii), or (iii) above; and (v) is not affiliated with a person or entity of which the General Partner, any Constituent Entity of the General Partner, or any Affiliate of the General Partner is a present or former customer or supplier. Notwithstanding the foregoing, (a) an entity or any of its employees that provides or serves as, as applicable, a Fiduciary Representative as a service for a fee is not prohibited under this paragraph from providing, or serving as, as the case may be, one or more Fiduciary Representatives to a member, the General Partner, any Constituent Entity of the General Partner, or any Affiliate of the General Partner, and (b) a person shall not be disqualified from serving as an Independent Director solely by reason of such person being an Independent Director (or similar capacity) of any Affiliate of a member which is a Single Purpose Entity. The Independent Director shall be a “Manager” of the General Partner within the meaning of the Delaware Limited Liability Company Act.

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“Person” shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.
[Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the introductory paragraph hereof.

Address	Partner

General Partner:

c/o Cedar Bay Realty Advisors, Inc.	[ ] GP, LLC,
44 South Bayles Avenue, Suite 304
Port Washington, New York 11050	By:	CEDAR SHOPPING CENTERS
PARTNERSHIP, L.P., sole member

		By:	CEDAR SHOPPING CENTERS, INC.,
general partner

By:
Brenda J. Walker, Vice President

Limited Partner:

c/o Cedar Bay Realty Advisors, Inc.	[INSERT APPROPRIATE SIGNATURE BLOCK]
44 South Bayles Avenue, Suite 304
Port Washington, New York 11050

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EXHIBIT D
FORM OF MANAGEMENT AGREEMENT
(see attached)

PROPERTY MANAGEMENT AGREEMENT
[___________________]
     THIS PROPERTY MANAGEMENT AGREEMENT (“Agreement”) made as of [___________________] ___, 2007 by and between [___________________], LP, a Delaware limited partnership (“Owner”) and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership (“Agent”).
BACKGROUND
     A. Owner is the owner of the land and improvements known as [___________________], located in [___________________] (the “Property”).
     B. Owner desires to retain Agent as its exclusive agent for the purposes of leasing and managing the Property on behalf of Owner and Agent is willing to act as agent for Owner with respect to the Property on the terms and conditions of the Agreement as more fully set forth herein.
     NOW THEREFORE, in consideration of the agreements and covenants herein contained, and intending to be legally bound hereby, Owner and Agent agree as follows:
     1. Owner hereby employs Agent to manage and lease as the exclusive broker the property upon the terms and conditions hereinafter set forth for an initial term of three (3) years from the date hereof unless otherwise extended, renewed or terminated as hereinafter set forth.
     2. Agent agrees to perform the following:
     2.1. Use its best efforts to lease or cause brokers or other agents to lease on behalf of Owner all available space in the Property;
     2.2. Diligently to collect rents, additional rents and all other sums due from tenants when due and, where necessary or appropriate, and except as directed otherwise by Owner (in which event Owner shall bear the administrative costs of relieving Agent of such duty or duties), take all such actions as Agent shall deem necessary or advisable to enforce all rights and remedies of Owner under the leases relating to the Property (the “Leases”) or to protect the interest of Owner, including, without limitation, the preparation and delivery to tenants under the Leases (“Tenants”) of all “late payment”, default, and other appropriate notices, requests, bills, demands, and statements. Agent may retain counsel, collection agencies, and such other persons and firms as Agent shall deem appropriate or advisable to enforce, after notification to Owner, by legal action the rights and remedies of Owner against any Tenant default in the performance of its obligations under a Lease. Agent shall promptly notify Owner of the progress of any such legal action;
     2.3. To pay from the operating funds of the Property or such other funds as are provided by Owner bills and expenses for the maintenance, repair and operation of the Property, provided, however, that all expenditures in excess of $10,000 in any single transaction or more than $100,000 in the aggregate in any period of twelve (12) consecutive months shall be subject to Owner’s approval unless such expenditure is included in the operating budget for the Property that has been approved by Owner, and provided further that Agent shall notify Owner of any budget expenditures cumulatively exceeding twenty percent (20%) of any approved annual budget;
     2.4. To establish and maintain such books of account, records, and other documentation pertaining to the operation and maintenance of the Property as are customarily maintained by managing agents of properties similar in location and size to that of the Property. Agent shall prepare or cause to be prepared and file all returns and other reports relating to the Property, other than income tax returns and any reports or returns that may be required of any foreign owner of U.S. real property, as may be required by any governmental authority or otherwise under this Agreement. Agent shall periodically report to Owner on the general operations, occupancy, physical condition, disbursements, delinquencies, uncollectible accounts, and other matters relating to the Property. Agent shall prepare and forward to Owner a written report each month showing the receipts and expenditures for such month, the receipts and expenditures year-to-date and the variations from the agreed upon budget. These statements shall, upon Owner’s request, be accompanied by appropriate documentation of all expenditures made by Agent under this Agreement. As soon as practicable after the end of each calendar year and after the expiration or termination of this Agreement, Agent shall use reasonable efforts to prepare and deliver to Owner statements pertaining to the operation and maintenance of the Property during the preceding calendar year. Agent shall prepare and submit to Owner for its approval no later than December 1st of each calendar year (or such later date as the parties agree) a proposed pro forma budget for all costs pertaining to the operation and maintenance of the Property during the ensuing calendar year. Each such budget shall be substantially in the same form as the approved budget in effect for the prior calendar year, shall set forth expenditures on an annual and a monthly basis, and shall not, except for informational purposes, include estimates for costs and expenses for which Owner will be reimbursed by Tenants under the Leases. Agent shall make such reasonable modifications to each proposed pro forma budget it prepares in accordance with this section until Owner shall have approved this budget in writing, which approval shall not be unreasonably withheld or delayed. Such budget and revisions shall be deemed to be accepted and approved by Owner unless specifically rejected or accepted within fifteen (15) business days of submission;
     2.5. To account for all advance deposits of Tenants;
     2.6. To refund to Tenants from escrow accounts, funds of the Property or funds provided by Owner, as appropriate, pro-rated rents, rebates, allowances, advance deposit refunds, and such other amounts as are legally due Tenants;
     2.7. To collect from Tenants all insurance policies, Tenant insurance certificates, or other evidence of insurance required to be carried by Tenants;
     2.8. Unless otherwise instructed by Owner, to secure for and on behalf of and at the expense of Owner such insurance, including without limitation, employee dishonesty insurance, fire and extended coverage property insurance, public liability insurance and workers’ compensation insurance, as may be deemed by Owner (or any mortgagees) to be necessary or appropriate, in amounts satisfactory to Owner and Agent and naming Owner and Agent as

2

co-insureds and in form and substance satisfactory to Owner, Agent and any mortgagees; provided, however, that if Agent promptly notifies Owner of the insurance so secured on behalf of Owner, and promptly complies with Owner’s instructions regarding such insurance, Owner releases and holds Agent harmless of and from any claims, loss, damages and liability of any nature whatsoever based upon or in any way relating to Agent’s securing or failure to secure any insurance, or any decision made by Agent with respect to the amount or extent of coverage thereof or the company or companies issuing, brokering or negotiating such insurance;
     2.9. To respond to complaints and inquiries by Tenants, prospective tenants and others, and to take such corrective actions as Agent deems appropriate;
     2.10. To contract on behalf of and at the expense of Owner for such supplies and services in reasonable quantities and at reasonable prices as may be appropriate with respect to the Property, and to supervise and administer such contracts, including, without limitation, contracts for mechanical maintenance (including preventative maintenance), window and facade maintenance and cleaning, metal maintenance, pest control, trash removal, janitorial and maintenance supplies, building security, public relations, collection and credit reporting, legal and accounting services, computer services, architectural and engineering services, laundry services, and janitorial or cleaning services. In so contracting, Agent may contract with entities or persons affiliated with it, provided, however, that the rates and charges of the affiliated entity or person are generally competitive and consistent with rates and charges by non-affiliated entities and will obtain a minimum of two (2) competitive bids from non-affiliated contractors respecting any contract exceeding Twenty Thousand Dollars ($20,000.00). Notwithstanding anything to the contrary contained herein, Agent shall not enter into, amend or modify any contract of the type described in this Section 2.10 without the prior approval of Owner unless such contract (A) is either (x) contained within the then current operating budget for the Property that has been approved by Owner pursuant to this Agreement or (y) terminable without termination fee, premium or penalty by Owner upon not more than thirty (30) days notice and (B) does not provide or allow for annual consideration payable thereunder in excess of $100,000;
     2.11. Intentionally deleted;
     2.12. At the expense of Owner in accordance with the approved budget, to provide through Agent’s (or its affiliates’) employees or third party contractors, all work, labor and services necessary or appropriate to operate, maintain and repair the Property, which employees may include, but are not necessarily limited to, a building executive director or supervisor, building manager, leasing specialist or leasing agent, secretarial and clerical staff, maintenance personnel, porters, laborers, security staff and watchmen. All matters pertaining to the employment, contracting, supervision, compensation, promotion and discharge of such employees or contractors shall be the responsibility of Agent;
     2.13. To supervise and coordinate the moving in and moving out of Tenants to accomplish efficient and time saving use of personnel and elevators and maintain appropriate public relations with Tenants and prospective tenants;
     2.14. To prepare and file and/or cause to be prepared and filed necessary forms for insurance, hospitalization, benefits, social security taxes, union dues and contributions and such

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other forms, documents and returns as may be required by any governmental authority, a collective bargaining agreement, or otherwise with respect to employees and contractors, if applicable, of Agent at the Property;
     2.15. To prepare and file or cause to be prepared and filed on behalf of Owner such applications for permits, and/or licenses as may be required for the operation of the Property;
     2.16. To prepare and, where appropriate, transmit payroll records, accounting reports, vacancy and occupancy reports, delinquency reports, cash flow reports, and disbursement ledgers. Agent may contract with others, including but not limited to entities or persons affiliated with it, or provide its own personnel for the performance of accounting, bookkeeping and computer services in connection with such preparation and transmittal, all without any additional charge to Owner;
     2.17. To institute and prosecute on behalf of Owner such legal actions or proceedings as the Agent deems appropriate; to collect sums due Owner; with Owner’s approval, to evict a Tenant, former Tenant or occupant of the Property; to regain possession of the Property or any part thereof; to contest any bill or charge asserted against or with respect to the Property; to defend any administrative or legal action brought against Agent and/or Owner with respect to the Property; with Owner’s approval, to commence litigation pertaining to any labor or employment related dispute; to administratively process or litigate any tax related issue or other issues relating to the Property; to appeal all such proceedings and lawsuits; and to settle or compromise any claims, lawsuits, judgments and proceedings relating to the Property. Notwithstanding the foregoing, Agent shall obtain the consent of Owner prior to (x) instituting or prosecuting on behalf of Owner any legal actions or proceedings having a monetary value at stake equal to or exceeding $100,000 or (y) settling or compromising any legal action or proceeding which would result in an expenditure by or loss to Owner in excess of $20,000;
     2.18. To maintain such bank or similar accounts on behalf of Owner as are necessary or appropriate in the operation of the Property, including such reserve, investment, security, escrow and other accounts;
     2.19. To open and maintain accounts on behalf of Owner with such suppliers and vendors as are necessary or appropriate for the efficient operation of the Property;
     2.20. Subject to the approval by the Owner, to join and participate on Owner’s behalf in such professional, trade or industry organizations and associations relating to shopping centers as is necessary or appropriate with respect to the operation of the Property;
     2.21. To notify Owner of any violations of any laws, orders, rules, or determinations of any governmental authority or agency affecting the Property promptly after such violation or determination is known to Agent and, subject to the other terms and provisions of this Agreement, to propose to Owner and implement at Owner’s expense remedies of any such violations;

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     2.22. To notify Owner of any catastrophe or major loss or damage or other material adverse change with respect to the Property, and to similarly notify all appropriate insurance authorities of the same, promptly upon Agent’s knowledge thereof;
     2.23. To supervise and arrange for all construction work performed on behalf of Owner at, in or about the Property, provided, however, that Agent shall be paid a construction supervision fee in the amount of five percent (5%) of the total construction costs incurred for such work performed from and after the date hereof (the “Construction Fee”), provided further that no Construction Fee shall be paid to Agent with respect to any tenant improvements described on Schedule 11 attached hereto;
     2.24. Upon request of Owner, to provide or arrange for such engineering, architectural, design or consulting services with respect to construction, rehabilitation or decorating work or proposed construction, rehabilitation or decorating work at the Property, all such services to be paid for by Owner;
     2.25. To handle on behalf of Owner the submission to appropriate insurance officials of insurance claims and the settlement thereof, provided however, that with respect to any proceeds or reimbursements with respect to such claim which is in excess of Twenty Five Thousand Dollars ($25,000), Agent shall be paid a processing fee, in addition to all other fees set forth herein, in an amount equivalent to three percent (3%) of the amount received by Owner with respect to that claim;
     2.26. To prepare such reports, data, presentations, market surveys or other material as Owner requests in connection with the sale, refinancing, disposition or master leasing of the Property;
     2.27. To institute at Owner’s expense, advertising, marketing and public relations campaigns pertaining to the Property;
     2.28. To recommend to Owner, where Agent deems it appropriate, programs for the rehabilitation, remodeling, repairs and marketing of the Property;
     2.29. To use commercially reasonable efforts, at Owner’s expense, to cause compliance with all material terms and conditions contained in any mortgage, deed of trust or other security instruments affecting the Property or any document governing the Loan described in Section 17 to the extent the same have been delivered to Agent; and
     2.30. To perform such other services on behalf of Owner with respect to the Property customarily performed by agents within the Property’s geographical area as shall be reasonably requested from time to time by Owner. If Owner and Agent disagree as to which services are customarily performed by agents as aforesaid, Agent shall not be required to perform such service until resolution of such dispute, and such non-performance shall not be the basis of termination by Owner of this Agreement.

[1]	Attach with respect to applicable properties only.

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     3. Owner expressly withholds from Agent any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to Owner other than expenses related to exercising the express powers above vested in Agent without the prior written direction of Owner (or any party that Owner shall direct), except such emergency repairs as may be required because of danger to life or property or which are immediately necessary for the preservation and safety of the Property or the safety of the occupants thereof or are required to avoid the suspension of any necessary service to the Property.
     3.1. Agent agrees to remit promptly to the account designated by Owner, all receipts received in the prior calendar month with respect to the Property in excess of budgeted operating expenses and reserves.
     4. Owner shall, at all times, provide necessary funds to maintain and operate the Property as efficiently as possible and in a first class manner in keeping with the standards of operations for similarly situated shopping centers in the area. Owner shall advance such funds to Agent no later than thirty (30) days after its receipt from Agent of notice of the necessity for such advance. Owner agrees to provide any anticipated cash deficits thirty (30) days prior to its occurrence.
     5. Except as otherwise provided for herein, Owner shall pay to Agent a property management fee in an amount equal to four percent (4%) of the gross receipts of the Property (the “Management Fee”). This fee shall be payable in monthly installments from the operating accounts maintained pursuant to Section 2.18 hereof. Gross receipts of the Property shall include all rents, percentage rents, tenant charges, reimbursements from Tenants for common area maintenance charges, insurance, utilities and real estate taxes and such other amounts as are collected from Tenants and shall exclude the proceeds from any sale or refinancing of the Property or any portion thereof and the proceeds of any settlements, insurance award (except as provided in Section 2.25) or condemnation award. The Management Fee does not include payment for leasing services, which shall be payable to Agent pursuant to Section 5.2 below.
     5.1. To the extent that operating revenues of the Property are insufficient to pay the Management Fee in full when due, and to the extent that Agent agrees in writing in advance to defer receipt by it of any part of the Management Fee due it, the amount so deferred shall bear interest at the rate of two (2) percentage points in excess of the “prime rate” or “base rate” from time to time announced by Citibank, N.A., New York New York compounded monthly. Nothing herein contained, however, shall be construed to obligate Agent to defer receipt by it of any Management Fee or other fees whatsoever.
     5.2. Agent or its affiliate shall be the leasing agent for the Property. Owner shall pay Agent or its affiliate a leasing commission for each lease signed by a tenant and Owner at any time between March 26, 2007 and the date this Agreement shall expire or sooner terminate (a “Leasing Commission”) in an amount equal to five percent (5%) of the full base rent (regardless of how such rent is denominated therein) payable under such lease during the entire primary term thereof, provided that such fees shall not exceed 50% in the aggregate with respect to any such primary term. In the event of a lease renewal, the Leasing Commission payable to Agent shall be in an amount equal to two and one-half percent (2.5%) of the full base rent (regardless of how

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such rent is denominated therein) payable thereunder during the entire renewal term of such lease, provided that such fees shall not exceed 25% in the aggregate with respect to any such renewal term. The full amount of any Leasing Commission due hereunder shall be payable to Agent or its affiliate upon the payment by the tenant to Owner of the first month’s rent due under the applicable lease or lease renewal. In addition, Owner shall reimburse Manager for the reasonable actual out-of pocket costs of all advertising plans and promotional materials and all reasonable attorneys’ fees incurred by Agent in connection with the leasing of any space at the Property. Notwithstanding the foregoing, if one or more outside brokers were engaged by Owner and are entitled to receive a leasing commission in connection with the procurement of (A) a new lease, then the Leasing Commission payable to Agent hereunder with respect thereto shall be equal to the sum of (x) two and one-half percent (2.5%) of the full base rent payable under such lease during the entire primary term thereof plus (y) one-half of the difference between five percent (5%) of the full base rent payable under such lease during the entire primary term thereof and the amount to be paid to the outside broker pursuant to a written brokerage agreement or (B) the renewal of a lease, then the Leasing Commission payable to Agent hereunder with respect thereto shall be equal to the sum of (x) one and one-quarter percent (1.25%) of the full base rent payable under such lease during the entire renewal term thereof plus (y) one-half of the difference between two and one-half percent (2.5%) of the full base rent payable under such lease during the entire renewal term thereof and the amount to be paid to the outside broker pursuant to a written brokerage agreement.
     5.3. Upon the sale or transfer, directly or indirectly, of the Property by Owner by deed, or by transfer of all of the partnership interests in Owner, Owner shall pay to Agent a disposition fee (a “Disposition Fee”) equal to one-half of one percent (0.5%) of the gross sales price paid by the purchaser of the Property; provided, however, that any Disposition Fee payable hereunder shall not exceed $150,000. The Disposition Fee shall be deemed earned, and, therefore, shall be paid, as and when title to the Property closes and without regard to whether one or more outside brokers were engaged in connection with such sale or transfer. Notwithstanding the foregoing, for so long as Agent or any of its affiliates shall be partners of Owner (Agent or such affiliated partner(s) in their respective capacity as partners of Owner, being “Cedar Affiliated Partner(s)”), Agent shall not be entitled to a Disposition Fee hereunder in the event of any transfer of interests in Owner by and among any of the then existing partners of Owner or any sale or transfer by deed of the Property to any of the then existing partners of Owner.
     5.4. Upon any financing or refinancing by debt, sale and leaseback or other form of financing with respect to the Property (other than in connection with (i) the Loan described in Section 17 below2, (ii) any company loan from any partner of Owner to Owner (and any third-party loan for an amount less than $250,000 used to repay such company loan) and (iii) any trade payable incurred in the ordinary course of business), Owner shall pay to Manager a financing fee (the “Financing Fee”) equal to one-half of one percent (0.5%) of the original principal amount of the Financing; provided, however, that any Financing Fee payable hereunder shall not exceed $50,000. The Financing Fee shall be deemed earned, and, therefore, shall be paid, as and when the subject financing closes and without regard to whether one or more outside brokers were engaged in connection with such financing.

[2]	Revise to the extent Agreement relates to the Parkway Plaza or Stone Hedge properties.

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     6. Owner shall reimburse Agent for reasonable, actual out-of-pocket expenses including telephone and facsimile charges, postage and express mail service and travel and food expenses incurred by Agent in connection with Agent’s on site supervision of the Property by Agent’s officers and personnel (evidenced by receipts submitted to Owner).
     7. The Agent, on behalf of Owner, shall engage Stuart H. Widowski, Esq., or his successor, as legal counsel to provide legal services for Owner and the Property. Such services shall be provided as required and at a rate of $200 per hour unless otherwise agreed to by Owner and Agent.
     8. In performing its obligations hereunder, Agent shall comply with all applicable federal, state and local laws and regulations.
     9. The initial term of this Agreement shall be for a period of three (3) years from the date hereof and this Agreement shall automatically renew from year to year thereafter unless and until terminated by either party upon ninety (90) days’ prior written notice thereof. Notwithstanding the foregoing, Owner shall be entitled to terminate this Agreement (with no additional compensation) at any time upon fifteen (15) days’ prior written notice to Agent in the event of the malfeasance or breach of this Agreement by Agent or upon the filing of a bankruptcy petition against or by Agent. This Agreement shall terminate automatically if:
          (i) all or substantially all of the Property is condemned or acquired by eminent domain; or
          (ii) all or substantially all of the Property is destroyed by fire or other casualty as a result of which all or substantially all of the Tenants are unable to continue the normal conduct of their business in their respective occupied spaces and are permanently released under their respective leases from the payment of all rent thereunder; or
          (iii) all of the Property is sold to an unrelated, third-party purchaser; or
          (iv) unless otherwise agreed to in writing between Owner and Agent, upon (x) the transfer by all of the Cedar Affiliated Partners of all of their respective partnership interests in Owner to any other then existing partners of Owner or to any other unaffiliated persons or entities or (y) the sale of the Property to any of the then existing partners of Owner.
     10. Owner shall pay or reimburse Agent for any monies due it under this Agreement for services prior to termination, notwithstanding termination of this Agreement. All provisions of this Agreement that require Owner to have insured or to defend, reimburse or indemnify Agent shall survive any termination and, if Agent is or becomes involved in any proceeding or litigation by reason of having been Owner’s Agent, such provisions shall apply as if this Agreement were still in effect. Owner agrees that Agent may withhold funds for thirty (30) days after the end of the month in which this Agreement is terminated to pay bills previously incurred but not yet invoiced, and to close accounts.
     11. Owner agrees to release, indemnify, defend, and save the Agent, its officers and employees harmless from and against all claims, disputes, losses, liabilities and suits (including

8

but not limited to all attorneys’ fees and litigation expenses and Agent’s costs in connection therewith) in any way:
          (i) relating to or arising in connection with the Property and/or damage to property and injuries to or death of any employee, invitee or other person whomsoever, and/or Agent’s performance of its duties hereunder;
          (ii) relating to any proceeding or suit involving an alleged violation by Owner of any law applicable to the Property or operations thereof; and
          (iii) relating to obligations assumed by Agent, its officers or employees in connection with any financing or refinancing entered into in connection with the Property.
     11.1. The obligations of Owner to indemnify, hold harmless, and reimburse Agent are subject to the following conditions:
          (i) Agent shall promptly notify Owner of any matter with respect to which Owner is required to indemnify, hold harmless, or reimburse Agent; and
          (ii) Agent shall not take or fail to take any actions, including an admission of liability, which would bar Owner from enforcing any applicable coverage under policies of insurance held by Owner or would prejudice any defense of Owner in any appropriate legal proceedings pertaining to any such matter or otherwise prevent Owner from defending itself with respect to any such matter, provided such action or failure to act resulted from the gross negligence or willful malfeasance of Agent.
          Notwithstanding the foregoing, Owner shall not be required to indemnify, hold harmless, or reimburse Agent with respect to any matter to the extent the same resulted from the gross negligence or willful malfeasance of Agent or actions taken by Agent outside of the scope of Agent’s authority under this Agreement or any express or implied direction of Owner.
          The provisions of this section shall survive the expiration or any termination of this Agreement.
     12. Owner and Agent shall each waive any claim for loss or damage against the other and mutually agree to hold each other harmless for loss to the Property to the extent that either party is reimbursed or indemnified by insurance coverage.
     13. Agent will promptly notify Owner of any violations of any requirements of any statute, ordinance, law or regulation of any Governmental body or any public authority or official thereof having jurisdiction and shall promptly take all actions necessary to cure such violations and to prevent any civil or criminal liability from being imposed.
     14. In the event (A) it is alleged or charged that the Property or any equipment therein or any act or failure to act by the Owner or its agents with respect to the Property or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any provision, statute, ordinance, law, or regulation of any Governmental body or any order or ruling of any public authority or official thereof having or claiming to have

9

jurisdiction thereover, (B) Agent notifies Owner of such violation pursuant to Section 2.21 and Owner fails to contest such violation in good faith and/or to commence and diligently prosecute to completion (or permit Agent, at Owner’s expense to commence and diligently prosecute) the cure of such violation, and (C) Agent, in its sole and absolute discretion, considers that the action or position of Owner may result in damage or liability to Agent, Agent shall have the right to cancel this Agreement at any time by giving not less than thirty (30) days’ prior written notice to Owner of its election so to do, which cancellation shall be effective upon the service of such notice. Such notice may be served personally or by United States certified mail, and if served by mail shall be deemed to have been served when deposited in the United States mail system. Such cancellation shall not release the indemnities of Owner and Agent set forth herein and shall not terminate (i) any liability or obligation of Owner to Agent for any payment, reimbursement, or other sum of money then due and payable to Agent hereunder as of the date of such cancellation, or (ii) any obligation of Agent to remit moneys to Owner or to complete its obligations hereunder to the date of such cancellation. Agent shall cooperate with Owner to ensure a smooth and efficient transition to a new managing agent, including but not limited to, prompt delivery of files relating to the Property.
     15. Agent agrees to release, indemnify, defend and save Owner harmless from and against all claims, disputes, losses, liabilities and suits (including but not limited to all attorneys’ fees and litigation expenses and Owner’s costs in connection therewith) in any way resulting from the gross negligence or willful malfeasance of Agent, or its employees:
          (i) Relating to or arising in connection with the Property and/or damage to property and injuries to or death of any employee, invitee or other person whomsoever, and/or Agent’s performance of its duties hereunder; and
          (ii) Relating to any proceeding or suit involving an alleged violation by Agent of any law applicable to the Property or operations thereof.
          The provisions of this Section 15 shall survive the expiration or any termination of this Agreement.
     16. It is expressly agreed by the parties that:
     16.1. The parties have entered into this Agreement without any inducements, representations, statements, warranties or agreements made by either party other than those expressly stated herein.
     16.2. This Agreement embodies the entire understanding of the parties with respect to the subject matters stated herein and there are no other understandings or undertakings related to the within subject matters. This Agreement may be modified only by a written agreement signed by the parties hereto.
     16.3. The provisions of this Agreement are severable and to the extent that any provision herein is determined by court order, law or rule to be invalid, such invalidity shall in no way affect nor invalidate the other provisions of this Agreement.

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     16.4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     16.5. With respect to any and all disputes under or relating to this Agreement, the parties consent to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, Nassau County and the United States District Court for the Eastern District of New York and the appellate courts with supervisory powers thereover.
     16.6. The parties agree that in any litigation or proceeding commenced by either party against the other, service of process shall be deemed to be effective either by hand delivery thereof or by the mailing thereof via certified mail, postage prepaid, with a proof of mailing receipt validated by the U.S. Postal Service constituting the sufficient evidence of service of process.
     16.7. With respect to any notices that are required or permitted to be made pursuant to this Agreement, they shall be in writing and either delivered personally, sent by United States mail or by facsimile (provided that if delivered by facsimile, a confirmation copy of such notice must also be delivered personally or by United State mail) addressed as follows:
As to Owner:
[___________________]
c/o Cedar Shopping Centers, Inc.
44 South Bayles Avenue, Suite 304
Port Washington, New York 11050
Attention: Leo S. Ullman
Facsimile: (516) 767-6497
As to Agent:
Cedar Shopping Centers Partnership, L.P.
c/o Cedar Shopping Centers Partnership, L.P.
44 South Bayles Avenue, Suite 304
Port Washington, New York 11050
Attention: Brenda J. Walker
Facsimile: (516) 767-6497
Each such notice addressed and given as set forth above shall be effective (i) the date of receipt of such notice, or attempted delivery of such notice, if receipt is refused; and (ii) if sent by United States mail as aforesaid, the date which is seventy-two (72) hours after such notice is deposited in the mail.
     16.8. This Agreement may not be assigned by Agent without the prior written consent of Owner, provided, however, that Owner consents to Agent’s designating a subsidiary or affiliate of Agent to act on behalf of Agent as leasing and rental agent for the Property. This

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Agreement shall be binding upon and benefit the parties hereto and their respective successors and permitted assigns.
     17. Agent acknowledges that Owner has obtained a loan from [________________] (“Lender”) in the principal amount of up to $[________________] (the “Loan”), which is governed by a certain [________________] made by Owner for the benefit of Lender, dated the date hereof.3 For so long as the Loan is outstanding:
(a)	this Agreement shall be terminable by Lender or its nominee without penalty or premium following the occurrence of an Event of Default (as such term is defined in the Loan Agreement) or by Owner after Lender has notified Owner in writing that Agent is unsatisfactory to Lender, in each case upon thirty (30) days prior written notice to Agent;

(b)	all payments hereunder shall be subject and subordinate in lien and priority of payment to the payment of all principal and interest and all other amounts due under the Loan; and

(c)	Agent shall promptly notify Lender with respect to any default hereunder and promptly deliver to Lender a copy of each notice, report, plan or statement delivered by Agent to Owner hereunder.

[3]	Modify as necessary to include the New Parkway Plaza Loan and the New Stone Hedge Loan in the event such loans have not closed as of the execution date.

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     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Property Management Agreement as of the day and year first set forth above.

AGENT

CEDAR SHOPPING CENTERS PARTNERSHIP, L.P.

By:	Cedar Shopping Centers, Inc., general partner

By:

Leo S. Ullman
President

OWNER

[___________________], LP

By:	[___________________] GP, LLC, its general
partner

	By:	Cedar Shopping Centers Partnership, L.P., its sole member

		By:	Cedar Shopping Centers, Inc., its general partner

By:

Leo S. Ullman
President

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SCHEDULE 1
TENANT IMPROVEMENTS
[REVISE TO INCLUDE FOR APPLICABLE PROPERTY ONLY]

Property	Estimated Tenant Improvement Costs		Description
Meadows Marketplace	$242,100	Unit 104 — 2,400 sf vacant — In V-Box condition. $24,000 fitout Allowance

Unit 109- 3,400 sf vacant — To be demised for Starbucks. $147,500 to demise and build out Starbucks

Unit 109a — 1,700 sf vacant after demising — $17,000 fitout allowance.

Electric — $9,000 for primary to 5’

Water — $30,000 for meter pit and service to 5’

Gas — $5,000 to run line to 5’

			Additional Sewer Capacity — $9,600

Pennsboro Commons		$35,000	Build-out of two vacant retail spaces

Stonehedge Plaza	$ $ $	15,000 35,000 25,000	Build-out of Citifinancial space; Build-out of 4,000 sf vacant retail space; Grease Trap

TOTAL TENANT IMPROVEMENT		$352,100

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EXHIBIT E
ALLOTTED CONSIDERATION
Cedar and Homburg agree that the Consideration for the Interests shall be allocated among the assets owned by the Property Owner as of the Closing as follows:

Cash and Cash Equivalents (Class I)	Dollar amount as of the Closing Date

Receivables (Class III)	Tax basis as of the Closing Date

Supplies, Prepaid Expenses and Other Current Assets (Class V)	Tax basis as of the Closing Date

Equipment, Furniture and Fixtures (Class V)	Tax basis as of the Closing Date

Real Property [Lease] and Improvements, and Construction of Improvements in Progress (Class V)	Balance

Goodwill, Going Concern Value and Other Section 197 Intangibles (Classes VI and VII)	None

Property	Allotted Consideration
Pennsboro Commons	$15,680,000
Fieldstone Marketplace	$22,960,000
Stonehedge Square	$10,760,000
Meadows Marketplace	$14,160,000
Aston Center	$16,800,000
Ayr Town Center	$9,600,000
Parkway Plaza	$17,600,000
Scott Town Center	$12,000,000
Spring Meadow Shopping Ctr	$16,000,000
TOTAL:	$135,560,000

EXHIBIT F
FORM OF ESCROW AGREEMENT
(See Attached)

ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”), dated as of the 26th day of March, 2007, is among LAWYERS TITLE INSURANCE CORPORATION, having an address at Two Grand Central Tower, 140 East 45th Street, New York, New York 10017 (“Escrowee”), CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership, having an office at 44 South Bayles Avenue, Port Washington, New York 11050 (“Cedar”) and HOMBURG HOLDINGS (U.S.) INC., a Colorado corporation, having an office c/o Homburg Invest Inc., 1741 Brunswick Street, Suite 600, Halifax, NS B3J-3X8 (“Homburg”).
W I T N E S S E T H
     WHEREAS, Cedar and Homburg entered into that certain Agreement Regarding Purchase of Partnership Interests (hereinafter referred to as the “Purchase and Sale Agreement”); dated as of the date hereof, for the purchase and sale of the Interests.
     WHEREAS, the Purchase and Sale Agreement provides for the terms and conditions applicable to the sale and purchase of the Interests and the performance obligations and rights of Cedar and Homburg; and
     WHEREAS, Cedar and Homburg agree, pursuant to the Purchase and Sale Agreement, that Escrowee shall hold, in escrow the Deposit in accordance with the terms and conditions of the Purchase and Sale Agreement and this Agreement.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Appointment of Agent.
          (a) Cedar and Homburg hereby appoint Escrowee to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrowee accepts such appointment.
          (b) Homburg shall deliver the Deposit to Escrowee pursuant to the wire instructions attached hereto as Exhibit A and Escrowee agrees to hold the Deposit on behalf of the parties, and to apply, disburse and deliver the Deposit as provided in the Purchase and Sale Agreement and this Agreement. In the event of any conflict between the terms and conditions of the Purchase and Sale Agreement and the terms or conditions of this Agreement, as to the obligations of Escrowee, the terms and conditions of this Agreement shall govern and control.
     2. Disposition of the Required Deposit.
          (a) Escrowee shall hold the Deposit in an interest bearing segregated account at JPMorgan Chase Bank, N.A. which rate of interest need not be maximized. Escrowee shall not commingle the Deposit with any other funds.
          (b) Escrowee shall pay the Deposit in accordance with the terms of the Purchase and Sale Agreement. If, prior to any Closing, either party makes a written demand upon Escrowee for delivery of the Deposit (or portion thereof), Escrowee shall give written notice to the other party of such demand. If a written notice of objection to the proposed payment is not received from the other party within seven (7) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit (or portion thereof so demanded) to the party who made the demand. If Escrowee receives a written notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (a) written notice from the objecting party withdrawing the objection, or (b) a written notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction.
          (c) Nothing in this Section 2 shall have any effect whatsoever upon Escrowee’s rights, duties, and obligations under Section 3.
     3. Concerning Escrowee.
          (a) Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;
          (b) Escrowee shall not be bound in any way by any other contract or understanding between Cedar and Homburg, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;
          (c) Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement and the Purchase and Sale Agreement;
          (d) Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;
          (e) Escrowee may resign at any time upon at least fifteen (15) Business Days prior written notice to Cedar and Homburg hereto. If, prior to the effective date of such resignation, Cedar and Homburg hereto shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason Cedar and Homburg shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;
          (f) Cedar and Homburg hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its gross negligence, willful misconduct or breach of the terms of this Agreement;
          (g) In the event that a dispute shall arise in connection with this Agreement or the Purchase and Sale Agreement, or as to the rights of Cedar and Homburg in and to, or the disposition of, the Deposit (or portion thereof), Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead Cedar or Homburg in any action or proceeding which may be brought to determine the rights of Cedar and Homburg to all or any part of the Deposit; and
          (h) Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.
     4. Termination.
          This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the entire Deposit in accordance with the terms of the Purchase and Sale Agreement and terms of this Agreement, as applicable.
     5. Notices.
          All notices, demands, consents, reports and other communications provided for in this Agreement shall be in writing, shall be given by a method prescribed in this Section and shall be given to the party to whom it is addressed at the address set forth below or at such other address(es) as such party hereto may hereafter specify by at least seven (7) days’ prior written notice.
     To Cedar:
c/o Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, New York 11050
Attention: Leo S. Ullman
Facsimile: (516) 767-6497
With a copy to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982

Attention: Steven P. Moskowitz, Esq.
Facsimile: (212) 806-6006
     To Homburg:
c/o Homburg Invest Inc.
1741 Brunswick Street, Suite 600
Halifax, NS B3J-3X8
Attention: Richard Stolle
Facsimile: 902-468-2457
and to:
c/o Homburg Invest Inc.
11 Akerley Blvd., Suite 200
Dartmouth, NS B3B-1V7
Attention: Gordon Lawlor
Facsimile: 902-469-6776
and to:
c/o Homburg Holdings (U.S.), Inc.
559 East Pikes Peak Avenue
Suite 320
Colorado Springs, Colorado 80903
Attention: Robert W. Harris
Facsimile: 719-633-0278
With a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Steven Simkin, Esq.
Facsimile: (212) 492-0073
and to:
The DeCaro Law Firm, PC
47 Aspen Court
Evergreen, CO 80439
Attention: Phillip S. DeCaro, Esq.
Facsimile: (303) 679-3327
     To Escrowee:
Lawyers Title Insurance Corporation

Two Grand Central Tower
140 East 45th Street
New York, New York 10017
Attention: John LoVerme
Facsimile: (212) 557-2148
Telephone: (212) 949-0100
     Any party hereto may change the address to which notice may be delivered hereunder by the giving of written notice thereof to the other parties as provided hereinbelow. Any notice or other communication delivered pursuant to this Section 5 may be mailed by United States or Canadian certified air mail, return receipt requested, postage prepaid, deposited in a United States or Canadian Post Office or a depository for the receipt of mail regularly maintained by the United States Post Office or the Canadian Post Office, as applicable. Such notices, demands, consents and reports may also be delivered (i) by hand or reputable international courier service which maintains evidence of receipt or (ii) by facsimile with a confirmation copy delivery by hand or reputable international courier service which maintains evidence of receipt. Any notices, demands, consents or other communications shall be deemed given and effective when delivered by hand or courier or facsimile, or if mailed only, five (5) Business Days after mailing. Notwithstanding the foregoing, no notice or other communication shall be deemed ineffective because of refusal of delivery to the address specified for the giving of such notice in accordance herewith. The provisions of this Section 5 shall survive the Closings and/or a termination of this Agreement.
     6. Capitalized Terms.
          Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase and Sale Agreement.
     7. Governing Law.
          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO WAIVE TRY BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     8. Successors.
          This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that except as expressly provided herein as to the Escrowee, this Agreement may not be assigned by any party without the prior written consent of the other parties.
     9. Entire Agreement.

          This Agreement, together with the Purchase and Sale Agreement, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
     10. Amendments.
          Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, rescission or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.
     11. Counterparts and/or Facsimile Signatures.
          This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile, any one of which shall constitute an original of this Agreement. When counterparts or facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party. This Agreement shall not be binding unless and until it shall be fully executed and delivered by all parties hereto. In the event that this Agreement is executed and delivered by way of facsimile transmission, each party delivering a facsimile counterpart shall promptly deliver an ink-signed original counterpart of the Agreement to the other party by overnight courier service; provided however, that the failure of a party to deliver an ink-signed original counterpart shall not in any way effect the validity, enforceability or binding effect of a counterpart executed and delivered by facsimile transmission.
     12. Severability.
          If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
     13. EIN.
          Cedar shall provide its employer identification numbers to Escrowee promptly following execution and delivery of this Agreement. Each of the parties hereto shall execute and deliver to the others any documents reasonably necessary for establishing the escrow account for the Deposit promptly following request.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.

ESCROWEE: LAWYERS TITLE INSURANCE CORPORATION
By:
Name:
Title:

CEDAR:

CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Shopping Centers, Inc., a Maryland corporation, its general partner

By:
Leo S. Ullman
President

HOMBURG: HOMBURG HOLDINGS (U.S.) INC., a Colorado corporation
By:
Name:
Title:

EXHIBIT A
WIRE INSTRUCTIONS

TO
COMMONWEALTH LAND TITLE INSURNCE COMPANY (NY)
Two Grand Central Tower
140 East 45th Street
NEW YORK, NY 10017
212-949-0100

BANK:	CHASE MANHATTAN BANK, N.A. NEW YORK, NY

ABA#	021-000-021

ACCT. NAME:	Commonwealth Land Title Insurance Company

ACCT. #	036-1218746

REFERENCE:	( NYN06-002988-C; CEDAR CALDWELL)
Please reference Commonwealths Title Number on all Wire Transfers and contact our Accounting Department at (212) 973-6731 contact person : David Harrison, Federal Reference Number when the wire has been sent.

EXHIBIT G
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit G
ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the day of         , 2007, by and between CEDAR SHOPPING CENTERS — PARTNERSHIP, L.P., a Delaware limited partnership (“Assignor”) and HOMBURG HOLDINGS (U.S.) INC., a Colorado corporation (“Assignee”).
WITNESSETH:
     WHEREAS, pursuant to that certain [DESCRIBE INTERIM PARTNERSHIP AGREEMENT], dated as of                     , 2007 (the “Existing Partnership Agreement”), Assignor and [                    ] GP, LLC (the “General Partner”) are the sole partners of                                          , a Delaware limited partnership (the “Partnership”);
     WHEREAS, pursuant to the Existing Partnership Agreement, Assignor owns a 99% direct limited partnership interest in the Partnership and the General Partner owns a 1% direct general partnership interest in the Partnership;
     WHEREAS, pursuant to that certain Agreement Regarding Purchase of Partnership Interests, dated as of February  , 2007 (the “Contract”), between Assignor, as seller, and Assignee, as purchaser, Assignor has agreed to sell and assign to Assignee, and Assignee has agreed to purchase and assume as set forth in the Contract, all of Assignor’s right, title and interest in and to eighty percent (80%) of the direct limited partnership interests in the Partnership (the “Assigned Partnership Interests”), whereupon (x) Assignor will own nineteen percent (19%) of the direct partnership interests in the Partnership, (y) Assignee will own eighty percent (80%) of the direct partnership interests in the Partnership and (z) the General Partner will own one percent (1%) of the direct partnership interests in the Partnership;
     WHEREAS, contemporaneously with the execution and delivery of this Agreement and in accordance with the terms of the Contract, Assignor, Assignee and the General Partner shall amend and restate the Existing Partnership Agreement to reflect, among other things, the assignment and assumption of the Assigned Partnership Interests pursuant to this Agreement (the “Amended Partnership Agreement”);
     WHEREAS, all capitalized terms used but not defined herein shall have the meaning set forth in the Contract.
     NOW, THEREFORE, for valuable consideration in hand paid; the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Assignor hereby assigns, conveys, transfers and sets over unto Assignee, without, recourse, representation or warranty except as set forth in the Contract, all right, title and interest of Assignor in and to the Assigned Partnership Interests.
     2. Subject to those provisions of the Contract that shall expressly survive the Closing and the terms of the Amended Partnership Agreement, Assignee hereby accepts such assignment and assumes all obligations with respect to the Assigned Partnership Interests.

     3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit_ of or enforceable by any other person.
     4. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.
     5. Each party represents and warrants that the individual signing this Agreement on its behalf is duly authorized to do so.
     6. The parties hereto covenant and agree that they will execute, deliver and acknowledge from time to time at the request of the other, and without further consideration, all such further instruments of assignment or assumption of rights and/or obligations as may be required in order to give effect to the transactions described herein.
     7. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware (without regard to principles of conflicts of laws).
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the                      day of                                           2007.

ASSIGNOR:

CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Shopping Centers, Inc., a Maryland corporation, its general partner

By:
Leo S. Ullman
President

ASSIGNEE:

HOMBURG HOLDINGS (U.S.) INC., a Colorado corporation

By:

Name:
Title:

Exhibit H
CERTIFICATE FOR NON-IMPUTATION ENDORSEMENT
Homburg Holdings (U.S.) Inc. (“Homburg”) has requested Lawyers Title Insurance Corporation (“Lawyers Title”) to include a Non-Imputation Endorsement’ (the “Endorsement”) as part of the owner’s title insurance policy issued on in favor of [                    ] (the “Property Owner”) as Policy No. [                    ] (the “Existing Policy”) respecting the premises commonly known as [                    ] and as more particularly described in the Existing Policy (the “Premises”), which Endorsement will protect Homburg from defenses of Lawyers Title under the Existing Policy arising as a result of the imputation of the knowledge of CSCP (as hereinafter defined).
As an inducement to Lawyers Title to issue the Endorsement, the undersigned makes the following certifications, true to the knowledge, information and belief of the undersigned as of the this day of     , 2007:
1.	The undersigned is a Vice President of Cedar Shopping Centers, Inc., the general partner of Cedar Shopping Centers Partnership, L.P. (“CSCP”), which is the sole member of [ ], the general partner of [ ] (the “Property Owner”).

2.	Except as set forth in the Existing Policy, the schedule of leases affecting the Premises as identified in Schedule “A” attached hereto and as otherwise disclosed by the public record of the county in which the Premises is located:
a.	There are no unrecorded deeds, land contracts, leases, options to purchase, mortgages agreements or other instruments made or given by CSCP or the Property Owner’ that materially and adversely affect title to the Premises.

b.	Neither CSCP nor the Property Owner has made or given to any party other than Homburg any outstanding right (including unrecorded deeds), title or interest in or to the Premises.

c.	There is no material pending or threatened litigation against the Premises or against the Property Owner other than claims made in the ordinary course of the business of owning and operating the Premises.
3.	The assets of the Property Owner are sufficient to satisfy all unrecorded debts created by the Property Owner and no conveyance or mortgage of the Premises has rendered the Property Owner insolvent or in fraud of its creditors under the bankruptcy laws of the United States, or of any insolvency laws of the State of [ ];

[1]	With respect to CDC properties only, to the extent that Cedar shall have purchased interests in the existing property owner instead of the fee interests in the properties, certifications’ respecting the “Property Owner” shall be limited to the period from and after Cedar shall have acquired said interests.

4.	The undersigned is making this affidavit for the purpose of inducing Lawyers Title issue the Endorsement, knowing that Lawyers Title will rely on the certifications made herein, and that without the certifications in this affidavit, Lawyers Title would not issue the Endorsement.
     IN WITNESS WHEREOF, the undersigned has duly executed this affidavit on the day and hear first above written.

[ADD SIGNATURE BLOCK]

EXHIBIT I
DEPOSIT ALLOCATION

Property	Deposit
Pennsboro Commons	$58,000.00
Fieldstone Marketplace	$85,000.00
Stonehedge Square	$39,000.00
Meadows Marketplace	$52,000.00
Aston Center	$62,000.00
Ayr Town Center	$36,000.00
Parkway Plaza	$65,000.00
Scott Town Center	$44,000.00
Spring Meadow Shopping Center	$59,000.00

TOTAL:	$500,000.00

SCHEDULE 1
PROPERTY OWNERS

Existing Cedar Property Owners*	Property
Cedar-Pennsboro, LLC	Pennsboro Commons
Cedar-Fieldstone, LLC	Fieldstone Marketplace
Cedar-Stonehedge, LLC	Stone Hedge Square
Cedar Hershey, LLC	Meadows Marketplace

Contract Property Owners	Property
Cedar-Spring Meadow, LP	Spring Meadow
Cedar-Ayr Town Center, LP	Ayr Town Center
Cedar-Aston Center, LP	Aston Center
Cedar-Scott Town Center, LP	Scott Town Center
Cedar-Parkway Plaza, LP	Parkway Plaza

*	Each entity to be converted to a limited partnership per the Agreement.

SCHEDULE 2
SERVICE CONTRACTS

SERVICE CONTRACTS
PENNSBORO COMMONS
E Penn Drive
Enola,PA 17125

VENDOR	SERVICE	CONTACT INFORMATION

Custom Maintenance Services, Inc.	Parking Lot Sweeping	21 State Ave. Ste. 101 Carlisle, PA 17013 Phone: (717)249-6636 Fax: (717)249-6637

Brickman Group	Landscaping	Brickman Group 925 Lewisberry, PA 17055 Phone: (717)938-5868 Fax: (717)938-4472

Michael B. Stoner, Inc.	Snow Removal	P.O. Box 725 Mechanicsburg, PA17055 Phone: (717)245-2225 Fax: (717)245-2199

Ehrlich	Pest Control	10 Lebanon Valley Pkwy Lebanon, PA 17042-9990 Phone: (717)238-9590

SERVICE CONTRACTS
Fieldstone Marketplace
500 Kings Highway
New Bedford, MA 02745

Vendor	Service Type	Contact Information

Farland Enterprises	Snow Removal	32 Gammons Road Acushnet, MA 02743 508-998-8652

Kane Maintenance	Landscaping & Parking lot Cleaning	18 Whittemore Road Framingham, MA 01701 508-561-2327

A-Tech Security	Security	4 Phillips Street Fairhaven, MA 02719 508-999-7580

WS Shepard	Parking Lot Sweeping	PO Box 245 Westport, MA 02790 508-636-8111

Fire Systems	Fire & Sprinkler	955 Reed Road N. Dartmouth, MA 02747 508-999-4444

Insta-Brite	Powerwashing Sidewalks	PO Box 148 Whitman, MA 02382 781-447-0022

SERVICE CONTRACTS
STONEHEDGE SQUARE SHOPPING CENTER
950 Walnut Bottom Road
Carlisle, PA 17013

VENDOR	SERVICE	CONTACT INFORMATION

Energy Management Systems, Inc.	Sub-Meter Reading	325 W. Central Ave. Ste. 200 P.O. Box 538 Malvern,PA 19355-0538 Phone: (610)296-2875 Fax: (610)889-9909

Custom Maintenance Services, Inc.	Parking Lot Sweeping	21 State Ave. Ste. 101 Carlisle, PA 17013 Phone: (717)249-6636 Fax: (717)249-6637

Republic Services of Pennsylvania, LLC (DBA York Waste Disposal)	Trash Disposal	3730 Sandhurst Dr. Berkshire Business Park York, PA 17402 Phone: (717)845-1577 (800)210-9675 Fax: (717)764-1944

Vector Security	Fire Alarm Monitoring	23 Casey Ave. Wilkes-Barre, PA 18702 Phone: (800)222-6565

Michael B. Stoner, Inc.	Snow Removal	P.O. Box 725 Mechanicsburg, PA 17055 Phone: (717)245-2225 Fax: (717)245-2199

H.B. McClure Co.	HVAC Maintenance	P.O. Box 1745 Harrisburg, PA 17105 Phone: (717)232-4328 Fax: (717)234-3730

SERVICE CONTRACTS
Meadows Marketplace
233-277 Hershey Rd.
Hummelstown, PA 17036

VENDOR	SERVICE	CONTACT INFORMATION

Custom Maintenance Services, Inc.	Parking Lot Sweeping	21 State Ave. Ste. 101 Carlisle, PA 17013 Phone: (717)249-6636 Fax: (717)249-6637

Brickman Group	Landscaping	Brickman Group 925 Lewisberry, PA 17055 Phone: (717)938-5868 Fax: (717)938-4472

Central Perm Asphalt	Snow Removal	3701 G Deny Street Harrisburg, PA 17111

Ehrlich	Pest Control	10 Lebanon Valley Pkwy Lebanon, PA 17042-9990 Phone: (717)238-9590

Vector Security	Sprinkler Monitoring	3549 Hempland Rd., Suite 1 Lancaster, PA 17601

Spring Meadow Shopping Center
Wyomissing, PA
Landscaper / Snow Removal / Site Contact (for Some Emergencies)

Jeff Povilaitis	Landscaping contract has expired.
Edwards Landscape & Nursery	Snow removal contract is for
517 Monocacy Hill Road	winter season 2006 - 2007 & may
Birdsboro, PA 19508	be cancelled with 30 day notice.
610-582-1941 ofc
484-256-5658 cell
Lot Sweeper/Miscellaneous Repairs

Custom Maintenance Services, Inc.	Month-to-month
Mike Nawa	Length of service: 2 years
21 State Street, Suite 101	Also provides lot striping & repairs
Carlisle, PA 17013	Preferred by Giant
717-249-6636
717-440-2320 Cell

Ayr Tows Center
McConnellsburg, PA

Landscaper / Site Inspection

McConnellsburg Lawn & Landscape	Landscaping contract has expired.
Wade & Carrie Stermer
726 Meadown Mt. Drive
McConnellsburg, PA 17233
717-485-9290

Lot Sweeper/Miscellaneous Repairs

Custom Maintenance Services, Inc.	Month-to-month
Mike Nawa	Length of service: 2 years
21 State Street, Suite 101	Also provides lot striping & repairs
Carlisle, PA 17013	Preferred by Giant
717-249-6636
717-440-2320 Cell

Snow Removal

David H. Martin Excavating	Contract is for 2006-2007 Winter Season
Jerry Love
4961 Cumberland Highway
Chambersburg, PA 17201
717-264-2168

Fire Alarm Monitoring

Tele-Plus Corporation	Annual Contract from
916 Eldridge Drive	04/20/06 - 04/19/07
Hagerstown, MD 21740-6842
301-797-9500

Aston Giant #278
Aston, PA
NO SERVICE OR MAINTENANCE CONTRACTS
Giant maintains this stand-alone store (absolute net).

SCOTT TOWN CENTER
Bloomsburg, PA
SERVICE / MAINTENANCE CONTRACTS & INFORMATION

Sweeping
Custom Maintenance Services, Inc.	Month-to-month
Mike Nawa	Length of Service: 3 years
21 State Street, Suite 101	Also provides lot striping & repairs
Carlisle, PA 17013	Preferred by Giant
717-249-6636

Snow Removal	Contract is for 2006-2007 winter
Sokol, Inc.	season — may be cancelled with
Ray Sokol	30-day notice
PO Box 366	Length of Service: 3 years
Bloomsburg, PA 17815
570-784-4411

Landscape Maintenance	Annual Contract (Jan-Dec 2006)
Don A. Ruhmel	terminated by either party with 30 days written notice
Custom Landscaping	Length of Service: 3 years
360 Stone Church Road
Berwick, PA 18603
570-752-5105

HVAC Maintenance	Annual Contract for LA Weight Loss,
H B McClure Company	Jackson Hewitt, Holiday Hair, Subway & Nextel
George Hoch	(November 1, 2006 - October 31, 2007)
P.O. Box 1745	Length of Service: 2 years
Harrisburg, PA 17105-1745
717-232-4328

Fire Sprinkler Inspection
Penn Fire Protection, Inc.	Annual Contract (Jan-Dec 2006)
Mark Hayes	Year to year
135 David Street	Retail Spaces
Selinsgrove, PA 17870	Length of Service: 2 years
570-374-4508

Fire Alarm Inspection & Monitoring	3-year Contract (Dec. 9, 2005-Dec 9, 2008)
Security Net, LLC	Length of Service: 2 years
411 W. 16th Street	Retail Spaces
Hazelton, PA 18201
570-453-1384

1

PARKWAY PLAZA
Cumberland Parkway
Mechanicsburg, PA
SERVICE / MAINTENANCE CONTRACTS & INFORMATION

Sweeping
Custom Maintenance Services, Inc.	Month-to-month
Mike Nawa	Length of Service: 8 years
21 State Street, Suite 101	Also provides lot striping & repairs
Carlisle, PA 17013	Preferred by Giant
717-249-6636

Landscape Maintenance
Tri-State Fence & Lawn	Annual Contract (Jan-Dec 2006) — may be
Brent Decker 15113 Clear Spring Road	terminated by either party with 30 days written notice
Williamsport, MD 21795	Length of Service: 7 years
301-223-8733

Snow Removal
Becker’s, Inc.	Contract is for 2006-2007 Winter season.
Dave Becker	may be cancelled with 30 day notice
3150 Gettysburg Road
Camp Hill, PA 17011

Pest Control
Archer Pest Control	Quarter-to-quarter (No contract)
Keith Jones	Length of Service: 6 years
5008 Pheasant Hollow Road
Mechanicsburg, PA 17050
717-737-2724

HVAC Maintenance
H B McClure Company	Annual Contract for Brothers Pizza,
George Hoch	UPS Store, Holiday Hair & Movie Merchants
P.O. Box 1745	(May 1, 2006 - April 30, 2007)
Harrisburg, PA 17105-1745	Length of Service: 8 years
717-232-4328

Fire Sprinkler Inspection
Triangle Fire Protection, Inc.	Annual Contract (Jan-Dec 2006) — may be
Frank Herr	terminated by either party with 30 days written notice
20 Roadway Drive	Retail Spaces
Carlisle, PA 17013	Length of Service: 7 years
717-241-9662

1

SCHEDULE 3
LEASES

Pennsboro Commons
Americhoice Federal Credit Union
Lease Dated: February 15, 2000
Lease Letter Dated: January 28, 2000
Letter Agreement Dated: October 27, 2004
Estoppel Agreement Dated: August 16, 2005
Barbarino’s Pizza
Lease Dated: June 1, 2004
Guaranty Dated: June 1, 2004
Lease Letter Dated: May, 21, 2004
Estoppel Agreement Dated: October 2, 2005
Brook Investments, Inc.
Lease Dated: July 11, 2006
Delivery of Possession Agreement Dated: July 19, 2006
California Fusion
Confirmation of Possession and Lease Term: April 25, 2005
Lease Dated: June 15, 2005
Lease Letter Dated: June 15, 2005
Estoppel Agreement: June 15, 2005
Cellutions, Inc. d/b/a Cingular Wireless
Lease Dated: June 5, 2006
Check ‘n Go
Commencement Letter Dated: May 14, 2004
Lease Dated: June 10, 2004
Guaranty Dated: August 9, 2004
Addendum to Lease Dated: August 9, 2004
Estoppel Agreement Dated: October 19, 2005
Termination Agreement Dated: December 27, 2006
Class Act Dry Cleaners
Lease Dated: December 31, 2001
Commencement Agreement Dated: December 21, 2001
Estoppel Agreement Dated: October 9, 2005
Dr. Barbara Christensen
Lease Dated: December 22, 2003
Commencement Agreement Dated: December 19, 2003
Lessor’s Agreement Dated: March 17, 2004
Estoppel Agreement Dated: October 24, 2005

Giant Food Stores, LLC
Lease Dated: December 29, 1995
Guaranty Dated: September 26, 1995
First Amendment to Lease Agreement Dated: May 21, 1997
Second Amendment to Lease Agreement Dated: April 16, 1998
Third Amendment to Lease Agreement Dated: June 9, 1999
Fourth Amendment to Lease Agreement Dated: July 27, 1999
Store Expansion Amendment to Lease Agreement Dated: April 4, 2003
Amendment to Store Expansion Amendment to Lease Agreement Dated: April 4, 2003
Memorandum of Amendment to Lease Dated: April 4, 2003
Supplement to Subordination, Attornment and Nondisturbance Agreement Dated: April 4, 2003
SNDA Agreement Dated: February 10, 2006
Giant Food Stores, LLC (Fueling Station Lease)
Lease Dated: October 1, 2001
Memorandum of Fueling Station Lease Dated: October 1, 2001
Supplement to Subordination, Attornment and Nondisturbance Agreement Dated: October 2, 2001
Guaranty Dated: March 16, 2005
Renewal Letter Agreement Dated: March 28, 2006
Gingerbread Cafe
Lease Dated: April 9, 2002
Commencement Agreement Dated: Not Dated
Estoppel Agreement Dated: October 19, 2005
Golden Nail
Lease Dated: June 15, 2005
Confirmation of Possession and Lease Terms: June 15, 2005
Lease Letter: Not Dated
Guaranty: June 15, 2005
Estoppel Agreement: September 29, 2005
Jackson Hewitt
Rent Commencement Dated: October 25, 2004
Lease Dated: October 29, 2004
Agreement Dated: November 1, 2004
Estoppel Dated: September 26, 2005
Lean and Mean Fitness
Lease Dated: May 24, 2005
Estoppel Dated: August 18, 2005

Mailboxes ETC
Lease Letter Dated: June 15, 1999
Lease Dated: July 1, 1999
Guaranty Dated: July, 1, 1999
Addendum Dated: March 17, 2000
(Mentioned in Estoppel but not in file.)
Assignment Dated: April 24, 2002
(Mentioned in Estoppel but not in file.)
Estoppel Dated: October 4, 2005
Movie Merchants
Lease Dated: July 29, 1997
Guaranty Dated: July 29, 1997
Renewal Letter Dated: March 1, 2004
Estoppel Agreement Dated: August 15, 2005
P&D Discount Tobacco
Lease Letter Dated: August 10, 2001
Lease Dated: September 5, 2001
Guaranty: Not Dated
Estoppel Dated: August 18, 2005
Papa John’s Pizza
Lease Dated: July 30, 1999
Addendum Dated: July 30, 1999
Guaranty Dated: July 30, 1999
Renewal Dated: April 24, 2004
Estoppel Agreement Dated: September 30, 2005
Pet Valu
Lease Dated: March 4, 2005
Estoppel Dated: October 18, 2005
Roly Poly
Lease Dated: November 10, 2003
Lease Letter Dated: November 5, 2003
Guaranty Dated: Not Dated
Estoppel Agreement Dated: October 18, 2005
Scott D. Trask, DMD
Lease Dated: July 7, 2005
Confirmation of Possession and Lease Terms Dated: June 7, 2005
Guaranty Dated: 2005
Estoppel Agreement Dated: October 21, 2005
Subway
Lease Dated: December 12, 1997
Rider to Lease Dated: December 12, 1997

Success Chinese Restaurant
Lease Dated: October 1, 1999
Guaranty Dated: 1999
Estoppel Dated: October 24, 2005

Fieldstone Marketplace
A.C. Holdings
Lease Dated: July 22, 2002
Guaranty Agreement Dated: July 22, 2002
Letter Agreement Dated: October 21, 2002
Citizen’s Bank
Lease Dated: December 21, 1992
First Amendment to Lease Agreement Dated: January 4, 2001
Second Amendment to Lease Agreement Dated: August 5, 2002
Lease Assignment, Recognition and Consent Agreement Dated: August 5, 2002
Renewal Letter Dated: April 29, 2005
CVS
Lease Dated: December 17, 1987
Guaranty Dated: December 17, 1987
Commencement Letter Dated: August 23, 1988
(Mentioned in Estoppel but not in file.)
Memorandum/Notice of Lease Dated: October 31, 1988
Lease Renewal Dated: July 13, 1998
Lease Renewal Dated: June 20, 2003
Estoppel Agreement Dated: November 3, 2005
Carleen, Inc. d/b/a Cost Cutters
Lease Dated: July 1, 1999
Dunkin Donuts
Lease Dated: August 9, 2004
Landlord’s Consent and Waiver Dated: September 1, 2004
Letter Agreement Dated: October 7, 2004
Letter Agreement Dated: January 18, 2005
Rider to Lease Dated: March 3, 2005
Escape to Fitness
Lease Dated: July 1, 1997
First Amendment of Lease Dated: April 15, 2002
Letter Agreement Dated: March 20, 2003
Lease Guaranty Dated: May 26, 2005
Second Amendment of Lease Dated: May 31, 2005
Estoppel Agreement Dated: December 2, 2005

Flagship Cinema
Letter Agreement Dated: September 17, 1998
Guaranty of Lease Dated: October 6, 1998
Lease Dated: October 21, 1998
First Amendment of Lease Dated: December 3, 1999
Estoppel Agreement Dated: November 28, 2005
Furniture Place LLC
Lease Dated: September 14, 2006
Golden Star Chinese Restaurant
Lease Dated: May 31, 1991
First Amendment of Lease Dated: May 3, 1991
Renewal Letter Dated: February 22, 2000
Second Amendment of Lease Dated: April 10, 2002
KB Toys
Lease Dated: July 15, 1988
First Amendment of Lease Dated: July 14, 1993
Second Amendment of Lease Dated: November 11, 1998
Third Amendment of Lease Dated: August 10, 1999
Fourth Amendment of Lease Dated: July 29, 2004
Fifth Amendment of Lease Dated: January 24, 2005
Estoppel Agreement Dated: November 29, 2005
Liberty Tax Services
Lease Dated: November 29, 2004
New Bedford Dental Group
Lease Dated: December 16, 1997
Assignment and Assumption of Lease and Landlord’s Consent Dated: May 14, 2001
Renewal Letter Dated: May 12, 2004
First Amendment of Lease Dated: June 3, 2004
Assignment of Lease Dated: November 9, 2004
Lease Guaranty Agreement Dated: November 9, 2004
Ocean’s 18
Lease Dated: May 10, 2005
Confirmation of Lease Term Dated: November 4, 2005
Estoppel Agreement Dated: November 15, 2005
Subordination of Landlord’s Lien Dated: April 12, 2006
Lease Modification Agreement Dated: November 12, 2006
Papa Gino’s
Lease Dated: September 10, 1986
Estoppel Agreement Dated: November 1, 2005

Payless
Lease Dated: June 11, 1988
Lease Extension and Modification Agreement Dated: November 23, 1992
Assignment of Lease and Consent to Assignment Dated: July 29, 1994
Lease Amendment/Extension Agreement Dated: February 23, 1996
Lease Amendment/Extension Agreement Dated: June 12, 2000
Renewal Letter Dated: April 7, 2005
Estoppel Agreement Dated: November 2, 2005
Sally Beauty
Lease Dated: April 4, 1991
Lease Rider Dated: April 4, 1991
Amendment to Lease Dated: July 30, 1996
Letter Agreement Dated: December 6, 2000
Relocation Amendment to Lease Dated: June 25, 2002
Agreement Setting Lease Term Dated: January 10, 2003
Estoppel Agreement Dated: November 9, 2005
Shaw’s Supermarkets
Subordination, Non-Disturbance and Attornment Agreement Dated: February 14, 2002
(Mentioned in Estoppel but not in file.)
Lease Dated: May 31, 2002
Memorandum of Amended and Restated Lease for Supermarket Premises Dated: June 2002
Subordination, Non-Disturbance and Attornment Agreement Dated: January 24, 2003
(Mentioned in Estoppel but not in file.)
Letter Dated: November 13, 2002
(Mentioned in Estoppel but not in file.)
Subordination, Non-Disturbance
and Attornment Agreement Dated: June 17, 2004
(Mentioned in Estoppel but not in file.)
Letter Dated: July 12, 2004
Estoppel Agreement Dated: October 25, 2005
Speedee
Lease Dated: October 30, 1989
Assignment and Agreement Dated: January 28, 1997
Renewal Letter Dated: October 30, 2003
Winthrop’s Hallmark
Lease Dated: November 4, 1998
First Amendment of Lease Dated: July 8, 2003
Estoppel Agreement Dated: October 25, 2005

Stonehedge Square
Alfredo’s Pizza
Lease Dated: October 20, 2000
Estoppel Agreement Dated: July 1, 2004
Estoppel Agreement Dated: June 30, 2006
Best Nails
Lease Dated: January 26th, 2004
Assignment and Assumption Dated: May 3rd, 2005
Estoppel Agreement Dated: June 26th, 2006
Brown Optical
Lease Dated: July 9th, 1991
Commencement Agreement Dated: October, 5th 1991
Letter Re: Lease Renewal Dated: June 17th, 1996
Estoppel Agreement Dated: January 1st, 2000
Amendment of Lease Dated: October 15th, 2001
Estoppel Agreement Dated: June 4, 2004
Estoppel Agreement Dated: June 21st, 2006
Modification Agreement Dated: October 20, 2006
Carlisle Coffee
Lease Dated: April 8th, 2004
Guaranty Dated: April 8th, 2004
Commission Agreement Dated: April 8th, 2004
Commission Agreement Dated: June 24, 2005
Estoppel Agreement Dated: June 22nd, 2006
Dawn’s & Associates Realty
Guaranty Dated: March 31st, 2004
Lease Dated: May 1st, 2004
Estoppel Agreement Dated: July 17th, 2006
Great Wall Buffet
Lease Dated: June 6th, 2001
Surrender of Premises Agreement Dated: December, 2001
Estoppel Agreement Dated: July 10th, 2006

M&T Bank
Resolution Dated: June 13th, 1989
Lease Dated: June 28th, 1989
Commencement Agreement Dated: June 28th, 1989
SNDA Dated: August 30th, 1990
Estoppel Agreement Dated: January 7th, 2000
First Amendment of Lease Dated: June 6th, 2002
Estoppel Agreement Dated: June 24, 2004
Estoppel Agreement Dated: June 29th, 2006
Manpower, Inc.
Lease Dated: June 1st, 1994
Estoppel Agreement Dated: January 7th, 2000
Second Modification and Extension to Lease Dated: April 24th, 1998
Third Modification and Extension of Lease Dated: June 12th, 1999
Fourth Modification and Extension of Lease Dated: January 21st, 2000
Fifth Modification and Extension of Lease Dated: May 3rd, 2002
Estoppel Agreement Dated: June 4, 2004
Sixth Modification and Extension of Lease Dated: August 9th, 2005
Estoppel Agreement Dated: July 13th, 2006
Monro Muffler
Lease Dated: July 28th, 1994
SNDA Dated: March 24th, 1995
Memorandum of Lease Dated: August 1st, 1995
Letter Re: Grant of Relief Dated: July 29th, 1997
Estoppel Agreement Dated: January 7th, 2000
Estoppel Agreement Dated: June 14, 2004
Estoppel Agreement Dated: June 26th, 2006

Nell’s Market
Title Commitment Dated: April 10th, 1989
Lease Dated: June 26th, 1989
Memorandum of Lease Dated: June 26th, 1989
Addendum to Lease Agreement Dated: June 26th, 1989
Estoppel Agreement Dated: September 9th, 1989
Subordination Agreement Dated: September 18th, 1989
Landlord’s Waiver Dated: May 11th, 1990
Subordination Agreement Dated: August 30th, 1990
Addendum to Lease Agreement Dated: August 17th, 1993
Estoppel Agreement Dated: January 7th, 2000
Letter Re: Correction of Lease Dated: October 2nd, 2002
Estoppel Agreement Dated: June 2, 3004
Second Amendment of Lease Dated: July 12th, 2005
Conditioned Use Application Dated: January 25th, 2006
Letter Agreement Dated: July 10th, 2006
Estoppel Agreement Dated: July 18th, 2006
Pennsylvania Industries for the Blind and Handicapped
Lease Dated: November 15, 1994
Letter Agreement Dated: April 7, 1999
Tenant Estoppel Letter Dated: January 12, 2000
Renewal Letter Dated: May 7, 2004
Tenant’s Estoppel Certificate Dated: June 11, 2004
Renewal Letter Dated: March 21,2005
Estoppel Certificate Dated: July 14, 2006
First Amendment to Lease Dated: November 21, 2006
UPS Store
Lease Dated: October 31st, 1995
Guaranty Dated: October 3lst, 1995
Letter Agreement Dated: October 5th, 1998
Estoppel Agreement Dated: January 7th, 2000
First Amendment of Lease Dated: April 24th, 2001
Estoppel Agreement Dated: July 1, 2004
Estoppel Agreement Dated: July 27th, 2006
Lease Modification Agreement Dated: December 7, 2006
Weight Watchers
Lease Dated: February 28th, 2002
Commencement Agreement Dated: May 21st, 2002
Real Property Lease Assignment and Assumption: April 1st, 2003
Estoppel Agreement Dated: June 10, 2004
Estoppel Agreement Dated: July 7th, 2006

Wine & Spirits Shoppe
Lease Dated: January 22nd, 1991
Subordination Agreement Dated: August 8th, 1997
Estoppel Agreement Dated: January 7th, 2000
Notice to Exercise Option to Renew Dated: February 14th, 2001
Estoppel Agreement Dated: June 4, 2004
Notice to Exercise Option to Renew Dated: January 26th, 2006
Estoppel Agreement Dated: July 14th, 2006

Meadows Marketplace
Bethany Le & Loan Le (Babylon Nail)
Lease Dated: July 18, 2005
Delivery of Possession Agreement Dated: July 21, 2006
Brother Joe’s Pizza
Lease Dated: June 22, 2005
Delivery of Possession Agreement Dated: July 21, 2006
Community Banks
Lease Dated: May 8, 2006
Giant Food Stores, LLC
Lease Dated: October 13, 2004
Memorandum of Lease Dated: October 13, 2004
Rent Commencement Dated Agreement Dated: November 10, 2005
Jing Sheng Jiang
Lease Dated: May 3, 2006
Jong Sun Park
Lease Dated: April 5, 2005
Delivery of Possession Agreement Dated: July 21, 2006
Pet Valu International Inc.
Lease Dated: December 2, 2005
Delivery of Possession Agreement Dated: July 21, 2006
Regis Corporation t/a Holiday Hair
Lease Dated: June 16, 2005
Delivery of Possession Agreement Dated: July 21, 2006
Commencement Date Agreement Dated: August 17, 2006
Subway Real Estate Corp.
Lease Dated: September 20, 2006
Rider to Lease Dated: September 2006 (Part of the Lease)
Verizon Wireless
Lease Dated: May 16, 2006
Delivery of Possession Agreement Dated: July 21, 2006

Leases
Spring Meadow, Wyomissing, PA

	Original	Commencement	Amendments/	Amendments/	Amendments/
TENANT	Lease Date	Date	Modifications	Modifications	Modifications
WYOMISSING
Spring Meadow Shopping Center
Giant Food Store #289	11/06/03	10/27/04	n/a	n/a	n/a
Fulton Bank	12/15/03	06/05/04	n/a	n/a	n/a

Leases
Ayr Town Center, McConnellsburg, PA

	Original	Commencement	Amendments/	Amendments/	Amendments/
TENANT	Lease Date	Date	Modifications	Modifications	Modifications
McCONNELLSBURG
Giant Food Store #272	04/28/04	05/11/05	05/11/05	11/03/05	n/a
			1st Amendment	2nd Amendment
Wine & Spkits Shoppe #2901	01/14/05	06/10/05	n/a	n/a	n/a
Movie Gallery #3781	08/16/04	05/25/05	n/a	n/a	n/a

Leases
Aston Center, Aston, PA
PROPERTY SUMMARY

	Original	Commencement	Amendments/	Amendments/	Amendments/
TENANT	Lease Date	Date	Modifications	Modifications	Modifications
ASTON
Giant Food Stores #276	07/07/04	11/02/05	12/22/04	12/31/05
			Letter 1st Amendment	2nd Amendment

Leases
Scott Town Center, Bloomsburg, PA

	Original	Commencement	Amendments/	Amendments/	Amendments/
TENANT	Lease Data	Date	Modifications	Modification	Modifications

BLOOMSBURG
Giant Food Store 287	07/25/02	08/01/03	07/25/02	05/15/03	7/31/2003
	Ground Lease		1st Addendum to	Amendment to	1st Amendment to
			Ground Lease	Addendum to	Ground Lease

Grand Lease
CitiFinancial Services	01/07/06	03/15/05	n/a	n/a	n/a

Holiday Fair	12/19/03	06/10/04	03/29/04	n/a	n/a
Assign/Amend of
Lease-to-Regis

Jackson Hewitt Tax Service	03/20/04	10/01/04	n/a	n/a	n/a

LA Wright Loss Canton	02/21/06	04/07/06	n/a	n/a	n/a

Movie Gallery 343	01/07/05	06/10/04	03/18/04	n/a	n/a
1st Amendment
Address connection

Nextel WIP Lease Corp	10/28/06	12/10/06	n/a	n/a	n/a

Subway Real Estate Corp	06/10/04	09/10/04	n/a	n/a	n/a

Leases
Parkway Plaza, Mechanicsburg, PA

	Original	Commencement	Amendments/	Amendments/	Amendments/
TENANT	Lease Data	Date	Modifications	Modification	Modifications

PARKWAY PLAZA
Brother’s Pizza	08/29/06	08/28/06	06/29/06 Memo of Understanding	n/a	n/a

Classic Dry Cleaners	04/27/93	12/14/96	n/a	n/a	n/a
Fulton Financial Realty	10/21/97	01/01/99	09/28/93	n/a	n/a
1st Amendment

General Nutrition Carp	11/26/97	01/18/99	02/11/98 Suttee	10/08/88 1st Amendment	8/25/2004 2nd Amendment

Giant Food Store #120	09/12/87	12/02/98	n/a	n/a	n/a

Giant Fueling Station	12/10/08	12/02/98	n/a	n/a	n/a

Holiday Hair	09/09/96	02/01/99	03/29/04	n/a	n/a

KinderCare Learning Centers	09/02/90	05/01/00	n/a	n/a	n/a

Movie Merchants	03/26/98	02/01/99	02/14/02 Letter-Trade name change to	n/a	n/a

Rite AW Store #2000	02/12/98	12/02/03	n/a	n/a	n/a

The UPS Store (Parvin & Khosrow Mehrtash)	05/07/99	06/15/88	n/a	n/a	n/a

Wendy’s (Valenti Mid-Atlante Realty)	01/31/02	10/08/02	n/a	n/a	n/a

SCHEDULE 4
TENANT IMPROVEMENTS

	Estimated Tenant
Property	Improvement Costs		Description

Meadows Marketplace			Unit 104 — 2,400 sf vacant - In V-Box condition. $24,000 fitout Allowance
			Unit 109- 3,400 sf vacant - To be demised for Starbucks. $147,500 to demise and build out Starbucks
			Unit 109a- 1,700 sf vacant after demising — $17,000 fitout allowance.
			Electric — $9,000 for primary to 5’
			Water — $30,000 for meter pit and service to 5’
			Gas — $5,000 to run line to 5’
		$242,100	Additional Sewer Capacity -$9,600

Pennsboro Commons		$35,000	Build-out of two vacant retail spaces

Stonehedge Plaza	$ $ $	15,000 35,000 25,000	Build-out of Citifinancial space; Build-out of 4,000 sf vacant retail space; Grease Trap
TOTAL TENANT IMPROVEMENT		$352,100

SCHEDULE 5
LITIGATION
None.

5

SCHEDULE 6
CURRENT LOAN DOCUMENTS

6

Loan Documents
Pennsboro Commons
1.	Promissory Note made by Pennsboro Borrower in favor of Lender

2.	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement, and

Fixture Filing made by Pennsboro Borrower in favor of Lender

3.	Assignment of Leases and Rents made by Pennsboro Borrower in favor of Lender

4.	Assignment of Agreements made by Pennsboro Borrower in favor of Lender

5.	Borrower’s Certificate made by Pennsboro Borrower in favor of Lender

6.	Environmental Indemnity Agreement among Pennsboro Borrower and Cedar LP

7.	Key Principal’s Guaranty Agreement made by Cedar LP in favor of Lender

8.	Tenant Improvements/Leasing Commissions Escrow and Security Agreement

between Pennsboro Borrower and Lender

9.	Collection and Disbursement Agreement between Pennsboro Borrower and

Lender

10.	Opinion Letters of (i) Strook & Strook & Lavin LLP

(ii)	Naka, Huttar & Oldhouser, LLP

7

Loan Documents
Fieldstone Marketplace
Existing Original Borrower’s Loan Documents
1.	Promissory Note in the original principal amount of $19,000,000

2.	Mortgage and Security Agreement

3.	Assignment of Leases and Rents

4.	Environmental Indemnity Agreement

5.	Guaranty of Recourse Obligations of Borrower

6.	Assignment of Agreements, Permits and Contracts

7.	Borrower’s Financial Certificate

8.	Certificate of Borrower

9.	Guarantor’s Financial Certificate

10.	Reserve Deposit Letter
Loan Assumption Documents
11.	Lender’s Approval of the Loan Assumption and Assumption Application

12.	Loan Assumption and Substitution Agreement

13.	Allonge to Note

14.	UCC-3 Termination Statements (Bristol County, MA)

15.	UCC-1 Financing Statements (Bristol County, MA and MA Secretary of State)

16.	Request for Taxpayer ID No. (W-9)

17.	Consent and Subordination of Property Management Agreement

18.	Post-Closing Agreement

19.	Certification of Assuming Borrower Regarding Form Lease

20.	Legal Opinion Letter from the Sacks Law Group, P.C.

21.	Massachusetts Enforceability Legal Opinion from Bowditch & Dewey

22.	SPE Legal Opinion Letter from Richards Finger & Layton

23.	Bankruptcy Legal Opinion from Richards Finger & Layton

Loan Documents
Meadows Marketplace
1.	Promissory Note made by Meadows Marketplace Borrower in favor of Lender

2.	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing made by Meadows Marketplace Borrower in favor of Lender

3.	Assignment of Leases and Rents made by Meadows Marketplace Borrower in favor of Lender

4.	Assignment of Agreements made by Meadows Marketplace Borrower in favor of Lender

5.	Borrower’s Certificate made by Meadows Marketplace Borrower in favor of Lender

6.	Environmental Indemnity Agreement among Meadows Marketplace Borrower and Cedar LP

7.	Key Principal’s Guaranty Agreement made by Cedar LP in favor of Lender

8.	Holdback Agreement between Meadows Marketplace Borrower and Lender.

9.	Tenant Improvements/Leasing Commissions Escrow and Security Agreement between Meadows Marketplace Borrower and Lender

Loan Documents
Spring Meadow, Wyomissing, PA

Tab	Item

1.	Promissory Note

2.	Form of Allonge to Promissory Note from CitiGroup Global Markets Realty Corp. in blank

3.	Open-End Mortgage, Assignment of Rents and Security Agreement

4.	Form of Assignment of Note, Mortgage, Assignment of Leases and Rents and Loan Documents from CitiGroup Global Markets Realty Corp. in Blank

5.	Assignment of Leases and Rents

6.	UCC-1 Financing Statement (Fixture Filing — Berks County, Pennsylvania)

a. UCC Assignment from CitiGroup Global Markets Realty Corp. in Blank

7.	UCC-1 Financing Statement (Secretary of State of Pennsylvania)

a. UCC Assignment from CitiGroup Global Markets Realty Corp. in Blank

8.	Guaranty of Recourse Obligations of Borrower

9.	Environmental Indemnity Agreement

10.	Estoppel and Assignment of Management Agreement

11.	Solvency Certificate

12.	Closing Certificate

13.	Rent Schedule Certification

14.	Utility Availability Certification

15.	Licenses/Permits Certification

16.	Lender’s Escrow Instructions (with Title Commitment Attached)

17.	W-9 Request for Taxpayer Identification Number

18.	Post-Closing Agreement

Loan Documents
Ayr Town Center, McConnellsburg, PA

Tab	Item

1.	Promissory Note

2.	Form of Allonge to Promissory Note from CitiGroup Global Markets Realty Corp. in blank

3.	Open-End Mortgage, Assignment of Rents and Security Agreement

4.	Form of Assignment of Note, Mortgage, Assignment of Leases and Rents and Loan Documents from CitiGroup Global Markets Realty Corp. in Blank

5.	Assignment of Leases and Rents

6.	UCC-1 Financing Statement (Fixture Filing — Fulton County, Pennsylvania)

a. UCC Assignment from CitiGroup Global Markets Realty Corp. in Blank

7.	UCC-1 Financing Statement (Secretary of State of Pennsylvania)	—

a. UCC Assignment from CitiGroup Global Markets Realty Corp. in Blank

8.	Guaranty of Recourse Obligations of Borrower

9.	Environmental Indemnity Agreement

10.	Estoppel and Assignment of Management Agreement

11.	Solvency Certificate

12.	Closing Certificate

13.	Rent Schedule Certification

14.	Utility Availability Certification

15.	Licenses/Permits Certification

Loan Documents
Aston Center, Aston, PA

Tab	Item

1.	Promissory Note

2.	Form of Allonge to Promissory Note from CitiGroup Global Markets Realty Corp. in blank

3.	Open-End Mortgage, Assignment of Rents and Security Agreement

4.	Form of Assignment of Note, Mortgage, Assignment of Leases and Rents and Loan Documents from CitiGroup Global Markets Realty Corp. in Blank

5.	Assignment of Leases and Rents

6.	UCC-1 Financing Statement (Fixture Filing — Delaware County, Pennsylvania)

a. UCC Assignment from CitiGroup Global Markets Realty Corp. in Blank

7.	UCC-1 Financing Statement (Secretary of State of Pennsylvania)

a. UCC Assignment from CitiGroup Global Markets Realty Corp. in Blank

8.	Guaranty of Recourse Obligations of Borrower

9.	Environmental Indemnity Agreement

10.	Estoppel and Assignment of Management Agreement

11.	Reserve and Security Agreement

12.	Solvency Certificate

13.	Closing Certificate

14.	Rent Schedule Certification

15.	Utility Availability Certification

16.	Licenses/Permits Certification

17.	Leader’s Escrow Instructions (with Title Commitment Attached)

18.	W-9 Request for Taxpayer Identification Number

19.	Post-Closing Agreement

20.	Lease Summary (Giant Foods)

21.	Tenant Estoppel Certificates

22.	Tenant Subordination, Nondisturbance and Attornment Agreement

23.	Certificate and Authorization of Members

24.	Certificate of Manager

25.	Good Standing Certificate of Borrower

26.	Survey

27.	Property Management Agreement

Aston Center

Tab	Item

28.	Opinion of Borrower’s counsel

29.	PZR Zoning Report

30.	Settlement Statement

31.	Loan Commitment

32.	Rate Lock Memorandum

Loan Documents
Scott Town Center, Bloomsburg, PA
1. Loan Commitment Letter
2. Promissory Note
3. Assignment of Leases and Rents
4. Open-End Mortgage, Assignment of Rents and Security Agreement
5. Guaranty of Recourse Obligations of Borrower
6. Environmental Indemnity Agreement
7. Estoppel and Assignment of Management Agreement
8. Solvency Certificate
9. Closing Certificate
10. Rent Schedule Certification
11. Utility Availability Certificate
12. Licenses/Permits Certificate
13. Request for Taxpayer Identification Number
14. UCC-1 — Columbia County
15. UCC-1 — Pennsylvania Department of State
16. Post-Closing Agreement
17. Management Agreement
18. First Amendment to Management Agreement
19. First Amendment to Limited Liability Company Operating Agreement
20. Certificate of Manager
21. Certificate and Authorization by the Members of Bloomsburg Center, LLC
22. Tenant Estoppel and SNDA — Giant Food Stores, LLC

23. Tenant Estoppel and SNDA — Movie Gallery
24. Tenant Estoppel and SNDA — Citifinancial Services, Inc.
25. Tenant Estoppel and SNDA — Regis Corporation
26. Settlement Statement
27. Opinion Letter of Counsel
28. Closing Protection Letter
29. Marked-Up Title Commitment

SCHEDULE 7
BASE RENTAL INCOME
(See Attached)

Fieldstone Marketplace
Supporting Schedule — Scheduled Base Rental Revenue

				Mar-2007	Annualized
Tenant	Sq. Ft	Start	Expiration	Rent	Rent

Liquor Store’	15,180	TBD	TBD	15,180	182,160
CVS	8,710	6/88	1/09	9,930	119,160
Winthrop’s Hallmark	4,000	11/98	12/08	5,000	60,000
New Bedford Dental	2,184	1/98	3/12	2,719	32,628
Cost Cutters	1,570	7/99	8/07	1,897	22,764
Payless Shoesource	2,991	8/88	7/10	3,115	37,380
Shaw’s Supermarket	68,000	8/88	2/24	66,583	798,996
Golden Star Restaurant	1,440	8/91	8/12	2.157	25,884
Sally Beauty	1,795	5/91	10/07	2,244	26,928
Liberty Tax Service	1,265	12/04	11/09	1,371	16,452
Escape to Fitness	13,445	9/97	9/12	10,584	127,008
Flagship Cinemas	41,975	10/98	10/23	17,524	210,288
Furniture Plaza	12,577	11/06	10/16	7,860	94,320
Papa Gino’s	3,325	6/88	6/08	3,885	46,620
Citizen’s Bank (ATM)	534	11/05	10/07	1,040	12,480
Dunkin Donuts	525	1/05	12/24	3,750	45,000
A.C. Holdings	4,128	10/02	10/22	5,418	65,016
SpeeDee Oil	2,226	3/90	3/10	2,083	24,996
Oceans 18	8,100	11/05	5/10	4,700	56,400

Total Amount Per Month	193,970			167,040	2,004,480

Notes:

1	Cedar expects to lease to a liquor store prior to the “First Closing” date. Cedar will master-lease until tenant is in occupancy and paying rent.

Meadows Marketplace
Supporting Schedule — Scheduled Base Rental Revenue

				Mar-2007	Annualized
Tenant	Sq. Ft.	Start	Expiration	Rent	Rent

Giant Food Stores	65,507	11/05	11/25	72,440	869,280
Pax Cleaners, Inc.	1,200	9/06	9/11	2,100	25,200
Holiday Hair (Regis Cor	1,275	9/06	8/11	2,125	25,500
Brother Joe’s Pizza	1,704	11/06	10/11	2,556	30,672
Babylon Nail	1,200	9/06	8/11	2,300	27,600
Subway	1,800	1/07	12/16	3,450	41,400
Pet Valu	2,500	9/06	8/11	3,750	45,000
Verizon	1,649	8/06	6/11	3,436	41,232
Jing Sheng Jiang	3,216	11/06	10/11	3,752	45,024
Vacant	2,466
Starbucks[1]	1,850	TBD	TBD	2,852	34,224
Cartridge World[2]	1,563	TBD	TBD	2,735	32,820
Community Bank[3]	3,200	TBD	TBD	7,917	95,004

Total Amount Per Month	89,130			109,413	1,312,956

Notes:

1	Cedar expects to lease to Starbucks prior to the “First Closing”. Cedar will master-lease until tenant is in occupancy and paying rent.

2	Cedar expects to lease to Cartridge World prior to the “First Closing”. Cedar will master-lease until tenant is in occupancy and paying rent.

3	Cedar has entered into a lease with Community Bank. Cedar will master-lease until tenant is in occupancy and paying rent.

Pennsboro Commons
Supporting Schedule — Scheduled Base Rental Revenue

				Mar-2007	Annualized
Tenant	Sq. Ft.	Start	Expiration	Rent	Rent

Giant Gas	2,400	1/02	9/11	2,000	24,000
Giant	54,524	8/99	7/19	60,976	731,712
Giant Expansion	11,700	5/03	8/19	10,774	129,288
Movie Merchants	6,000	8/99	8/09	7,425	89,100
Hong Kong Buffet	3,000	10/00	9/10	3,898	46,776
Mail Boxes Etc.	1,200	9/99	6/09	1,650	19,800
Vacant	1,200
Subway	1,440	10/02	9/08	1,754	21,048
Class Act Dry Cleaners	1,200	1/02	12/11	1,696	20,352
Barbarinos Pizza	1,800	6/04	5/10	2,250	27,000
Papa Johns	1,200	8/99	7/09	1,760	21,120
Americhoice FCU	1,200	1/06	2/10	1,840	22,080
Golden Nail	1,200	7/05	6/15	1,600	19,200
Scott D. Trask, DMD	2,400	10/05	9/10	2,800	33,600
Roly Poly	1,200	3/03	2/09	1,600	19,200
P&D Discount Tobacco	1,200	11/04	10/07	1,425	17,100
Vacant	1,200
Gingerbread Cafe	1,200	7/02	6/07	1,452	17,424
Dr. Barbara Christensen	1,200	2/04	1/09	2,000	24,000
Jackson Hewitt	1,200	12/04	12/09	1,600	19,200
Cellutions	1,200	6/06	10/09	2,100	25,200
Pet Valu	2,460	7/05	7/10	3,690	44,280
Lean & Mean	1,895	5/05	4/10	2,526	30,312
California Fusion	1,705	6/05	6/10	2,273	27,276
Vacant	3,600
Brooke Corporation	1,260	8/06	8/09	1,700	20,400

Total Amount Per Month	109,784			120,789	1,449,468

Stonehedge Square
Supporting Schedule — Scheduled Base Rental Revenue

				Mar-2007	Annualized
Tenant	Sq. Ft	Start	Expiration	Rent	Rent

Nells Market	51,782	6/90	5/26	38,837	466,044
Wine & Spirits	5,170	6/01	5/11	6,250	75,000
Monro Muffler	4,500	7/95	6/10	3,025	36,300
Great Wall Buffett	4,400	6/01	3/12	5,036	60,432
West Coast Video’	4,080	1/05	1/08	3,968	47,616
PA Ind. Blind & Handicap	2,550	7/94	6/11	3,294	39,528
M&T Bank	2,250	6/90	12/10	4,828	57,936
Alfredos Pizza	2,000	11/00	10/10	2,796	33,552
Carlisle Coffee	2,000	7/04	10/09	2,387	28,644
Dawn & Assoc	1,750	9/04	8/07	2,089	25,068
Brown Optical	1,600	11/01	10/11	2,572	30,864
Weight Watchers	1,500	7/03	6/07	1,656	19,872
The UPS Store	1,440	4/01	3/11	1,909	22,908
Vacant	1,350				0
Nails Perfection	1,200	6/04	9/07	1,485	17,820
Manpower, Inc	1,200	6/94	7/10	1,450	17,400

Total Amount Per Month	88,772			81,582	978,984
Notes:
1.	Tenant is in defaul and vacated. Cedar will master lease until the end of the tenant’s term.

SCHEDULE 8
MATERIAL LEASE DEFAULTS
See Attached Delinquency Schedule

Invoice Date		Category	Source	Amount	Current	30	60	90	120
1320-001283		KB TOYS LAURA PAIVA (508) 995-9569		Master Occupant Id: 00001204-1 1 Inactive			Day Due: 1 Last Payment:	Delq Day: 2/9/2007	5 14,574.00
2/16/2007	TXY	Annual Real Estate Taxes	CH	10,318.75	10,318.75	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		10,318.75	10,318.75	0.00	0.00	0.00	0.00
KB TOYS Total:				10,318.75	10,318.75	0.00	0.00	0.00	0.00
1320-001284		CVS PHARMACY RACHEL BRIAND (508) 995-3635		Master Occupant Id: 00001205-1 2 Current			Day Due: 1 Last Payment:	Delq Day: 3/9/2007	5 95,582.08
12/1/2006	ESC	Cam estimates	CH	0.01	0.00	0.00	0.01	0.00	0.00
1/1/2007	ESC	Cam estimates	CH	0.01	0.00	0.01	0.00	0.00	0.00
2/1/2007	ESC	Cam estimates	CH	0.01	0.01	0.00	0.00	0.00	0.00
2/16/2007	TXY	Annual Real Estate Taxes	CH	5,920.70	5,920.70	0.00	0.00	0.00	0.00
	ESC	Cam estimates		0.03	0.01	0.01	0.01	0.00	0.00
	TXY	Annual Real Estate Taxes		5,920.70	5,920.70	0.00	0.00	0.00	0.00
CVS PHARMACY Total:				5,920.73	5,920.71	0.01	0.01	0.00	0.00
1320-001286		BRISTOL DENTAL DR. PEYMAN BEIGI, DMD 508-995-9493		Master Occupant Id: 00001207-1 4 Current			Day Due: 1 Last Payment:	Delq Day: 1/31/2007	5 3,556.17
3/2/2006	WAT	WATER/SEWER	CR	-186.40	0.00	0.00	0.00	0.00	-186.40
12/19/2006	TXY	Annual Real Estate Taxes	NC	-296.17	0.00	0.00	-296.17	0.00	0.00
	TXY	Annual Real Estate Taxes		-296.17	0.00	0.00	-296.17	0.00	0.00
	WAT	WATER/SEWER		-186.40	0.00	0.00	0.00	0.00	-186.40
BRISTOL DENTAL Total:				-482.57	0.00	0.00	-296.17	0.00	-186.40
1320-001287		COST CUTTERS FAMILY HAIR CAROL WHITE 508-985-1933		Master Occupant Id: 00001208-1 5 Current			Day Due: 1 Last Payment:	Delq Day: 3/2/2007	5 2,361.44
11/3/2006	OCR	PAYMENT TO OPEN CREDI	CR	-3.00	0.00	0.00	0.00	-3.00	0.00
12/19/2006	TXY	Annual Real Estate Taxes	CH	431.68	0.00	0.00	431.68	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-3.00	0.00	0.00	0.00	-3.00	0.00
	TXY	Annual Real Estate Taxes		431.68	0.00	0.00	431.68	0.00	0.00
COST CUTTERS FAMILY HAIR Total:				428.68	0.00	0.00	431.68	-3.00	0.00
1320-001288		PAYLESS SHOESOURCE JOYCE BRIGIDA 508-998-8677		Master Occupant Id: 00001209-1 6 Current			Day Due: 1 Last Payment:	Delq Day: 2/9/2007	5 3,565.74
2/16/2007	TXY	Annual Real Estate Taxes	CH	2,033.16	2,033.16	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		2,033.16	2,033.16	0.00	0.00	0.00	0.00
PAYLESS SHOESOURCE Total:				2,033.16	2,033.16	0.00	0.00	0.00	0.00
1320-001289		SALLY BEAUTY MICHELLE POPHAM (508) 998-8086		Master Occupant Id: 00001210-1 11B Current			Day Due: 1 Last Payment:	Delq Day: 3/7/2007	5 2,599.75
2/16/2007	TXY	Annual Real Estate Taxes	CH	1,220.17	1,220.17	0.00	0.00	0.00	0.00

Database: CEDARSHOPCTR Aged Delinquencies Page: 1 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1320 CEDAR FIELDSTONE Time: 02:27 PM Date: 2/28/2007 Invoice Date Category Source Amount Current 30 60 90 120 1320-001283 1 Delq-Day5 Last Payment 2/9/2007 14.574.00 (508)995-966 2/16/2007 TXY Annual Real Estate faxes CH 10,318.75 10,318.75 0.000.000.000.00 TXY Annual Real Estate Taxes 10,318.75 10,318.75 0.000.000.000.00 KB TOYS Total: 10,318.75 10,318.75 0.000.000.000.00 1320-001284 CVS 12/1/2006 ESC Cam estimates CH 0.01 0.000.000.01 0.000.00 1/1/2007 . ESC Cam estimates CH 0.01 0.000.01 0.000.00 . 0.00 2/1/2007 ESC Cam estimates CH 0.01 0.01 0.000.000.000.00 2/16/2007 TXY Annual Real Estate Taxes CH 5,920.70 5,920.700.000.000.000.00 ESC Cam estimates 0.03 0.01 0.01 . 0.01 0,000.00 TXY Annual Real Estate Taxes — 5,920.70 5,920.700.000.000.000.00 CVS PHARMACY Total: 5,920.73 5,920.71 0.01 0.01 0.000.00 1320-00286 lBRISTO DR PEYMAN 3,556.17 508-995-9493 3/2/2006 WAT WATER/SEWER CR -186.400.000.000.000.00 -186.40 12/19/2006 TXY Annual Real Estate Taxes NC -296.17 0.000.00 -296.17 0.000.00 TXY Annual Real Estate Taxes -296.17 0.000.00 -296.17 0.000.00 WAT WATER/SEWER -186.400.000.000.000.00 -186.40 BRISTOL DENTAL Total: -482.57 0.000.00 -296.17 0.00 -186.40 1320-001287 11/3/2006 OCR PAYMENT TO OPEN CREDI CR -3.000.000.000.00 -3.000.00 12/19/2006 TXY Annual Real Estate Taxes CH 431.68 0.000.00 431.68 0.000.00 OCR PAYMENT TO OPEN CREDIT -3.000.000.000.00 -3.000.00 TXY Annual Real Estate Taxes 431.68 0.000.00 431.68 0.000.00 COST CUTTERS FAMILYHAIR Total: 428.68 0.000.00 431.68 -3.000.00 1320-001288 JOYCE BRIGDA 508-998-8677 2/16/2007 TXY Annual Real Estate faxes CH 2,033.16 2.033.13 0.00 “0.000.000.00 TXY Annual Real Estate Taxes 2,033.16 2,033.16 0.000.000.000.00 PAYLESS SHOESOURCE Total: 2,033.16 2,033.16 0.0) 0.000.000.00 2/16/2007 TXY Annual Real Estate Taxes CH 1,220.17 1,220.17 0.000.000.000.00

Database: CEDARSHOPCTR
ENTITY: 1320

Aged Delinquencies
Cedar Shopping Centers
CEDAR FIELDSTONE
Date: 2/28/2007

Page: 2
Date: 3/9/2007
Time: 02:27 PM

Invoice Date	Category		Source	Amount	Current	30	60	90	120
	TXY	Annual Real Estate Taxes		1,220.17	1,220.17	0.00	0.00	0.00	0.00
SALLY BEAUTY Total:				1,220.17	1,220.17	0.00	0.00	0.00	0.00
1320-001290	ESCAPE TO FITNESS TOM SHERIDEN (508) 998-7933			Master Occupant Id: 00001211-1 12 Current			Day Due: 1 Last Payment	Delq Day: 5 3/1/2007	14,700.00
6/21/2006	OCR	PAYMENT TO OPEN CREDI	CR	-116.51	0.00	0.00	0.00	0.00	-116.51
7/25/2006	OCR	PAYMENT TO OPEN CREDI	CR	-129.41	0.00	0.00	0.00	0.00	-129.41
8/1/2006	LAT	LATE CHARGES	CH	700.00	0.00	0.00	0.00	0.00	700.00
8/23/2006	OCR	PAYMENT TO OPEN CREDI	CR	-537.52	0.00	0.00	0.00	0.00	-537.52
9/22/2006	OCR	PAYMENT TO OPEN CREDI	CR	-138.52	0.00	0.00	0.00	0.00	-138.52
10/1/2006	ESC	Cam estimates	CH	94.48	0.00	0.00	0.00	0.00	94.48
10/13/2006	LAT	LATE CHARGES	CH	750.00	0.00	0.00	0.00	0.00	750.00
12/1/2006	ESC	Cam estimates	CH	961.48	0.00	0.00	961.48	0.00	0.00
12/14/2006	LAT	LATE CHARGES	CH	700.00	0.00	0.00	700.00	0.00	0.00
12/19/2006	TXY	Annual Real Estate Taxes	NC	-1,244.11	0.00	0.00	-1,244.11	0.00	0.00
1/1/2007	ESC	Cam estimates	CH	61.48	0.00	61.48	0.00	0.00	0.00
1/22/2007	LAT	LATE CHARGES	CH	750.00	0.00	750.00	0.00	0.00	0.00
2/1/2007	ESC	Cam estimates	CH	1,872.73	1,872.73	0.00	0.00	0.00	0.00
2/1/2007	INS	INSURANCE	CH	280.00	280.00	0.00	0.00	0.00	0.00
2/1/2007	RNT	Base Rent	CH	10,083.75	10,083.75	0.00	0.00	0.00	0.00
2/1/2007	TXS	Real estate tax estimate	CH	2,412.00	2,412.00	0.00	0.00	0.00	0.00
	ESC	Cam estimates		2,990.17	1,872.73	61.48	961.48	0.00	94.48
	INS	INSURANCE		280.00	280.00	0.00	0.00	0.00	0.00
	LAT	LATE CHARGES		2,900.00	0.00	750.00	700.00	0.00	1,450.00
	OCR	PAYMENT TO OPEN CREDIT		-921.96	0.00	0.00	0.00	0.00	-921.96
	RNT	Base Rent		10,083.75	10,083.75	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		2,412.00	2,412.00	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		-1,244.11	0.00	0.00	-1,244.11	0.00	0.00
ESCAPE TO FITNESS Total:				16,499.85	14,648.48	811.48	417.37	0.00	622.52
1320-001292	PAPA GINO'S SUE BYRON (508) 998-3313			Master Occupant Id: 00001213-1 17 Current			Day Due: 1 Last Payment	Delq Day: 5 3/2/2007	4,457.00
2/16/2007	TXY	Annual Real Estate Taxes	CH	2,260.20	2,260.20	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		2,260.20	2,260.20	0.00	0.00	0.00	0.00
PAPA GINO'S Total:				2,260.20	2,260.20	0.00	0.00	0.00	0.00
1320-001293	EON GRIND/DUNKIN DONUTS TIMOTHY CLOE 508-989-3497			Master Occupant Id: 00001214-1 19 Current			Day Due: 1 Last Payment	Delq Day: 5 2/13/2007	3,938.75
12/19/2006	TXY	Annual Real Estate Taxes	NC	-99.14	0.00	0.00	-99.14	0.00	0.00
	TXY	Annual Real Estate Taxes		-99.14	0.00	0.00	-99.14	0.00	0.00
EON GRIND/DUNKIN DONUTS Total:				-99.14	0.00	0.00	-99.14	0.00	0.00
1320-001294	A.C. HOLDINGS FIELDSTONE MICHAEL PANAGANKOS			Master Occupant Id: 00001215-1 20 Current			Day Due: 1 Last Payment	Delq Day: 5 3/2/2007	6,960.79
6/12/2006	OCR	PAYMENT TO OPEN CREDI	CR	-6,960.76	0.00	0.00	0.00	0.00	-6,960.76
10/24/2006	PPR	Prepaid Rent	CR	-6,960.79	0.00	0.00	0.00	0.00	-6,960.79

Database: CEDARSHOPCTR Aged Delinquencies Page: 2 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1320 CEDAR RELDSTONE Time: 02:27 PM Date: 2/28/2007 Invoice Date Category Source Amount Current 30 60 90 120 TXY Annual Real Estate Taxes 1,220.17 1,220.17 0.000.000.000.00 SALLY BEAUTY Total: 1,220.17 1,220.17 0.000.000.000.00 1320-00129 ESCAPE TO FITNlSS. 0001211-1Day Due 1Delq Day 5 TOM SHERDEN12 Current Last Payment 3/1/2007 14,700:00 (508) 998-7933 6/21/2006 OCR PAYMENT TO OPEN CREDI CR -116.51 0.000.000.000.00 -116.51 • 7/25/2006 OCR PAYMENT TO OPEN CREDI CR -129.41 0.000.000.000.00 -129.41 8/1/2006 LAT LATE CHARGES CH 700.000.000.000.000.00 700.00 8/23/2008 OCR PAYMENT TO OPEN CREDI CR -537.52 0.000.000.000.00 -537.52 9/22/2006 OCR PAYMENT TO OPEN CREDI CR -138.52 0.000.000.000.00 -138.52 10/1/2006 ESC Cam estimates CH 94.48 0.000.000.000.00 94.48 10/13/2006 LAT LATE CHARGES CH 750.000.000.000.000.00 750.00 12/1/2006 ESC Cam estimates CH 961.48 0.000.00 961.48 0.000.00 12/14/2006 LAT LATE CHARGES CH 700.000.000.00 700.000.000.00 12/19/2006 TXY Annual Real Estate Taxes NIC -1,244.11 0.000.00 -1,244.11 0.000.00 1/1/2007 ESC Cam estimates CH 61.48 0.00 61.48 0.000.000.00, 1/22/2007 LAT LATE CHARGES CH 750.000.00 750.000.000.000:00 “ 2/1/2007 ESC Cam estimates CH T 1,872.73 1,872.73 0.000.000.000.00 2/1/2007 INS INSURANCE CH 280.00 280.000.000.000.000.00 2/1/2007 RNT ‘ Base Rent CH 10,083.75 10,083.75 0.000.000.000.00 2/1/2007 TXS Real estate tax estimate CH 2,412.00 2.41ZOO 0.000.000.000.00 ESC Cam estimates 2,990.17 1,872.73 61.48 961.48 0.00 94.48 INS INSURANCE 280.00 280.000.000.000.00 Q.OO LAT LATE CHARGES 2,900.000.00 750.00 700.000.00 1,450.00 OCR PAYMENT TO OPEN CREDIT -921.96 0.000.000.000.00 -921.96 RNT Base Rent 10,083.75 10,033.75 0.000.000.000.00 TXS Real estate tax estimate 2,412.00 2,412.000.000.000.000.00 TXY Annual Real Estate Taxes -1,244.11 0.000.00 -1,244.11 0.000.00 ESCAPE TO FITNESS Total: , 16,499.85 14,348.48 .811.48 417.37 0.00 622.52 1320-001292 PAPA GINO’S 2/16/2007 TXY Annual Real Estate Taxes CH 2,260.20 2,260.200.000.000.000.00 TXY Annual Real Estate Taxes 2,260.20 2,260.200.000.000.000.00 PAPA GINO’S Total: 2,260.20 2,260.200.000.000.000-00 1320-001293 EON GRIND/DUNKIN Day 5 Payment 2/13/2007 508-989-3497 12/19/2006 TXY Annual Real Estate Taxes NC -99.14 0.000.00 -99.14 0.000.00 TXY Annual Real Estate Taxes -99.14 0.000.00 -99.14 0.000.00 EON GRIND/DUNKIN DONUTS Total: -99.14 0.000.00 -99.14 0.000.00 1320-001294 A.C. HOLDINGS FIELDSTONE 6/12/2006 OCR PAYMENT TO OPEN CREDI CR -6.960.76 0.000.000.000.00 -6,960.76 10/24/2006 PPR Prepaid Rent CR -6,960.79 0.000.000.000.00 -6,960.79

Invoice Date	Category		Source	Amount	Current	30	60	90	120
	OCR	PAYMENT TO OPEN CREDIT		-6,960.76	0.00	0.00	0.00	0.00	-6,960.76
	PPR	Prepaid Rent		-6,960.79	0.00	0.00	0.00	0.00	-6,960.79
	A.C. HOLDINGS FIELDSTONE Total:			-13,921.55	0.00	0.00	0.00	0.00	-13,921.55
1320-001295	SPEEDEE OIL CHANGE TUNE UP ED 401-952-6909 OR CINDY (508) 906-0767			Master Occupant Id: 00001216-1 21 Current		Day Due: 1 Last Payment:	Delq Day: 5 3/9/2007	292.00	
2/16/2007	TXY	Annual Real Estate Taxes	CH	1,513.14	1,513.14	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		1,513.14	1,513.14	0.00	0.00	0.00	0.00
	SPEEDEE OIL CHANGE TUNE UP Total:			1,513.14	1,513.14	0.00	0.00	0.00	0.00
1320-001310	LIBERTY TAX SERVICES DIANE LOPES (508) 633-9210			Master Occupant Id: 00001225-1 11C Current		Day Due: 1 Last Payment:	Delq Day: 5 2/9/2007	1,884.24	
12/19/2006	TXY	Annual Real Estate Taxes	NC	-238.98	0.00	0.00	-238.98	0.00	0.00
2/1/2007	TXS	Real estate tax estimate	CH	0.15	0.15	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		0.15	0.15	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		-238.98	0.00	0.00	-238.98	0.00	0.00
	LIBERTY TAX SERVICES Total:			-238.83	0.15	0.00	-238.98	0.00	0.00
1320-001311	GOLDEN STAR CHINESE RESTAURAN PO KIN CHAN (508) 995-2657			Master Occupant Id: 00001226-1 11A Current		Day Due: 1 Last Payment:	Delq Day: 5 3/1/2007	3,404.39	
2/16/2007	TXY	Annual Real Estate Taxes	CH	978.85	978.85	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		978.85	978.85	0.00	0.00	0.00	0.00
	GOLDEN STAR CHINESE RESTAURANT Tc			978.85	978.85	0.00	0.00	0.00	0.00
1320-001312	SHAW'S SUPERMARKET			Master Occupant Id: 00001227-1 7 Current		Day Due: 1 Last Payment:	Delq Day: 5 2/28/2007	78,342.40	
4/11/2006	CMM	Annual Cam Expenses	CH	553.45	0.00	0.00	0.00	0.00	553.45
7/17/2006	OCR	PAYMENT TO OPEN CREDI	CR	-27,847.19	0.00	0.00	0.00	0.00	-27,847.19
8/1/2006	ESC	Cam estimates	CR	-3,978.17	0.00	0.00	0.00	0.00	-3,978.17
8/29/2006	ESC	Cam estimates	CR	-3,978.17	0.00	0.00	0.00	0.00	-3,978.17
10/3/2006	ESC	Cam estimates	CR	-3,978.17	0.00	0.00	0.00	0.00	-3,978.17
10/27/2006	PPR	Prepaid Rent	CR	-3,978.17	0.00	0.00	0.00	0.00	-3,978.17
11/28/2006	PPR	Prepaid Rent	CR	-3,978.17	0.00	0.00	0.00	-3,978.17	0.00
12/29/2006	ESC	Cam estimates	CR	-3,978.17	0.00	0.00	-3,978.17	0.00	0.00
1/31/2007	ESC	Cam estimates	CR	-3,978.17	-3,978.17	0.00	0.00	0.00	0.00
2/16/2007	TXY	Annual Real Estate Taxes	CH	46,223.63	46,223.63	0.00	0.00	0.00	0.00
2/28/2007	ESC	Cam estimates	CR	-11,752.40	-11,752.40	0.00	0.00	0.00	0.00
2/28/2007	PPR	Prepaid Rent	CR	-66,590.00	-66,590.00	0.00	0.00	0.00	0.00
	CMM	Annual Cam Expenses		553.45	0.00	0.00	0.00	0.00	553.45
	ESC	Cam estimates		-31,643.25	-15,730.57	0.00	-3,978.17	0.00	-11,934.51
	OCR	PAYMENT TO OPEN CREDIT		-27,847.19	0.00	0.00	0.00	0.00	-27,847.19
	PPR	Prepaid Rent		-74,546.34	-66,590.00	0.00	0.00	-3,978.17	-3,978.17
	TXY	Annual Real Estate Taxes		46,223.63	46,223.63	0.00	0.00	0.00	0.00
	SHAW'S SUPERMARKET Total:			-87,259.70	-36,096.94	0.00	-3,978.17	-3,978.17	-43,206.42

Database: CEDARSHOPCTR Aged Delinquencies Page: 2 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1320 CEDAR RELDSTONE Time: 02:27 PM Date: 2/28/2007 Invoice Date Category Source Amount Current 30 60 90 120 TXY Annual Real Estate Taxes 1,220.17 1,220.17 0.000.000.000.00 SALLY BEAUTY Total: 1,220.17 1,220.17 0.000.000.000.00 1320-00129 ESCAPE TO FITNlSS. 0001211-1Day Due 1Delq Day 5 TOM SHERDEN12 Current Last Payment 3/1/2007 14,700:00 (508) 998-7933 6/21/2006 OCR PAYMENT TO OPEN CREDI CR -116.51 0.000.000.000.00 -116.51 • 7/25/2006 OCR PAYMENT TO OPEN CREDI CR -129.41 0.000.000.000.00 -129.41 8/1/2006 LAT LATE CHARGES CH 700.000.000.000.000.00 700.00 8/23/2008 OCR PAYMENT TO OPEN CREDI CR -537.52 0.000.000.000.00 -537.52 9/22/2006 OCR PAYMENT TO OPEN CREDI CR -138.52 0.000.000.000.00 -138.52 10/1/2006 ESC Cam estimates CH 94.48 0.000.000.000.00 94.48 10/13/2006 LAT LATE CHARGES CH 750.000.000.000.000.00 750.00 12/1/2006 ESC Cam estimates CH 961.48 0.000.00 961.48 0.000.00 12/14/2006 LAT LATE CHARGES CH 700.000.000.00 700.000.000.00 12/19/2006 TXY Annual Real Estate Taxes NIC -1,244.11 0.000.00 -1,244.11 0.000.00 1/1/2007 ESC Cam estimates CH 61.48 0.00 61.48 0.000.000.00, 1/22/2007 LAT LATE CHARGES CH 750.000.00 750.000.000.000:00 “ 2/1/2007 ESC Cam estimates CH T 1,872.73 1,872.73 0.000.000.000.00 2/1/2007 INS INSURANCE CH 280.00 280.000.000.000.000.00 2/1/2007 RNT ‘ Base Rent CH 10,083.75 10,083.75 0.000.000.000.00 2/1/2007 TXS Real estate tax estimate CH 2,412.00 2.41ZOO 0.000.000.000.00 ESC Cam estimates 2,990.17 1,872.73 61.48 961.48 0.00 94.48 INS INSURANCE 280.00 280.000.000.000.00 Q.OO LAT LATE CHARGES 2,900.000.00 750.00 700.000.00 1,450.00 OCR PAYMENT TO OPEN CREDIT -921.96 0.000.000.000.00 -921.96 RNT Base Rent 10,083.75 10,033.75 0.000.000.000.00 TXS Real estate tax estimate 2,412.00 2,412.000.000.000.000.00 TXY Annual Real Estate Taxes -1,244.11 0.000.00 -1,244.11 0.000.00 ESCAPE TO FITNESS Total: , 16,499.85 14,348.48 .811.48 417.37 0.00 622.52 1320-001292 PAPA GINO’S 2/16/2007 TXY Annual Real Estate Taxes CH 2,260.20 2,260.200.000.000.000.00 TXY Annual Real Estate Taxes 2,260.20 2,260.200.000.000.000.00 PAPA GINO’S Total: 2,260.20 2,260.200.000.000.000-00 1320-001293 EON GRIND/DUNKIN Day 5 Payment 2/13/2007 508-989-3497 12/19/2006 TXY Annual Real Estate Taxes NC -99.14 0.000.00 -99.14 0.000.00 TXY Annual Real Estate Taxes -99.14 0.000.00 -99.14 0.000.00 EON GRIND/DUNKIN DONUTS Total: -99.14 0.000.00 -99.14 0.000.00 1320-001294 A.C. HOLDINGS FIELDSTONE 6/12/2006 OCR PAYMENT TO OPEN CREDI CR -6.960.76 0.000.000.000.00 -6,960.76 10/24/2006 PPR Prepaid Rent CR -6,960.79 0.000.000.000.00 -6,960.79

Database: CEDARSHOPCTR	Aged Delinquencies	Page: 4
ENTITY: 1320	Cedar Shopping Centers	Date: 3/9/2007
	CEDAR FIELDSTONE	Time: 02:27 PM
	Date: 2/28/2007	

1320-001314 **CITIZENS BANK - ATM** Master Occupant Id: 00001228-1 Day Due: 1 Delq Day: 5
Amy 18 Current Last Payment: 2/28/2007 1,126.00
412-234-6910

Invoice Date	Category		Source	Amount	Current	30	60	90	120
8/1/2006	ESC	Cam estimates	CH	16.00	0.00	0.00	0.00	0.00	16.00
10/1/2006	ESC	Cam estimates	CH	75.00	0.00	0.00	0.00	0.00	75.00
10/1/2006	INS	INSURANCE	CH	11.00	0.00	0.00	0.00	0.00	11.00
2/16/2007	TXY	Annual Real Estate Taxes	CH	362.99	362.99	0.00	0.00	0.00	0.00
2/28/2007	PPR	Prepaid Rent	CR	-1,126.00	-1,126.00	0.00	0.00	0.00	0.00
	ESC	Cam estimates		91.00	0.00	0.00	0.00	0.00	91.00
	INS	INSURANCE		11.00	0.00	0.00	0.00	0.00	11.00
	PPR	Prepaid Rent		-1,126.00	-1,126.00	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		362.99	362.99	0.00	0.00	0.00	0.00
	CITIZENS BANK - ATM Total:			-661.01	-763.01	0.00	0.00	0.00	102.00

1320-001569 **FURNITURE PLACE LLC** Master Occupant Id: 00001403-1 Day Due: 1 Delq Day: 5
LAILA MUSHTAQ 18 Current Last Payment: 3/7/2007 11,005.00

Invoice Date	Category		Source	Amount	Current	30	60	90	120
12/14/2006	ELC	ELECTRIC CHARGE	CH	285.89	0.00	0.00	285.89	0.00	0.00
12/19/2006	TXY	Annual Real Estate Taxes	CH	1,475.61	0.00	0.00	1,475.61	0.00	0.00
1/1/2007	RNT	Base Rent	CH	0.63	0.00	0.63	0.00	0.00	0.00
2/1/2007	RNT	Base Rent	CH	0.63	0.63	0.00	0.00	0.00	0.00
	ELC	ELECTRIC CHARGE		285.89	0.00	0.00	285.89	0.00	0.00
	RNT	Base Rent		1.26	0.63	0.63	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		1,475.61	0.00	0.00	1,475.61	0.00	0.00
	FURNITURE PLACE LLC Total:			1,762.76	0.63	0.63	1,761.50	0.00	0.00

	Category			Amount	Current	30	60	90	120
	CMM	Annual Cam Expenses		553.45	0.00	0.00	0.00	0.00	553.45
	ELC	ELECTRIC CHARGE		285.89	0.00	0.00	285.89	0.00	0.00
	ESC	Cam estimates		-28,562.05	-13,857.83	61.49	-3,016.68	0.00	-11,749.03
	INS	INSURANCE		291.00	280.00	0.00	0.00	0.00	11.00
	LAT	LATE CHARGES		2,900.00	0.00	750.00	700.00	0.00	1,450.00
	OCR	PAYMENT TO OPEN CREDIT		-35,732.91	0.00	0.00	0.00	-3.00	-35,729.91
	PPR	Prepaid Rent		-82,633.13	-67,716.00	0.00	0.00	-3,978.17	-10,938.96
	RNT	Base Rent		10,085.01	10,084.38	0.63	0.00	0.00	0.00
	TXS	Real estate tax estimate		2,412.15	2,412.15	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		70,860.48	70,831.59	0.00	28.89	0.00	0.00
	WAT	WATER/SEWER		-186.40	0.00	0.00	0.00	0.00	-186.40
	ENTITY 1320 Total:			-59,726.51	2,034.29	812.12	-2,001.90	-3,981.17	-56,589.85

	Category			Amount	Current	30	60	90	120
	CMM	Annual Cam Expenses		553.45	0.00	0.00	0.00	0.00	553.45
	ELC	ELECTRIC CHARGE		285.89	0.00	0.00	285.89	0.00	0.00
	ESC	Cam estimates		-28,562.05	-13,857.83	61.49	-3,016.68	0.00	-11,749.03
	INS	INSURANCE		291.00	280.00	0.00	0.00	0.00	11.00
	LAT	LATE CHARGES		2,900.00	0.00	750.00	700.00	0.00	1,450.00
	OCR	PAYMENT TO OPEN CREDIT		-35,732.91	0.00	0.00	0.00	-3.00	-35,729.91
	PPR	Prepaid Rent		-82,633.13	-67,716.00	0.00	0.00	-3,978.17	-10,938.96
	RNT	Base Rent		10,085.01	10,084.38	0.63	0.00	0.00	0.00
	TXS	Real estate tax estimate		2,412.15	2,412.15	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		70,860.48	70,831.59	0.00	28.89	0.00	0.00
	WAT	WATER/SEWER		-186.40	0.00	0.00	0.00	0.00	-186.40
	Grand Total:			-59,726.51	2,034.29	812.12	-2,001.90	-3,981.17	-56,589.85

Database: CEDARSHOPCTR Aged Delinquencies Page: 4 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1320 CEDAR FIELDSTONE Time: 02:27 PM Date: 2/28/2007 Invoice Date Category Source Amount Current 30 60 90 120 1320-001314 CITIZENS BANK-ATM Master Occupant id 0001228-1 Day Due: 1 Delq Day 5 Amy 18 Current 412-234-6910 8/1/2006 ESC Cam estimates CH 16.000.000.000.000.00 16.00 10/1/2006 ESC Cam estimates CH 75.000.000.000.000.00 75.00 10/1/2006 INS INSURANCE CH 11.000.00 . 0.000.000.00 11.00 2/16/2007 TXY Annual Real Estate Taxes CH 362.99 362.99 0.000.000.000.00 2/28/2007 PPR Prepaid Rent CR -1,126.00 -1,126.000.000.000.000.00 ESC Cam estimates 91.000,000.000.000.00 91.00 INS INSURANCE 11.000.000.000.000.00 11.00 PPR Prepaid Rent -1,126.00 -1,126.000.000.000.000.00 TXY Annual Real Estate Taxes 362.99 362.99 0.000.000.000.00 CITIZENS BANK-ATM Total: -661.01 -763.01 0.000.000,00 102.00 1320-001569 FURNITURE PLACE LLC LAILA MUSHTAQ 12/14/2006 ELC ELECTRIC CHARGE CH 285.89 0.000.00 285.69 0.000.00 12/19/2006 TXY Annual Real Estate Taxes CH 1,475.61 0.000.00 1,475.61 0.000.00 1/1/2007 RNT Base Rent CH 0.63 0.000.63 0.000.000.00 2/1/2007 RNT Base Rent CH 0.63 0.63 0.000.000.000.00 ELC ELECTRIC CHARGE 285.89 0.000.00 285.89 ‘ 0.000.00 RNT Base Rent 1.26 0.63 0.63 0.000.000.00 TXY Annual Real Estate Taxes 1,475.61 0.000.00 1,475.61 0.000.00 FURNITURE PLACE LLC Total: 1,762.76 0.63 0.63 1,761.500.000.00 CMM Annual Cam Expenses 553.45 0.000.000.000.00 553.45 ELC ELECTRIC CHARGE 285.89 0.000.00 285.89 0.000.00 ESC Cam estimates -2a-.562.05 -13,857.83. 61.49 -3,016.68 0.00 -11,749.03 INS INSURANCE 291.00 280.000.000.000.00 11.00 LAT LATE CHARGES 2,900.000.00 750.00 700.000.00 1,450.00 OCR PAYMENT TO OPEN CREDIT -35,732.91 0.000.000.00 -3.00 -35,729.91 PPR Prepaid Rent -82,633.13 -67,716.000.000.00 -3,978.17 -10,938.95 RNT Base Rent 10,085.01 10,084.38 0.63 0.000.000.00 TXS Real estate tax estimate 2,412.15 2,412.15 0.000.000.000.00 TXY Annual Real Estate Taxes 70,860.48 70,831.59 0.00 28.89 0.000.00 WAT WATER/SEWER -186.400.000.000.000.00 -186.40 ENTITY 1320 Total: -59,726.51 2,034.29 812.12 -2,001.90 -3,981.17 -56,589.85 CMM Annual Cam Expenses 553.45 0.000.000.000.00 553.45 ELC ELECTRIC CHARGE 285.89 0.000.00 285.89 0.000.00 ESC Cam estimates -28,562.05 -13,857.83 61.49 -3,016.68 0.00 -11,749.03 INS INSURANCE 291.00 280.000.000.000.00 11.00 LAT LATE CHARGES 2,900,000,00 750.00 700.000.00 1,450.00 OCR PAYMENT TO OPEN CREDIT -35,732.91 0.000.000.00 -3.00 -35,729.91 PPR Prepaid Rent -82,633.13 -67,716.000.000.00 -3,978.17 -10,938.96 RNT Bass Rent 10,085.01 10,084.38 0.63 0.000.000.00 TXS Real estate tax estimate 2,412.15 2,412.15 0.000.000.000.00 TXY Annual Real Estate Taxes 70,860.48 70,831.59 0.00 28.89 0.000.00 WAT WATER/SEWER -186.400.000.000.000.00 -186.40 Grand Total: -59,726.51 2,034.29 812.12 -2,001.90 -3,981.17 -56,589.35

Database:	CEDARSHOPCTR	Aged Delinquencies Cedar Shopping Centers CEDAR PENNSBORO Date: 2/28/2007	Page: 1 Date: 3/9/2007 Time: 02:28 PM
ENTITY:	1285		

Invoice Date	Category		Source	Amount	Current	30	60	90	120
1285-001385	GIANT-FUEL STA 10/06 #263	DEB ALLEMAN (717) 240-7557		Master Occupant Id: 00001117-2	1 Current	Day Due: 1	Last Payment	Delq Day: 5 / 2/27/2007	2,208.35
2/27/2007	PPR	Prepaid Rent	CR	-2,208.35	-2,208.35	0.00	0.00	0.00	0.00
	PPR	Prepaid Rent		-2,208.35	-2,208.35	0.00	0.00	0.00	0.00
GIANT-FUEL STA 10/06 #263 Total:				-2,208.35	-2,208.35	0.00	0.00	0.00	0.00
1285-001177	GIANT FOOD STORES, INC. #263	DEB ALLEMAN (717) 240-7557		Master Occupant Id: 00001118-1	2 Current	Day Due: 1	Last Payment	Delq Day: 5 / 2/27/2007	67,531.25
8/1/2006	OCR	PAYMENT TO OPEN CREDI	CR	-2,109.33	0.00	0.00	0.00	0.00	-2,109.33
1/25/2007	RNT	Base Rent	NC	-1,174.46	0.00	-1,174.46	0.00	0.00	0.00
2/27/2007	PPR	Prepaid Rent	CR	-67,531.25	-67,531.25	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-2,109.33	0.00	0.00	0.00	0.00	-2,109.33
	PPR	Prepaid Rent		-67,531.25	-67,531.25	0.00	0.00	0.00	0.00
	RNT	Base Rent		-1,174.46	0.00	-1,174.46	0.00	0.00	0.00
GIANT FOOD STORES, INC. #263 Total:				-70,815.04	-67,531.25	-1,174.46	0.00	0.00	-2,109.33
1285-001178	AMERICHOICE FEDERAL CREDIT UNI	ANNA MAY NAUSS (717) 591-1261		Master Occupant Id: 00001119-1	12 Current	Day Due: 1	Last Payment	Delq Day: 5 / 2/27/2007	2,169.00
2/27/2006	OCR	PAYMENT TO OPEN CREDI	CR	-175.00	0.00	0.00	0.00	0.00	-175.00
3/9/2006	PPR	Prepaid Rent	CR	-2,090.00	0.00	0.00	0.00	0.00	-2,090.00
2/20/2007	TXY	Annual Real Estate Taxes	NC	-122.00	-122.00	0.00	0.00	0.00	0.00
2/27/2007	PPR	Prepaid Rent	CR	-2,169.00	-2,169.00	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-175.00	0.00	0.00	0.00	0.00	-175.00
	PPR	Prepaid Rent		-4,259.00	-2,169.00	0.00	0.00	0.00	-2,090.00
	TXY	Annual Real Estate Taxes		-122.00	-122.00	0.00	0.00	0.00	0.00
AMERICHOICE FEDERAL CREDIT UNI Tota				-4,556.00	-2,291.00	0.00	0.00	0.00	-2,265.00
1285-001179	BARBARINO'S PIZZA	BOB MORRIS (717) 728-1975		Master Occupant Id: 00001120-1	10 Current	Day Due: 1	Last Payment	Delq Day: 5 / 3/2/2007	2,730.00
12/18/2006	TXY	Annual Real Estate Taxes	CH	882.37	0.00	0.00	882.37	0.00	0.00
1/1/2007	ESC	Cam estimates	CH	50.00	0.00	50.00	0.00	0.00	0.00
2/1/2007	ESC	Cam estimates	CH	50.00	50.00	0.00	0.00	0.00	0.00
	ESC	Cam estimates		100.00	50.00	50.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		882.37	0.00	0.00	882.37	0.00	0.00
BARBARINO'S PIZZA Total:				982.37	50.00	50.00	882.37	0.00	0.00
1285-001180	CALIFORNIA FUSION	TERRI MATHEWS (717) 856-8521		Master Occupant Id: 00001121-1	24 Current	Day Due: 1	Last Payment	Delq Day: 5 / 2/13/2007	2,664.00
12/1/2006	ESC	Cam estimates	CH	0.03	0.00	0.00	0.03	0.00	0.00
12/18/2006	TXY	Annual Real Estate Taxes	CH	551.68	0.00	0.00	551.68	0.00	0.00
1/1/2007	TXS	Real estate tax estimate	CH	0.05	0.00	0.05	0.00	0.00	0.00
1/24/2007	LAT	LATE CHARGES	CH	150.00	0.00	150.00	0.00	0.00	0.00
2/1/2007	ESC	Cam estimates	CH	213.12	213.12	0.00	0.00	0.00	0.00
2/1/2007	INS	INSURANCE	CH	35.52	35.52	0.00	0.00	0.00	0.00

Database: CEDARSHOPCTR Aged Delinquencies Page: 1 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1285 CEDAR PENNSBORO Time: 02:28 PM Date: 2/23/2007 Invoice Date Category Source Amount Current 30 60 90 120 1285-001385 GlANT-FUEL STA 10/06 #263 Master Occupant Id: 000011172 Day Due 1 Delq Day: 5 DEB ALLEMAN Current Last Payment 2/27/2007 2,208.35 (717) 240-7557 2/27/2007 PPR Prepaid Rent CR -2,208.35 -2,208.35 0.000.000.000.00 PPR Prepaid Rent -2,208.35 -2,208.35 0.000.000.000.00 GIANT-FUEL STA 10/06 #263 Total: -2,208.35 -2,208.35 0.000.000.000.00 1285-001177 GIANT FOOD STORES, INC #263 DEB ALLEMAN LastPayment: ‘2/27/2007 67,531.25 (717) 240 7557 8/1/2006 “OCR PAYMENT TO OPEN CREDI CR -2,109.33 0.000.000.000.00 -2,109.33 1/25/2007 RNT Base Rent NC -1.174.46. 0.00 -1,174,46 0.000.00 — 0.00 2/27/2007 PPR Prepaid Rent CR -67,531.25 -67,531.25 0.000.000.000.00 OCR PAYMENT TO OPEN CREDIT -2,109.33 0.000.000.000.00 -2,109.33 PPR Prepaid Rent -67,531.25 -67,531.25 0.000,000.000.00 RNT Base Rent 1,174.46 0.00 -1,174.46 0.000.000.00 GIANT FOOD STORES, INC. #263 Total: -70,815.04 -67,531.25 -1,174.46 0.000.00 -2,109.33 1285-001178 AMERICHOICE FEDERAL CREDIT UNI Master occupation ^^ 2,169.00” (717) 591-12612/27/2006 OCR PAYMENT TO OPEN CREDI CR -175.000.000.000.000.00 -175.00 3/9/2006 PPR Prepaid Rent CR -2,090.000.000.000.000.00 -2,090.00 2/20/2007 TXY Annual Real Estate Taxes NC -122.00 -122.000.000.000.000.00 2/27/2007 PPR Prepaid Rent CR -2,169.00 -2,169.000.000.000.000.00 OCR PAYMENT TO OPEN CREDIT -175.000.000.000.000.00 -175.00 PPR Prepaid Rent -4,259.00 -2,169.000.000.000.00 -2,090.00 TXY Annual Real Estate Taxes -122.00 -122.000.000.000.000.00 AMERICHOICE FEDERAL CREDIT UNI Tota -4,556.00 -2,291.000.000.000.00 -2,265.00 1285-001179 BARBARINO’S PIZZA 5 12/18/2006 TXY Annual Real Estate Taxes CH 882.37 0.000.00 882.37 0.000.00 1/1/2007 ESC Cam estimates CH 50.000.00 50.000.000.000.00 2/1/2007 ESC Cam estimates CH 50.00 50.000.000.000.000.00 ESC ,,Cam estimates 100.00 50.00 50.000.000.000.00 TXY’ Annual Real Estate Taxes 882.37 0.000.00 882.37 0.000.00 BARBARINO’S PIZZA Total: 982.37 50.00 50.00 882.37 0.000.00 .1285-001180 Day Due: 1 Delq Day: 5 12/1/2006 ESC Cam estimates CH 0.03 0.000.000.03 0.000.00 12/18/2006 TXY Annual Real Estate Taxes CH 551.68 0.000.00 551.68 0.000.00 1/1/2007 TXS Real estate tax estimate CH 0.05 0.00 . 0.05 0.000.000.00 1/24/2007 LAT LATE CHARGES CH 150.000.00 150.000.000.000.00 2/1/2007 ESC Cam estimates CH 2T3.12 213.12 0.000.000.000.00 2/1/2007 INS INSURANCE CH 35.52 35.52 0.000.000.000.00

Database: CEDARSHOPCTR | Aged Delinquencies | Page: 2

Cedar Shopping Centers | Date: 3/9/2007

ENTITY: 1285 | CEDAR PENNSBORO | Time: 02:28 PM

Date: 2/28/2007

Invoice Date	Category		Source	Amount	Current	30	60	90	120
2/1/2007	RNT	Base Rent	CH	2,273.33	2,273.33	0.00	0.00	0.00	0.00
2/1/2007	TXS	Real estate tax estimate	CH	142.08	142.08	0.00	0.00	0.00	0.00
2/20/2007	TXY	Annual Real Estate Taxes	CH	142.08	142.08	0.00	0.00	0.00	0.00
	ESC	Cam estimates		213.15	213.12	0.00	0.03	0.00	0.00
	INS	INSURANCE		35.52	35.52	0.00	0.00	0.00	0.00
	LAT	LATE CHARGES		150.00	0.00	150.00	0.00	0.00	0.00
	RNT	Base Rent		2,273.33	2,273.33	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		142.13	142.08	0.05	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		693.76	142.08	0.00	551.68	0.00	0.00
CALIFORNIA FUSION Total:				3,507.89	2,806.13	150.05	551.71	0.00	0.00
1285-001181	CHECK 'N GO LEANN GIPE (717) 554-5334			Master Occupant Id: 00001122-1 7 Inactive		Day Due: 1	Delq Day: 5 Last Payment: 2/27/2007 488.25		
3/17/2006	OCR	PAYMENT TO OPEN CREDI	CR	-121.90	0.00	0.00	0.00	0.00	-121.90
2/1/2007	ESC	Cam estimates	CH	165.00	165.00	0.00	0.00	0.00	0.00
2/1/2007	INS	INSURANCE	CH	15.00	15.00	0.00	0.00	0.00	0.00
2/1/2007	RNT	Base Rent	CH	684.00	684.00	0.00	0.00	0.00	0.00
2/1/2007	TXS	Real estate tax estimate	CH	100.00	100.00	0.00	0.00	0.00	0.00
	ESC	Cam estimates		165.00	165.00	0.00	0.00	0.00	0.00
	INS	INSURANCE		15.00	15.00	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-121.90	0.00	0.00	0.00	0.00	-121.90
	RNT	Base Rent		684.00	684.00	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		100.00	100.00	0.00	0.00	0.00	0.00
CHECK 'N GO Total:				842.10	964.00	0.00	0.00	0.00	-121.90
1285-001182	DR. BARBARA CHRISTENSEN DR. CHRISTENSEN (717) 919-1491			Master Occupant Id: 00001123-1 19 Current		Day Due: 1	Delq Day: 5 Last Payment: 2/13/2007 2,280.00		
2/20/2007	TXY	Annual Real Estate Taxes	NC	-100.00	-100.00	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		-100.00	-100.00	0.00	0.00	0.00	0.00
DR. BARBARA CHRISTENSEN Total:				-100.00	-100.00	0.00	0.00	0.00	0.00
1285-001184	CLASS ACT DRYCLEANERS JOHN VOYSTOCK (717) 909-8691			Master Occupant Id: 00001124-1 9 Current		Day Due: 1	Delq Day: 5 Last Payment: 2/13/2007 2,961.25		
3/21/2006	OCR	PAYMENT TO OPEN CREDI	CR	-92.75	0.00	0.00	0.00	0.00	-92.75
2/20/2007	TXY	Annual Real Estate Taxes	NC	-61.00	-61.00	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-92.75	0.00	0.00	0.00	0.00	-92.75
	TXY	Annual Real Estate Taxes		-61.00	-61.00	0.00	0.00	0.00	0.00
CLASS ACT DRYCLEANERS Total:				-153.75	-61.00	0.00	0.00	0.00	-92.75
1285-001185	HAL S. FINEBURG, MD DR. HAL FINEBERG (717) 732-6694			Master Occupant Id: 00001125-1 17 Inactive		Day Due: 1	Delq Day: 5 Last Payment: 8/14/2006 2,060.55		
3/9/2006	TXS	Real estate tax estimate	CR	-0.50	0.00	0.00	0.00	0.00	-0.50
5/4/2006	OCR	PAYMENT TO OPEN CREDI	CR	-8.00	0.00	0.00	0.00	0.00	-8.00
5/4/2006	WAT	WATER/SEWER	CH	0.15	0.00	0.00	0.00	0.00	0.15

Database: ENTITY: CEDARSHOPCTR 1285 Aged Delinquencies Cedar Shopping Centers CEDAR PENNSBORO Date: 2/28/2007 Page: Date: Time: 2 3/9/2007 02:28 PM Invoice Date Category Source Amount Current 30 60 90 120 2/1/2007 2/1/2007 2/20/2007 RNT TXS TXY Base Rent Real estate tax estimate Annual Real Estate Taxes CH CH CH 2,273.33 142.08 142.08 2,273.33 142.08 142.08 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 ESC Cam estimates 213.15 213.12 0.00 0.03 0.00 0.00 INS INSURANCE 35.52 35.52 0.00 0.00 0.00 0.00 LAT LATE CHARGES 150.00 0.00 150.00 0.00 0.00 0.00 RNT Base Rent 2,273.33 2,273.33 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 142.13 142.08 0.05 0.00 0.00 0.00 TXY Annual Real Estate Taxes 693.76 142.08 0.00 551.68 0.00 0.00 CALIFORNIA FUSION Total: 3,507.89 2,806.13 150.05 551.71 0.00 0.00 1285-001 1 81 Day Due: 3/17/2006 OCR PAYMENT TO OPEN CREDI CR 2/1/2007 ESC Cam estimates CH 2/1/2007 INS INSURANCE CH 2/1/2007 RNT Base Rent CH 2/1/2007 TXS Real estate tax estimate CH -121.90 165.00 15.00 684.00 1OO.OO 0.00 165.00 15.00 684.00 100.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 -121.90 0.00 0.00 0.00 0.00 ESC Cam estimates 165.00 165.00 o.oo 0.00 0.00 0.00 INS INSURANCE 15.00 15.00 0.00 0.00 0.00 0.00 OCR PAYMENT TO OPEN CREDIT -121.90 0.00 0.00 0.00 0.00 -121.90 RNT Base Rent 684.00 684.00 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 100.00 100.00 0.00 0.00 0.00 0.00 CHECK ‘N GO Total: 842.10 964.00 0.00 0.00 0.00 -121.90 2/20/2007 TXY Annual Real Estate Taxes NC -100.00 -100.00 0.00 0.00 2/13/2007 2,280.00 0.00 0.00 TXY Annual Real Estate Taxes -100 00 -100.00 0.00 0.00 0.00 0.00 DR. BARBARA CHRISTENSEN Total: 1285-001184 -100.00 -100.00 0.00 0.00 Last Payment: 0.00 0.00 2,961.25 3/21/2006 2/20/2007 OCR PAYMENT TO OPEN CREDI CR TXY Annual Real Estate Taxes NC -92.75 -61.00 0.00 -61.00 0.00 0.00 0.00 0.00 0.00 0,00 -92.75 0.00 OCR PAYMENT TO OPEN CREDIT TXY Annual Real Estate Taxes -92.75 -61.00 0.00 -61.00 0.00 0.00 0.00 0.00 0.00 0.00 -92.75 0.00 CLASS ACT DRYCLEANERS Total: -153.75 -61.00 0.00 0.00 0.00 -92.75 -0.50 -8.00 0.15 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 -0.50 -8.00 0.15 3/9/2006 TXS Real estate tax estimate CR 5/4/2006 OCR PAYMENT TO OPEN CREDI CR 5/4/2006 WAT WATER/SEWER CH Database: CEDARSHOPCTR ENTITY: 1285

Invoice Date	Category		Source	Amount	Current	30	60	90	120
	OCR	PAYMENT TO OPEN CREDIT		-8.00	0.00	0.00	0.00	0.00	-8.00
	TXS	Real estate tax estimate		-0.50	0.00	0.00	0.00	0.00	-0.50
	WAT	WATER/SEWER		0.15	0.00	0.00	0.00	0.00	0.15
HAL S. FINEBURG, MD Total:				-8.35	0.00	0.00	0.00	0.00	-8.35
1285-001187		GINGERBREAD CAFE		Master Occupant Id: 00001126-1			Day Due: 1	Delq Day: 5	
		MELODY WAGNER		18 Current			Last Payment:	2/15/2007	1,781.00
		(717) 732-6740							
3/17/2006	PPR	Prepaid Rent	CR	-1,570.00	0.00	0.00	0.00	0.00	-1,570.00
7/24/2006	CMM	Annual Cam Expenses	CH	225.25	0.00	0.00	0.00	0.00	225.25
12/18/2006	TXY	Annual Real Estate Taxes	CH	956.25	0.00	0.00	956.25	0.00	0.00
	CMM	Annual Cam Expenses		225.25	0.00	0.00	0.00	0.00	225.25
	PPR	Prepaid Rent		-1,570.00	0.00	0.00	0.00	0.00	-1,570.00
	TXY	Annual Real Estate Taxes		956.25	0.00	0.00	956.25	0.00	0.00
GINGERBREAD CAFE Total:				-388.50	0.00	0.00	956.25	0.00	-1,344.75
1285-001188		GOLDEN NAIL		Master Occupant Id: 00001127-1			Day Due: 1	Delq Day: 5	
		BAN CO DANG		13 Current			Last Payment:	2/6/2007	1,934.00
		717-732-1090							
11/10/2005	RNT	Base Rent	CR	-82.00	0.00	0.00	0.00	0.00	-82.00
12/18/2006	TXY	Annual Real Estate Taxes	CH	728.25	0.00	0.00	728.25	0.00	0.00
	RNT	Base Rent		-82.00	0.00	0.00	0.00	0.00	-82.00
	TXY	Annual Real Estate Taxes		728.25	0.00	0.00	728.25	0.00	0.00
GOLDEN NAIL Total:				646.25	0.00	0.00	728.25	0.00	-82.00
1285-001189		JACKSON HEWITT		Master Occupant Id: 00001128-1			Day Due: 1	Delq Day: 5	
		MIKE DECAMPO		20 Current			Last Payment:	2/13/2007	1,900.00
		(717) 873-1598							
2/20/2007	TXY	Annual Real Estate Taxes	NC	-100.00	-100.00	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		-100.00	-100.00	0.00	0.00	0.00	0.00
JACKSON HEWITT Total:				-100.00	-100.00	0.00	0.00	0.00	0.00
1285-001190		LEAN & MEAN FITNESS		Master Occupant Id: 00001129-1			Day Due: 1	Delq Day: 5	
		PATRICIA MARSCHNER		23 Current			Last Payment:	3/2/2007	2,951.44
		(717) 920-8411							
11/10/2005	RNT	Base Rent	CR	-5.00	0.00	0.00	0.00	0.00	-5.00
12/18/2006	TXY	Annual Real Estate Taxes	CH	830.99	0.00	0.00	830.99	0.00	0.00
	RNT	Base Rent		-5.00	0.00	0.00	0.00	0.00	-5.00
	TXY	Annual Real Estate Taxes		830.99	0.00	0.00	830.99	0.00	0.00
LEAN & MEAN FITNESS Total:				825.99	0.00	0.00	830.99	0.00	-5.00
1285-001192		MAILBOXES, ETC.		Master Occupant Id: 00001131-1			Day Due: 1	Delq Day: 5	
		BRIAN KOLB		6 Current			Last Payment:	2/6/2007	2,088.25
		(717) 728-3255							
2/20/2007	TXY	Annual Real Estate Taxes	NC	-135.00	-135.00	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		-135.00	-135.00	0.00	0.00	0.00	0.00

Aged Delinquencies Cedar Shopping Centers CEDAR PENNSBORO Date: 2/28/2007 Page: Date: Time: 3 3/9/2007 02:28 PM Invoice Date Category Source Amount Current . 30 60 90 120 OCR PAYMENT TO OPEN CREDIT -8.00 0.00 0.00 0.00 0.00 -8.00 TXS Real estate tax estimate -0.50 0.00 0.00 0.00 0.00 -0.50 WAT WATER/SEWER 0.15 0.00 0.00 0.00 0.00 0.15 HAL S. FINEBURG, MD Total: -8.35 0.00 0.00 0.00 0.00 -8.35 1285-OO1187 Last Payment 2/15/2007 1,781.00 Occupant Id: 00001126-1 Current (717) 732-6740 3/17/2006 PPR Prepaid Rent CR -1,570.00 0.00 0.00 0.00 0.00 -1,570.00 7/24/2006 CMM Annual Cam Expenses CH 225.25 0.00 0.00 0.00 0.00 225.25 12/18/2006 TXY Annual Real Estate Taxes CH 956.25 0.00 0.00 956.25 0.00 0.00 CMM Annual Cam Expenses 225.25 0.00 0.00 0.00 0.00 — 225.25 PPR Prepaid Rent -1,570.00 0.00 0.00 0.00 0.00 -1,570.00 TXY Annual Real Estate Taxes 956.25 0.00 0.00 956.25 0.00 0.00 GINGERBREAD CAFE Total: -388.50 0.00 0.00 956.25 0.00 -1,344.75 1285-001188 GOLDEN NAIL: Master Occupant id:0000112 7-1 Day Due: 1 Delq Day: 5 BAN C0 DANG 13 Current Last Payment: 2/6/2007 1,934.00. ‘ 717-732-1090 11/10/2005 RNT Base Rent CR -82.00 0.00 0.00 0.00 0.00 -82.00 12/18/2006 TXY Annual Real Estate Taxes CH 728.25 0.00 0.00 728.25 0.00 0.00 RNT Base Rent TXY Annual Real Estate Taxes -82.00 728.25 0.00 0.00 0.00 0.00 0.00 728.25 0.00 0.00 -82.00 0.00 GOLDEN NAIL Total: 646.25 0.00 0.00 728.25 0.00 -82.00 -100.00 0.00 2/20/2007 TXY Annual Real Estate Taxes -100.00 0.00 0.00 0.00 TXY Annual Real Estate Taxes -100.00 -100.00 0.00 0.00 0.00 0.00 JACKSON HEWITT Total: -100.00 -100.00 0.00 0.00 Day Due 1 0.00 0.00 11/10/2005 RNT Base Rent 12/18/2006 TXY Annual Real Estate Taxes CR CH -5.00 830.99 0.00 0.00 0.00 0.00 0.00 830.99 0.00 0.00 -5.00 0.00 RNT Base Rent TXY Annual Real Estate Taxes -5.00 830.99 0.00 0.00 0.00 0.00 0.00 830.99 0.00 0.00 -5.00 0.00 LEAN & MEAN FITNESS Total: 825.99 0.00 0.00 830.99 0.00 -5.00 2/20/2007 TXY Annual Real Estate Taxes NC -135.00 -135.00 0.00 0.00 0.00 0.00 TXY Annual Real Estate Taxes -135.00 -135.00 0.00 0.00 0.00 0.00

Database: CEDARSHOPCTR Aged Delinquencies Page: 4 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1285 CEDAR PENNSBORO Time: 02:28 PM Date: 2/28/2007 Invoice Date Category Source Amount Current 30 . 50 90 120 MAILBOXES, ETC. Total: 1285-001193 MOVIE MERCHA -135.00 -135.00 Master Occupant id:0000 0.00 0.00 0.00 0.00 Day Due: 1 Delq Day 5 Last Payment: 3/8/2007 8,462.50 2/10/2006 RNT Base Rent NC -337.50 0.00 0.00 0.00 0.00 -337.50 2/10/2006 RNT Base Rent NC -337.50 0.00 0.00 0.00 0.00 -337.50 3/7/2006 OCR PAYMENT TO OPEN CREDI CR -437.25 .0,00 0.00 0.00 0.00 -437.25 OCR PAYMENT TO OPEN CREDIT RNT Base Rent 437.25 -675.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 -437.25 -675.00 MOVIE MERCHANTS Total: -1,112.25 0.00 0.00 0.00 0.00 -1,112.25 1285-001194 PAPA JOHN’S PIZZA Master Occupant Id: 00001133-1 Delq Day 5 BOBBY NICKLESS 11 Cur Tent Last Payment 3/8/2007 2010.00 7/24/2006 CMM Annual Cam Expenses NC -63.18 0.00 0.00 0.00 0.00 -63.18 2/20/2007 TXY Annual Real Estate Taxes NC -100.00 -100.00 0.00 0.00 0.00 0.00 CMM Annual Cam Expenses -63.18 0.00 0.00 0.00 0.00 -63.18 | TXY Annual Real Estate Taxes -100.00 -100.00 0.00 0.00 0.00 0.00 PAPA JOHN’S PIZZA Total: -163.18 -100.00 0.00 0.00 0.00 -63.18 12 85 Master Occupant Id: 00001134-1 Day PAUL MAHONEY or THERESA or D 16 Cur Tent Last Payment 3/2/2007 1,833.00 (570) 893-0459 11/10/2005 RNT Base Rent CR -42.00 0.00 0.00 0.00 0.00 42.00 12/6/2005 OCR PAYMENT TO OPEN CREDI CR -42.00 0.00 0.00 0.00 0.00 42.00 1/1 1/2006 OCR PAYMENT TO OPEN CREDI CR -100.00 0.00 0.00 0.00 0.00 -100.00 2/6/2006 CMM Annual Cam Expenses CR -116.11 0.00 0.00 0.00 0.00 -116.11 3/3/2006 OCR PAYMENT TO OPEN CREDI CR -85.50 0.00 0.00 0.00 0.00 -85.50 3/3/2006 OCR PAYMENT TO OPEN CREDI CR -42.00 0.00 0.00 0.00 0.00 42.00 12/18/2006 TXY Annual Real Estate Taxes CH 200.00 0.00 0.00 200.00 0.00 0.00 CMM Annual Cam Expenses -116.11 0.00 0.00 0.00 0.00 -116.11 OCR PAYMENT TO OPEN CREDIT -269.50 0.00 0.00 0.00 0.00 -269.50 RNT Base Rent -42.00 0.00 0.00 0.00 0.00 42.00 TXY Annual Real Estate Taxes 200.00 0.00 0.00 200.00 0.00 0.00 P&D DISCOUNT TOBACCO Total: -227.61 0.00 0.00 200.00 0.00 427.61 1285-001196 PET VALU ant Id: 00001135-1 Day Due 1 Delq Day 5 MIKE GUKOFF 22 Cur Last Payment 3/2/2007 4,253.75 (610) 585-1568 . 7/24/2006 CMM Annual Cam Expenses NC -1,445.70 0.00 0.00 0.00 0.00 -1,445.70 12/18/2006 TXY Annual Real Estate Taxes CH 1,000.91 0.00 0.00 1,000.91 0.00 0.00 1/1/2007 ESC Cam estimates CH 83.00 0.00 83.00 0.00 0.00 0.00 2/1/2007 ESC Cam estimates CH 83.00 83.00 0.00 0.00 0.00 0.00 CMM Annual Cam Expenses -1,445.70 0.00 0.00 0.00 0.00 -1,445.70 ESC Cam estimates 166.00 83.00 83.00 0.00 0.00 0.00 TXY Annual Real Estate Taxes 1,000.91 0.00 0.00 1,000.91 0.00 0.00 PET VALU Total: -278.79 83.00 83.00 1,000.91 0.00 -1,445.70 Database: ENTITY: CEDARSHOPCTR 1285 Aged Delinquencies Cedar Shopping Centers

Invoice Date	Category		Source	Amount	Current	30	60	90	120
1285-001197		ROLY POLY KAREN MOORE (717) 766-3412		Master Occupant Id: 00001136-1 15 Current			Day Due: 1 Last Payment:	Delq Day: 5 1/3/2007	1,815.00
11/10/2005	RNT	Base Rent	CR	-35.00	0.00	0.00	0.00	0.00	-35.00
11/30/2005	PPR	Prepaid Rent	CR	-35.00	0.00	0.00	0.00	0.00	-35.00
12/18/2006	TXY	Annual Real Estate Taxes	CH	488.25	0.00	0.00	488.25	0.00	0.00
2/1/2007	ESC	Cam estimates	CH	100.00	100.00	0.00	0.00	0.00	0.00
2/1/2007	INS	INSURANCE	CH	15.00	15.00	0.00	0.00	0.00	0.00
2/1/2007	RNT	Base Rent	CH	1,600.00	1,600.00	0.00	0.00	0.00	0.00
2/1/2007	TXS	Real estate tax estimate	CH	100.00	100.00	0.00	0.00	0.00	0.00
	ESC	Cam estimates		100.00	100.00	0.00	0.00	0.00	0.00
	INS	INSURANCE		15.00	15.00	0.00	0.00	0.00	0.00
	PPR	Prepaid Rent		-35.00	0.00	0.00	0.00	0.00	-35.00
	RNT	Base Rent		1,565.00	1,600.00	0.00	0.00	0.00	-35.00
	TXS	Real estate tax estimate		100.00	100.00	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		488.25	0.00	0.00	488.25	0.00	0.00
ROLY POLY Total:				2,233.25	1,815.00	0.00	488.25	0.00	-70.00
1285-001198		SUBWAY DAN SIMS (717) 766-6750		Master Occupant Id: 00001137-1 8 Current			Day Due: 1 Last Payment:	Delq Day: 5 2/27/2007	1,952.00
11/10/2005	RNT	Base Rent	CR	-36.32	0.00	0.00	0.00	0.00	-36.32
3/3/2006	OCR	PAYMENT TO OPEN CREDI	CR	-185.50	0.00	0.00	0.00	0.00	-185.50
8/29/2006	PPR	Prepaid Rent	CR	-47.18	0.00	0.00	0.00	0.00	-47.18
2/20/2007	TXY	Annual Real Estate Taxes	NC	-120.00	-120.00	0.00	0.00	0.00	0.00
2/27/2007	PPR	Prepaid Rent	CR	-1,952.00	-1,952.00	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-185.50	0.00	0.00	0.00	0.00	-185.50
	PPR	Prepaid Rent		-1,999.18	-1,952.00	0.00	0.00	0.00	-47.18
	RNT	Base Rent		-36.32	0.00	0.00	0.00	0.00	-36.32
	TXY	Annual Real Estate Taxes		-120.00	-120.00	0.00	0.00	0.00	0.00
SUBWAY Total:				-2,341.00	-2,072.00	0.00	0.00	0.00	-269.00
1285-001199		HONG KONG BUFFET CHOA QUIN LIN / MANDY (717) 728-1778		Master Occupant Id: 00001138-1 5 Current			Day Due: 1 Last Payment:	Delq Day: 5 3/8/2007	4,622.50
2/27/2006	OCR	PAYMENT TO OPEN CREDI	CR	-675.76	0.00	0.00	0.00	0.00	-675.76
2/20/2007	TXY	Annual Real Estate Taxes	NC	-250.00	-250.00	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-675.76	0.00	0.00	0.00	0.00	-675.76
	TXY	Annual Real Estate Taxes		-250.00	-250.00	0.00	0.00	0.00	0.00
HONG KONG BUFFET Total:				-925.76	-250.00	0.00	0.00	0.00	-675.76
1285-001200		SCOTT D. TRASK, DMD DR. TRASK (717) 701-1725		Master Occupant Id: 00001139-1 14 Current			Day Due: 1 Last Payment:	Delq Day: 5 2/8/2007	3,730.00
12/18/2006	TXY	Annual Real Estate Taxes	CH	1,001.00	0.00	0.00	1,001.00	0.00	0.00
	TXY	Annual Real Estate Taxes		1,001.00	0.00	0.00	1,001.00	0.00	0.00
SCOTT D. TRASK, DMD Total:				1,001.00	0.00	0.00	1,001.00	0.00	0.00

CEDAR PENNSBORO Date: 2/28/2007 Page: Data: Time: 5 3/9/2007 02:28 PM Invoice Date Category Source Amount Current 30 60 90 120 -35.00 -35.00 0.00 0.00 0.00 0.00 0.00 1285-001 197 11/10/2005 11/30/2005 12/18/2006 2/1/2007 2/1/2007 2/1/2007 2/1/2007 RNT PPR TXY ESC INS RNT TXS Base Rent CR Prepaid Rent CR Annual Real Estate Taxes CH Cam estimates CH INSURANCE CH Base Rent CH Real estate tax estimate CH 16 -35.00 -35.00 488.25 100.00 15.00 1,600.00 100.00 Current 0.00 0.00 0.00 100.00 15.00 1,600.00 100.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Day Due 1 Delq Day 5 Last Payment 1/3/2007 1,815.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 488.25 0.00 0.00 0.00 0.00 ESC Cam estimates 100.00 100.00 0.00 0.00 0.00 0.00 INS INSURANCE 15.00 15.00 0.00 0.00 0.00 0.00 PPR RNT Prepaid Rent Base Rent -35.00 1,565.00 0.00 1,600.00 0.00 0.00 0.00 0.00 0.00 0.00 -35.00 -35.00 TXS Real estate tax estimate 100.00 100.00 0.00 0.00 0.00 0.00 TXY Annual Real Estate Taxes 488.25 0.00 0.00 488.25 0.00 0.00 ROLY POLY Total: 2,233.25 1,815.00 0.00 488.25 0.00 -70.00 1285-001198 SUBWAY Master Obcupant Id: 00001137-1 Day Due 1 Delq Day: Last Payment 2/27/2007 5 1,952.00 11/10/2005 RNT Base Rent CR 3/3/2006 OCR PAYMENT TO OPEN CREDI CR 8/29/2006 PPR Prepaid Rent CR 2/20/2007 TXY Annual Real Estate Taxes NC 2/27/2007 PPR Prepaid Rent CR -36.32 -185.50 -47.18 -120.00 -1,952.00 0.00 0.00 0.00 -120.00 -1,952.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 -36.32 -185,50 -47.18 0.00 0.00 OCR PAYMENT TO OPEN CREDIT PPR Prepaid Rent RNT Base Rent TXY Annual Real Estate Taxes -185.50 -1,999.18 -36.32 -120.00 0.00 -1,952.00 0.00 -120.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 -185.50 -47.18 -36.32 0.00 SUBWAY Total: -2,341.00 -2,072.00 0.00 0.00 0.00 -269.00 1285-001199 HONG KONG BUFFET Master Occupant 5 pant Id: 000011 38-1 Last Payment 3 Day: 8/2007 4,622.50 2/27/2006 OCR PAYMENT TO OPEN CREDI CR 2/20/2007 TXY Annual Real Estate Taxes NC -675.76 -250.00 0.00 -250.00 0.00 0.00 0.00 0.00 0.00 0.00 -675.76 0.00 OCR PAYMENT TO OPEN CREDIT TXY Annual Real Estate Taxes -675.76 -250.00 0.00 -250.00 0.00 0.00 0.00 0.00 0.00 0.00 -675.76 0.00. HONG KONG BUFFET Total: -925.76. -250.00 0.00 0.00 0.00 -675.76 12/18/2006 TXY Annual Real Estate Taxes CH 1,001.00 0.00 0.00 1,001.00 0.00- 0.00 TXY Annual Real Estate Taxes 1,001.00 0.00 0.00 1,001.00 0.00 0.00 SCOTT D. TRASK, DMD Total: 1,001.00 0.00 0.00 1,001.00 0.00 0.00 Database: ENTITY: CEDARSHOPCTR 1285 Aged Delinquencies Cedar Shopping Centers CEDAR PENNSBORO

Date: 2/28/2007 Page: Date: Time: 6 3/9/2007 02:28 PM Invoice Date Category Source Amount Current 30 60 90 120 1285-001201 GIANT EXPANSION #263 Day Due 1 Delq Day 5 Last Payment 2/27/2007 8,341.88 2/27/2007 PPR Prepaid Rent CR -8,341.88 -8,341.88 0.00 0.00 0.00 0.00 PPR Prepaid Rent -8,341.88 -8,341.88 0.00 0.00 0.00 0.00 GIANT EXPANSION #263 Total: -8,341.88 -8,341.88 0.00 0.00 0.00 0.00 1285-001415 CELLUTIONS, INC Master Occupant Id: 00001278 Last Payment Delq Day 5 2/5/2007 2,24 40.00 1/22/2007 OCR PAYMENT TO OPEN CREDI CR -160.00 0.00 -160.00 0.00 0.00 0.00 OCR PAYMENT TO OPEN CREDIT -160.00 0.00 -160.00 0.00 0.00 0.00 0.00 0.00 CELLUTIONS, INC Total: 1285-001446 1/1/2007 TXS Real estate tax estimate CH -160.00 100.00 0.00 •0.00 -160.00 100.00 0.00 0.00 Day Due: 1 Delq Day 5 last Payment: 2/8/2007 2,100.00 0.00 0.00 TXS Real estate tax estimate 100.00 0.00 100.00 0.00 0.00 0.00 BROOKE CORPORATION Total: 100.00 0.00 100.00 0.00 0.00 0.00 CMM Annual Cam Expenses -1,399.74 0.00 0.00 0.00 0.00 -1,399.74 ESC Cam estimates 744.15 611.12 133.00 0.03 0.00 0.00 INS INSURANCE 65.52 65.52 0.00 0.00 0.00 0.00 LAT LATE CHARGES 150.00 0.00 150.00 0.00 0.00 0.00 OCR PAYMENT TO OPEN CREDIT -4,234.99 0.00 -160.00 0.00 0.00 -4,074.99 PPR Prepaid Rent -85,944.66 -82,202.48 0.00 0.00 0.00 -3,742.18 RNT Base Rent 2,507.55 4.557.33 -1,174.46 0.00 0.00 -875.32 TXS Real estate tax estimate 441.63 342.08 100.05 0.00 0.00 -0.50 TXY Annual Real Estate Taxes 5,793.78 -845.92 0.00 6,639.70 0.00 0.00 WAT WATER/SEWER 0.15 0.00 0.00 0.00 0.00 0.15 ENTITY 1285 Total: -81,876.61 -77,472.35 -951.41 6,639.73 0.00 -10,092.58 CMM Annual Cam Expenses -1,399.74 0.00 0.00 0.00 0.00 -1,399.74 ESC Cam estimates 744.15 611.12 133.00 0.03 0.00 0.00 INS INSURANCE 65.52 65.52 0.00 0.00 0.00 0.00 LAT LATE CHARGES 150.00 0.00 150.00 0.00 0.00 0.00 OCR PAYMENT TO OPEN CREDIT -4,234.99 0.00 -160.00 0.00 0.00 -4,074.99 PPR Prepaid Rent -85,944.66 -82,202.48 0.00 0.00 0.00 -3,742.18 RNT Base Rent 2,507.55 4,557.33 -1,174.46 0.00 0.00 -875.32 TXS Real estate tax estimate 441.63 342.08 100.05 0.00 0.00 -0.50 TXY Annual Real Estate Taxes 5,793.78 -845.92 0.00 6,639.70 0:00 0.00 WAT WATER/SEWER 0.15 0.00 0.00 0.00 0.00 0.15 Grand Total: -81,876.61 -77,472.35 -951.41 8,639.73 0.00 -10,092.58

Database: CEDARSHOPCTR Aged Delinquencies Page: 1 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1370 CEDAR STONEHEDGE LLC Time: 02:28 PM Date: 2/28/2007 Invoice Date Category Source Amount Current 30 60 90 120 1370 001502 DON S DRYCLEANER 12/20/2000 5,000.00 10/17/2006 CSCS60 Tenant account info forwarded to Steve Schiffman. Li/Tenant complaint filed, awaiting hearing date. 9/15/2006 CSCS60 Spoke to tenant In person about delinquent rent 9/11/2006 CSCS60 Sent a letter of default to tenant 9/8/2006 CSCS60 Called Don 09/08/2006 regarding delinquent rent, left a message. 8/1/2006 ESC Cam estimates CH 274.42 0.00 0.00 0.00 0.00 274.42 8/29/2006 IAT LATE CHARGES CH 100.00 0.00 0.00 0.00 0.00 100.00 9/1/2006 ESC Cam estimates CH 274.42 0.00 0.00 0.00 0.00 274.42 9/20/2006 TXS Real estate tax estimate CH 267.08 0.00 0.00 . 0.00 0.00 267.06 10/1/2006 ESC Cam estimates CH 274.42 0.00 0.00 0.00 0.00 274.42 10/1/2006 RNT Base Rent CH 1,055.12 0.00 0.00 0.00 0.00 1,055.12 : 10/1/2006 TXS Real estate tax estimate CH 133.53 0.00 0.00 0.00 0.00 133.53 10/13/2006 LAT LATE CHARGES CH 250.00 0.00 0.00 0.00 0.00 250.00 11/1/2006 ESC Cam estimates CH 274.42 0.00 0.00 0.00 274.42 0.00 11/1/2006 RNT Base Rent CH 2,058.34 0.00 0.00 0.00 2,058.34 0.00 11/1/2006 TXS Real estate tax estimate CH 133.53 0.00 0.00 0.00 133.53 0.00 12/1/2006 ESC Cam estimates CH 274.42 *? . 0.00 0.00 274.42 0.00 0.00 12/1/2006 RNT Base Rent CH 2,058.34 0.00 0.00 2,058.34 0.00 0.00 12/1/2006 TXS Real estate tax estimate CH 133.53 0.00 0.00 133.53 0.00 0.00 1/26/2007 TER TERMINATION FEE CH . 5,000.00 0.00 5,000.00 0.00 0.00 0.00 ESC Cam estimates 1,372.10 0.00 0.00 274.42 274.42 823.26 LAT LATE CHARGES 350.00 0.00 0.00 0.00 0.00 350.00 RNT Base Rent 5,171.80 0.00 0.00 2,058.34 2,058.34 1,055.12 TER TERMINATION FEE 5,000.00 0.00 5,000.00 0.00 0.00 0.00 TXS Real estate tax estimate 667.65 Q.OQ 0.00 133.53 133.53 400.59 DON S DRYCLEANER Total: 12,561.55 0.00 5,000.00 2,466.29 2,466.29 2,628.97 1370 001505 BUFFET . 2/1/2007 TXS Real estate tax estimate CH 0.18 0. l8 0.00 0.66 * 6.00 0.00 TXS Real estate tax estimate 0.18 0.18 0.00 0.00 0.00 0.00 ] GREAT WALL BUFFET Total: 0.18 0.18 0.00 0.00 0.00 0.00 8/3/2006 OCR PAYMENT TO OPEN CREDI CR 0.02 0.00 0.00 0.00 0.00 0.02 8/31/2006 PPR Prepaid Rent CR 0.02 0.00 0.00 0.00 0.00 0.02 OCR PAYMENT TO OPEN CREDIT 0.02 0.00 0.00 0.00 0.00 0.02 PPR Prepaid Rent . 0.02 0.00 0.00 0.00 0.00 0.02 BEST NAILS OF CARLISLfrTotal: 0.04 0.00 0.00 0.00 0.00 0.04 10/4/2006 CSCS60 West Coast Video has liquidated everything per Steve Schiffman. Took back possession of the space 10/19/2006. . 8/1/2006 ESC Cam estimates CH 785.42 0.00 0.00 0;00 0.00 785.42

Database: CEDARSHOPCTR
ENTITY: 1370

Aged Delinquencies
Cedar Shopping Centers
CEDAR-STONEHEDGE LLC
Date: 2/28/2007

Page: 2
Date: 3/9/2007
Time: 02:28 PM

Invoice Date	Category		Source	Amount	Current	30	60	90	120
8/1/2006	MGT	MANAGEMENT FEE	CH	154.09	0.00	0.00	0.00	0.00	154.09
8/1/2006	RNT	Base Rent	CH	3,852.20	0.00	0.00	0.00	0.00	3,852.20
8/1/2006	TXS	Real estate tax estimate	CH	401.75	0.00	0.00	0.00	0.00	401.75
8/10/2006	LAT	LATE CHARGES	CH	250.00	0.00	0.00	0.00	0.00	250.00
9/1/2006	ESC	Cam estimates	CH	785.42	0.00	0.00	0.00	0.00	785.42
9/1/2006	MGT	MANAGEMENT FEE	CH	154.09	0.00	0.00	0.00	0.00	154.09
9/1/2006	RNT	Base Rent	CH	3,852.20	0.00	0.00	0.00	0.00	3,852.20
9/1/2006	TXS	Real estate tax estimate	CH	401.75	0.00	0.00	0.00	0.00	401.75
10/1/2006	ESC	Cam estimates	CH	785.42	0.00	0.00	0.00	0.00	785.42
10/1/2006	MGT	MANAGEMENT FEE	CH	154.09	0.00	0.00	0.00	0.00	154.09
10/1/2006	RNT	Base Rent	CH	3,852.20	0.00	0.00	0.00	0.00	3,852.20
10/1/2006	TXS	Real estate tax estimate	CH	401.75	0.00	0.00	0.00	0.00	401.75
	ESC	Cam estimates		2,356.26	0.00	0.00	0.00	0.00	2,356.26
	LAT	LATE CHARGES		250.00	0.00	0.00	0.00	0.00	250.00
	MGT	MANAGEMENT FEE		462.27	0.00	0.00	0.00	0.00	462.27
	RNT	Base Rent		11,556.60	0.00	0.00	0.00	0.00	11,556.60
	TXS	Real estate tax estimate		1,205.25	0.00	0.00	0.00	0.00	1,205.25
WEST COAST VIDEO Total:				15,830.38	0.00	0.00	0.00	0.00	15,830.38
1370-001510	NELL'S MARKET			Master Occupant Id: 00001363-1		Day Due: 1	Delq Day: 10		
				45	Current		Last Payment	3/1/2007	49,064.28
8/24/2006	ESC	Cam estimates	CR	-0.06	0.00	0.00	0.00	0.00	-0.06
	ESC	Cam estimates		-0.06	0.00	0.00	0.00	0.00	-0.06
NELL'S MARKET Total:				-0.06	0.00	0.00	0.00	0.00	-0.06
1370-001512	CARLISLE COFFEE COMPANY			Master Occupant Id: 00001364-1		Day Due: 1	Delq Day: 10		
				31	Current		Last Payment	2/8/2007	3,065.34
2/1/2007	TXS	Real estate tax estimate	CH	0.02	0.02	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		0.02	0.02	0.00	0.00	0.00	0.00
CARLISLE COFFEE COMPANY Total:				0.02	0.02	0.00	0.00	0.00	0.00
1370-001516	MONRO MUFFLER BRAKE			Master Occupant Id: 00001366-1		Day Due: 1	Delq Day: 10		
				55-OP	Current		Last Payment	3/8/2007	3,383.07
9/15/2006	CSCS60	Never received August rent payment, emailed Mindi Collom, reissuing a check.							
2/1/2007	TXS	Real estate tax estimate	CH	0.02	0.02	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		0.02	0.02	0.00	0.00	0.00	0.00
MONRO MUFFLER BRAKE Total:				0.02	0.02	0.00	0.00	0.00	0.00
1370-001517	PENN LIQUOR CONT. BOARD #2110			Master Occupant Id: 00001367-1		Day Due: 1	Delq Day: 10		
				47	Current		Last Payment	1/15/2007	12,500.00
10/16/2006	CSCS60	Received check, emailed Ileana to issue a check payable to Kimco for July's rent.							
9/18/2006	CSCS60	Called Kristy, sending check in the amount of $12,500.00 for August and September rent. The payment currently applied to August rent was for July's charges. Ileana is cutting a check payable to Kimco for July's rent.							
10/5/2006	OCR	PAYMENT TO OPEN CREDI	CR	-6,250.00	0.00	0.00	0.00	0.00	-6,250.00
2/1/2007	RNT	Base Rent	CH	6,250.00	6,250.00	0.00	0.00	0.00	0.00

Database: CEDARSHOPCTR Aged Delinquencies Page: 2 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1370 CEDAR STONEHEDGE LLC Time: 02:28 PM Date: 2/28/2007 Invoice Date Category Source . Amount Current 30 60 30 120 a/1/2006 MGT 8/1/2006 RNT 8/1/2006 TXS 8/10/2006 LAT 9/1/2006 ESC 9/1/2006 MGT 9/1/2006 RNT 9/1/2006 TXS 10/1/2006 ESC 10/1/2006 MGT 10/1/2006 RNT 10/1/2006 TXS MANAGEMENT FEE . CH 154.09 Base Rent CH 3,852.20 Real estate tax estimate CH 401.75 LATE CHARGES CH 250.00 Cam estimates CH 785.42 MANAGEMENT FEE CH 154.09 Base Rent CH 3.852.20 Real estate tax estimate CH 401.75 Cam estimates CH 735.42 MANAGEMENT FEE CH 154.09 Base Rent CH 3,852.20 Real estate tax estimate CH 401.75 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 154.09 0.00 3,852.20 0.00 401.75 0.00 250.00 0.00 785.42 0.00 154.09 0.00 3,852.20 0.00 401.75 o.bo 785.42 0.00 154.09 0.00 3,852.20 0.00 401.75 ESC Cam estimates 2,356.26 0.00 0.00 0.00 0.00 2,356.26 LAT LATE CHARGES 250.00 0.00 0.00 0.00 0.00 . 250.00 MGT MANAGEMENT FEE 462.27 0.00 0.00 Q.OO 0.00 462.27 RNT Base Rent 11,556.60 0.00 0.00 0.00 0.00 11,556.60 TXS Real estate tax estimate 1,205.25 0.00 0.00 0.00 0.00 1,205.25 WEST COAST VIDEO Total: 1370 001.510; , NELL S.MARKET,.> 8/24/2006 ESC Cam estimates CR 0.00 15,830.38 . Master Occupant Id;. 00001363 1.: ,45/ ;; :Current. . : . 0.00 0.06 0,00 0.00 0.00 0.00 15,830.38 Day Due: . .1 Delq Day: . 10 LastPaymerit : . : 3/1/2007: 49,064.28 0.00 0.00 0.06 ESC Cam estimates 0.06 0.00 0.00 0.00 0.00 0.06 NELL S MARK ET Total: .1370 0015:1ZS j 0.06 0.00 0.00 0.00 0.00 0. 06 2/1/2007 TXS Real estate tax estimate CH 0.02 0.02 0.00 0.00 0.00 0.00 TXS Real estate ta x estimate 0.02 0.02 0.00 0.00 0.00 0.00 CARLISLE COFFEE COMPANY Total: 0.02 0.02 0.00 0.00 Q.OO 0.00 .1370 . ;. * ; : / .: .? ; : M. . 2 :r* i . ! , f !I : ) i !S i /i.~rt :; .3S!°Qi: Ii:fe> jv SS OfitS y!CuTOntJ:. %.v ;:i:::r .;S : :J ; st. ;S?:iv 9/2007?i? 3;383i07fii; i:i . > vXVv :ni V K*: iiife 8 9/15/2006 CSCS60 Never received August rent payment, emailed Mindi Collom, reissuing a check. 2/1/2.007 TXS Real estate tax estimate CH 0.02 0.02 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 0.02 0.02 0.00 0.00 0.00 0.00 IHONRO MUFFLER BRAKE Total: 0.02 0.02 0.00 0.00 0.00 0.00 10/16/2006 CSCS60 Received check, emailed Meana to Issue a check payable to Kimco for July s rent. 9/18/2006 CSCS60 Called Kristy, sending check in the amount of $12,500.00 for August and September rent The payment currently applied to August rent was for July s charges. Illeana is cutting a check payable to Kimco for July s rent 10/5/2006 OCR PAYMENT TO OPEN CREDI CR 6,250.00 0.00 0.00 0.00 0.00 2/1/2007 RNT Base Rent CH 6,250.00 6,250.00 0.00 0.00 0.00 6,250.00 0.00

Database: CEDARSHOPCTR Aged Delinquencies Page: 3 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 1370 CEDAR STONEHEDGE LLC Time: 02:28 PM Date: 2/28/2007 Invoice Date Category Source Amount Current 30 60 90 120 OCR PAYMENT TO OPEN CREDIT 6,250.00 0.00 0.00 0,00 0.00 6,250.00 RNT Base Rent 6,250.00 6,250.00 0.00 0.00 0.00 0.00 PENN LIQUOR CONT. BOARD #2110 Total: 0.00 . 6,250.00 0.00 0.00 0.00 6,250.00 1370 OJ315i9£ .f DAWN:& ASSOCIATE REM : %? paypiie : ? i:: DelqDay ;. tS > . . . . . v..;: ;.: . . \*. 10/16/2006 CSCS60 Called Dawn about September payment (short $63.20), sending check. 9/15/2006 CSCS60 Want to property and picked up rent check from tenant for September rent 2/1/2007 ESC Cam estimates CH 238.50 238.50 0.00 0.00 0.00 0.00 2/1/2007 MGT MANAGEMENT FEE CH 83.55 83.55 0.00 0.00 0.00 0.00 2/1/2007 RNT Base Rent CH 2,038.65 2,088.65 0.00 0.00 0.00 0.00 2/1/2007 TXS Real estate tax estimate CH 173.03 173.08 0.00 0.00 0.00 Q.OO ESC Cam estimates 238.50 238.50 0.00 0.00 0.00 0.00 MGT MANAGEMENT FEE 83.55 83.55 0.00 0.00 0.00 0.00 RNT Base Rent 2,088.65 .2,088.65 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 173.08 173.08 O.QO 0.00 0.00 0.00 DAWN & ASSOCIATES REALTY Total: 2,583.78 2,583.78 0.00 0.00 0.00 0.00 : 137JW.piKt?£J . / , V & £:; = &%; S :: M $fy jS llSliilHffitK ,: : ; 5; ;i? K v ; 10/17/2006 CSCS60 Per Joseph Macri a renewal agreement Is being negotiated and account must be current before executing. 9/1/2006 OCR PAYMENT TO OPEN CREDI CR 408.39 0.00 0.00 . 0.00 0.00 408.39 | OCR PAYMENT TO OPEN CREDIT 408.39 0.00 0.00 0.00 O.QO 408.39 | PA IND. BLIND & HANDICAPPED Total: 408.39 0.00 0.00 0.00 0.00 408.39 ESC Cam estimates 3,966.80 238.50 0.00 274.42 274.42 3,179.46 LAT LATE CHARGES 600.00 0.00 0.00 0.00 0.00 600.00 MGT MANAGEMENT FEE 545.82 83.55 0.00 0.00 0.00 462.27 OCR PAYMENT TO OPEN CREDIT 6,658.41 0.00 0.00 0.00 0.00 6,658.41 PPR Prepaid Rent 0.02 0.00 0.00 0.00 0.00 0.02 RNT Bass Rent 25,067.05 8,338.65 0.00 2,058.34 2,058.34 12,611.72 TER TERMINATION FEE 5,000.00 0.00 5,000.00 0.00 0.00 0.00 TXS Real estate tax estimate 2,046.20 173.30 0.00 133.53 133,53 1,605.84 ENJITY1370 Total: 30,567.44 8,834.00 5,000.00 2,466.29 2,466.29 11,800.86 ESC Cam estimates 3,966.80 238.50 0.00 274.42 274.42 3,179.46 LAT LATE CHARGES 600.00 0.00 0.00 0.00 0.00 600.00 MGT MANAGEMENT FEE 545.82 83.55 0.00 0.00 0.00 462.27 OCR PAYMENT TO OPEN CREDIT 6,658.41 : . 0.00 0.00 0.00 0.00 6,658.41 PPR Prepaid Rent 0,02 0.00 0.00 0.00 0.00 0.02 RNT Base Rent 25,067.05 8,338.65 0.00 2,058.34 2,058.34 12,611.72 TER TERMINATION FEE 5,000.00 0.00 5,000.00 0.00 0.00 0.00 TXS Real estate tax estimate 2,046.20 173.30 0.00 133.53 133.53 1,605.84 Grand Total: 30,567.44 8,834.00 5,000.00 2,466.29 11,800.86

Database:	CEDARSHOPCTR	Aged Delinquencies Cedar Shopping Centers CEDAR HERSHEY, LLC Date: 2/28/2007	Page: Date: Time:	1 3/9/2007 02:28 PM
ENTITY:	0620			

Invoice Date	Category		Source	Amount	Current	30	60	90	120
0620-000963		JOE MARI & VINCENT SCHIANO		Master Occupant Id: 00000934-1			Day Due: 1	Delq Day:	
		JOE MARI		09	Current		Last Payment:	2/14/2007	2,840.00
		(717) 545-9202							
2/12/2007	TXS	Real estate tax estimate	CH	114.12	114.12	0.00	0.00	0.00	0.00
2/12/2007	TXY	Annual Real Estate Taxes	CH	39.49	39.49	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		114.12	114.12	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		39.49	39.49	0.00	0.00	0.00	0.00
JOE MARI & VINCENT SCHIANO Total:				153.61	153.61	0.00	0.00	0.00	0.00
0620-000964		HOLIDAY HAIR #006		Master Occupant Id: 00000935-1			Day Due: 1	Delq Day:	
				03	Current		Last Payment:	2/14/2007	2,304.00
		(888) 880-7778							
10/19/2006	WAT	WATER/SEWER	CH	20.33	0.00	0.00	0.00	0.00	20.33
2/12/2007	TXS	Real estate tax estimate	CH	155.90	155.90	0.00	0.00	0.00	0.00
2/12/2007	TXY	Annual Real Estate Taxes	CH	355.13	355.13	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		155.90	155.90	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		355.13	355.13	0.00	0.00	0.00	0.00
	WAT	WATER/SEWER		20.33	0.00	0.00	0.00	0.00	20.33
HOLIDAY HAIR #006 Total:				531.36	511.03	0.00	0.00	0.00	20.33
0620-000977		BETHANY LE AND LOAN LE		Master Occupant Id: 00000943-1			Day Due: 1	Delq Day:	
		BETHANY LE		02	Current		Last Payment:	1/30/2007	2,559.97
		(717) 571-7274							
2/12/2007	TXS	Real estate tax estimate	CH	80.38	80.38	0.00	0.00	0.00	0.00
2/12/2007	TXY	Annual Real Estate Taxes	CH	187.18	187.18	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		80.38	80.38	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		187.18	187.18	0.00	0.00	0.00	0.00
BETHANY LE AND LOAN LE Total:				267.56	267.56	0.00	0.00	0.00	0.00
0620-001191		GIANT FOOD STORES, LLC #279		Master Occupant Id: 00001130-1			Day Due: 1	Delq Day:	5
		DEBORAH K. ALLEMAN		11	Current		Last Payment:	2/27/2007	77,898.75
		(717) 240-7557							
12/28/2006	OCR	PAYMENT TO OPEN CREDI	CR	-0.05	0.00	0.00	-0.05	0.00	0.00
1/4/2007	OCR	PAYMENT TO OPEN CREDI	CR	-42.25	0.00	-42.25	0.00	0.00	0.00
2/7/2007	OCR	PAYMENT TO OPEN CREDI	CR	-42.25	-42.25	0.00	0.00	0.00	0.00
2/27/2007	ESC	Cam estimates	CR	-42.25	-42.25	0.00	0.00	0.00	0.00
2/27/2007	ESC	Cam estimates	CR	-5,416.67	-5,416.67	0.00	0.00	0.00	0.00
2/27/2007	PPR	Prepaid Rent	CR	-72,439.83	-72,439.83	0.00	0.00	0.00	0.00
	ESC	Cam estimates		-5,458.92	-5,458.92	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-84.55	-42.25	-42.25	-0.05	0.00	0.00
	PPR	Prepaid Rent		-72,439.83	-72,439.83	0.00	0.00	0.00	0.00
GIANT FOOD STORES, LLC #279 Total:				-77,983.30	-77,941.00	-42.25	-0.05	0.00	0.00
0620-001208		TB SANDALWOOD INC.-QUIZNOS		Master Occupant Id: 00001143-1			Day Due: 1	Delq Day:	5
		TARA MORRISEY		07	Inactive		Last Payment:	11/22/2005	3,750.00
11/22/2005	RNT	Base Rent	CR	-3,750.00	0.00	0.00	0.00	0.00	-3,750.00

Database: CEDARSHOPCTR Aged Delinquencies Page: 1 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 0620 CEDAR HERSHEY, LLC Time: 02:28 PM Data: 2/28/2007 Invoice Data Category . Source Amount Current 30 60 90 120 . 0620 000963: v JOE Nrai.SyiNCEN SCHWKiq; :: . / MasterX3ccup n(ld:; OOOOJ:)93f IV . .. . Da Due::,r ;, i: ,Delq0ayr:u ..;:. ... . . .,. . : . . ; .;., i; \ .JOEJMARlif. v,;;:. : ? . . . 1t ::tasl Paynieite/ 2/14/2007:: 2 ,84a.00:: :. . ..;,, ,< ;.,. 7i7):54 92q2: ;x;::; g:;; o; ;i i : : ; * : .: ? /: : : V SiSf *:; t! / :. . 2/12/2007 TXS Real estate tax estimate CH 114.12 114.12 0.00 6.00 0.00 0.00 2/12/2007 TXY Annual Real Estate Taxes CH 39.49 39.49 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 114.12 114.12 0.00 0.00 0.00 0.00 TXY Annual Real Estate Taxes 39.49 39.49 0.00 0.00 0.00 0.00 JOE MARI & VINCENT SCHIANO Total: 153.61 153.61 0.00 0.00 0.00 0.00 \.062b q00964ft|$::: ;H :: 7; K;V :;\ . .v V .... /: f;.~ i;. /: :(8B8V88ff777#v;;%: . i;: 10/19/2006 WAT WATER/SEWER CH 20.33 o.oo ~ o.oo o.oo o.bo 20.33 2/12/2007 TXS Real estate tax estimate CH 155.90 155.90 0.00 0.00 0.00 0.00 2/12/2007 TXY Annual Real Estate Taxes CH 355.13 355.13 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 155.90 : 155.90 0.00 . 0.00 0.00 0.00 TXY Annual Real Estate Taxes 355.13 355.13 0.00 0.00 0.00 0.00 WAT WATER/SEWER 20.33 O.OQ 0.00 0.00 0 00 20.33 HOLIDAY HAIR #006 Total: 531.36 511.03 0.00 0.00 0.00 20.33 0626 6o09Z7: }l?:;;;C1BEt :V 4: f A; : BETTHANY J, l lift S / >: i ufent * iH VdV fS r f 3 i y: 20 , 9] . . VlSil A r 2/12/2007 TXS Real estate tax estimate CH 80.38 80.38 0.00 0.00 0.00 0.00 2/12/2007 TXY Annusl Real Estate Taxes CH 187.18 187.18 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 80.38 80.38 0.00 0.00 0.00 0.00 _. TXY Annual Real Estate Taxes 167.18 187.18 0.00 0.00 0.00 Q.OO BETHANY LE AND LOAN LE Total: 267.56 267.56 0.00 0.00 0.00 0.00 V ;:.0620r001t9¥gK:W .. . .. ; . V V rX riDEBOI K;$£iftS <: 2J27/20Q7. .77,898.75 ;; :;v.:!;; f;:./::D} i Mps?s» : 12/28/2006 OCR PAYMENT TO OPEN CREDI CR 0.05 0.00 0.00 0.05 0.00 0.00 1/4/2007 OCR PAYMENT TO OPEN CREDI CR 42.25 0.00 42.25 0.00 0.00 0.00 2/7/2007 OCR PAYMENT TO OPEN CREDI CR 42.25 42.25 0.00 0.00 0.00 0.00 2/27/2007 ESC Cam estimates CR 42.25 42.25 0.00 0.00 0.00 0.00 2/27/2007 ESC Cam estimates CR 5,416.67 5,416.67 0.00 0.00 0.00 0.00 2/27/2007 PPR Prepaid Rent CR 72,439.83 72,439.83 0.00 0.00 0.00 0.00 ESC Cam estimates 5,458.92 5,458.92 0.00 0.00 0.00 0.00 OCR PAYMENT TO OPEN CREDIT 84.55 42.25 42.25 0.05 0.00 0,00 PPR Prepaid Rent 72,439.83 72,439.83 0.00 Q.QQ 0.00 0.00 GIANT FOOD STORES, LLC #279 Total: 77,983.30 77,941.00 42.25 0.05 0.00 6.00 £: Offid opi26|s.;! : . : .. ;,,;.:. : ::;;;; wvjl;Jwt||it|R| ; 11/22/2005 RNT Base Rent CR 3,750.00 0.00 0.00 0.00 3,750.00

Invoice Date	Category		Source	Amount	Current	30	60	90	120
	RNT	Base Rent		-3,750.00	0.00	0.00	0.00	0.00	-3,750.00
	TB SANDALWOOD INC.-QUIZNOS Total:			-3,750.00	0.00	0.00	0.00	0.00	-3,750.00
0620-001255	**PET VALU INTERNATIONAL, INC.**		Master Occupant Id: 00001182-1			Day Due: 1	Delq Day: 5		
	SAMUEL J. PATTON		08	Current		Last Payment:		3/1/2007	4,102.50
	(905) 946-1200 ext 3557								
2/12/2007	TXS	Real estate tax estimate	CH	188.12	188.12	0.00	0.00	0.00	0.00
2/12/2007	TXY	Annual Real Estate Taxes	CH	364.41	364.41	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		188.12	188.12	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		364.41	364.41	0.00	0.00	0.00	0.00
	PET VALU INTERNATIONAL, INC. Total:			552.53	552.53	0.00	0.00	0.00	0.00
0620-001410	**JING SHENG JIANG/CHAO LIN**		Master Occupant Id: 00001275-1			Day Due: 1	Delq Day: 5		
	JING SHENG JIANG		05	Current		Last Payment:		2/27/2007	375.70
	(646) 510-2653								
2/27/2007	TXS	Real estate tax estimate	CR	-31.97	-31.97	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		-31.97	-31.97	0.00	0.00	0.00	0.00
	JING SHENG JIANG/CHAO LIN Total:			-31.97	-31.97	0.00	0.00	0.00	0.00
0620-001413	**CELLCO PARTNERS-VERIZON**		Master Occupant Id: 00001277-1			Day Due: 1	Delq Day: 5		
	JIM THOMASSON		01	Current		Last Payment:		2/7/2007	3,710.26
	(813) 246-3391								
2/12/2007	TXS	Real estate tax estimate	CH	110.44	110.44	0.00	0.00	0.00	0.00
2/12/2007	TXY	Annual Real Estate Taxes	CH	288.92	288.92	0.00	0.00	0.00	0.00
	TXS	Real estate tax estimate		110.44	110.44	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		288.92	288.92	0.00	0.00	0.00	0.00
	CELLCO PARTNERS-VERIZON Total:			399.36	399.36	0.00	0.00	0.00	0.00
	ESC	Cam estimates		-5,458.92	-5,458.92	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-84.55	-42.25	-42.25	-0.05	0.00	0.00
	PPR	Prepaid Rent		-72,439.83	-72,439.83	0.00	0.00	0.00	0.00
	RNT	Base Rent		-3,750.00	0.00	0.00	0.00	0.00	-3,750.00
	TXS	Real estate tax estimate		616.99	616.99	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		1,235.13	1,235.13	0.00	0.00	0.00	0.00
	WAT	WATER/SEWER		20.33	0.00	0.00	0.00	0.00	20.33
	ENTITY 0620 Total:			-79,860.85	-76,088.88	-42.25	-0.05	0.00	-3,729.67
	ESC	Cam estimates		-5,458.92	-5,458.92	0.00	0.00	0.00	0.00
	OCR	PAYMENT TO OPEN CREDIT		-84.55	-42.25	-42.25	-0.05	0.00	0.00
	PPR	Prepaid Rent		-72,439.83	-72,439.83	0.00	0.00	0.00	0.00
	RNT	Base Rent		-3,750.00	0.00	0.00	0.00	0.00	-3,750.00
	TXS	Real estate tax estimate		616.99	616.99	0.00	0.00	0.00	0.00
	TXY	Annual Real Estate Taxes		1,235.13	1,235.13	0.00	0.00	0.00	0.00
	WAT	WATER/SEWER		20.33	0.00	0.00	0.00	0.00	20.33
		Grand Total:		-79,860.85	-76,088.88	-42.25	-0.05	0.00	-3,729.67

Database: CEDARSHOPCTR Aged Delinquencies Page: 2 Cedar Shopping Centers Date: 3/9/2007 ENTITY: 0620 CEDAR HERSHEY. LLC Time: 02:28 PM Date: 2/28/2007 Invoice Date Category Source Amount Current 30 50 90 120 RNT Base Rent 3,750.00 0.00 0.00 0.00 0.00 3,750.00 TB SANDALWOOD INC. QUIZNOS Total: 3,750.00 0.00 . 0.00 0.00 0.00 3,750.00 0620 0012§5>:;V/ £ DelqDay: . 5 . . ; ; :. \; :;S iy; l«|ja // L|st Payment: : 3/1/2007 4,102.50 ; :: ;. ifii : <905}£ 12 ; :>::. :: ,. : 2/12/2007 TXS Real estate tax estimate CH 188.12 188.12 0.00 0.00 0.00 0.00 2/12/2007 TXY Annual Real Estate Taxes CH 364.41 364.41 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 188.12 188.12 0.00 0.00 0.00 0.00 TXY Annual Real Estate Taxes 364.41 364.41 0.00 0.00 0.00 0.00 PET VALU INTERNATIONAL, INC. Total: 552.53 552.53 0.00 0.00 0.00 0.00 . 0620 0014£b ,f;PjiN 2/27/2007: : 375:70:.. Z 27/2007 TXS Real estate tax estimate CF? ~ 3Y.97 : 33.97 0.00 oioo 0.00 0.00 | TXS Real estate tax estimate 31.97 31.97 .0.00 0.00 0.00 0.00 j JING SHENG JIANG/CHAO LIN Total: 31.97 31.97 0.00 0.00 0.00 0.00 .. 01320 141$ ... ; : . :: :..:: ?;;?;:::v: JIM tHOMA5 ||;f?SI5:5S: |ESSSllSl i>7Curfenf;*iL : ;; >l :?,71Qi26 .. . : ..,::. ; U te sial frSJ IlllllPlf; I r . i : 7 ~ : : ;; :. 2/12/2007 TXS Real estate tax estimate CH~ m44 110.44 0.00 0.00 0.00 0.00 2/12/2007 TXY Annual Real Estate Taxes CH 288.92 288.92 0.00 0.00 0.00 0.00 TXS Real estate tax estimate 110.44 110.44 0.00 0.00 0.00 0.00 TXY Annual Real Estate Taxes 288.92 288.92 0.00 0.00 0.00 0.00 CELLCO PARTNERS VERIZON Total: 399.36 399.36 0.00 0.00 0.00 0.00 ESC Cam estimates 5,458.92 5,458.92 0.00 0.00 0.00 0.00 OCR PAYMENT TO OPEN CREDIT 84.55 42.25 12.25 0.05 0.00 0.00 PPR Prepaid Rent 72,439.83 72,439.83 0.00 0.00 0.00 O.OQ RNT Base Rent 3,750.00 0.00 0.00 0.00 0.00 3,750.00 TXS Real estate tax estimate 616.99 616.99 0.00 0.00 0.00 0.00 TXY Annual Real Estate Taxes 1,235.13 1,235.13 0.00 0.00 0.00 0.00 WAT WATER/SEWER 20.33 0.00 0.00 0.00 Q.OQ 20.33 ENTITY 0620 Total: 79,860.85 76,088.88 42.25 0.05 0.00 3,729.67 ESC Cam estimates 5,458.92 5,458.92 0.00 0.00 0.00 O.OQ OCR PAYMENT TO OPEN CREDIT 84.55 42.25 42.25 0.05 0.00 0.00 PPR Prepaid Rent 72,439.83 72,439.83 0.00 0.00 0.00 0.00 RNT Base Rent 3,750.00 0.00 0.00 0.00 0.00 3,750.00 TXS Real estate tax estimate 616.99 616.99 0.00 0.00 .0.00 0.00 TXY Annual Real Estate Taxes 1,235.13 1,235.13 0.00. 0.00 0.00 0,00 WAT WATER/SEWER 20.33 O.QQ 0.00 OOO OOP 20.33 Grand Total: 79,860.85 76,088.88 42.25 0.05 0.00 3,729.67